UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-01)

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GSI COMMERCE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.

☑	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.01 per share

2)	Aggregate number of securities to which transaction applies:

82,858,478 shares of Common Stock (includes 72,390,952 shares outstanding, including restricted shares, 1,356,676 shares of Common Stock underlying options, restricted stock units with respect to 4,098,350 shares of Common Stock, 12,500 shares of Common Stock underlying warrants, and 5,000,000 shares of Common Stock issuable upon the conversion of outstanding convertible notes ).

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based upon the sum of (A) 72,390,952 shares of Common Stock, including restricted shares, multiplied by $29.25 per share; (B) 1,356,676 shares of Common Stock underlying options with exercise prices below $29.25 multiplied by $17.154 (which is the difference between $29.25 and the weighted average exercise price of $12.096 per share); (C) restricted stock units with respect to 4,098,350 shares of Common Stock multiplied by $29.25 per share; (D) 12,500 shares of Common Stock underlying warrants multiplied by $23.95 (which is the difference between $29.25 and the purchase price of $5.30 per share); and (E) 5,000,000 shares of Common Stock issuable upon the conversion of convertible notes multiplied by $29.25 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.00011610 by the sum of the preceding sentence.

4)	Proposed maximum aggregate value of transaction:

$2,407,133,879

5)	Total fee paid:

$279,468.24

☐     Fee paid previously with preliminary materials.

☐     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

     , 2011
Dear Stockholder:

You are cordially invited to attend the special meeting of the stockholders of GSI Commerce, Inc., a Delaware corporation (“GSI”), which will be held at                                                   , King of Prussia, Pennsylvania                   , on                  ,                         , 2011, at 9:00 a.m, local time.

On March 27, 2011, we entered into a merger agreement providing for the acquisition of GSI by eBay Inc., a Delaware corporation (“eBay”). If the acquisition is completed, you will be entitled to receive $29.25 per share in cash, without interest and less any applicable withholding taxes, for each share of GSI common stock you own. The total amount expected to be paid in the merger in respect of our outstanding common stock and vested equity awards is approximately $2.2 billion.  At the special meeting, you will be asked to adopt the merger agreement, which contemplates the merger of a wholly-owned subsidiary of eBay with and into GSI, as a result of which GSI will become a wholly-owned subsidiary of eBay.

In connection with the merger, our Board of Directors formed a special committee of the Board of Directors composed of independent directors to, among other things, evaluate and make a recommendation to our Board of Directors with respect to the merger.  The special committee and our Board of Directors (acting upon the unanimous recommendation of the special committee), with the exception of Michael G. Rubin and Mark S. Menell, both of whom recused themselves from the Board of Directors’ vote on the merger, after careful consideration, have unanimously approved the merger agreement and the merger, and have determined that the merger agreement and the merger are advisable, fair to and in the best interests of the holders of GSI common stock. Therefore, the special committee and our Board of Directors (other than Messrs. Rubin and Menell, who recused themselves) unanimously recommend that you vote “FOR” the adoption of the merger agreement.

In considering the recommendation of the special committee and the Board of Directors, you should be aware that Mr. Rubin, our chairman of the board, president and chief executive officer, has certain interests in the merger that are different from, and in addition to, the interests of our stockholders generally.  NRG Commerce, LLC (“NRG”), a Delaware limited liability company wholly-owned by Mr. Rubin, is a party to a stock purchase agreement, dated as of March 27, 2011, with eBay (the “purchase agreement”), pursuant to which eBay has agreed to sell all or a portion of the equity interests of certain subsidiaries of GSI to NRG immediately after the completion of the merger on the terms and subject to the conditions set forth in the purchase agreement (including the condition that the merger has been completed).  In addition, NRG will enter into a secured loan agreement with GSI pursuant to which GSI, which will be an affiliate of eBay at the time the agreement is entered into, will lend NRG funds to finance a substantial portion of the purchase price for such divestiture transaction on the terms and subject to the conditions set forth in the loan agreement.  The closing of the merger is not subject to, or dependent upon, the closing of the divestiture transaction, and the special committee and the Board of Directors have not made any recommendation with regard to the divestiture transaction.  In addition, in considering the recommendation of the special committee and the Board of Directors, you should be aware that the other directors and executive officers of GSI have certain other interests in the merger that are different from, and in addition to, the interests of our stockholders generally.  The accompanying proxy statement includes additional information regarding interests of Mr. Rubin and other directors and executive officers of GSI that are different from, and in addition to, the interests of our stockholders generally.

The proxy statement attached to this letter provides you with information about the proposed merger and the special meeting. We encourage you to read the entire proxy statement carefully because it explains the proposed merger, the documents related to the merger and other related matters, including the conditions to the completion of the merger. You may also obtain more information about GSI from documents we have filed with the Securities and Exchange Commission.

Your vote is very important, regardless of the number of shares of GSI common stock you own. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of holders of at least a majority of the outstanding shares of our common stock entitled to vote. If you fail to vote on the adoption of the merger agreement, the effect will be the same as a vote against the adoption of the merger agreement.

If your shares of GSI common stock are held in street name by your broker, dealer, commercial bank, trust company or other nominee, your broker, dealer, commercial bank, trust company or other nominee will be unable to vote your shares of GSI common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee as to how to vote your shares of GSI common stock, following the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your broker, dealer, commercial bank, trust company or other nominee to vote your shares of GSI common stock “FOR” the adoption of the merger agreement will have the same effect as voting against the adoption of the merger agreement.

Please do not send your GSI common stock certificates to us at this time.  If the merger is completed, you will be sent instructions regarding surrender of your certificates.

Whether or not you expect to attend the special meeting in person, we urge you to submit your proxy as promptly as possible (1) through the Internet, (2) by telephone or (3) by marking, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. If you receive more than one proxy card because you own shares that are registered differently, please vote all of your shares shown on all of the proxy cards.

If you are a stockholder of record of GSI, voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

We look forward to seeing you at the special meeting.

Sincerely,

Ronald D. Fisher
Lead Director and Member of the Special Committee

                           , 2011

This proxy statement is dated                     , 2011 and is first being mailed to GSI stockholders on or about                      , 2011.

GSI COMMERCE, INC.
935 First Avenue
King of Prussia, PA 19406
Telephone number: (610) 491-7000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD                               , 2011

A special meeting of the stockholders of GSI Commerce, Inc., a Delaware corporation (“GSI”), will be held at                                                         , King of Prussia, PA         , on                         , 2011, at 9:00 a.m, local time, for the following purposes:

1.  To consider and vote upon a proposal to adopt the Agreement and Plan of Merger (the “merger agreement”), dated as of March 27, 2011, among GSI, eBay Inc.(“eBay”), and Gibraltar Acquisition Corp., a wholly-owned subsidiary of eBay (“Merger Sub”), which contemplates the merger of Merger Sub with and into GSI, with GSI continuing as the surviving corporation. Pursuant to the merger agreement, each share of common stock of GSI outstanding immediately prior to the effective time of the merger (other than shares held by eBay, GSI or any of their subsidiaries and by stockholders, if any, who validly perfect their appraisal rights under Delaware law) will be converted into the right to receive $29.25 per share in cash, without interest and less any applicable withholding taxes.

2.  To consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement referred to in Proposal 1 set forth above.

3.  To transact such other business as may properly come before the special meeting or any adjournments of the special meeting.

For more information about the merger, please review the accompanying proxy statement and the merger agreement attached thereto as Appendix A.

In connection with the merger, our Board of Directors formed a special committee of the Board of Directors composed of independent directors to, among other things, evaluate and make a recommendation to our Board of Directors with respect to the merger.  The special committee and our Board of Directors (acting upon the unanimous recommendation of the special committee), with the exception of Michael G. Rubin and Mark S. Menell, both of whom recused themselves from the Board of Directors’ vote on the merger, after careful consideration, have unanimously approved the merger agreement and the merger, and have determined that the merger agreement and the merger are advisable, fair to and in the best interests of the holders of GSI common stock. Therefore, the special committee and our Board of Directors (other than Messrs. Rubin and Menell who recused themselves) unanimously recommend that you vote “FOR” the adoption of the merger agreement.

In considering the recommendation of the special committee and the Board of Directors, you should be aware that Mr. Rubin, our chairman of the board, president and chief executive officer, has certain interests in the merger that are different from, and in addition to, the interests of our stockholders generally.  NRG Commerce, LLC (“NRG”), a Delaware limited liability company wholly-owned by Mr. Rubin, is a party to a stock purchase agreement, dated as of March 27, 2011, with eBay (the “purchase agreement”), pursuant to which eBay has agreed to sell all or a portion of the equity interests of certain subsidiaries of GSI to NRG immediately after the completion of the merger on the terms and subject to the conditions set forth in the purchase agreement (including the condition that the merger has been completed).  In addition, NRG will enter into a secured loan agreement with GSI pursuant to which GSI, which will be an affiliate of eBay at the time the agreement is entered into, will lend NRG funds to finance a substantial portion of the purchase price for such divestiture transaction on the terms and subject to the conditions set forth in the loan agreement.  The closing of the merger is not subject to, or dependent upon, the closing of the divestiture transaction, and the special committee and the Board of Directors have not made any recommendation with regard to the divestiture transaction.  In addition, in considering the recommendation of the special committee and the Board of Directors, you should be aware that the other directors and executive officers of GSI have certain other interests in the merger that are different from, and in addition to, the interests of our stockholders generally.  The accompanying proxy statement includes additional information regarding interests of Mr. Rubin and other directors and executive officers of GSI that are different from, and in addition to, the interests of our stockholders generally.

Your vote is very important, regardless of the number of shares of stock that you own. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of GSI common stock that are entitled to vote at the special meeting. The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of GSI common stock that are present and entitled to vote at the special meeting, whether or not a quorum is present.

Only holders of record of shares of GSI common stock at the close of business on                              , 2011, the record date for the special meeting, are entitled to notice of the special meeting and to vote at the special meeting and at any adjournment of the special meeting.  All stockholders of record are cordially invited to attend the special meeting in person.

Whether or not you expect to attend the special meeting in person, we urge you to submit your proxy as promptly as possible (1) through the Internet, (2) by telephone or (3) by marking, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. Prior to the vote, you may revoke your proxy in the manner described in the proxy statement. Your failure to vote will have the same effect as a vote against the adoption of the merger agreement.

Stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of GSI common stock if the merger is completed, but only if they perfect their appraisal rights by complying with all of the required procedures under Delaware law, which are summarized in the accompanying proxy statement.

By Order of the Board of Directors,

Paul D. Cataldo
Secretary

                     , 2011

SUMMARY VOTING INSTRUCTIONS

Ensure that your shares of GSI common stock can be voted at the special meeting by submitting your proxy or contacting your broker, dealer, commercial bank, trust company or other nominee.

If your shares of GSI common stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee: check the voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which voting options are available or contact your broker, dealer, commercial bank, trust company or other nominee in order to obtain directions as to how to ensure that your shares of GSI common stock are voted at the special meeting.

If your shares of GSI common stock are registered in your name: submit your proxy as soon as possible by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of GSI common stock can be voted at the special meeting.

Instructions regarding telephone and Internet voting are included on the proxy card.

The failure to vote will have the same effect as a vote against the proposal to adopt the merger agreement. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the proposal to adopt the merger agreement and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy material, please call Georgeson Inc.
at the phone numbers listed below.

199 Water Street, 26th Floor
New York, NY 10038
Banks and Brokers Call: (212) 440-9800
All Others Toll Free: (866) 628-6021

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Page

SUMMARY	1

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	10

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	14

CONSIDERATIONS RELATING TO THE PROPOSED MERGER	15

PARTIES INVOLVED IN THE PROPOSED TRANSACTION	16

THE SPECIAL MEETING	17

General Information	17
Record Date, Quorum and Voting Power	17
Vote Required for Approval	17
Voting by Directors and Executive Officers	18
Proxies; Revocation	18
Adjournments	18
The Proxy Solicitation	19
Attending the Special Meeting	19
Questions and Additional Information	19

THE MERGER	20

Background of the Merger	20
Reasons for the Merger; Recommendation of Our Board of Directors and Special Committee	32
Opinion of Morgan Stanley & Co. Incorporated	36
Financing	44
Certain Effects of the Merger	44
Interests of GSI's Directors and Executive Officers in the Merger	46
Regulatory Matters	56
Material U.S. Federal Income Tax Consequences	57
Litigation Related to the Merger	58
Dissenters' Rights of Appraisal	59

TERMS OF THE MERGER AGREEMENT	62

General; The Merger	62
When the Merger Becomes Effective	62
Consideration to be Received Pursuant to the Merger; Treatment of Stock Options, Restricted Shares and Restricted Stock Unit Awards	62
Common Stock	62
Options	63
Restricted Stock Units	63
Payment for Company Common Stock in the Merger	64
Representations and Warranties	64
Conduct of Business Pending the Merger	66
Solicitation of Acquisition Proposals	68
Board of Directors’ Recommendation and Actions; Special Meeting of the Company's Stockholders and Company Actions	70
Conditions to the Completion of the Merger	71
Termination of the Merger Agreement	72
Termination Fees Payable by the Company	73
Expenses	74
Remedies	74

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Other Covenants	74
Amendments; Waivers	75

VOTING AND SUPPORT AGREEMENTS	76

Voting Arrangements and Related Provisions	76
Termination	76

PROJECTED FINANCIAL INFORMATION AND SENSITIVITY ANALYSIS	77

PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS	79

MARKETS AND MARKET PRICE	80

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	81

FUTURE STOCKHOLDER PROPOSALS	85

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION	86

Appendix A - Merger Agreement

Appendix B - Morgan Stanley Opinion

Appendix C - Section 262 of the General Corporation Law of the State of Delaware

Appendix D - Form of Rubin Voting and Support Agreement

Appendix E - Form of D&O Voting and Support Agreements

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SUMMARY

The following summary highlights selected information in this proxy statement regarding substantive matters about the merger, the merger agreement and the special meeting and may not contain all the information that may be important to you.  Accordingly, we encourage you to read carefully this entire proxy statement, its appendices and the documents referred to or incorporated by reference in this proxy statement.  Each item in this summary includes a page reference directing you to a more complete description of that topic.  See “Where Stockholders Can Find More Information.”

In this proxy statement, the terms “we,” “us,” “our,” “GSI” and the “Company” refer to GSI Commerce, Inc. and, where appropriate, its subsidiaries. We refer to eBay Inc. as “eBay”; and Gibraltar Acquisition Corp. as “Merger Sub.” We refer to the United States as “U.S.”  When we refer to the “merger agreement” we mean the Agreement and Plan of Merger, dated as of March 27, 2011, among GSI, eBay and Merger Sub. We refer to the proposed merger of Merger Sub with and into GSI as the “merger.”

This proxy statement is first being mailed to stockholders on or about                               , 2011.

•	The Parties to the Merger (Page 16)

GSI Commerce, Inc.
935 First Avenue
King of Prussia, PA 19406
Telephone number: (610) 491-7000

GSI operates a network of businesses to enable enterprise clients to maximize their opportunities in the digital channel. GSI operates three business segments: Global e-Commerce Services, Global Marketing Services and Consumer Engagement. Each business segment offers products and services that are, or aim to be, market leaders in their respective areas on a stand-alone basis, but that also complement each other, which allows for cross-selling within and between businesses. The combination of these segments provides a unique view into the digital channel and gives GSI insight into customer and transaction lifecycles, as well as multi-channel activities. The Company provides products and services to over 2,000 brands globally, including Toys ‘R’ Us®, the National Football League®, Aeropostale®, Polo Ralph Lauren®, Dick’s Sporting Goods®, Dell® and Estee Lauder®.   GSI’s worldwide workforce included approximately 5,300 employees as of January 17, 2011.

Detailed descriptions of GSI’s business and financial results are contained in our Form 10-K for the fiscal year ended January 1, 2011, which is incorporated by reference into this proxy statement. See “Where Stockholders Can Find More Information” beginning on page 86 of this proxy statement.

eBay Inc.
2145 Hamilton Avenue
San Jose, California 95125
Telephone number: (408) 376-7400

eBay connects millions of buyers and sellers globally on a daily basis through eBay, the world's largest online marketplace, and PayPal, which enables individuals and businesses to securely, easily and quickly send and receive online payments. eBay also reaches millions through specialized marketplaces such as StubHub, the world's largest ticket marketplace, and eBay classifieds sites, which together have a presence in more than 1,000 cities around the world. eBay Inc. and its subsidiaries employed approximately 17,700 people (including temporary employees), approximately 11,100 of whom are located in the U.S as of December 31, 2010.

Gibraltar Acquisition Corp., a newly-formed Delaware corporation, was formed by eBay for the sole purpose of entering into the merger agreement and completing the merger contemplated by the merger agreement. Merger Sub is wholly-owned by eBay and has not engaged in any business except in anticipation of the merger.

•	The Proposed Transaction (Page 20)

You are being asked to vote to adopt the merger agreement, pursuant to which GSI will be acquired by eBay. The acquisition will be effected by the merger of Merger Sub, a wholly-owned subsidiary of eBay, with and into GSI, with GSI surviving as a wholly-owned subsidiary of eBay. At the effective time of the merger, each issued and outstanding share of our common stock (other than shares held by GSI, eBay, Merger Sub or any of their subsidiaries and shares held by stockholders, if any, who validly perfect their appraisal  rights under Delaware law) will be converted into the right to receive $29.25 per share in cash, without interest and less any applicable withholding taxes, which we refer to in this proxy statement as the “merger consideration.” The total amount expected to be paid in the merger in respect of our outstanding common stock and vested equity awards is approximately $2.2 billion.

The parties currently expect to complete the merger in the third quarter of 2011, subject to satisfaction of the conditions described under “Terms of the Merger Agreement — Conditions to the Completion of the Merger” beginning on page 71.

A copy of the merger agreement is attached as Appendix A to this proxy statement. You are encouraged to read the merger agreement carefully in its entirety because it is the legal agreement that governs the merger.

•	Treatment of Restricted Stock, Options and Restricted Stock Unit Awards (Page 63)

The merger agreement provides that:

•
to the extent that any outstanding shares of GSI’s common stock are unvested or subject to a repurchase option, risk of forfeiture or other condition as of the effective time of the merger, each such share will be converted into a right to receive $29.25 per share in cash, without interest and less any applicable withholding taxes, at the effective time of the merger, which right will remain unvested and subject to the same repurchase option, risk of forfeiture or other condition previously applicable to the respective shares, and need not be paid until such time as such repurchase option, risk of forfeiture or other condition lapses or otherwise terminates;

•
each outstanding stock option of GSI, to the extent vested immediately prior to the effective time of the merger, including the options that will vest contingent upon consummation of the merger, will be terminated and converted into the right to receive an amount in cash (subject to any applicable withholding taxes) equal to (i) the number of shares of GSI common stock underlying the option multiplied by (ii) the difference between (A) $29.25, and (B) the exercise price per share of such option; and

•
each outstanding stock option to acquire shares of GSI common stock, to the extent unvested immediately prior to the effective time of the merger, will be converted into an option to purchase eBay common stock in an amount equal to (i) the number of shares of GSI common stock underlying such option immediately prior to the effective time of the merger, multiplied by (ii) a “conversion ratio” equal to (A) $29.25 divided by (B) the average of the closing sale prices of a share of eBay common stock as reported on NASDAQ for each of the ten consecutive trading days immediately preceding the closing date of the merger, rounding the resulting number down to the nearest whole number of shares of eBay common stock.  The per share exercise price for the eBay common stock issuable upon exercise of each such unvested GSI stock option converted into an option to purchase eBay common stock will be equal to (i) the per share exercise price of the GSI common stock subject to such unvested GSI option, as in effect immediately prior to the effective time of the merger, divided by (ii) the conversion ratio, rounding up to the nearest whole cent.

The merger agreement provides that:

•
each restricted stock unit of GSI, to the extent vested immediately prior to the effective time of the merger, will be converted into the right to receive an amount in cash (subject to any applicable withholding taxes) equal to (i) the number of shares of GSI common stock underlying the restricted stock unit multiplied by (ii) $29.25; and

•
each restricted stock unit of GSI, to the extent unvested immediately prior to the effective time of the merger, will be converted into a restricted stock unit representing the right to receive the number of shares of eBay common stock equal to (i) the number of shares of GSI common stock subject to such restricted stock unit immediately prior to the effective time of the merger, multiplied by (ii) the conversion ratio, rounding down the product to the nearest whole number of shares of eBay common stock.

The total amount expected to be paid in respect of restricted stock, vested stock options and restricted stock units of GSI that will vest prior to the effective time is approximately $50.2 million.

•	Recommendation of our Board of Directors and Special Committee (Page 32)

In connection with the merger, our Board of Directors formed a special committee of the Board of Directors composed of certain independent directors to, among other things, evaluate and make a recommendation to our Board of Directors with respect to the merger.  The special committee consisted of the following independent directors: M. Jeffrey Branman, Michael J. Donahue, Ronald D. Fisher, and Jeffrey F. Rayport.  The special committee and our Board of Directors (acting upon the unanimous recommendation of the special committee), with the exception of Michael G. Rubin and Mark S. Menell, both of whom recused themselves from the Board of Directors’ vote on the merger, after careful consideration, have unanimously: (i) determined that the merger agreement and the merger, are advisable, fair to and in the best interests of the holders of GSI common stock, (ii) approved and declared advisable the execution, delivery and performance of the merger agreement and the merger, (iii) recommended that our stockholders vote “FOR” adoption of the merger agreement, and (iv) recommended that the our stockholders vote “FOR” the approval of any proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies in the event that there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

In considering the recommendation of the special committee and the Board of Directors, you should be aware that Mr. Rubin, our chairman of the board, president and chief executive officer, has certain interests in the merger that are different from, and in addition to, the interests of our stockholders generally.  NRG Commerce, LLC (“NRG”), a Delaware limited liability company wholly-owned by Mr. Rubin, is a party to a stock purchase agreement, dated as of March 27, 2011, with eBay (the “purchase agreement”), pursuant to which eBay has agreed to sell all or a portion of the equity interests of certain subsidiaries of GSI to NRG immediately after the completion of the merger on the terms and subject to the conditions set forth in the purchase agreement (including the condition that the merger has been completed).  In addition, NRG will enter into a secured loan agreement with GSI pursuant to which GSI, which will be an affiliate of eBay at the time the agreement is entered into, will lend NRG funds to finance a substantial portion of the purchase price for such divestiture transaction on the terms and subject to the conditions set forth in the loan agreement.  The closing of the merger is not subject to, or dependent upon, the closing of the divestiture transaction, and the special committee and the Board of Directors have not made any recommendation with regard to the divestiture transaction.  In addition, in considering the recommendation of the special committee and the Board of Directors, you should be aware that the other directors and executive officers of GSI have certain other interests in the merger that are different from, and in addition to, the interests of our stockholders generally.  The accompanying proxy statement includes additional information regarding interests of Mr. Rubin and other directors and executive officers of GSI that are different from, and in addition to, the interests of our stockholders generally.

For a discussion of the material factors considered by the special committee and our Board of Directors in reaching their conclusions, see “The Merger—Reasons for the Merger; Recommendation of Our Board of Directors and Special Committee” beginning on page 32.

•	Opinion of Morgan Stanley (Page 36)

In connection with the merger, our Board of Directors received an opinion from Morgan Stanley & Co. Incorporated, or Morgan Stanley, as independent financial advisor to the Company selected by the special committee, that, as of the date of such opinion, and based upon and subject to the various assumptions, considerations, qualifications and limitations set forth in the opinion, the consideration to be received by holders of shares of GSI common stock (other than holders of certain excluded shares) pursuant to the merger agreement was fair from a financial point of view to such holders.  The full text of the written opinion of Morgan Stanley, dated March 27, 2011, is attached to this proxy statement as Appendix B. We encourage you to read this opinion carefully and in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken.  Morgan Stanley’s opinion is directed to our Board of Directors and addresses only the fairness of the consideration from a financial point of view to the holders of GSI common stock (other than holders of certain excluded shares), does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act with respect to the merger.

Other details of GSI’s arrangement with Morgan Stanley are described under “The Merger — Opinion of Morgan Stanley” beginning on page 36.

•	No Financing Condition (Page 44)

The merger agreement does not contain any financing-related closing condition. GSI and eBay estimate that the total amount of funds necessary to pay the merger consideration is approximately $2.2 billion, and eBay has represented in the merger agreement that it will have sufficient cash available to pay the aggregate merger consideration at the effective time of the merger.

•	Interests of Our Directors and Executive Officers in the Merger (Page 46)

As of                              , 2011, the record date for the special meeting, our current directors and executive officers, as well as a former director, Mark S. Menell, beneficially owned and are entitled to vote, in the aggregate,                        shares of our common stock, representing approximately       % of our outstanding shares. eBay entered into a Voting and Support Agreement, dated as of March 27, 2011, with Michael Rubin (the “Rubin Support Agreement”) and Voting and Support Agreements, dated as of March 27, 2011, with each of the other directors and certain officers of GSI (the “D&O Support Agreements” and together with the Rubin Support Agreement, the “Support Agreements”).  Under the terms of Support Agreements, the directors and officers party to the Support Agreements agreed to vote all of their shares of our common stock “FOR” the adoption of the merger agreement.  Additional details of the voting interests of our directors and executive officers are described under “Security Ownership of Management and Certain Beneficial Owners” beginning on page 81.

In considering the unanimous recommendation of our Board of Directors (other than Messrs. Rubin and Menell, who recused themselves), you should be aware that our directors and executive officers have interests in the merger that are different from, and in addition to, your interests as a stockholder and that may present actual or potential conflicts of interest. Our Board of Directors was aware of these interests and considered that these interests may be different from, and in addition to, the interests of our stockholders generally in approving the merger agreement and the merger, and in determining to recommend that our stockholders vote for adoption of the merger agreement.  These interests include, among others:

•	accelerated vesting of equity awards in certain specified instances;

•	the entry by certain of our executive officers into transaction incentive agreements; and

•	continued indemnification and liability insurance for our directors and officers following completion of the merger.

In addition, NRG is a party to the purchase agreement with eBay, pursuant to which eBay has agreed to sell all or a portion of the equity interests of certain subsidiaries of GSI to NRG immediately after the completion of the merger on the terms and subject to the conditions set forth in the purchase agreement (including the condition that the merger has been completed).  In addition, NRG will enter into a secured loan agreement with GSI, pursuant to which GSI, which will be an affiliate of eBay at the time the agreement is entered into, will lend NRG funds to finance a substantial portion of the purchase price for such divestiture transaction on the terms and subject to the conditions set forth in the loan agreement.  The closing of the merger is not subject to, or dependent upon, the closing of the divestiture transaction, and neither the special committee nor the Board of Directors has made any recommendation with regard to the divestiture transaction.  In addition, concurrently with the negotiations of the divestiture transaction, Mr. Rubin had preliminary discussions with Mr. Menell concerning the potential employment of Mr. Menell by NRG and, subsequent to GSI’s announcement of the entry into the merger agreement, Mr. Menell resigned from the Board of Directors in order to accept a position with NRG.

For a discussion of these and other interests of our directors and executive officers, see “The Merger—Interests of GSI’s Directors and Executive Officers in the Merger” beginning on page 46.

•	Solicitations (Page 68)

The merger agreement provides that until 11:59 p.m. California time on May 6, 2011 (the “go-shop” period), GSI and its representatives are permitted to:

•
solicit, initiate, encourage, assist, induce or facilitate the submission, announcement or making of acquisition proposals or inquiries with respect to an acquisition proposal or take any action that could reasonably be expected to have such effect;

•
furnish and provide access to information to any entity in connection with or in response to a proposal or inquiry relating to an alternative transaction so long as such entity has entered into a confidentiality agreement with the Company that is at least as favorable to the Company as the confidentiality agreement between the Company and eBay and that does not prohibit the Company from making certain disclosures to eBay (an “acceptable confidentiality agreement”); and

•	engage in discussions or negotiations with any entity with respect to a proposal or inquiry relating to an alternative transaction.

The merger agreement provides that within 48 hours after the expiration of the “go-shop” period, the Company must deliver to eBay written notice setting forth the identity of each excluded party (as defined below) as well as any entity that, to the Company’s knowledge, has, or is expected to have, a material equity interest in each excluded party or is expected to participate in the transaction proposed by each excluded party.  The Company must also deliver to eBay within 48 hours after the expiration of the “go-shop” period the material terms and conditions (including the per share price) of each excluded party’s acquisition proposal as well as copies of all proposed definitive documents received by the Company from any excluded party relating to any acquisition proposal.

The merger agreement also provides that after 11:59 p.m. California time on May 6, 2011, the Company and its representatives are required to immediately cease the activities permitted during the “go-shop” period summarized above under “Go-Shop Period” on page 68, except as may relate to excluded parties.  Pursuant to the merger agreement, following the expiration of the “go-shop” period, the Company and its representatives must not (except as may be required with respect to an excluded party): (i) solicit, initiate, encourage, assist, induce or facilitate the submission, announcement or making of any acquisition proposals or inquires with respect to an acquisition proposal or take any action that could reasonably be expected to have such effect; (ii) furnish or provide access to information to any entity in connection with or in response to a proposal or inquiry relating to an alternative transaction, and (iii) engage in discussions or negotiations with any entity with respect to a proposal or inquiry relating to an alternative transaction.

Notwithstanding the restrictions described above, the merger agreement provides that at any time before the adoption of the merger agreement by the Company’s stockholders, the Company may provide information to and engage in discussions with third parties from whom the Company has received an acquisition proposal that was not solicited in violation of the merger agreement, so long as the Board of Directors, acting upon the recommendation of the special committee and after consultation with its financial advisor and outside legal counsel, reasonably determines in good faith that such proposal constitutes or is reasonably likely to constitute a superior offer when compared with eBay’s offer to acquire the Company.  Such third parties must execute an acceptable confidentiality agreement with the Company prior to receiving any confidential information from the Company or its representatives, and the Company must also provide eBay with access to any non-public information furnished to any third party or any excluded party prior to furnishing such information to such third party or excluded party.

In addition, pursuant to the merger agreement, after 11:59 p.m. California time on May 6, 2011, the Company must promptly, and in no event later than 24 hours following the occurrence of any of the following:

•
provide written notice to eBay of any proposals, inquiries or requests for non-public information in connection with a potential alternative acquisition, as well as the material terms and conditions thereof, excluding the identity of the entity making such proposal, inquiry or request;

•
provide eBay with redacted copies of all proposed definitive documents received by the Company or any of its representatives from any entity or its representatives relating to any acquisition proposal; and

•
keep eBay fully informed with respect to the status of any proposals or inquiries related to an alternative acquisition and any modification or proposed modification thereto, and promptly (and in no event later than 24 hours after obtaining knowledge thereof) notify eBay of any material change or development with respect to any such proposal.

At any time before the adoption of the merger agreement by our stockholders, subject to complying with the applicable terms of the merger agreement, our Board of Directors may withdraw or modify its recommendation with respect to the adoption of the merger agreement if, after the receipt by the Company of an acquisition proposal or due to a change in circumstances, our Board of Directors determines that such withdrawal or modification is required by the Board of Directors’ fiduciary obligations to our stockholders.

For purposes of the merger agreement, an “excluded party” is any entity from which the Company receives a written acquisition proposal during the “go-shop” period that remains pending upon the expiration of the “go-shop” period, so long as the Board of Directors, acting upon the recommendation of the special committee of the Board of Directors and after consultation with its financial advisor and outside legal counsel, reasonably determines in good faith that such entity’s acquisition proposal constitutes or is reasonably likely to constitute a superior offer when compared with eBay’s agreement to acquire the Company.  Excluded parties shall cease being an excluded party for purposes of the merger agreement upon the earliest of: (i) 11:59 p.m. California time on May 31, 2011, the date 25 days after the expiration of the “go-shop” period; or (ii) the withdrawal, termination or expiration of such acquisition proposal; or (iii) the time as of which such acquisition proposal no longer constitutes, or is not reasonably likely to result in, a superior offer; or (iv) in the case of a financial buyer, any change of greater than 20% of the actual or proposed equity ownership of such excluded party.

•	Conditions to the Completion of the Merger (Page 71)

Our obligations and the obligations of eBay and Merger Sub to consummate the merger are subject to the satisfaction at or before the effective time of the merger of the following principal conditions, among others:

•	adoption of the merger agreement by our stockholders;

•	absence of legal prohibitions on completion of the merger; and

•
expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any applicable foreign antitrust or competition law or regulation and any other foreign legal requirement, and obtaining any other  required governmental approvals.

The obligations of eBay and Merger Sub to consummate the merger are subject to the satisfaction at or before the effective time of the merger of the following principal conditions, among others:

•	accuracy of the representations and warranties made by us in the merger agreement, subject to customary materiality qualifiers;

•	our compliance in all material respects with obligations and preclosing covenants contained in the merger agreement, subject to customary materiality qualifiers; and

•
no material adverse effect on us shall have occurred, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have or result in a material adverse effect on us.

Our obligations to consummate the merger are subject to the satisfaction at or before the effective time of the merger of the following principal conditions, among others:

•	accuracy of the representations and warranties made by eBay and Merger Sub in the merger agreement, subject to customary materiality qualifiers; and

•	eBay’s and Merger Sub’s compliance in all material respects with obligations and preclosing covenants contained in the merger agreement, subject to customary materiality qualifiers.

•	Merger Agreement Termination Provisions; Termination Fees (Page 73)

The merger agreement may be terminated at any time before the effective time of the merger, whether before or after adoption of the merger agreement by our stockholders:

•	by mutual written consent of eBay and the Company;

•	by either eBay or the Company if:

o
the merger has not been consummated by December 31, 2011 or our stockholders fail to adopt the merger agreement, except that neither eBay nor the Company may terminate the merger agreement for either of these reasons if either circumstance is attributable to a failure on the part of such party to perform any covenant or obligation required by the merger agreement; or

o	there is a permanent legal prohibition to completing the merger;

•	by eBay, at any time before the adoption of the merger agreement by our stockholders, if:

o	a Triggering Event (as defined below) occurs; or

o
(i) any of the Company’s representations and warranties are inaccurate as of the date of the merger agreement or a subsequent date (other than any such representation and warranty made as of a specific earlier date) or (ii) the Company breaches any of its covenants or obligations, in each case such that a condition to closing would not be satisfied as of the effective time of the merger and, with respect to those inaccuracies and breaches that are curable prior to December 31, 2011, the Company fails to cure such inaccuracies and breaches upon 30 days notice, unless eBay is in material breach of the merger agreement in which case eBay may not terminate the merger agreement for the reasons stated in this subsection;

•	by the Company, at any time before the adoption of the merger agreement by our stockholders:

o
in certain circumstances related to superior offers with respect to acquisition proposals, such circumstances including, among other things, that our Board of Directors authorizes the Company to enter into an agreement concerning a superior offer and the Company (i) gives eBay written notice of its intention to terminate the merger agreement and provides eBay with four days to make an offer at least as favorable to the stockholders of the Company (during which time we have undertaken to make our representatives reasonably available for further negotiations), and eBay does not make such an offer, and (ii) pays the applicable termination fee; or

o
if (i) any of eBay’s representations and warranties are inaccurate as of the date of the merger agreement or (ii) eBay breaches any of its covenants or obligations, in each case such that a condition to closing would not be satisfied as of the effective time of the merger and, with respect to those inaccuracies and breaches that are curable prior to December 31, 2011, eBay fails to cure such inaccuracies and breaches upon 30 days notice, unless the Company is in material breach of the merger agreement in which case the Company may not terminate the merger agreement for the reasons stated in this subsection.

For purposes of the merger agreement, a “Triggering Event” is deemed to have occurred if:

•
our Board of Directors or any committee thereof withdraws or modifies (in a manner adverse to eBay) its recommendation in favor of the merger or takes, authorizes or publicly proposes specified actions related to acquisition proposals or transactions with respect to the Company;

•	our Board of Directors fails to reaffirm, unanimously and publicly, its recommendation in favor of the merger within five business days after eBay reasonably requests, in writing, such reaffirmation;

•
a tender or exchange offer relating to shares of Company common stock is commenced and the Company fails to issue to its security holders a statement to the effect that the Company recommends rejection of such tender or exchange offer and reaffirming the Board of Directors’ recommendation in favor of the merger within ten business days after the commencement of such tender or exchange offer; or

•
the Company or its subsidiaries or any director or executive officer of the Company shall have breached in any material respect or taken any action materially inconsistent with certain provisions of the merger agreement relating to the “go-shop” period or acquisition proposals.

Under certain circumstances resulting in the termination of the merger agreement, we will be required to pay a termination fee of $74 million to eBay; provided, however, that if we enter into a definitive agreement during the “go-shop” period or with an excluded party, in each instance with respect to a superior offer, the termination fee will be $24 million.

•	U.S. Tax Considerations for GSI’s Stockholders (Page 57)

Generally, the merger will be taxable to our stockholders who are U.S. persons for U.S. federal income tax purposes. A holder of GSI common stock receiving cash in the merger that is a U.S. person generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received and the holder’s adjusted tax basis in our common stock surrendered. You should consult your own tax advisor for a full understanding of how the merger will affect your particular tax consequences.

•	Dissenters’ Rights of Appraisal (Page 59)

Under Delaware law, if you take certain specific actions and/or refrain from taking other certain specific actions, you are entitled to appraisal rights in connection with the merger. You will have the right, under and assuming full compliance with Delaware law, to have the fair value of your shares of GSI common stock determined by the Court of Chancery of the State of Delaware (the “Delaware Court”) and to receive such fair value, together with interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. This right to appraisal is subject to a number of restrictions and technical requirements. Generally, in order to exercise your appraisal rights you must:

•
send a timely written demand to us at the address set forth on page 59 of this proxy statement for appraisal in compliance with Delaware law, which demand must be delivered to us before the stockholder vote to adopt the merger agreement set forth in this proxy statement;

•	not vote in favor of the adoption of the merger agreement; and

•	continuously hold your shares of GSI common stock, from the date you make the demand for appraisal through the closing of the merger.

Merely voting against the merger agreement will not protect your rights to an appraisal, which requires all the steps provided under Delaware law. Requirements under Delaware law for exercising appraisal rights are described in further detail beginning on page 59. The relevant section of Delaware law regarding appraisal rights, Section 262 of the Delaware General Corporation Law, regarding appraisal rights is reproduced and attached as Appendix C to this proxy statement.

If you vote for the adoption of the merger agreement, you will be deemed to have waived your rights to seek appraisal of your shares of GSI common stock under Delaware law. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the Delaware General Corporation Law.

•	Litigation Related to the Merger (Page 58)

Following the announcement of the proposed merger, five putative stockholder class action complaints challenging the transaction  (one of which also purports to be brought derivatively on behalf of GSI) were filed in the Delaware Court against various combinations of eBay, Merger Sub, NRG, us, the individual members of our board of directors, and certain of our non-director officers.  Additional similar lawsuits may be filed in the future.

The complaints generally allege, among other things, that the members of our board of directors breached their fiduciary duties owed to our public stockholders by entering into the merger agreement, approving the proposed merger, and failing to take steps to maximize our value to our public stockholders; that Mr. Rubin breached his fiduciary duties owed to our public stockholders by engaging in a transaction pursuant to which eBay agreed to sell certain subsidiaries of GSI to NRG after the completion of the merger; and that various combinations of eBay, Merger Sub, NRG, and us aided and abetted such breaches of fiduciary duties.  In addition, the complaints allege that the transactions improperly favor eBay and Mr. Rubin and unjustly enrich certain of the defendants; and that certain provisions of the merger agreement unduly restrict our ability to negotiate with other potential bidders.  In one of these actions, the plaintiff also purports to bring derivative claims on behalf of GSI, alleging that the individual members of the board of directors and certain non-director officers are wasting corporate assets, unjustly enriching themselves, and breaching their fiduciary duties, and that eBay and Merger Sub are aiding and abetting such breaches of fiduciary duties.  The complaints generally seek, among other things, declaratory and injunctive relief concerning the alleged fiduciary breaches, injunctive relief prohibiting the defendants from consummating the proposed merger, and other forms of equitable relief.

Beginning on April 5, 2011, various plaintiffs in these lawsuits filed motions to consolidate the suits, to expedite the proceedings, to appoint lead plaintiff and lead counsel, and for preliminary injunction.  These motions are currently pending before the Delaware Court.

One of the conditions to the closing of the merger is that no restraining order, injunction or ruling by a court or other governmental entity shall be in effect that prevents the consummation of the merger or that makes the consummation of the merger illegal. As such, if the plaintiffs in any of the actions discussed above are successful in obtaining an injunction prohibiting the defendants from completing the merger on the agreed-upon terms, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected timeframe.

While these cases are in their early stages, GSI, eBay and the other defendants to these suits believe that the claims asserted therein are without merit and intend to contest the lawsuits vigorously.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding procedural matters relating to the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a holder of GSI common stock. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully. See “Where Stockholders Can Find More Information” beginning on page 86.

Q:	Why am I receiving these materials?

A:
eBay and GSI have agreed to a merger, pursuant to which GSI will become a wholly-owned subsidiary of eBay and will no longer be a publicly held corporation. A copy of the merger agreement is attached to this proxy statement as Appendix A. GSI’s stockholders must vote to adopt the merger agreement before the merger can be completed, and GSI is holding a special meeting of its stockholders to enable them to vote on the adoption of the merger agreement.

You are receiving this proxy statement because you own shares of GSI’s common stock. This proxy statement contains important information about the proposed transaction and the special meeting, and you should read it carefully. The enclosed proxy statement allows you to vote your shares of GSI’s common stock without attending the special meeting in person.

Q:	What will I receive in the merger?

A:
If the merger is completed, you will receive $29.25 per share in cash, without interest and less any applicable withholding taxes, for each share of GSI common stock that you own. For example, if you own 100 shares of GSI common stock, you will receive $2,925 in cash in exchange for your shares of GSI common stock, without interest and less any applicable withholding taxes. You will not be entitled to receive shares in the surviving corporation.

Q:	How does the per share merger consideration compare to the market price of GSI common stock prior to announcement of the merger?

A:
The per share merger consideration represents a premium of  approximately 51% over the closing price of GSI common stock on March 25, 2011, the last trading day prior to the public announcement of the merger agreement, and a premium of approximately 47% over GSI’s average closing share price over the 30 trading days prior to the announcement of the merger.

Q:	When and where is the special meeting?

A:	The special meeting of our stockholders will be held at , King of Prussia, PA , on , 2011, at 9:00 a.m, local time.

Q:	What am I being asked to vote on?

A:	You are being asked to consider and vote on the following proposals:

•	the adoption of the merger agreement;

•	the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement; and

•	on such other business as may properly come before the special meeting or any adjournment thereof.

Q:	How does the Company’s Board of Directors recommend that I vote on the proposals?

A:	Our Board of Directors unanimously (other than Messrs. Rubin and Menell, who recused themselves) recommends that you vote:

•	“FOR” the proposal to adopt the merger agreement; and

•	“FOR” adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

You should read “The Merger—Reasons for the Merger; Recommendation of Our Board of Directors and Special Committee” beginning on page 32 for a discussion of the factors that our Board of Directors and special committee considered in deciding to recommend the adoption of the merger agreement. See also “The Merger—Interests of GSI’s Directors and Executive Officers in the Merger” beginning on page 46.

Q:	Who is entitled to vote?

A:
All holders of GSI common stock, as of the close of business on               , 2011, the record date for this solicitation, are entitled to receive notice of, attend and vote at, the special meeting. On the record date, approximately             shares of GSI common stock, held by approximately           stockholders of record, were outstanding and entitled to vote. You may vote all shares you owned as of the record date. You are entitled to one vote per share.

Q:	What vote of stockholders is required to adopt the merger agreement?

A:
For us to complete the merger, stockholders as of the close of business on the record date for the special meeting holding a majority of the outstanding shares of GSI common stock entitled to vote at the special meeting, must vote “FOR” the adoption of the merger agreement.

Q:	What vote of stockholders is required to adjourn the special meeting, if necessary or appropriate to solicit additional proxies at the special meeting?

A:
The proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies, requires the approval of holders of a majority of our common stock present, in person or by proxy, at the special meeting and entitled to vote on the matter, whether or not a quorum is present.

Q:	What does it mean if I get more than one proxy card?

A:
If you have shares of GSI common stock that are registered differently or are in more than one account, you will receive more than one proxy card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your shares are voted.

Q:	How do I vote without attending the special meeting?

A:
If you are a registered stockholder (that is, if you hold one or more stock certificates for your GSI common stock), you may submit your proxy and vote your shares by returning the enclosed proxy card, marked, signed and dated, in the postage-paid envelope provided, or by telephone or through the Internet by following the instructions included with the enclosed proxy card.

If you hold your shares through a broker, dealer, commercial bank, trust company or other nominee, which we refer to in this proxy statement as holding shares in “street name,” you should follow the separate voting instructions provided by the broker, dealer, commercial bank, trust company or other nominee with the proxy statement. If you do not instruct your broker, dealer, commercial bank, trust company or other nominee regarding the voting of your shares, your shares will not be voted and the effect will be the same as a vote “AGAINST” the adoption of the merger agreement.

Q:	How do I vote in person at the special meeting?

A:
If you are a stockholder of record of the Company, which we refer to in this proxy statement as a “registered stockholder,” you may attend the special meeting and vote your shares in person at the special meeting by giving us a signed proxy card or ballot before voting is closed. If you want to do that, please bring proof of identification with you. Even if you plan to attend the special meeting, we recommend that you vote your shares in advance as described above, so your vote will be counted even if you later decide not to attend.

If you hold your shares in “street name,” you may vote those shares in person at the special meeting only if you obtain and bring with you a signed proxy from the necessary nominee(s) giving you the right to vote the shares. To do this, you should contact your broker, dealer, commercial bank, trust company or other nominee.

Q:	Can I change my vote?

A:
You may revoke or change your proxy at any time before the vote is taken at the special meeting, except as otherwise described below. If you have not voted through your broker, dealer, commercial bank, trust company or other nominee because you are the registered stockholder, you may revoke or change your proxy before it is voted by:

•	filing a notice of revocation, which is dated as of a later date than your proxy, with the Company’s Secretary;

•	submitting a signed and completed proxy card bearing a later date;

•
submitting a new proxy by telephone or through the Internet at a later time, but not later than 11:59 p.m. (Eastern Time) on                   , 2011 (or if the special meeting is adjourned, on the date before the special meeting date); or

•	voting in person at the special meeting.

Simply attending the special meeting will not constitute revocation of a proxy. If your shares are held in “street name,” you should follow the instructions of your broker, dealer, commercial bank, trust company or other nominee regarding revocation or change of proxies. If your broker, dealer, commercial bank, trust company or other nominee allows you to submit voting instructions by telephone or through the Internet, you may be able to change your vote by submitting new voting instructions by telephone or through the Internet.

Q:	If my shares are held in “street name” by my broker, dealer, commercial bank, trust company or other nominee, will my nominee automatically vote my shares for me?

A:
No.  You must provide voting instructions to your broker, dealer, commercial bank, trust company or other nominee on how to vote your shares of GSI common stock. If you do not provide your broker, dealer, commercial bank, trust company or other nominee with instructions on how to vote your shares, your shares of GSI common stock will not be voted, which will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement. Please refer to the voting instruction card used by your broker, dealer, commercial bank, trust company or other nominee to see if you may submit voting instructions using the Internet or telephone.

Q:	Is it important for me to vote?

A:
Yes, since we cannot complete the merger without the affirmative vote of the majority of the holders of the shares of GSI common stock that are entitled to vote at the special meeting, your failure to vote will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

Q:	What happens if I return my proxy card but I do not indicate how to vote?

A:
If you properly return your proxy card, but do not include instructions on how to vote, your shares of GSI common stock will be voted “FOR” the adoption of the merger agreement and “FOR” the approval of the special meeting adjournment proposal. Our management does not currently intend to bring any other proposals to the special meeting. If other proposals requiring a vote of stockholders are brought before the special meeting in a proper manner, the persons named in the enclosed proxy card will have the authority to vote the shares represented by duly executed proxies in their discretion.

Q:	What happens if I abstain from voting on a proposal?

A:
If you return your proxy card with instructions to abstain from voting on either proposal, your shares will be counted for determining whether a quorum is present at the special meeting. An abstention with respect to the proposal to adopt the merger agreement has the legal effect of a vote “AGAINST” the proposal to adopt the merger agreement.  An abstention with respect to the proposal to adjourn the special meeting, if necessary or appropriate, to permit further solicitation of proxies at the special meeting has the legal effect of a vote “AGAINST” the proposal to adjourn the special meeting.

Q:	What happens if I do not return a proxy card or otherwise do not vote?

A:
Your failure to return a proxy card or otherwise vote will mean that your shares will not be counted toward determining whether a quorum is present at the special meeting and will have the legal effect of a vote “AGAINST” the proposal to adopt the merger agreement. Such failure will have no legal effect with respect to the vote on the special meeting adjournment proposal.

Q:	What happens if I sell my shares before the special meeting?

A:
The record date of the special meeting is earlier than the special meeting and the date that the merger is expected to be completed. If you transfer your shares of GSI common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive $29.25 per share in cash, without interest and less applicable withholding taxes, to be received by our stockholders in the merger.

Q:	Will a proxy solicitor be used?

A:
Yes. The Company has engaged Georgeson Inc. to assist in the solicitation of proxies for the special meeting and the Company estimates that it will pay them a fee of approximately $15,000, and will reimburse them for reasonable administrative and out-of-pocket expenses incurred in connection with the solicitation.

Q:	If the merger is completed, how will I receive the cash for my shares?

A:
If the merger is completed, you will receive a letter of transmittal with instructions on how to send your stock certificates to the paying agent in connection with the merger. You will receive cash for your shares from the paying agent only after you comply with these instructions. If your shares of GSI common stock are held for you in “street name” by your broker, dealer, commercial bank, trust company or other nominee, you will receive instructions from your broker, dealer, commercial bank, trust company or other nominee as to how to effect the surrender of your “street name” shares and receive cash for such shares.

Q:	Should I send in my stock certificates now?

A:
No. Assuming the merger is completed, you will receive a letter of transmittal shortly thereafter with instructions informing you how to send your share certificates to the paying agent in order to receive the merger consideration, without interest and less applicable withholding taxes. You should use the letter of transmittal to exchange GSI stock certificates for the merger consideration that you are entitled to receive as a result of the merger. Do not send any stock certificates with your proxy.

Q:	When do you expect the merger to be completed?

A:
We currently expect to complete the merger promptly after stockholder approval is obtained. However, in addition to obtaining stockholder approval, all of the conditions to the merger must have been satisfied or waived. In the event all of the conditions to the merger are not satisfied or waived if and when stockholder approval is obtained, completion of the merger may still occur, but would be delayed.

Q:	What is householding and how does it affect me?

A:
The Securities and Exchange Commission permits companies to send a single set of certain disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the special meeting and proxy card. This householding process reduces the volume of duplicative information and reduces printing and mailing expenses. Therefore, only one set of proxy materials is being delivered to multiple security holders sharing an address, unless we have received contrary instructions from you or another person sharing your address.  If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our proxy materials mailed to you, please submit a request to our proxy solicitor, Georgeson Inc., at the address and telephone number set forth on page ii of this proxy statement and we will promptly send you the proxy materials. If you currently receive multiple copies of proxy materials at your address and would like to begin the householding process, you may request delivery of a single copy by submitting a request to Georgeson Inc. at the address and telephone number set forth on page ii of this proxy statement.

Q:	Who can help answer my other questions?

A:
If you have more questions about the merger or the special meeting, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Georgeson Inc., our proxy solicitor, toll free at (866) 628-6021. If your broker, dealer, commercial bank, trust company or other nominee holds your shares, you should also call your broker, dealer, commercial bank, trust company or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents to which we refer you in this proxy statement contains statements that are not historical facts and that are considered “forward-looking” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can identify these statements by the fact that they do not relate strictly to historical or current facts.  We have based these forward-looking statements on our current expectations about future events.  Statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other words or expressions of similar meaning, may identify forward-looking statements.  These forward-looking statements, include without limitation, those relating to future actions, strategies, future performance and future financial results.  Although we believe that the expectations underlying these forward looking statements are reasonable, there are a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.  These forward-looking statements should, therefore, be considered in light of various important factors set forth from time to time in our filings with the Securities and Exchange Commission, which we refer to as the “SEC”.  In addition to other factors and matters contained or incorporated in this document, these statements are subject to risks, uncertainties and other factors, including, among others:

•
the current market price of our common stock may reflect a market assumption that the merger will occur, and a failure to complete the merger could result in a decline in the market price of our common stock;

•	the occurrence of any event, change or other circumstances that could give rise to a termination of the merger agreement;

•	under certain circumstances, we may have to pay a termination fee to eBay of $74 million or $24 million;

•	the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the merger;

•	the inability to complete the merger due to the failure to obtain regulatory approval with respect to the merger;

•	the failure of the merger to close for any other reason;

•	our remedies against eBay with respect to certain breaches of the merger agreement may not be adequate to cover our damages;

•	the proposed transactions may disrupt current business plans and operations and there may be potential difficulties in attracting and retaining employees as a result of the announced merger;

•	due to restrictions imposed in the merger agreement, we may be unable to respond effectively to competitive pressures, industry developments and future opportunities;

•	the effect of the announcement of the merger on our business relationships, operating results and business generally; and

•	the costs, fees, expenses and charges we have incurred and may incur related to the merger, whether or not the merger is completed.

The foregoing sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. A more complete description of the risks applicable to us is provided in our filings with the SEC available at the SEC’s web site at http://www.sec.gov, including our most recent filings on Forms 10-Q and 10-K. Investors are cautioned not to place undue reliance on these forward-looking statements. Stockholders also should understand that it is not possible to predict or identify all risk factors and that neither this list nor the factors identified in our SEC filings should be considered a complete statement of all potential risks and uncertainties. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement.

CONSIDERATIONS RELATING TO THE PROPOSED MERGER

Set forth below are various risks relating to the proposed merger. The following is not intended to be an exhaustive list of the risks relating to the merger and should be read in conjunction with the other information in this proxy statement. In addition, you should refer to the section entitled “Risk Factors” in GSI’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011, which is incorporated in this proxy statement by reference, for risks relating to GSI’s business, as supplemented with the following risk factors:

Failure to complete the merger could negatively impact the market price of GSI common stock.

If the merger is not completed for any reason, GSI will be subject to a number of material risks, including the following:

•	the market price of GSI’s common stock may decline;

•	costs relating to the merger, such as legal, accounting and financial advisory fees, and, in specified circumstances, termination fees, must be paid by GSI, even if the merger is not completed; and

•
the diversion of management’s attention from the day-to-day business of GSI, the potential disruption to its employees and its relationships with customers, suppliers and distributors and potential diversion from certain aspects of its previously announced capital expenditure program may make it difficult for GSI to regain its financial and market positions.

If the merger is not adopted by our stockholders at the special meeting, GSI, eBay and Merger Sub will not be permitted under Delaware law to complete the merger, and each of GSI, eBay and Merger Sub will have the right to terminate the merger agreement. Upon such termination, GSI may be required to pay eBay a termination fee.  See “Terms of the Merger Agreement — Termination of the Merger Agreement” beginning on page 72 of this proxy statement.

Further, if the merger is terminated and our Board of Directors seeks another merger or business combination, stockholders cannot be certain that we will be able to find a party willing to pay an equivalent or better price than the price to be paid in the proposed merger.

Uncertainties associated with the merger may cause GSI to lose key personnel.

Our current and prospective employees may be uncertain about their future roles and relationships with GSI following the completion of the merger. This uncertainty may adversely affect our ability to attract and retain key management and personnel.

GSI’s executive officers and directors have certain interests in the merger different from other stockholders that may have influenced them to approve the merger agreement and merger and recommend the adoption of the merger agreement.

GSI’s directors and executive officers have interests in the transaction that are different from, and in addition to, the interests of GSI stockholders generally, including with respect to employment, indemnification, stock options, restricted stock units and other arrangements, which may present a potential conflict of interest.  Our Board of Directors, and the executive officers in making recommendations to the our Board of Directors relating to the merger, was aware of these interests and considered that these interests may be different from, and in addition to, the interests of our stockholders generally, among other matters, in approving the merger agreement and the merger, and in determining to recommend that our stockholders vote for adoption of the merger agreement.  For more information, see the section entitled “Interests of GSI’s Directors and Executive Officers in the Merger” beginning on page 46.

GSI will no longer exist as an independent public company following the merger and GSI’s stockholders will forego any increase in our value.

If the merger is completed, GSI will be a subsidiary of eBay and will no longer be a publicly held corporation, and our stockholders will forego any increase in our value that might have otherwise resulted from our possible growth.

PARTIES INVOLVED IN THE PROPOSED TRANSACTION

GSI

GSI Commerce, Inc.
935 First Avenue
King of Prussia, PA 19406
Telephone number: (610) 491-7000

GSI operates a network of businesses to enable enterprise clients to maximize their opportunities in the digital channel. GSI operates three business segments: Global e-Commerce Services, Global Marketing Services and Consumer Engagement. Each business segment offers products and services that are, or aim to be, market leaders in their respective areas on a stand-alone basis, but that also complement each other, which allows for cross-selling within and between businesses. The combination of these segments provides a unique view into the digital channel and gives GSI insight into customer and transaction lifecycles, as well as multi-channel activities. The Company provides products and services to over 2,000 brands globally, including Toys ‘R’ Us®, the National Football League®, Aeropostale®, Polo Ralph Lauren®, Dick’s Sporting Goods®, Dell® and Estee Lauder®.   GSI’s worldwide workforce included approximately 5,300 employees as of January 17, 2011.

Detailed descriptions of GSI’s business and financial results are contained in our Form 10-K for the fiscal year ended January 1, 2011, which is incorporated by reference into this proxy statement. See “Where Stockholders Can Find More Information” beginning on page 86 of this proxy statement.

eBay and Merger Sub.

eBay Inc.
2145 Hamilton Avenue
San Jose, California 95125
Telephone number: (408) 376-7400

eBay connects millions of buyers and sellers globally on a daily basis through eBay, the world's largest online marketplace, and PayPal, which enables individuals and businesses to securely, easily and quickly send and receive online payments. eBay also reaches millions through specialized marketplaces such as StubHub, the world's largest ticket marketplace, and eBay classifieds sites, which together have a presence in more than 1,000 cities around the world. eBay Inc. and its subsidiaries employ approximately 17,700 people (including temporary employees), approximately 11,100 of whom are located in the U.S. as of December 31, 2010.

Gibraltar Acquisition Corp., a newly-formed Delaware corporation, was formed by eBay for the sole purpose of entering into the merger agreement and completing the merger contemplated by the merger agreement. Merger Sub is wholly-owned by eBay and has not engaged in any business except in anticipation of the merger.

THE SPECIAL MEETING

General Information

The enclosed proxy is solicited on behalf of our Board of Directors for use at a special meeting of stockholders to be held on     , 2011, at 9:00 a.m., local time, or at any adjournments of the special meeting. The special meeting will be held at                                         , King of Prussia, PA               . GSI intends to mail this proxy statement and the accompanying proxy card on or about             , 2011 to all stockholders entitled to vote at the special meeting.

At the special meeting, stockholders will be asked to:

1.  Consider and vote upon a proposal to adopt the merger agreement among GSI, eBay and Merger Sub, which contemplates the merger of Merger Sub with and into GSI, with GSI surviving as a wholly-owned subsidiary of eBay. Pursuant to the merger agreement, among other things, each share of common stock of GSI outstanding immediately prior to the effective time of the merger (other than shares held by eBay, GSI or any of their subsidiaries or shares held by stockholders, if any, who validly perfect their appraisal rights under Delaware law) will be converted into the right to receive $29.25 per share in cash, without interest and less any applicable withholding taxes.

2.  Consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement referred to in Proposal 1.

GSI does not expect a vote to be taken on any other matters at the special meeting. If any other matters are properly presented at the special meeting, however, the holders of the proxies, if properly authorized, will have authority to vote on these matters in their discretion.

Record Date, Quorum and Voting Power

Stockholders of record at the close of business on     , 2011 are entitled to notice of, and to vote at, the special meeting. On     , 2011, the outstanding voting securities consisted of shares of GSI common stock. Each share of GSI common stock entitles its holder to one vote on all matters properly coming before the special meeting.

A quorum of holders of our common stock must be present for the special meeting to be held. Holders of a majority of our outstanding common stock entitled to vote will constitute a quorum for the purpose of considering the proposal regarding adoption of the merger agreement. If a quorum exists, then holders of a majority of the shares of GSI common stock present in person or represented by proxy at the special meeting may adjourn the special meeting. Alternatively, if no quorum exists, then holders of a majority of the shares of GSI common stock present at the special meeting or represented by proxy may adjourn the special meeting. Broker non-votes, as described below, will not be counted for purposes of determining whether a quorum is present.

Vote Required for Approval

For us to complete the merger, holders of a majority of the outstanding shares of GSI common stock entitled to vote at the special meeting must vote “FOR” the adoption of the merger agreement. The proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies, requires the approval of holders of a majority of our common stock present in person or by proxy at the special meeting and entitled to vote on the matter, whether or not a quorum is present.

In order for your GSI common stock to be included in the vote, if you are a registered stockholder (that is, if you hold one or more stock certificates for your GSI common stock), you must submit your proxy and vote your shares by returning the enclosed proxy card, in the postage prepaid envelope provided, or by telephone or through the Internet, as indicated on the proxy card, or you may vote in person at the special meeting.

Brokers, dealers, commercial banks, trust companies or other nominees who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers, dealers, commercial banks, trust companies or other nominees are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the adoption of the merger agreement, absent specific instructions from the beneficial owner of such shares, brokers, dealers, commercial banks, trust companies or other nominees are not empowered to vote those shares, which are referred to generally as “broker non-votes.” Because adoption of the merger agreement requires the affirmative vote of the majority of the shares of GSI common stock outstanding on the record date, failures to vote, abstentions and broker non-votes, if any, will have the same effect as votes “AGAINST” adoption of the merger agreement.

Voting by Directors and Executive Officers

As of             , 2011, the record date, our current directors and executive officers, as well as a former director, Mr. Menell, held and are entitled to vote, in the aggregate,                 shares of GSI common stock (excluding options, shares of restricted stock and restricted stock units), representing         % of the outstanding GSI common stock. eBay entered into a Voting and Support Agreement, dated as of March 27, 2011, with Michael Rubin (the “Rubin Support Agreement”) and Voting and Support Agreements, dated as of March 27, 2011, with each of the other directors and certain officers of GSI (the “D&O Support Agreements” and together with the Rubin Support Agreement, the “Support Agreements”).  Under the terms of the Support Agreements, the directors and officers party to the Support Agreements have agreed to vote all of their shares of GSI common stock “FOR” the adoption of the merger agreement.

Proxies; Revocation

If you vote your shares of GSI common stock by returning a signed proxy card by mail, or through the Internet or by telephone as indicated on the proxy card, your shares will be voted at the special meeting in accordance with the instructions given. If no instructions are indicated on your signed proxy card, your shares will be voted “FOR” the adoption of the merger agreement, “FOR” adjournment of the special meeting, if necessary or appropriate to permit further solicitation of proxies, and as directed by the persons named on the enclosed proxy card on any other matters properly brought before the special meeting for a vote.

If your shares are held in street name, you should follow the instructions of your broker, dealer, commercial bank, trust company or other nominee regarding revocation or change of proxies. If your broker, dealer, commercial bank, trust company or other nominee allows you to submit voting instructions by telephone or through the Internet, you may be able to change your vote by submitting new voting instructions by telephone or through the Internet.

You may revoke or change your proxy at any time before the vote is taken at the special meeting, except as otherwise described below. If you have not voted through your broker, dealer, commercial bank, trust company or other nominee because you are the registered stockholder, you may revoke or change your proxy before it is voted by:

•	filing a notice of revocation, which is dated a later date than your proxy, with the Company’s Corporate Secretary at 935 First Avenue, King of Prussia, PA 19406;

•	submitting a duly executed proxy bearing a later date;

•
if you voted by telephone or the Internet, by voting a second time by telephone or Internet, but not later than 11:59 p.m. (Eastern Time) on                 , 2011 (or, if the special meeting is adjourned, on the date before the special meeting date); or

•	by attending the special meeting and voting in person (simply attending the special meeting will not constitute revocation of a proxy; you must vote in person at the special meeting).

GSI does not expect that any matter other than the proposal to adopt the merger agreement and, if necessary or appropriate, the proposal to adjourn the special meeting will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any adjournment of the special meeting, the persons named on the enclosed proxy card will have authority to vote the shares represented by duly executed proxies their discretion.

Please do NOT send in your share certificates with your proxy card. If the merger is completed, stockholders will be mailed a transmittal form following the completion of the merger with instructions for use in effecting the surrender of certificates in exchange for the merger consideration.

Adjournments

Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than an announcement made at the special meeting, if the adjournment is not for more than 30 days. If a quorum exists, then holders of a majority of the votes of GSI common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter may adjourn the special meeting. Alternatively, if no quorum exists, then holders of a majority of the stock present at the special meeting in person or represented by proxy may adjourn the special meeting. Any signed proxies received by GSI will be voted in favor of an adjournment in these circumstances, although a proxy voted “AGAINST” the proposal for the adjournment of the special meeting will not be voted in favor of an adjournment for the purpose of soliciting additional proxies. GSI stockholders who have already sent in their proxies may revoke them prior to their use at the reconvened special meeting following such adjournment, in the manner described above. Broker non-votes, if any, will not have any effect on the vote for the adjournment of the special meeting, and abstentions, if any, will have the same effect as a vote “AGAINST” the adjournment of the special meeting.

The Proxy Solicitation

The Board of Directors is soliciting proxies in connection with the special meeting.  For information regarding agreements among eBay, our directors and certain of our officers, under which such directors and officers have agreed, among other things, to vote or cause to be voted their shares of GSI common stock in favor of adoption of the merger agreement, see “Voting and Support Agreements” on page 76.  The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by GSI. Additional solicitation may be made by telephone, facsimile, e-mail, in person or other contact by certain of our directors, officers, employees or agents, none of whom will receive additional compensation therefor. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding material to the beneficial owners of shares held of record by others. We have also engaged Georgeson Inc. to assist in the solicitation of proxies for the special meeting, and we estimate that we will pay them a fee of approximately $15,000, and will reimburse them for reasonable administrative and out-of-pocket expenses incurred in connection with such solicitation.

Attending the Special Meeting

In order to attend the special meeting in person, you must be a stockholder of record on the record date, hold a valid proxy from a record holder or be an invited guest of GSI. You will be asked to provide proper identification at the registration desk on the day of the special meeting or any adjournment of the special meeting.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor:

199 Water Street, 26th Floor
New York, NY 10038
Banks and Brokers Call: (212) 440-9800
All Others Toll Free: (866) 628-6021

THE MERGER

Background of the Merger

Our Board of Directors and management regularly review and assess our long-term strategy, objectives and developments in light of our performance, risks, opportunities, stockholder sentiment and overall strategic direction.  This review includes, from time to time, proposals for the acquisition or disposition of businesses, formation of commercial relationships with strategic significance, strategic investments and other matters.

In recent years, we have made several acquisitions and investments designed to diversify our business beyond our core e-commerce services segment, expanding into marketing services and consumer engagement businesses.  In October 2009, GSI announced the acquisition of Retail Convergence Inc., which operates RueLaLa.com (“Rue La La”), an e-commerce company that conducts private “flash” sales.  In the fourth quarter of 2010, GSI launched ShopRunner, a consumer membership program that offers members free two-day shipping and free return shipping from online retailers for an annual membership fee.  Certain of these businesses required GSI to own and manage inventory in addition to providing e-commerce services.  Research analysts and the investor community expressed some concern that our acquisition strategy had caused our business to become more complex, and our share price declined during the course of 2010 and underperformed our sector peers.

In November 2010, our Board of Directors met with Morgan Stanley & Co. Incorporated (“Morgan Stanley”) to hear Morgan Stanley’s advice regarding strategic options available to GSI to potentially create value for our stockholders, including a sale of the Company as a whole to either a strategic buyer or a financial sponsor or potential divestitures of certain businesses, including Rue La La.  Based on the different businesses that we operate and other factors, Morgan Stanley advised GSI that there were a limited number of potential strategic buyers for the entire Company, and analyzed alternatives for monetizing certain of our businesses, including Rue La La.

In addition to acquisitions, GSI occasionally pursues commercial relationships with strategic significance.  GSI has longstanding commercial relationships with eBay and its subsidiaries, including PayPal.  Prior to November 2010, these relationships comprised a series of commercial agreements, generally for payment processing services.  eBay considered making a strategic purchase of a minority stake in GSI in 2007, when one of our significant stockholders was seeking to sell its shares in a secondary transaction.  In that context, GSI and eBay entered into a mutual nondisclosure agreement in November 2007 and eBay met with GSI’s management.  Ultimately, eBay decided not to pursue the transaction.  However, members of senior management of GSI and eBay continued to develop their working relationship, and, from time to time, discussed the potential for broader collaboration between the companies.  Throughout 2010 GSI’s chief executive officer, Michael Rubin, had frequent calls with Scott Thompson, the president of PayPal, to discuss matters relating to the companies’ working relationship and developments in the e-commerce industry, and Mr. Thompson was a featured speaker in 2010 at GSI’s annual client summit.

On November 3, 2010, GSI entered into a strategic relationship with PayPal related to the integration of PayPal’s Express Checkout payment functionality on GSI’s platform, the purchase of email marketing services by PayPal from GSI and the promotion by PayPal of Rue La La.  GSI’s clients, particularly larger brands and retailers, rapidly adopted the PayPal Express Checkout functionality in their payment flows, which was a factor in validating the potential for business collaboration between GSI and PayPal.  On December 21, 2010, Mr. Thompson and Robert Swan, eBay’s senior vice president, finance and chief financial officer, called Mr. Rubin to express their enthusiasm for how well the commercial relationship was working and suggested a dinner in January to discuss ways in which the companies could potentially expand their commercial relationship.

On January 5, 2011, the Company entered into a non-binding indication of interest for the acquisition of Fanatics, Inc. (“Fanatics”), an online retailer of licensed sports merchandise.

On January 30, 2011, Mr. Rubin and Damon Mintzer met with Mr. Swan and Mr. Thompson for dinner and discussed the working relationship between the companies.  At the time, Mr. Mintzer was serving as GSI’s executive vice president, sales, but was in the process of transitioning into his new and current position serving as GSI’s executive vice president of strategic business development.  At this dinner Mr. Swan raised the possibility of an acquisition of GSI by eBay.

On January 31, 2011, Messrs. Rubin, Mintzer, Thompson and Swan met at GSI’s headquarters.  At this meeting, Mr. Swan indicated that eBay would be potentially interested in acquiring GSI, but that, if it did so, it would not be interested in acquiring GSI’s licensed sports merchandise business or consumer engagement businesses (Rue La La and ShopRunner), except that it would be important to eBay to retain a minority stake in the consumer engagement businesses.  During the discussion of a possible transaction, Mr. Swan raised the possibility that Mr. Rubin might be a logical buyer for those businesses given his familiarity with them and eBay’s preference that the sale be completed at the time of an acquisition of GSI, if one was to occur.  eBay indicated that it would be prepared to extend Mr. Rubin financing on favorable terms (similar to returns eBay was earning on its excess cash) to purchase these businesses, with some portion of the purchase price to be funded in cash by Mr. Rubin.

Mr. Rubin told Mr. Swan that because GSI’s management team was currently focused on an acquisition of Fanatics, the Company could not consider such a proposal at that time, but that it would be worthwhile to have another discussion after GSI’s earnings announcement, which was scheduled to take place in the week of February 7, 2011.  In the course of the discussion between Messrs. Swan and Rubin, Mr. Swan mentioned a possible rough value of the licensed sports merchandise and consumer engagement businesses (after taking into account the Fanatics business) of approximately $500 million.  However, Mr. Rubin agreed to make Mr. Minzter available over the next few weeks to help eBay gain a high-level understanding of GSI's business.  Later that day, Messrs. Swan, Mintzer and Rubin and other GSI employees had further discussions regarding the existing and potential commercial relationship between the companies and GSI’s business generally.

On February 1, 2011, Mr. Rubin spoke with Ron Fisher, GSI’s lead independent director, and discussed, among other things, eBay’s expression of interest in a possible acquisition of GSI, the potential structure of the transaction, and the possibility that Mr. Rubin would purchase the licensed sports merchandise business and consumer engagement businesses (with eBay retaining a minority interest in the consumer engagement businesses).  Mr. Rubin also informed Mr. Fisher that he would defer any discussion of an acquisition of GSI while the Fanatics transaction was pending other than continuing to educate eBay as to GSI’s business.

On February 3, 2011, Mr. Mintzer visited eBay for a meeting with Mr. Swan.  Their discussion consisted of a high-level briefing on GSI’s business.

GSI announced its earnings and the Fanatics transaction on February 9, 2011.  Investor reaction was disappointing.  Stockholders and analysts expressed frustration with the Company’s guidance relating to expected losses in the Rue La La and ShopRunner businesses as a result of planned investments in those businesses and projected capital expenditures relating to the new IT platform that GSI was in the process of building.  Investors also expressed concern that the Fanatics acquisition added further complexity to the business model.

On February 10, 2011, eBay held its analyst day.  In discussing its strategic plan, eBay indicated that it would look for opportunities to, among other things, broaden its business to include service offerings targeting larger retailers, discussed the size of the possible market opportunities presented to eBay in this segment and indicated that it would consider exploring strategic acquisitions to expand its footprint in this segment of the e-commerce market.

On February 11, 2011, Mr. Swan called Mr. Rubin to reiterate an interest in discussing a possible acquisition of GSI, and they agreed to follow up with each other in the following week.

On February 15, 2011, Mr. Swan called Mr. Rubin to follow up on their prior discussion.  Mr. Swan again stated that eBay was not interested in acquiring the licensed sports merchandise  businesses (TeamStore and Fanatics), and that while eBay had some interest in the consumer engagement businesses (ShopRunner and Rue La La), it did not want to own a majority stake in or operate those businesses due to, among other reasons, conflicts of interest with its Marketplaces’ sellers and possible future regulatory issues.  Accordingly, Mr. Swan indicated that eBay would have an interest in acquiring GSI in a transaction structured in a manner that would allow eBay to purchase GSI without retaining control of the aforementioned businesses.  Hereafter, we will refer to TeamStore, Fanatics, Rue La La and ShopRunner collectively as the “Excluded Businesses.”  Messrs. Swan and Rubin again discussed that a sale of the Excluded Businesses (with eBay retaining a minority interest in the consumer engagement businesses) to Mr. Rubin was a logical option due to his familiarity with the Excluded Businesses.  Hereafter, we will refer to the potential sale of the Excluded Businesses to Mr. Rubin (with eBay retaining a minority interest in the consumer engagement businesses) as the “Divestiture Transaction.”  Mr. Swan expressed his view that a transaction structure of the kind being discussed would provide GSI’s stockholders with certainty and compelling value.  Mr. Swan and Mr. Rubin also discussed certain additional terms of a possible transaction, including a possible valuation of the Excluded Businesses of $500 million; the possibility that eBay could offer Mr. Rubin a loan with a 7.5 year term, interest-only payments and an interest rate equal to LIBOR; the possibility that eBay would retain a 30% stake in ShopRunner and 15% stake in Rue La La and the possibility that eBay would be willing to provide $37.5 million of working capital to each of ShopRunner and Rue La La and forgive approximately $20 million of intercompany indebtedness between GSI and Rue La La.

Mr. Rubin made it clear that he would not be involved in the negotiation of a merger transaction between the companies.  Mr. Rubin indicated that GSI could provide limited high-level due diligence information to enable eBay to determine whether it wanted to pursue a possible transaction, but that GSI would not be in a position to consider any possible transaction prior to the closing of the Fanatics transaction, and that any negotiation relating to an acquisition would be conducted by a committee of independent directors of GSI.

Later that same day Mr. Rubin called Mr. Swan to request that eBay provide a preliminary indication of price ranges for the Company’s common stock in order to determine if eBay’s interest was serious enough to merit providing any due diligence.   Mr. Swan indicated that, subject to board approval and assuming certain synergies could be realized, eBay would potentially be willing to offer a purchase price of $27.00-30.00 per share for all of the outstanding shares of GSI.

Later in the day on February 15, 2011, Messrs. Swan, Rubin and Mintzer had a call to discuss eBay’s initial high level due diligence requests.  Mr. Mintzer had a further follow-up call on that same day and a meeting on the following day with representatives of eBay’s corporate development group to discuss GSI’s business generally and eBay’s high level due diligence requests.  The representatives of GSI and eBay confirmed that the 2007 nondisclosure agreement between eBay and GSI would apply to any information exchanged by the parties.

On February 16, 2011, Mr. Rubin met with Mr. Fisher and briefed him on the status of discussions with eBay regarding a potential transaction with GSI and the potential Divestiture Transaction, noting that he had again declined to enter into negotiations regarding a potential transaction between GSI and eBay, and on eBay’s initial high level due diligence review.  Mr. Fisher indicated that the full Board of Directors should be informed at its next meeting, scheduled to take place the following week, on February 23.  Mr. Rubin also mentioned eBay’s possible interest in acquiring GSI to other members of GSI’s Board of Directors in the weeks leading up to GSI’s February 23, 2011, Board of Directors meeting.

Also on February 16, 2011, Mr. Mintzer visited eBay’s offices for a meeting with Mr. Swan and members of eBay’s corporate development group to discuss eBay’s requests for information regarding GSI’s business.

On February 22, 2011, Mr. Mintzer attended a meeting at eBay’s offices.  Numerous representatives of eBay and two representatives from Goldman Sachs & Co. (“Goldman Sachs”), eBay’s financial advisor, attended this meeting at which Mr. Mintzer further educated eBay regarding GSI’s business.

In the evening of February 22, 2011, all but two of the members of GSI’s Board of Directors and Michael Conn, GSI’s chief financial officer, met for dinner preceding the next day’s Board of Directors meeting.  At the dinner, Mr. Rubin described eBay’s potential interest in acquiring the Company, the fact that eBay was not interested in buying the licensed sports merchandise business or majority control of the consumer engagement businesses, the potential Divestiture Transaction and the status of eBay’s ongoing due diligence review.

On February 23, the Board of Directors held a regularly scheduled meeting.  Among other matters discussed at the meeting, Mr. Rubin informed the entire Board of Directors of eBay’s interest in a potential acquisition, the potential for a sale of the Excluded Businesses to Mr. Rubin, and that initial due diligence meetings had taken place among representatives of GSI and eBay.  Mr. Rubin also told the Board of Directors that he had informed eBay that GSI would not engage in negotiations relating to a potential sale of the Company prior to the closing of the Fanatics acquisition.  Paul Cataldo, GSI’s senior vice president and general counsel, legal and corporate affairs, reviewed the Board of Directors’ fiduciary duties arising in connection with a sale of the Company, including the steps that would be followed if the transaction structure contemplated a transaction with an interested party.  The Board of Directors approved continued high-level due diligence discussions, and instructed Mr. Rubin not to participate in negotiations for the sale of GSI given his potential involvement in the acquisition of the Excluded Businesses.

On March 1, 2011, Mr. Fisher and Mr. Rubin had a telephone conversation in which they discussed eBay’s potential interest in pursuing an acquisition of GSI.

On March 5, 2011, Mr. Rubin and Mr. Thompson held a meeting at PayPal’s offices, at which they discussed the commercial relationship between GSI and PayPal.  Mr. Swan joined this meeting and initiated a discussion of the potential transaction between eBay and GSI.  In light of a previously scheduled meeting of eBay’s Board of Directors on March 15 and March 16, 2011, Mr. Swan expressed a desire to expedite the due diligence process, and outlined the tasks that eBay would need to complete prior to its board meeting, and before it would be in a position to make any indication of interest to GSI, as well as the detailed due diligence investigation that would need to be conducted after an initial indication of interest but before signing a definitive agreement.  Mr. Swan noted eBay’s desire to conduct due diligence on GSI’s new technology platform, litigation exposures and customer contracts and to meet with key members of GSI’s management team soon.  During this meeting, Messrs. Swan and Rubin also discussed further details of the possible Divestiture Transaction, including the purchase price for each of the Excluded Businesses; eBay’s willingness to provide Mr. Rubin with $421 million of debt financing; eBay’s requirement that Mr. Rubin contribute $25 million in cash; eBay’s indication that it wished to retain a 30% interest in Rue La La, rather than 15% as previously indicated; and eBay’s willingness to increase the amount of capital contributed to the Excluded Businesses.  The parties also discussed in general terms the key agreements that would need to be entered into in connection with the Divestiture Transaction, and noted the issues that would need to be negotiated.  These issues primarily related to eBay’s rights as a minority stockholder in ShopRunner and Rue La La, such as board seats and rights upon a sale of shares by the other party.  Mr. Swan further indicated that eBay would expect Mr. Rubin to enter into a non-competition agreement.  The parties also discussed possible candidates to run GSI’s business if a transaction occurred.

Mr. Rubin noted that before eBay would be permitted to proceed with further due diligence, he wanted eBay’s assurance that any offer to acquire GSI would be on “market” terms as to timing and certainty of closure and at an attractive price premium.  In that context, Messrs. Swan and Rubin identified some of those key terms, including limited closing conditions, the need for a market check process, and related break-up fees.  Mr. Rubin reiterated, however, that, given his involvement in the Divestiture Transaction, he would not be negotiating the merger transaction for GSI and that eBay should be prepared to address the terms discussed with a special committee of GSI’s Board of Directors that would likely be formed for the purpose of conducting merger negotiations.  On the basis of Mr. Swan’s assurance that any transaction terms would be reasonable and market-based and that the price would reflect an attractive premium, Mr. Rubin agreed to arrange for the additional due diligence meetings.  With respect to the terms of a possible Divestiture Transaction, Mr. Rubin indicated that he would not be willing to agree to provisions that gave eBay, as a minority investor, veto rights over business decisions and would not agree to be bound by “drag along” or forced sale rights.  He indicated that his willingness to enter into a non-competition agreement would depend on the scope of such an agreement.

Finally, the parties discussed the timeline and next steps.  Mr. Rubin noted that the Fanatics transaction was scheduled to close on or about March 15, 2011.  Mr. Swan indicated that if eBay’s Board of Directors approved proceeding with a transaction, eBay would like the transaction to be completed quickly.

On March 7, 2011, Mr. Rubin informed GSI’s Board of Directors and internal legal counsel that discussions with eBay were ongoing and that eBay had requested an opportunity to conduct additional due diligence on the Company’s new “v11” e-commerce technology platform as well as the opportunity to meet with certain key members of GSI’s management.  During the early to mid-March time frame, Mr. Rubin also had conversations with individual members of the Board of Directors, including meetings with Mr. Michael Donahue and Mr. Jeffrey Rayport, each independent directors, regarding the possibility of a transaction between GSI and eBay.

On March 8, 2011, Mr. Fisher and Mr. Rubin had two telephone conversations to discuss the potential transaction between GSI and eBay.

On March 10, 2011, Mr. Fisher had a discussion with Mr. Donahue regarding steps that would need to be taken if eBay expressed an indication of interest, including formation of a special committee and the potential composition of such committee, selection of legal and financial advisors and other process matters.

On March 11, 2011, eBay representatives, including Mr. Swan, Mr. Thompson and several others, visited GSI’s offices in King of Prussia, Pennsylvania and met with multiple GSI representatives from the IT team to conduct due diligence on the IT platform and to see a technology demonstration.  Several key members of GSI’s management team also met with eBay representatives.

On March 15, 2011, GSI closed the Fanatics transaction.

On March 16, 2011, Mr. Swan called Mr. Rubin and indicated that eBay’s Board of Directors was supportive of a transaction, assuming that the parties were able to reach agreement on price, structure and terms.  Mr. Swan also indicated that in addition to acquiring the Company, eBay continued to have an interest in retaining a minority stake in the consumer engagement businesses; that eBay believed that there were transaction structures that could deliver optimal value to GSI’s stockholders and, at the same time, achieve eBay’s goals; that while eBay would be willing to discuss alternative structures, it believed that due to Mr. Rubin’s familiarity with the businesses, a sale to him would simplify execution; that a good next step would be for counsel to the parties to connect and discuss the best path forward and an appropriate process; that speed was important for all parties so as to avoid any premature public announcement of the discussions; and that because a transaction structure that allowed eBay to pay the most compelling value may involve a divestiture, eBay would want to undertake separation planning in some detail.

Representatives of GSI and eBay and their respective counsel had follow-up calls that same day to discuss implementation of legal processes and next steps.  The parties agreed, subject to receiving authorization from GSI’s Board of Directors, that they would focus on issues relating to the separation of the Excluded Businesses as a priority, to confirm that separation was feasible and to achieve a general agreement on structure of the Divestiture Transaction.  They further agreed that detailed due diligence and negotiation of documents for the transactions would proceed simultaneously in light of the interest of all parties in avoiding premature disclosure of the possible transactions and, in that context, entering into definitive documentation as soon as practicable.

On March 17, 2011, Mr. Fisher telephoned Mr. Swan and indicated to Mr. Swan that he had talked to Mr. Rubin and was aware of and had been briefed on the previous discussions between Messrs. Rubin and Swan about the possible transactions.  Mr. Fisher proceeded to ask Mr. Swan, among other things, to confirm that the price that eBay would offer for the shares of GSI would represent an attractive premium over the historical price of the Company’s common stock prior to the recent decline following the announcement of the Company’s fourth quarter earnings, 2011 earnings guidance and the Fanatics transaction.  While Mr. Swan did not provide an indicative price, he did make the confirmation that Mr. Fisher requested.  Mr. Fisher also informed Mr. Swan that all negotiations for the sale of GSI would be conducted by a special committee, and discussed process matters including steps to be taken to preserve confidentiality regarding the transaction and the mutual desire to complete a transaction as soon as possible to avoid premature disclosure.  Mr. Fisher also stated that such special committee would expect to negotiate one price for the sale of the Company as a whole and would expect eBay to conduct separate negotiations with Mr. Rubin on the Divestiture Transaction.

A special meeting of GSI’s Board of Directors was convened telephonically on March 17, 2011 in order to discuss eBay’s indication of interest.  Mr. Conn, Mr. Cataldo and a representative of Morgan, Lewis & Bockius LLP, outside legal counsel to the Company (“Morgan Lewis”), also attended the meeting.  Following a report to the Board of Directors by Mr. Rubin regarding eBay’s interest in GSI, including the details regarding Mr. Swan’s call the previous evening, Mr. Rubin and Mr. Conn were excused from the meeting to enable the Board of Directors to continue in executive session with counsel.  Morgan Lewis reviewed with the Board of Directors their fiduciary duties in connection with the potential transaction and provided guidance on the legal considerations and process regarding the formation of a special committee to consider the potential transaction.  Given the potential role of Mr. Rubin in the Divestiture Transaction, the Board of Directors authorized the formation of a special committee consisting of M. Jeffrey Branman, Mr. Donahue, Mr. Fisher and Mr. Rayport, each an independent director, to negotiate the terms of a potential transaction with eBay.  The special committee was authorized to consider and negotiate a possible acquisition by eBay and any alternative transaction, with authority to approve any such transaction reserved to the full Board of Directors.  The special committee was also empowered to, among other things: review and evaluate any potential transaction; establish procedures for the review and evaluation of any potential transaction; solicit expressions of interest or proposals for any potential transaction; negotiate the terms of any potential transaction and, to the extent permitted by applicable law, approve the execution and delivery of definitive agreements for any potential transaction; authorize management’s participation in the conduct of negotiations and supervise any such participation by management; determine whether any potential transaction is fair to and in the best interests of the Company’s stockholders and report to the Board of Directors its recommendation with respect to a potential transaction.

Following the meeting, the special committee held an initial organizational meeting by telephone with a representative of Morgan Lewis and Mr. Cataldo in attendance.  Morgan Lewis discussed with the special committee issues regarding proper special committee function, including the importance of selecting independent legal and financial advisors.  After discussion, the special committee determined to retain Davis Polk & Wardwell LLP (“Davis Polk”) as its legal advisor, and an engagement letter with Davis Polk was executed on the same day.  Later that day, the special committee held a second telephonic meeting with representatives of Davis Polk in attendance.  At this second meeting, the special committee discussed the contemplated transaction structure and timing and the due diligence process, and authorized Mr. Branman to negotiate two nondisclosure agreements, an agreement with Mr. Rubin and an amendment to eBay’s existing nondisclosure agreement signed in 2007 with GSI, in order to obtain additional protections for the Company.  The special committee also discussed the need to retain a financial advisor and reviewed materials outlining GSI’s relationships with financial advisors since 2007.  The special committee discussed the advantages of retaining Morgan Stanley in this capacity, given that Morgan Stanley had recently completed a strategic review of options for maximizing value to GSI stockholders, as well as GSI’s prior experience with Morgan Stanley and members of its investment banking team.  In addition, representatives of Davis Polk reviewed the special committee’s fiduciary duties in connection with the potential transaction and provided guidance on the legal process that the special committee should follow to ensure that best transaction reasonably available for GSI stockholders was achieved.

In the evening of March 17, 2011, Mr. Branman and Mr. Donahue had a discussion with Morgan Stanley regarding its potential engagement.  On March 17 and 18, 2011, nondisclosure agreements between GSI and each of eBay and Mr. Rubin were negotiated.  The nondisclosure agreements were signed on March 18, 2011.

Also on March 17, 2011, at the request of the special committee, Mr. Rubin agreed to suspend discussions with eBay regarding the Divestiture Transaction and a potential acquisition of GSI until the special committee permitted such discussions to resume, although the special committee permitted Mr. Rubin’s counsel to continue to discuss with eBay’s counsel structural issues regarding the Divestiture Transaction.

The special committee held a telephonic meeting on March 18, 2011 with representatives of Davis Polk in attendance.  At this meeting the special committee discussed a number of process matters, including the status of discussions on the nondisclosure agreements, procedures for maintaining confidentiality of information, discussions with Morgan Stanley concerning its potential engagement and a proposal to engage Delaware counsel to the special committee.  The special committee discussed procedures to be followed to ensure that the Divestiture Transaction did not adversely affect the special committee’s ability to achieve the best available transaction for GSI’s stockholders in a potential transaction with eBay.  The special committee resolved that it would facilitate the planning discussions and monitor the terms of agreements relating to the Divestiture Transaction, in order to understand and assess any potential impact on stockholder value.  Representatives of Davis Polk reviewed with special committee members the legal standards applicable in the context of the potential transaction and Mr. Rubin’s role in the potential Divestiture Transaction.

Also on March 18, 2011, eBay’s counsel, Dewey & LeBoeuf LLP (“Dewey”), sent Davis Polk a draft merger agreement, which did not contain a price proposal, and a form of voting and support agreement.  Also on that date, representatives of Morgan Stanley met with Mr. Conn and other representatives of GSI in King of Prussia, and Mr. Cataldo convened an all-hands organizational call among the legal and financial advisors to each of the parties to coordinate the upcoming due diligence process and the schedule for meetings to negotiate the terms of definitive documentation for a potential transaction with eBay.

On March 19 and March 20, 2011, lawyers from Dewey conducted legal due diligence at the offices of Morgan Lewis and GSI.  During this period, Mr. Rubin’s legal counsel from Sullivan & Cromwell LLP (“Sullivan & Cromwell”) and eBay’s legal counsel from Dewey discussed structural issues relating to the possible separation of the Excluded Businesses from GSI.

On March 20, 2011, the special committee held a telephonic meeting with representatives of Davis Polk in attendance.  The special committee discussed the high-level issues presented in the draft merger agreement prepared by Dewey, including provisions that conditioned the merger on the closing of the Divestiture Transaction, and discussed matters relating to annual equity incentive awards and transaction bonuses under consideration by the Board of Directors’ compensation committee.  The special committee discussed Morgan Stanley’s potential engagement as financial advisor and the importance of providing an extra financial incentive for Morgan Stanley to conduct a robust go-shop process.  The special committee decided to propose that the fee structure in Morgan Stanley’s engagement letter include an additional success-based fee payable if the transaction value was increased as a result of a go-shop process.  In addition, the special committee discussed the fact that a director of the Company, Mark S. Menell, had expressed interest in joining the management team at ShopRunner.  The special committee determined that it would be appropriate for both Mr. Menell and Mr. Rubin to recuse themselves from all Board of Directors deliberations relating to the potential transaction with eBay due to their potential conflicts of interest.  The special committee agreed upon a schedule of meetings for the coming week.  Also on March 20, 2011, the special committee engaged Richards, Layton & Finger P.A. as its local counsel in Delaware.

On March 21, 2011, the special committee notified Mr. Rubin that he could resume discussions with eBay concerning the Divestiture Transaction, provided that he not discuss the price of the Divestiture Transaction until eBay had delivered a price proposal to the special committee for GSI, or negotiate the terms of the merger transaction.

Also on March 21, 2011, GSI and eBay began a series of in-depth business and legal due diligence meetings at an offsite location near GSI’s offices in King of Prussia.  These meetings continued through March 23, 2011.  Special committee members Mr. Branman and/or Mr. Donahue also attended portions of the due diligence meetings held on March 21, 2011 and March 23, 2011.

Also on March 21, 2011, the special committee held a telephonic meeting with representatives of Davis Polk in attendance.  At this meeting, Mr. Branman provided an update on the negotiations of the Morgan Stanley engagement letter and on certain compensation matters under consideration by the Board of Directors’ compensation committee.  Representatives of Davis Polk discussed certain significant issues identified in the merger agreement, which included the extent of inter-conditionality between the merger and the Divestiture Transaction, recommendations for improving the go-shop provisions to facilitate an effective go-shop process, the amount of termination fees, the extensiveness of representations and warranties and other matters relating to certainty of closing.  The special committee considered whether it would have a direct role in the negotiation of the terms of the Divestiture Transaction, and decided that, so long as the merger was not conditioned on the completion of the Divestiture Transaction, and so long as the special committee was satisfied that the Divestiture Transaction, if consummated, would not negatively impact the price paid to the Company’s stockholders, the special committee would not be directly involved in negotiation of the Divestiture Transaction.  The special committee authorized Mr. Fisher and Mr. Branman to enter into discussions with eBay on the more significant issues identified in the merger agreement.  Subsequent to the meeting, Mr. Fisher and Mr. Branman called Mr. Swan to discuss certain issues presented in the draft merger agreement.

Also on March 21, 2011, Dewey sent to Sullivan & Cromwell the initial draft of a non-competition agreement and a voting and support agreement relating to the potential transactions.

On March 22, 2011, at the direction of the special committee, the Company executed its engagement letter with Morgan Stanley.

Also on March 22, 2011, the special committee held a telephonic meeting with representatives of Davis Polk in attendance.  At this meeting the special committee discussed, among other things, actions under consideration by GSI’s compensation committee, including scheduled annual equity incentive awards and a potential retention incentive program relating to the potential transaction.  The special committee decided that the compensation committee and the Board of Directors should defer taking any action on the potential retention incentive program until after the Company and eBay had either agreed on a price for the potential transaction or terminated discussions, and that eBay should be informed of the allocation of awards at that time if a transaction with eBay was to proceed.  After discussion on the terms of the merger agreement, the special committee resolved to seek Morgan Stanley’s advice regarding the structure of the potential transaction and terms of the go-shop provision before sending a mark-up of the merger agreement back to Dewey.

Also on March 22, 2011, Sullivan & Cromwell sent initial drafts of the divestiture agreements to Dewey.

On March 23, 2011, the special committee held a telephonic meeting with representatives of Davis Polk in attendance.  Representatives of Morgan Stanley were also in attendance for the first half of the meeting.  Representatives of Morgan Stanley provided an update on meetings and due diligence sessions that had been conducted during the week and discussed the status of its valuation work and the process for rendering a fairness opinion.  Representatives of Morgan Stanley also led a detailed discussion of the go-shop provisions included in the draft merger agreement as compared to provisions found in other transactions with both strategic and financial buyers, as well as the benefits and issues associated with pursing a go-shop process.  Representatives of Davis Polk also presented their views on recommended improvements to the go-shop provisions.  The special committee authorized Davis Polk to revise the draft merger agreement to reflect, among other things, the improvements to the go-shop terms discussed at the meeting.  Later that evening, Davis Polk sent a revised version of the merger agreement (still without a price term) and form of voting and support agreement to Dewey.

Also on March 23, 2011, Mr. Swan had one-on-one meetings throughout the day with certain members of GSI management.  That evening, the eBay and GSI management teams, including Mr. Swan and Mr. Thompson from eBay and Mr. Rubin, Mr. Conn and others from GSI, had dinner in New York.  Special committee member Mr. Branman also attended the dinner.

Also on March 23, 2011, representatives of Dewey and Sullivan & Cromwell conducted negotiations on the agreements proposed to be entered into in connection with the Divestiture Transaction.

On March 24, 2011, the special committee held a telephonic meeting.  Representatives of Davis Polk, Morgan Lewis and certain members of the Company’s management team, including Mr. Conn, were also in attendance.  At this meeting, the special committee discussed the most significant issues affecting eBay’s perception of the value of the Company.  The special committee also discussed a number of process matters, including its expectations for receipt of a price proposal from eBay and the agenda items for the full Board of Directors meeting to be held the following day.

Also on March 24, 2011, Sullivan & Cromwell and Dewey conducted negotiations on the terms of the Divestiture Transaction.  Mr. Rubin, Mr. Swan and representatives of Goldman Sachs and Qatalyst, Mr. Rubin’s financial advisor, were in attendance for portions of these negotiations.  During the course of these negotiations, the parties confirmed the economic terms of the transaction previously discussed, but Mr. Rubin agreed that, in addition to making a $25 million capital contribution, he would personally guarantee $30 million of the debt financing to be provided by eBay.

At 7:00 a.m. on March 25, 2011, Mr. Swan called Mr. Branman and reported that eBay was prepared to offer a price of $27.50 in cash per share to GSI stockholders.  Mr. Swan confirmed that the merger would not be conditioned upon the Divestiture Transaction.

In the morning of March 25, 2011, GSI held an in-person and telephonic meeting of the full Board of Directors, with certain members of GSI management, including Mr. Conn, and representatives of Davis Polk, Morgan Lewis, and Morgan Stanley in attendance.  Mr. Menell and Mr. Rubin departed the meeting immediately after it commenced and took no part in the deliberations due to potential conflicts of interest in connection with the potential sale of the Company to eBay and the Divestiture Transaction.

After a review of the agenda, Mr. Branman provided an update on the process followed by the special committee since its formation and the status of ongoing due diligence and negotiations with eBay, noting that the special committee had not participated in any negotiations between eBay and Mr. Rubin with respect to the Divestiture Transaction.  Mr. Branman reported that he had received a call from Mr. Swan stating that eBay was prepared to pay $27.50 in cash per share to the Company’s stockholders.

Representatives of Davis Polk described the Board of Directors’ fiduciary duties in connection with considering eBay’s offer and noted that, if the Board of Directors decided to pursue a transaction, it must obtain the best transaction reasonably available for GSI stockholders.  Representatives of Davis Polk also led a discussion of the terms of the draft merger agreement and voting and support agreement.  Davis Polk outlined certain significant issues presented in the draft merger agreement and the improvements in terms that would be sought. Members of the Board of Directors asked questions and engaged in discussion throughout these presentations.

Thereafter, representatives of Morgan Stanley conducted a presentation regarding its preliminary financial analyses of the proposed transaction, market perspectives on the Company, the various preliminary analyses Morgan Stanley performed in connection with its ongoing valuation of the Company and various process considerations, including Morgan Stanley’s research with respect to “go-shop” provisions.  Morgan Stanley also presented its view of candidates that might be interested in pursuing a business combination with GSI, based on its knowledge of the strategic landscape and potential acquirers, its November 2010 analysis as well as discussions that had been held with certain potential buyers in 2007 and 2008, and discussed the “go-shop” process that Morgan Stanley would run if the Company entered into a transaction with eBay.  Morgan Stanley noted that there were a limited number of potential candidates to acquire GSI as a whole, and that having recently announced a strategic plan indicating its intention to focus more on service offerings targeting larger retailers, including by exploring potential acquisitions, eBay currently appeared to Morgan Stanley to be highly motivated to complete a transaction with GSI.  Finally, Morgan Stanley and Mr. Conn explained that two different sets of projections, each prepared by GSI’s management, had been examined by Morgan Stanley in performing its financial analyses, one set which reflected the impact of certain potentially achievable operational and financial targets illustrating a potential upside scenario, including anticipated future cost savings arising from the Company’s investments in its IT platform and potential improvements in performance of recently acquired businesses, and another set which reflected more conservative assumptions, each of which is further described below under “—Projected Financial Information and Sensitivity Analysis” beginning on page 77 of this proxy statement.

The Board of Directors discussed eBay’s initial offer of $27.50 per share to GSI stockholders and expressed disappointment in the offer price.  The Board of Directors discussed various alternatives to the proposed transaction, including continuing to pursue a stand-alone strategy, contacting other potential acquirors and exploring options for selling some or all of the Excluded Businesses.  The Board of Directors considered that based on the different businesses that GSI operated and other factors, the number of potential buyers for the entire Company was probably limited.  With respect to the Excluded Businesses, the Board considered that due to the nature of the Excluded Businesses, there may not be any natural buyers for the Excluded Businesses as a whole, certain change of control limitations related to the Excluded Businesses that presented challenges in selling the Excluded Businesses (in whole or in part) to third parties, and that alternatives to the sale of the Excluded Business to Mr. Rubin would present execution risk to the transaction with eBay.  The Board of Directors also discussed whether it should postpone consideration of a sale of the Company at this time.

Following discussions among the directors, the Board of Directors authorized the special committee to continue negotiations with eBay to seek a price of $31.50 per share.  The special committee decided to hold meetings throughout the weekend as necessary and as negotiations regarding the potential transaction progressed.

At this meeting, after excusing the members of management in attendance, the Board of Directors also approved the grant of annual equity awards recommended by the Board of Directors’ compensation committee, but deferred consideration as to potential incentive payments until after price negotiations had been completed.

After the review by the Board of Directors of eBay’s offer, special committee members Mr. Branman and Mr. Fisher met with Mr. Swan and informed him that the Board of Directors expected a higher price per share.  They noted that the high end of the previously indicated range was $30.00 per share.  Later that morning, GSI asked eBay to consider a price of $31.50 per share.

Also on March 25, 2011, Sullivan & Cromwell and Dewey conducted further negotiations on the terms of the Divestiture Transaction.

During the late afternoon and early evening of March 25, 2011, representatives of the special committee, eBay, Davis Polk, Dewey, Morgan Stanley and Goldman Sachs entered into a series of discussions relating to the Divestiture Transaction, including the purchase price for the Excluded Businesses (other than the minority stake in the consumer engagement businesses that eBay wished to retain) and the terms of the debt financing to be provided to Mr. Rubin by eBay.  In addition, the parties discussed the feasibility of attempting to sell the Excluded Businesses to a party other than Mr. Rubin.  Separately, representatives of Morgan Stanley and Goldman Sachs discussed their views of the terms of the Divestiture Transaction and the related debt financing.

The special committee, along with representatives from Davis Polk and members of GSI management, including Mr. Conn, held an in-person and telephonic meeting at 8:30 p.m. on March 25, 2011.  Mr. Rubin and representatives of Sullivan & Cromwell and Qatalyst also were in attendance for a portion of the meeting.  Mr. Rubin outlined the current terms of the Divestiture Transaction, as well as the chronology of his discussions with eBay.  Mr. Rubin stated that eBay had indicated that his willingness to purchase and manage the Excluded Businesses was important to eBay’s evaluation of the attractiveness of the potential transaction with GSI, and that eBay had stated that it would be willing to pay more for the Company if Mr. Rubin agreed to purchase the Excluded Businesses while still allowing eBay to retain a minority stake in the consumer engagement businesses.  Mr. Rubin stated that he believed that the Divestiture Transaction was a facilitating factor in eBay’s bid to acquire GSI.  Mr. Rubin also stated that eBay indicated that, in light of eBay’s plan to maintain a 30% ownership stake in Rue La La and ShopRunner, it considered his involvement important in creating value in those businesses.

After this discussion concluded, Mr. Rubin and his advisors left the meeting.  The special committee discussed the terms of the Divestiture Transaction and the related debt financing, taking into consideration the views expressed by Morgan Stanley, and concluded that the terms of the loan that eBay had offered to Mr. Rubin were not unreasonable, taking into consideration eBay’s large cash reserves and the expressed importance to eBay of avoiding ownership of the Excluded Businesses (other than the minority stake in the consumer engagement businesses that eBay wished to retain), and that the loan terms did not negatively impact the price that eBay was willing to pay for GSI.  The special committee confirmed that, after further considering the issue of a sale of the Excluded Businesses to a buyer other than Mr. Rubin, it believed that such a sale was not feasible for several reasons, including, among other reasons, the diverse nature of the Excluded Businesses, the extent to which the businesses are dependent on Mr. Rubin’s management skills and change in control issues.  The special committee members reiterated that the special committee’s focus was to ensure that GSI’s stockholders obtained the best available transaction.  The special committee then again considered whether the Divestiture Transaction was a factor in the stockholders’ getting the best transaction available and determined that was a positive factor.  The special committee decided that it would ask Mr. Rubin to agree to economic concessions in the terms of the Divestiture Transaction, in order to attempt to secure a higher price for GSI’s stockholders.  The special committee delegated authority to Mr. Branman and Mr. Donahue to conduct this discussion with Mr. Rubin.

In the evening of March 25, 2011, and the morning of March 26, 2011, Mr. Branman and Mr. Donahue entered into discussions with Mr. Rubin concerning potential concessions that Mr. Rubin could make to improve the economics of the Divestiture Transaction for eBay.  Mr. Rubin agreed to modify the terms of the debt financing he would receive by increasing the rate of interest to LIBOR plus 110 basis points, thereby improving the cash flow for eBay.  Mr. Rubin noted that this would result in approximately $37 million of additional interest payments to eBay over the term of the loan.  Mr. Rubin also agreed to a $30 million increase in the valuation of the consumer engagement businesses.  Mr. Rubin estimated that, after taking into consideration eBay’s 30% retained interest in these businesses, this corresponded to a $21 million increase in the purchase price payable to eBay, for a total value enhancement to eBay of $58 million.

Late in the evening of March 25, 2011 and into the morning of March 26, 2011, Davis Polk and Dewey met to negotiate the terms of the merger agreement (excluding price terms).

On March 26, 2011, Mr. Rubin’s concessions on the terms of the debt financing and valuation were reported to eBay, along with a request to improve its offer price based on such concessions.

Later in the day on March 26, 2011, Mr. Swan met with Mr. Branman and indicated that eBay would be willing to increase its price to $28.40 per share.  Mr. Swan indicated that he might be able to increase the price to a maximum of $29.00 per share if the special committee was successful in obtaining additional concessions from Mr. Rubin.  The special committee continued to insist on a higher price, indicating that GSI’s Board of Directors was expecting a price of $30.00 or above.

Subsequently, Mr. Branman met with Mr. Rubin to ask him to consider making further value concessions to eBay as a means of encouraging eBay to improve its price to GSI’s stockholders.   At this point, Mr. Rubin stated that he would not consider granting any further economic concessions until all of the other business and legal issues relating to the Divestiture Transaction were resolved with eBay.

In the evening of March 26, 2011, the special committee held a meeting with representatives of Davis Polk and members of GSI’s management, including Mr. Conn, in attendance.  The special committee discussed the current status of negotiations between eBay and GSI, including Mr. Rubin’s agreement to increase the interest rate payable on the debt financing relating to the Divestiture Transaction and agreement to an increase in the valuation of assets comprising the Excluded Businesses (other than the minority stake in the consumer engagement businesses that eBay wished to retain), and eBay’s increased offer price for GSI’s stockholders.  Representatives of Davis Polk then updated the special committee on certain issues that remained open in the merger agreement.

Also on March 26, 2011, Dewey and Davis Polk exchanged drafts of the merger agreement.

Representatives of Sullivan & Cromwell and Dewey met during the late evening and early morning of March 26, 2011 to March 27, 2011 in order to negotiate the terms of the Divestiture Transaction.

On March 27, 2011, Mr. Rubin agreed to a further $40 million increase in valuation for certain of the Excluded Businesses (other than the minority stake in the consumer engagement businesses that eBay wished to retain), comprising a $10 million increase in the valuation for the licensed sports merchandise business and a $25 million increase in the valuation for Rue La La and a $5 million increase in the valuation of ShopRunner.  Mr. Rubin estimated that, taking into account eBay’s retained interests, this corresponded to a purchase price adjustment of $31 million and brought the total value enhancement offered by Mr. Rubin to eBay to $89 million.  Mr. Rubin also agreed to increase his initial capital contribution to $31 million from $25 million.  Mr. Rubin indicated that this was his final price concession.

Also on March 27, 2011, Mr. Branman engaged in discussions with Mr. Swan regarding the special committee’s request for a higher price and the status of eBay’s negotiations on the Divestiture Transaction.  Mr. Swan indicated that eBay was satisfied with the price and terms of the Divestiture Transaction, although certain aspects of the transaction were still under discussion.  Mr. Swan stated that eBay had suggested the sale of the Excluded Businesses  to Mr. Rubin (with eBay retaining a minority interest in the consumer engagement businesses) because it was of critical importance to eBay to ensure that it could divest the Excluded Businesses (other than the minority stake in the consumer engagement businesses that eBay wished to retain) immediately and avoid owning businesses that compete with eBay’s Marketplaces’ sellers.  Mr. Branman asked Mr. Swan whether eBay would proceed with its proposed acquisition of GSI if eBay did not reach agreement with Mr. Rubin as to the Divestiture Transaction, and Mr. Swan indicated that in that event the merger likely would not occur.

The special committee held meetings throughout the day on March 27, 2011 at 12:00 noon, 6:00 p.m. and 6:50 p.m.  At the initial meeting on March 27, the special committee resolved to ask eBay for its best and final price in advance of the full Board of Directors meeting scheduled for 7:00 p.m.  At each meeting, the special committee reviewed the status of negotiations on price and other terms of the potential transaction.  Representatives of Davis Polk and Dewey also continued to negotiate the merger agreement during the course of the day.  The special committee also held a meeting at 1:45 p.m. to discuss the incentive award arrangements proposed to be implemented, subject to discussion with eBay if the price negotiations between eBay and the special committee were successfully concluded.

During the day on March 27, 2011, eBay indicated that it was willing to increase its price to $29.10 per share.  The special committee continued to indicate that it needed a higher price.  The special committee expressed concern about the level of support from the Board of Directors that could be obtained at a price less than $30.00, but suggested that the Board of Directors might consider an offer at $29.50 per share.  eBay responded by increasing its price to $29.25 per share, but indicated that this was its best and final offer.

At 7:00 p.m. on March 27, 2011, GSI’s full Board of Directors met by telephonic conference call to discuss the final terms of the transaction with eBay and the definitive merger agreement, voting agreement and amendment to the Company’s rights agreement.  One member of the Board of Directors, Mr. Menell, who had previously recused himself from consideration of the proposed transaction, was not in attendance.  Certain members of senior management, including Mr. Conn, Davis Polk, Morgan Lewis and Morgan Stanley also attended the meeting.  Immediately following commencement of the meeting, Mr. Rubin recused himself as a result of conflicts of interest in connection with the potential sale of the Company to eBay and the potential Divestiture Transaction.

The Board of Directors discussed the importance of the Divestiture Transaction to eBay, and its understanding that eBay likely would not complete the proposed strategic transaction with GSI if it could not obtain certainty with respect to its ability to consummate the Divestiture Transaction.  The Board of Directors then discussed eBay’s current offer of $29.25 per share.

Davis Polk, counsel to the special committee, and Morgan Lewis, counsel to the Company, reviewed the Board of Directors’ fiduciary duties in connection with the proposed sale to eBay, and discussed the improvements that had been obtained in the key terms of the merger agreement, copies of which had been distributed to the directors prior to the meeting.  Davis Polk and Morgan Lewis confirmed that all conditions to the merger relating to the Divestiture Transaction had been eliminated, that eBay had accepted modifications to length and procedural terms of the “go-shop” provisions, had agreed to a reduced termination fee and had accepted substantial modifications to the representations and warranties, resulting in improved certainty of closure.

Representatives of Morgan Stanley then reviewed updated financial analyses with the Board of Directors and compared a potential transaction at the $29.25 per share price last offered by eBay to implied valuations for the Company based on numerous analyses described under the caption “— Opinion of Morgan Stanley” beginning on page 36.

The Board of Directors recessed the meeting to re-open price negotiations with eBay.  Mr. Fisher called Mr. Swan with a request that the price be raised to $29.50 per share to ensure support from GSI’s Board of Directors.  Mr. Swan responded that $29.25 per share was eBay’s “best and final” offer.

After the meeting was reconvened, the Board of Directors proceeded to consider the advisability of a merger at a price of $29.25 per share.  The Board of Directors discussed in detail the advantages and risks of the proposed transaction that are described in “Reasons for the Merger; Recommendation of Our Board of Directors and Special Committee” below, including, among other things, whether the revised price offered by eBay represented an attractive valuation for GSI’s stockholders when considered in light of the Board of Directors’ knowledge and understanding of the business, operations, management, financial condition and prospects of the Company, including the various challenges presented by a stand-alone strategy, such as risks relating to technology implementation and migration of customers to the new e-commerce technology platform, potential senior management changes, execution risk of the standalone strategy, including but not limited to challenges in the licensed sports merchandise and consumer engagement businesses, and the challenges of finding another strategic buyer at a later date.  The Board of Directors decided that the price eBay offered represented an attractive valuation for stockholders.  The Board of Directors also considered the possibility of rejecting eBay’s offer and either pursuing a strategic transaction at a later time or continuing as a stand-alone company.  The Board of Directors noted that concerns raised by eBay during the course of negotiations would likely be of concern to other potential acquirors and also discussed the fact that there was no guarantee that eBay would be interested in a strategic transaction with GSI at a later date in the event the current offer were to be rejected.

At the conclusion of this discussion, Morgan Stanley’s representative delivered Morgan Stanley’s oral opinion, subsequently confirmed in writing, that as of March 27, 2011, and based upon and subject to the various assumptions, considerations, qualifications and limitations set forth in the written opinion, the consideration to be received by holders of shares of GSI common stock (other than holders of certain excluded shares) pursuant to the merger agreement was fair from a financial point of view to such holders.

After considering the proposed terms of the merger agreement and the presentations of the legal and financial advisors, including Morgan Stanley’s fairness opinion provided to the Board of Directors, and taking into account the other factors described below under the heading titled “Reasons for the Merger; Recommendation of Our Board of Directors and Special Committee,” the special committee and the Board of Directors, with Messrs. Menell and Rubin absent, each unanimously determined that the merger is advisable and fair to and in the best interests of GSI and its stockholders, and recommended that the Company’s stockholders vote to adopt the merger agreement.  See “Reasons for the Merger; Recommendation of Our Board of Directors and Special Committee” for a full description of the factors considered by the Board of Directors at this meeting.  Subsequently, and after excusing the members of GSI management present, the Board of Directors approved the incentive payments described under “Interest of GSI’s Executive Officers and Directors in the Merger”.

On March 27, 2011, representatives of Dewey and Davis Polk finalized the terms of the merger agreement.  Later that same day, GSI and eBay executed the merger agreement, all signatories to the voting agreements executed such agreements, and GSI and the rights agent executed the amendment to our rights agreement.  During the evening of March 27, 2011, and continuing into the early morning of March 28, 2011, representatives of Dewey and Sullivan & Cromwell finalized the terms of the Divestiture Transaction, and early in the morning of March 28, 2011, eBay and NRG Commerce, LLC, a Delaware limited liability company wholly-owned by Mr. Rubin, executed the documents relating to the Divesture Transaction.

The executed versions of all of these agreements were delivered to eBay on March 28, 2011.  On March 28, 2011, GSI and eBay issued a joint press release announcing the execution of the merger agreement and the Divestiture Transaction.

The merger agreement provides that until 11:59 p.m. California time on May 6, 2011 (the “go-shop” period), GSI and its representatives are permitted to solicit, initiate, encourage, assist, induce or facilitate the submission, announcement or making of acquisition proposals from third parties, furnish and provide access to information to any third party in connection with or in response to an acquisition proposal or inquiry relating to an alternative transaction, and engage in discussions or negotiations with any person with respect to an acquisition proposal or inquiry relating to an alternative transaction.  At the direction and under the supervision of the special committee, Morgan Stanley is in the process of contacting potentially interested parties pursuant to the “go-shop” process on behalf of the Company.

Reasons for the Merger; Recommendation of Our Board of Directors and Special Committee

In determining that the merger is advisable and fair to and in the best interests of the Company and our stockholders, the special committee and the Board of Directors held numerous meetings, consulted with the Company’s management and financial and legal advisors and considered a number of material factors, including the following factors:

•
Merger Consideration.  The Board of Directors believed that, following the special committee’s extensive negotiations with eBay and its representatives in which eBay made several price concessions, $29.25 per share was the highest price that eBay would be willing to pay and the highest price reasonably obtainable from any party on the date of signing of the merger agreement.  The Board of Directors also believed that the merger consideration of $29.25 per share represented an attractive valuation for the Company’s shares of common stock, as this price represented a premium of approximately 51% to the closing price of $19.38 per share on March 25, 2011, the last trading day prior to the announcement of the execution of the merger agreement and a premium of approximately 32% to the closing price of $22.25 per share on February 8, 2010, the last trading day prior to the Company’s announcement of its 2010 earnings and the Fanatics transaction (which the Board of Directors believed had negatively affected the trading price of the Company’s shares).  The Board of Directors also considered the fact that the merger consideration is all cash, which will provide GSI stockholders with certainty of value and the ability to monetize their investment in the Company in the near term and thus avoid long-term business risk.

•
Historical and Prospective Financial Performance and Condition. The Board of Directors considered the Company’s operations, financial condition, earnings and prospects, including the prospects of the Company continuing as a stand-alone company.  The Board of Directors also considered the Company’s ongoing business and strategic objectives and the risks and challenges involved with accomplishing such objectives, including challenges in realizing value from the Company’s recent technology platform initiatives, most notably the upgrade of the Company’s e-commerce platform to a new platform, and the pending migration of the Company’s customers to this new platform.  The Board of Directors also considered ongoing execution challenges relating to GSI’s acquired companies, including Rue La La and Fanatics, as well as the uncertain prospects for the ShopRunner business which launched in late 2010.  The Board of Directors considered the possibility that Mr. Rubin was interested in pursuing entrepreneurial opportunities and that the Company might need to transition to a new management team.  In considering the risks faced by and opportunities presented to the Company under its existing business plan, the Board of Directors believed it unlikely that the Company’s business would improve in the near and medium term to achieve a share price of $29.25 or better, and that business plan would continue to be subject to long-term risk.

•
Financial Conditions and Investor Sentiment.  The Board of Directors considered current market conditions, historical market prices and volatility in the trading price of the Company’s common stock, including perceived “fatigue” in the financial analyst community resulting from the Company having regularly provided “guidance” that was below investor expectations and lack of support among investors with respect to recent acquisitions.  The Board of Directors considered certain specific factors that were thought to have a negative impact on the current trading price for the Company’s common stock, including existing or potential labor conflicts and work stoppages in the National Football League and the National Basketball Association.  The Board of Directors also considered the possibility that the investor community imposed a “conglomerate discount” on the Company’s stock price.  The Board of Directors believed it likely that some or all of these factors would continue to weigh on the trading price of the Company’s common stock in the near and medium term.

•
Ability to Seek and Consider Superior Offers.  The Board of Directors considered the Company’s ability to terminate the merger agreement in order to accept a superior offer, subject to certain restrictions imposed by the merger agreement, including the requirement that the Company pay eBay a termination or “break-up” fee in such event.  The Board of Directors considered the Company’s ability to initiate, solicit and encourage alternative acquisition proposals from third parties for a “go-shop” period of 40 days after execution of the merger agreement, and to continue to engage in negotiations for a further period of 25 days with any third party who makes a superior proposal during the “go-shop” period.  The Board of Directors also considered that the termination fee of $24.0 million payable in the event that the merger agreement is terminated due to the Company entering into an alternative transaction during the “go-shop” period, which represents approximately 1.0% of the proposed transaction value, is reasonable and at the low end of the customary range for a transaction of this size and type.  The Board of Directors believed that the duration and structure of the “go-shop” provisions in the merger agreement would encourage third parties who might have an interest in acquiring GSI to make an offer at a higher price.  The Board of Directors also considered the Company’s ability following the expiration of the “go-shop” period to respond to any competing proposal that the Board of Directors determines constitutes or is reasonably likely to constitute a superior proposal to eBay’s, subject to certain restrictions contained in the merger agreement.  The Board of Directors considered that the termination fee of $74.0 million payable by the Company as a result of entering into such a transaction, which represents approximately 3% of the proposed transaction value, is within the customary range for a transaction of this size and type.

•
Sale Process; Potential Alternatives.  The Board of Directors believed that the special committee had conducted a thorough process in connection with negotiating and evaluating the terms and conditions of the merger and reasonably available alternatives.  The Board of Directors believed that the merger is more favorable to the Company’s stockholders than the alternatives to the merger, which belief was formed in part on the Board of Directors’ consideration, with the assistance of the special committee and the Company’s management and its financial advisor, of potential strategic alternatives available to the Company.  The Board of Directors considered that based on the different businesses that GSI operated and other factors, there may be limited number of potential strategic buyers for the entire Company.  In addition, the Board of Directors considered that there may not be any natural buyers for the Excluded Businesses as a whole, certain change of control limitations related to the Excluded Businesses that would present challenges in selling the Excluded Businesses (in whole or in part) to third parties, the extent to which the future success of the Excluded Businesses depended on Mr. Rubin’s management capabilities and that alternatives to the sale of the Excluded Business to Mr. Rubin would present execution risk to the merger transaction.  The Board of Directors considered potential opportunities to seek a superior offer from an alternative acquiror, including acquirors identified by Morgan Stanley as the most likely parties other than eBay to consider purchasing the Company, and considered the risk of jeopardizing the merger with eBay as a result of exploring such alternatives prior to execution of the merger agreement.  In addition, the Board of Directors, in consultation with its financial advisor, considered that eBay was well positioned to deliver value to the Company’s stockholders relative to other potential acquirors because of the Company’s strategic value to eBay in connection with its recently announced strategic plan.  The Board of Directors also considered that the current offer from eBay may not be available at a future date, and believed that any alternative acquiror would likely share many of the concerns that eBay expressed in arriving at its best and final offer of $29.25 per share, while alterative acquirors would likely not share eBay’s strategic motivations.

•
Opinion of the Company’s Financial Advisor.  The Board of Directors considered Morgan Stanley’s financial analyses and oral opinion to the Board of Directors, later delivered in writing and dated as of March 27, 2011, concluding that, based upon and subject to the various assumptions, considerations, qualifications and limitations set forth in the written opinion, the consideration to be received by holders of GSI common stock (other than holders of certain excluded shares) pursuant to the merger agreement was fair from a financial point of view to such holders.  Such opinion is more fully described below under the caption “— Opinion of Morgan Stanley” beginning on page 36.

•
Likelihood of Closing. The Board of Directors considered the likelihood that the merger would be consummated based on among other things, the relatively limited nature of the closing conditions included in the merger agreement, including the absence of any financing or due diligence-related closing conditions and the likelihood that the merger will be approved by requisite regulatory authorities and the Company’s stockholders.  The Board of Directors also considered eBay’s substantial financial resources, including cash and cash equivalents of approximately $9.1 billion as of December 31, 2010 (giving effect to short-term investments in the amount of approximately $1.05 billion and long-term investments in the amount of approximately $2.49 billion), all of which increased certainty of closing.

•
Ability of the Board of Directors to Change its Recommendation.  The Board of Directors considered that the Board of Directors could change its recommendation in the event that unforeseen circumstances arise which change the Board of Directors’ determination that the merger agreement and the merger is advisable and fair to and in the best interests of the Company and our stockholders.

•	Termination Date. The Board of Directors considered that the termination date under the merger agreement allows for sufficient time to complete the merger.

•	Lack of Antitrust Risk. The Board of Directors considered the absence of any material risk that any governmental authority would prevent or materially delay the merger under any antitrust law.

The Board of Directors also identified and considered a number of countervailing factors and risks to the Company and its stockholders relating to the merger and the merger agreement, including the following factors:

•
No Participation in Future Growth. The Board of Directors considered the fact that, because the Company’s stockholders will be receiving a fixed amount of cash for their stock, they will not be compensated for any increase in value of the Company or eBay either during the pre-closing period or following the closing.

•
Outcome of Go-Shop Process.  The Board of Directors considered the possibility that the “go-shop” process would not result in a higher offer to stockholders, and the possibility that provisions in the merger agreement, including the $24.0 million termination fee payable to eBay if the merger agreement were terminated pursuant to the go-shop process, could have the effect of discouraging competing third party proposals.

•
Potential Inability to Complete the Merger. The Board of Directors considered the possibility that the merger may not be completed and the potential adverse consequences to the Company if the merger is announced but not completed, including the potential loss of key members of management, customers, suppliers and employees, and the potential erosion of customer, supplier and employee confidence in the Company.

•
Costs; Disruption to the Business.  The Board of Directors considered the costs involved in connection with entering into and completing the merger as well as the risk of diverting management’s focus and resources from other strategic opportunities and from operational matters while working to implement the merger, and the possibility of other management and employee disruption associated with the merger.

•
Interim Operating Covenants. The Board of Directors considered the limitations imposed in the merger agreement on the conduct of the Company’s business during the pre-closing period, which could delay or prevent the Company from undertaking business opportunities that may arise pending completion of the merger.

•
eBay’s Conditions and Termination.  The Board of Directors considered the conditions to eBay’s obligation to complete the merger as well as the right of eBay to terminate the merger agreement under certain circumstances.  The Board of Directors also considered the $74.0 million termination fee payable to eBay if the merger agreement is terminated under certain circumstances, which could have the effect of discouraging competing third party proposals.

•
12 month Tail on Termination Fee.  The Board of Directors considered the fact that a termination fee would be payable to eBay if the Company consummates or enters into definitive documentation relating to a business combination transaction in which 20% of the Company is acquired by any person within 12 months of eBay or the Company terminating the merger agreement on or after December 31, 2011 or at any point in time following the Company’s stockholders failing to adopt the merger agreement.

•
Non-Solicitation following “Go-Shop” Period.  The Board of Directors considered restrictions on the Company’s ability to solicit or engage in discussions or negotiations regarding alternative business combination transactions, subject to specified exceptions, following expiration of the “go-shop” period as well as restrictions on the Board of Directors’ ability to change or withdraw its recommendation of the merger, except in response to unforeseen circumstances.

•	Taxability. The Board of Directors considered that the merger will be a taxable transaction to the Company’s stockholders.

•
Interests of the Company’s Directors and Executive Officers. The Board of Directors considered the fact that the Company’s chief executive officer was entering into a concurrent agreement with eBay to purchase the Excluded Businesses (other than the minority stake in the consumer engagement businesses that eBay wished to retain) after completion of the merger, and the role that the chief executive officer played in structuring and negotiating the Divestiture Transaction prior to and during the special committee’s negotiation of the merger.  The Board of Directors also considered the potential conflicts of interest of the Company’s directors and executive officers in connection with compensation awards made in connection with or close in time to the merger.  See “—Interest of GSI’s Executive Officers and Directors in the Merger.”

The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive but includes the material factors considered by the Board of Directors.  In light of the complexity and wide variety of factors considered, the Board of Directors did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to these factors.  In addition, the Board of Directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather the Board of Directors conducted an overall analysis of the factors described above, including discussions with the Company’s management and its financial and legal advisors.  In considering the factors described above, individual members of the Board of Directors may have given different weights to different factors.

Board of Directors Recommendation

After careful consideration, both the special committee of the Board of Directors and our full Board of Directors, with the exception of Mr. Rubin and Mr. Menell, who recused themselves from the Board of Directors’ vote on the merger, have determined that the merger is advisable and fair to and in the best interests of the Company and our stockholders. Accordingly, our Board of Directors unanimously (as described above) recommends that you vote “FOR” the proposal to adopt the merger agreement.

Opinion of Morgan Stanley & Co. Incorporated

On March 22, 2011, the Company retained Morgan Stanley to provide it with financial advisory services and a financial opinion in connection with a possible merger, sale or other strategic business combination.  The Company selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the business and affairs of the Company.  At the meeting of the Company’s Board of Directors on March 27, 2011 (from which Messrs. Rubin and Menell recused themselves), Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of March 27, 2011, and based upon and subject to the various assumptions, considerations, qualifications and limitations set forth in the written opinion, the consideration to be received by holders of shares of Company common stock (other than holders of certain excluded shares) pursuant to the merger agreement was fair from a financial point of view to such holders. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley’s investment banking and other professionals in accordance with Morgan Stanley’s customary practice.

The full text of the written opinion of Morgan Stanley, dated as of March 27, 2011, is attached to this proxy statement as Appendix B.  The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion.  We encourage you to read the entire opinion carefully and in its entirety.

Morgan Stanley’s opinion is directed to the Company’s Board of Directors and addresses only the fairness from a financial point of view of the consideration to be received by holders of shares of Company common stock (other than holders of certain excluded shares) pursuant to the merger agreement, as of the date of the opinion.  It does not address any other aspects of the merger and does not constitute a recommendation to any holder of Company common stock as to how to vote at any stockholder's meeting held in connection with the merger or whether to take any other action with respect to the merger.  The summary of the opinion of Morgan Stanley set forth below is qualified in its entirety by reference to the full text of the opinion.

In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of the Company;

•	reviewed certain internal financial statements and other financial and operating data concerning the Company;

•	reviewed certain financial projections prepared by the management of the Company;

•	discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

•	reviewed the reported prices and trading activity for the Company common stock;

•
compared the financial performance of the Company and the prices and trading activity of the Company common stock with that of certain other publicly-traded companies comparable with the Company, and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in discussions and negotiations among representatives of the Company and eBay and their financial and legal advisors;

•	reviewed the merger agreement and certain related documents; and

•	performed such other analyses and reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, with the consent of the Company’s Board of Directors and without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by the Company and formed a substantial basis for its opinion.  With respect to the financial projections, Morgan Stanley assumed, with the consent of the Company’s Board of Directors, that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company.  In addition, Morgan Stanley assumed, with the consent of the Company’s Board of Directors, that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions and that the definitive merger agreement would not differ in any material respect from the draft furnished to Morgan Stanley.  Morgan Stanley assumed, with the consent of the Company’s Board of Directors, that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the benefits expected to be derived in the proposed merger.  Morgan Stanley is not a legal, tax or regulatory advisor.  Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters.  Morgan Stanley expressed no view on, and its opinion did not address, any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into in connection with the merger, including, without limitation, any Support Agreement, or the fairness of the transactions contemplated thereby to or any consideration received in connection therewith by, the holders of any class of securities or instruments, creditors or other constituencies of the Company.  Morgan Stanley also expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of Company common stock in the transaction.  Morgan Stanle’s opinion did not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or were available.  Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Company nor was Morgan Stanley furnished with any such appraisals.  Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, March 27, 2011.  Events occurring after March 27, 2011 may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction, involving the Company.  Prior to delivery of its opinion, Morgan Stanley did not negotiate with any party, other than eBay, which expressed interest to Morgan Stanley in the possible acquisition of the Company.

The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated March 27, 2011.  The various analyses summarized below were based on the closing price of $19.38 per share of Company common stock as of March 25, 2011, the last full trading day prior to the meeting of the Company’s Board of Directors to consider and approve, adopt and authorize the merger agreement.  Some of these summaries of financial analyses include information presented in tabular format.  In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary.  The tables alone do not constitute a complete description of the financial analyses.

Trading Range Analysis.  Morgan Stanley performed a trading range analysis with respect to the historical share prices of the Company common stock.  Morgan Stanley reviewed the range of closing prices of the Company common stock for various periods ending on March 25, 2011.  Morgan Stanley observed the following:

Period Ending March 25, 2011	Range of Closing Prices
Last 3 Months	$18.40 – 24.41
Last 6 Months	$18.40 – 26.11
Last 12 Months	$18.40 – 31.10

Morgan Stanley observed that the Company common stock closed at $19.38 on March 25, 2011 (the last full trading day prior to the announcement of the execution of the merger agreement).  Morgan Stanley noted that the consideration per share of Company common stock of $29.25 pursuant to the merger agreement reflected a 50.9% premium to the closing price per share of Company common stock as of March 25, 2011, a 35.3% premium to the average closing price per share of Company common stock for the 3 months prior to and including March 25, 2011, a 27.6% premium to the average closing price per share of Company common stock for the 6 months prior to and including March 25, 2011, and an 18.2% premium to the average closing price per share of Company common stock for the 12 months prior to and including March 25, 2011.

Equity Research Analysts’ Future Price Targets.  Morgan Stanley reviewed and analyzed future public market trading price targets for the Company common stock prepared and published by equity research analysts following January 5, 2011 and prior to March 25, 2011.  These one year forward targets reflected each analyst’s estimate of the future public market trading price of the Company common stock and are not discounted to reflect present values.  The range of undiscounted analyst price targets for the Company common stock was $24.00 to $35.00 per share as of March 25, 2011 and Morgan Stanley noted that the median undiscounted analyst price target was $31.00 per share.  The range of analyst price targets per share for the Company common stock discounted at 11.0% to reflect the Company’s estimated cost of capital was $22.78 to $31.53 per share as of March 25, 2011, and Morgan Stanley noted that the median discounted analyst price target was $27.93 per share.

In addition, Morgan Stanley reviewed and analyzed those future public market trading price targets for the Company common stock prepared and published by equity research analysts following the February 14, 2011 escalation of the NFL labor dispute, which was expected by certain analysts to have a negative impact on the Company’s operating results and public market trading price of the Company common stock, and prior to March 25, 2011.  These one year forward targets reflected each analyst’s estimate of the future public market trading price of the Company common stock and are not discounted to reflect present values.  The range of these undiscounted analyst price targets for the Company common stock was $24.00 to $33.00 per share as of March 25, 2011 and Morgan Stanley noted that the median undiscounted analyst price target was $27.50 per share.  The range of these analyst price targets per share for the Company common stock discounted at 11.0% to reflect the Company’s estimated cost of capital was $22.52 to $29.73 per share as of March 25, 2011, and Morgan Stanley noted that the median discounted analyst price target was $24.77 per share.

Morgan Stanley noted that the consideration to be received by holders of shares of Company common stock pursuant to the merger agreement was $29.25 per share.

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the Company common stock and these estimates are subject to uncertainties, including the future financial performance of the Company and future financial market conditions.

Public Trading Comparables Analysis.  Morgan Stanley performed a public trading comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded.  Morgan Stanley compared certain financial information of the Company with comparable publicly available consensus equity research estimates for companies that share similar business characteristics such as those that provide Internet technology or those that have similar scale and operating characteristics (the “Comparable Companies”).  These companies included the following:

•	Amazon.com, Inc.

•	Ancestry.com, Inc.

•	Digital River, Inc.

•	VistaPrint NV

•	Overstock.com, Inc.

•	eBay Inc.

•	Mediamind Technologies, Inc.

•	ValueClick, Inc.

•	Expedia, Inc.

•	Orbitz Worldwide, Inc.

For purposes of this comparative analysis, Morgan Stanley analyzed for each of these Comparable Companies the multiple of aggregate value, to estimated earnings before interest, taxes, depreciation and amortization (“EBITDA”) for calendar years 2011 and 2012 (in each case, based on publicly available consensus estimates).

Based on the analysis of the relevant metrics for each of the Comparable Companies, Morgan Stanley selected representative ranges of financial multiples and applied these ranges of multiples to the relevant Company financial statistic.  For purposes of estimated calendar year 2011 EBITDA and estimated calendar year 2012 EBITDA, Morgan Stanley utilized publicly available estimates prepared by equity research analysts and available to Morgan Stanley as of March 25, 2011 (the “Street Case”), and Morgan Stanley also utilized a set of estimates developed by the Company's management, with assistance from Morgan Stanley, and approved by the Company's management (“Management Case 1”) and a set of estimates prepared by the Company’s management for eBay reflecting the impact of certain potentially achievable operational and financial targets considered to be potentially achievable illustrating a potential upside scenario, including potential future cost savings arising from the Company’s investments in its IT platform, and potential improvements in performance of recently acquired businesses (“Management Case 2”), each of which is further described below.

Based on the number of shares of the Company’s common stock outstanding on a fully diluted basis (including outstanding options, RSUs and convertible debt) as of March 25, 2011, Morgan Stanley calculated the estimated implied value per share of common stock of the Company as of March 25, 2011 as follows:

Calendar Year Financial Statistic	Comparable Company Multiple Range	Implied Value Per Share of the Company Common Stock
Street Case
Aggregate Value to Estimated 2011 EBITDA	7.0x – 11.0x	$15.91 - $25.78
Aggregate Value to Estimated 2012 EBITDA	6.0x – 9.0x	$16.87 - $25.95
Management Case 1
Aggregate Value to Estimated 2011 EBITDA	7.0x – 11.0x	$16.45 - $26.64
Aggregate Value to Estimated 2012 EBITDA	6.0x – 9.0x	$17.11 - $26.31
Management Case 2
Aggregate Value to Estimated 2011 EBITDA	7.0x – 11.0x	$16.46 - $26.64
Aggregate Value to Estimated 2012 EBITDA	6.0x – 9.0x	$19.78 - $30.31

Morgan Stanley noted that the consideration to be received by holders of shares of Company common stock pursuant to the merger agreement was $29.25 per share.

No Comparable Company utilized in the public trading comparables analysis is identical to the Company.  In evaluating Comparable Companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the businesses of the Company and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company or the industry or in the financial markets in general.  Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using peer group data.

Sum-of-the-Parts Analysis.  Morgan Stanley performed a sum-of-the-parts analysis, which is designed to imply a value of a whole company based on the application of different valuation methodologies to the distinct components that comprise a company’s operations.  Morgan Stanley used a variety of different valuation methodologies, including comparable company analysis (similar methodology as described above), discounted equity value analysis (similar methodology as described below), analysis of precedent transactions (similar methodology as described below) and book value analysis noting the impact of certain change-of-control limitations, to value the Company’s five divisions: E-Commerce Services, Marketing Services, Licensed Sports Merchandise, RueLaLa and ShopRunner.  Morgan Stanley utilized projections from Management Case 1 and Management Case 2 in performing its analysis.  Certain factors, such as tax inefficiencies, other separation transaction costs and change-of-control restrictions, were excluded from Morgan Stanley’s sum-of-the-parts analysis.

Based on the analysis of the relevant metrics, Morgan Stanley selected representative ranges of value for each division which were aggregated to imply a value for the whole Company.  The following table summarizes Morgan Stanley’s analysis:

Financial Case Analyzed	Implied Equity Value	Implied Value Per Share of the Company
Management Case 1	$1,653 - $2,081	$21.77 – $27.40
Management Case 2	$2,066 - $2,494	$27.21 – $32.84

Morgan Stanley noted that the consideration to be received by holders of shares of Company common stock pursuant to the merger agreement was $29.25 per share.

Analysis of Precedent Transactions.  Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms and premia of selected transactions that share some characteristics with this transaction.  In connection with its analysis of precedent transaction premia, Morgan Stanley compared publicly available statistics for selected technology sector transactions with a transaction value of greater than $250 million announced between January 1, 2010 and March 25, 2011.  For each such technology sector transaction, Morgan Stanley noted the following financial statistics where applicable: (1) implied premium to the acquired company’s closing share price on the last trading day prior to announcement; and (2) implied premium to the acquired company’s 30 trading day average closing share price prior to announcement.  In addition, in connection with its analysis of precedent transaction multiples, Morgan Stanley compared publicly available statistics for 12 selected Internet sector transactions occurring between April 25, 2005 and March 25, 2011.  The following is a list of these Internet sector transactions:

Selected Internet Sector Transactions (Target / Acquiror)

Drugstore.com, Inc. / Walgreen Co.
Art Technology Group, Inc. / Oracle Corp.
Internet Brands, Inc. / Hellman & Friedman LLC
Bankrate, Inc. / Apax Partners Worldwide LLP
Zappos.com, Inc. / Amazon.com, Inc.
Gmarket Co. / eBay, Inc.
Greenfield Online, Inc. / Microsoft Corp.
CNET Networks, Inc. / CBS Corp.
Getty Images, Inc. / Hellman & Friedman LLC
Digitas, Inc. / Publicis Groupe SA
Fastclick, Inc. / ValueClick Media
DoubleClick Inc. / Hellman & Friedman LLC

For each such Internet sector transaction, Morgan Stanley noted the multiple of aggregate value of the transaction to estimates of last twelve months EBITDA and next twelve months EBITDA.

Based on the analysis of the relevant metrics and time frame for each technology and Internet sector transaction described above, Morgan Stanley selected representative ranges of implied premia and financial multiples of the selected transactions and applied these ranges of premia and financial multiples to the relevant Company financial statistic.  For purposes of estimated next twelve months EBITDA, Morgan Stanley utilized publicly available equity research analyst consensus estimates that were available to Morgan Stanley as of March 25, 2011.

The following table summarizes Morgan Stanley’s analysis:

Precedent Transactions Financial Statistic	Representative Range	Implied Value Per Share of the Company
Premium to 1-day Prior Closing Share Price	20.0% – 40.0%	$23.26 – $27.13
Premium to 30-day Average Closing Share Price	25.0% – 45.0%	$24.23 – $28.10
Aggregate Transaction Value to Estimated Next Twelve Months EBITDA	9.0x – 14.0x	$20.86 – $33.20
Aggregate Value to Estimated Last Twelve Months EBITDA	11.0x – 16.0x	$22.22 – $32.89
Aggregate Value to Estimated Next Twelve Months Management Case 1 and Management Case 2 EBITDA	9.0x – 14.0x	$21.58 – $34.31

Morgan Stanley noted that the consideration to be received by holders of shares of Company common stock pursuant to the merger agreement was $29.25 per share.

No company or transaction utilized in the precedent transactions analysis is identical to the Company or the merger.

In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, market and financial conditions and other matters, which are beyond the control of the Company, such as the impact of competition on the business of the Company or the Company’s industry generally, growth of the Company’s industry and the absence of any adverse material change in the financial condition of the Company or the Company’s industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared.

Discounted Equity Value Analysis.  Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into the estimated future value of a company’s common equity as a function of the company’s estimated future EBITDA and a potential range of aggregate value to EBITDA multiples. The resulting value is subsequently discounted to arrive at a present value for such company’s stock price.  In connection with this analysis, Morgan Stanley calculated a range of present equity values per share of the Company’s common stock. To calculate the discounted equity value, Morgan Stanley used calendar year 2012 and 2013 forecasts from each of the Street Case, Management Case 1 and Management Case 2. Morgan Stanley applied a range of EBITDA multiples to these estimates and applied a discount rate of 11.0% to reflect the Company’s estimated cost of capital.

The following table summarizes Morgan Stanley’s analysis:

	Comparable Company Representative Multiple Range	Implied Present Value Per Share of the Company
Calendar Year 2012 Assumed EBITDA
Street Case	8.0x – 11.0x	$16.93 – $23.73
Management Case 1	8.0x – 11.0x	$17.48 – $24.47
Management Case 2	8.0x – 11.0x	$20.56 – $28.69
Calendar Year 2013 Assumed EBITDA
Street Case	8.0x – 11.0x	$18.68 – $25.87
Management Case 1	8.0x – 11.0x	$19.68 – $27.22
Management Case 2	8.0x – 11.0x	$26.30 – $36.25

Morgan Stanley noted that the consideration to be received by holders of shares of Company common stock pursuant to the merger agreement was $29.25 per share.

Discounted Cash Flow Analysis. Morgan Stanley calculated a range of equity values per share for the Company based on a discounted cash flow analysis to value the Company as a standalone entity. Morgan Stanley utilized projections from the Street Case, Management Case 1 and Management Case 2. Morgan Stanley calculated the net present value of free cash flows for the Company for calendar years 2011 through 2013 and calculated terminal values at the end of calendar year 2014 based on a terminal exit multiple of EBITDA ranging from 8.0x to 10.0x. These values were discounted to present values as of January 1, 2011 at discount rates ranging from 9.0% to 11.0% to reflect a range of the Company’s estimated cost of capital.

The following table summarizes Morgan Stanley’s analysis:

Implied Present Value Per Share of the Company
Street Case	$21.03 – $27.41
Management Case 1	$24.15 – $31.48
Management Case 2	$35.07 – $45.70

Morgan Stanley noted that the consideration per share to be received by holders of shares of Company common stock pursuant to the merger agreement was $29.25 per share.

Leveraged Buyout Analysis.  Morgan Stanley performed an illustrative leveraged buyout analysis to estimate the theoretical prices at which a financial sponsor might effect a leveraged buyout of the Company.  For purpose of this analysis, Morgan Stanley assumed a transaction date of December 31, 2010 and an illustrative multiple of debt to last-twelve-months EBITDA at the transaction date of 5.5x.  Morgan Stanley also assumed a subsequent exit transaction by the financial sponsor at December 31, 2013 with a valuation of the Company realized by the financial sponsor in such subsequent exit transaction based on an 8.0x to 10.0x aggregate value to next-twelve-months EBITDA multiple and the Company’s estimated total debt and cash as of December 31, 2013.  Morgan Stanley utilized projections from the Street Case, Management Case 1 and Management Case 2 in performing its analysis.  The implied acquisition price per share paid by the financial sponsor was based on a hypothetical target range of internal rates of return for the financial sponsor between December 31, 2010 and December 31, 2013 of 15.0%–25.0%.

The following table summarizes Morgan Stanley’s analysis:

Implied Present Value Per Share of the Company
Street Case	$17.88 – $24.26
Management Case 1	$19.89 – $27.52
Management Case 2	$26.97 – $38.95

Morgan Stanley noted that the consideration per share to be received by holders of shares of Company common stock pursuant to the merger agreement was $29.25 per share.

In connection with the review of the merger by the Company’s Board of Directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion.  The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description.  In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered.  Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion.  In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions.  As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of the Company.  In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters.  Many of these assumptions are beyond the control of the Company.  Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the consideration to be received by holders of shares of Company common stock (other than holders of certain excluded shares) pursuant to the merger agreement and in connection with the delivery of its opinion, dated March 27, 2011, to the Company’s Board of Directors.  These analyses do not purport to be appraisals or to reflect the prices at which shares of common stock of the Company might actually trade.

The per share merger consideration to be received by the holders of shares of Company common stock was determined through arm’s length negotiations between the special committee or members thereof and eBay and was approved by the Company’s Board of Directors (other than Messrs. Rubin and Menell, who recused themselves).  Morgan Stanley provided advice to the Company’s Board of Directors during these negotiations.  Morgan Stanley did not, however, recommend any specific consideration to the Company or its special committee or Board of Directors or that any specific consideration constituted the only appropriate consideration for the merger.

Morgan Stanley’s opinion and its presentation to the Company’s Board of Directors was one of many factors taken into consideration by the Company’s special committee and Board of Directors in deciding to approve, adopt and authorize the merger agreement.  Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the Company’s special committee or Board of Directors with respect to the merger consideration, or of whether the Company’s special committee or Board of Directors would have been willing to agree to different consideration.

The Company retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise and its knowledge of the business affairs of the Company.  Morgan Stanley is an internationally recognized investment banking and advisory firm.  Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes.  Morgan Stanley also is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services.  Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Company, eBay, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

Under the terms of its engagement letter, Morgan Stanley provided the Company financial advisory services and a financial opinion in connection with the merger, and the Company has agreed to pay Morgan Stanley a fee for its services, a portion of which became payable upon execution of the merger agreement and a substantial portion of which is contingent upon the closing of the merger.  The engagement letter provides that the fees payable to Morgan Stanley equal a percentage of the aggregate transaction value of the merger, and that such percentage will be higher if Morgan Stanley’s efforts in the “go-shop” process result in any incremental value to be paid by an acquirer of the Company.  The Company has also agreed to reimburse Morgan Stanley for its expenses, including fees of outside counsel and other professional advisors, incurred in connection with its services.  In addition, the Company has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of Morgan Stanley’s engagement. In the two years prior to the date of its opinion, Morgan Stanley has provided financial advisory and financing services for eBay and the Company, and has received customary fees in connection with such services.  Morgan Stanley may also seek to provide such services to eBay and the Company in the future and expects to receive customary fees for the rendering of these services.

Financing

The merger agreement does not contain any financing-related closing conditions, and eBay has represented that it will have sufficient funds at closing to fund the payment of the merger consideration.

Certain Effects of the Merger

Conversion of Outstanding GSI Common Stock and Cancellation of Stock Options, Restricted Stock Unit Awards and Other Awards

If the merger agreement is adopted by our stockholders and the other conditions to the completion of the merger are either satisfied or waived, Merger Sub will be merged with and into GSI, with GSI continuing as the surviving corporation in the merger. Upon the completion of the merger, each issued and outstanding share of our common stock, other than shares held by GSI, eBay, Merger Sub or any of their subsidiaries and shares held by stockholders who validly perfect their appraisal rights to appraisal under Delaware law, will be converted into the right to receive the per share merger consideration. Our stockholders will be required to surrender their shares upon the completion of the merger in exchange for a cash payment equal to the merger consideration. After completion of the merger, stockholders will not have the opportunity to liquidate their shares at a time and for a price of their own choosing. If all outstanding shares of common stock, excluding restricted stock, are converted, the total merger consideration expected to be paid is approximately $2.1 billion.

The merger agreement provides that:

•
to the extent that any outstanding shares of GSI’s common stock are unvested or subject to a repurchase option, risk of forfeiture or other condition as of the effective time of the merger, each such share will be converted into a right to receive $29.25, without interest and less applicable withholding taxes, at the effective time of the merger, which right will remain unvested and subject to the same repurchase option, risk of forfeiture or other condition previously applicable to the respective shares, and need not be paid until such time as such repurchase option, risk of forfeiture or other condition lapses or otherwise terminates;.

•
each outstanding stock option to acquire shares of GSI common stock, to the extent vested immediately prior to the effective time of the merger, will be converted into the right to receive an amount in cash (subject to any applicable withholding taxes) equal to (i) the number of shares of GSI common stock underlying the option multiplied by (ii) the difference between (A) $29.25, and (B) the exercise price per share of such option;  and

•
each outstanding stock option to acquire shares of GSI common stock, to the extent unvested immediately prior to the effective time of the merger, will be converted into an option to purchase eBay common stock in an amount equal to (i) the number of shares of GSI common stock underlying such option immediately prior to the effective time of the merger, multiplied by (ii) a “conversion ratio” equal to (A) $29.25 divided by (B) the average of the closing sale prices of a share of eBay common stock as reported on NASDAQ for each of the ten consecutive trading days immediately preceding the closing date of the merger, rounding the resulting number down to the nearest whole number of shares of eBay common stock.  The per share exercise price for the eBay common stock issuable upon exercise of each such unvested GSI stock option converted into an option to purchase eBay common stock will be equal (i) the per share exercise price of the GSI common stock subject to such unvested GSI option, as in effect immediately prior to the effective time of the merger, divided by (ii) the conversion ratio, rounding up to the nearest whole cent.

The total amount expected to be paid in respect of restricted shares of our common stock is approximately $5.2 million.  The total amount expected to be paid in respect of vested stock options is approximately $20.6 million.

The merger agreement also provides that:

•
each restricted stock unit of GSI, to the extent vested immediately prior to the effective time of the merger, will be converted into the right to receive an amount in cash (subject to any applicable withholding taxes) equal to (i) the number of shares of GSI common stock underlying the restricted stock unit multiplied by (ii) $29.25; and

•
each restricted stock unit of GSI, to the extent unvested immediately prior to the effective time of the merger, will be converted into a restricted stock unit representing the right to receive the number of shares of eBay common stock equal to (i) the number of shares of GSI common stock subject to such restricted stock unit immediately prior to the effective time of the merger multiplied by (ii) the conversion ratio, rounding the resulting number down to the nearest whole number of shares of eBay common stock.

The total amount expected to be paid in respect of restricted stock unit awards that will vest prior to the effective time is approximately $24.4 million.

Effect on Listing; Registration and Status of GSI Common Stock

Our common stock is registered as a class of equity securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is quoted on the NASDAQ Global Select Market under the symbol “GSIC.” As a result of the merger, GSI will be a privately-held company, with no public market for its common stock. After the merger, our common stock will cease to be traded on the NASDAQ Global Select Market, and price quotations with respect to sales of shares of our common stock in the public market will no longer be available. In addition, registration of our common stock under the Exchange Act will be terminated. This termination and the delisting of

GSI’s common stock from the NASDAQ Global Select Market will make certain provisions of the Exchange Act inapplicable to GSI as a stand-alone company, such as:

•	the short-swing recovery provisions of Section 16(b) and the requirement to furnish a proxy or an information statement in connection with a stockholders’ meeting; and

•
the liability provisions of the Exchange Act and the corporate governance requirements under NASDAQ rules and regulations and under the Sarbanes-Oxley Act of 2002 (such as the requirement that certain executive officers of GSI certify the accuracy of GSI’s financial statements and that annual reports contain management’s report on the effectiveness of the company’s internal controls).

In addition, GSI will no longer be required to file periodic reports with the SEC after the effective time of the merger with respect to its common stock.

Interests of GSI’s Directors and Executive Officers in the Merger

In considering the unanimous recommendation of our Board of Directors (other than Messrs. Rubin and Menell, who recused themselves), you should be aware that GSI’s directors and executive officers have interests in the transaction that are different from, and in addition to, the interests of GSI stockholders generally and that may present a potential conflict of interest. Our Board of Directors was aware of these interests and considered that these interests may be different from, and in addition to, the interests of our stockholders generally, among other matters, in approving the merger agreement and the merger, and in determining to recommend that our stockholders vote for adoption of the merger agreement.

Divestiture of Certain Assets to NRG Commerce, LLC and Related Transactions

Concurrently with the execution of the merger agreement, eBay and NRG Commerce, LLC (“NRG”), a Delaware limited liability company wholly-owned by Michael G. Rubin, our chairman of the board, president and chief executive officer, entered into a stock purchase agreement (the “purchase agreement”) whereby NRG agreed to acquire (i) 100% of the outstanding shares of capital stock of TeamStore, Inc. and 100% of the outstanding membership interests and other equity interests of Fanatics, LLC (collectively, the “licensed sports business”), (ii) 70% of the outstanding shares of capital stock of RueLaLa, Inc. (“RueLaLa”) and (iii) 70% of the outstanding shares of capital stock of ShopRunner, Inc. (“ShopRunner” and, together with the licensed sports business and RueLaLa, the “purchased entities”) for a purchase price (in the form described below) of $330,000,000, $122,500,000 and $45,500,000, respectively.  Each of the purchased entities are currently subsidiaries of GSI.

The closing of the divestiture transaction is subject to the closing of the merger, but the closing of the merger is not subject to, or dependent upon, the closing of the divestiture transaction. The closing of the divestiture transaction is also subject to other customary conditions, as well as a condition in favor of eBay to the effect that Mr. Rubin must beneficially own a majority of the outstanding equity interests of NRG and must not have died or become permanently disabled. If the merger agreement terminates, the purchase agreement may be terminated by either party on or after the second anniversary of the date of the purchase agreement.

The purchase agreement contemplates that eBay will cause GSI, which will then be a wholly owned subsidiary of eBay, to enter into a secured loan agreement with NRG in connection with the divestiture transaction (the “loan agreement”), pursuant to which GSI will lend to NRG $467 million on the terms and subject to the conditions of the loan agreement (the “loan”) to fund a portion of the purchase price of the purchased entities. The loan will bear interest at an annual rate equal to 3-month LIBOR plus 1.10%. The maturity date of the loan is December 31, 2018.  The loan will be secured by substantially all of the assets of the purchased entities and certain other subsidiaries of NRG and may initially be subordinated to up to $100 million of senior indebtedness, which amount may be increased incrementally up to $200 million if NRG achieves certain revenue milestones.  The loan may be prepaid at any time without penalty or premium and must be prepaid (a) quarterly with 25% of excess cash flow generated by NRG and its subsidiaries,  and (b) with certain limitations, following an Asset Sale or Casualty Event (each as defined in the loan agreement).  The loan is subject to customary conditions, including (a) delivery of fully executed versions of definitive loan documentation, (b) no default on the closing date of the stock purchase, (c) consummation of the merger agreement and purchase agreement, and (d) NRG’s receipt of a capital contribution of $31 million from Mr. Rubin.  The loan will be guaranteed jointly and severally by the purchased entities and certain other subsidiaries of NRG, except that in the event of an initial public offering of the equity securities of RueLaLa or ShopRunner, in each case in an amount not less than $50 million, the liability of RueLaLa and ShopRunner with respect to the loan will be capped at 30.7% and 11.4%, respectively, of the guaranteed obligations, and subject to dollar caps of $143.4 million and $53.2 million, respectively.  In addition, upon the closing under the loan agreement, Mr. Rubin will guarantee to GSI the payment of up to $30 million of the principal and interest payments under the loan agreement to the extent that GSI fails to collect such payment from NRG, the other guarantors and the pledged collateral.

Mr. Rubin will make a capital contribution of $31 million to NRG, which amount will be contributed to one or more of the purchased entities and will be offset against payment of the purchase price for each of the purchased entities.

The purchase agreement also includes certain covenants and agreements among the parties, including, without limitation, the following:

•
restrictions on eBay’s operation of the purchased entities other than in the ordinary and usual course of business consistent with past practice in the period between the closing of the merger and the closing of the divestiture transaction;

•
eBay’s agreement to cause GSI not to take any action that could be reasonably expected to materially impede or interfere with, delay, postpone or materially and adversely affect the consummation of the divestiture transaction or the other transactions contemplated by the purchase agreement, except as prohibited or required by any governmental order;

•
the parties’ agreement to explore, negotiate in good faith and undertake potential business and commercial opportunities between RueLaLa and ShopRunner, on the one hand, and eBay and its affiliates (including PayPal), on the other hand, during the period between signing of the purchase agreement and the date of the closing of the divestiture transaction;

•
eBay’s agreement to cause GSI to make capital contributions of $61 million to RueLaLa, $40 million to ShopRunner and $55 million to the licensed sports business at or prior to the closing of the divestiture transaction to the extent not previously made (with $15 million of the $55 million contribution being on account of certain expenses payable to the financial and legal advisors of NRG in connection with the divestiture transaction);

•
eBay’s agreement to cause GSI to make a capital contribution to each of RueLaLa, ShopRunner and TeamStore in an amount equal to each such entity’s outstanding debt to GSI (but not to exceed $40 million in the aggregate) for the purpose of repaying such debt;

•
eBay’s agreement to make a cash payment to NRG within three days after the closing of the divestiture transaction equal to 50% of the unvested equity awards granted by GSI that will be forfeited by transferred employees at the closing of the divestiture transaction, which cash will be used by NRG to establish a compensation plan for such employees;

•
eBay’s agreement to cause GSI Commerce Solutions, Inc. to contribute certain assets and other interests to TeamStore, Inc. at or prior to the closing of the divestiture transaction as specified in the contribution agreement attached as an exhibit to the purchase agreement;

•
eBay’s agreement to maintain any guarantees by GSI or its subsidiaries of the performance of the purchased entities under agreements and leases entered into by them prior to the merger for up to one year after closing of the Divestiture Transaction and NRG’s obligation to replace those guarantees with guarantees by NRG or the purchased entities;

•
eBay’s agreement to guarantee certain remaining earnout obligations of GSI under the merger agreement pursuant to which GSI acquired RueLaLa (the “RueLaLa Merger Agreement”), subject to NRG’s agreement to indemnify (and cause the purchased entities to indemnify) eBay from losses relating to, among other things, certain corporate guarantees of GSI or its subsidiaries for the performance by the purchased entities of certain obligations to third parties;

•
eBay’s agreement, from and after the closing of the divestiture transaction and for so long as Mr. Rubin continues to beneficially own at least a majority of outstanding capital stock of ShopRunner, to use commercially reasonable efforts to cause GSI to continue to make ShopRunner a standard feature on current and future platforms and to maintain custom configuration on current and future platform for TeamStore, Inc.;

•
the parties’ agreement that GSI Commerce Solutions, Inc. will provide to the purchased entities, and TeamStore will provide to GSI or its subsidiaries (other than the purchased entities), certain transitional services for a fee for a limited period after closing of the divestiture transaction;

•	NRG’s grant to eBay of a license for certain intellectual property rights of RueLaLa and ShopRunner;

•
eBay’s agreement not to amend (or grant any consent or waiver under) the merger agreement in a manner that adversely affects in any material respect NRG’s rights and obligations under the purchase agreement, delays or materially impairs the closing of the divestiture transaction, except as prohibited or required by any governmental order;

•
eBay’s agreement that the merger will be deemed a change of control under Mr. Rubin’s employment agreement with GSI and that the vesting of Mr. Rubin’s equity awards will be accelerated upon the merger; and

•	eBay’s agreement to amend Mr. Rubin’s employment agreement after the closing of the merger to allow Mr. Rubin to use and disclose proprietary information relating to the purchased entities.

The purchase agreement includes indemnification provisions whereby eBay and NRG (and, after the closing of the divestiture transaction, the purchased entities) agree to indemnify the other from losses relating breach of its  representations, warranties, covenants and agreements under the purchase agreement subject to certain minimum thresholds on both individual and aggregate claims.  In addition, NRG agreed to indemnify (and to cause the purchased entities to indemnify) eBay from losses relating to (i) certain warehouse facility leases and other contracts assigned to NRG at the closing of the divestiture transaction that arise after the closing date, (ii) 70% of any earnout payments payable by GSI or eBay under the RueLaLa Merger Agreement after the closing of the divestiture transaction as a result of the achievement of specified financial milestones in accordance with the RueLaLa Merger Agreement and 100% of all other obligations of GSI or eBay under the RueLaLa Merger Agreement, (iii) certain corporate guarantees of GSI or its subsidiaries for the performance by the purchased entities of certain obligations to third parties, (iv) GSI’s obligations under the escrow arrangement established in connection with the merger agreement pursuant to which eBay acquired Fanatics, LLC, (v) claims by employees of GSI or its subsidiaries with respect to the termination of any GSI equity awards in connection with the divestiture transaction, and (vi) all (or 70% in the case of each of ShopRunner and RueLaLa) other obligations of the purchased entities.  The purchase agreement also contains indemnification provisions relating to intellectual property and tax matters.

In connection with the transactions contemplated by the purchase agreement:

•
NRG will enter into a management agreement with each of ShopRunner and RueLaLa, each of which is to become effective upon the closing of the merger, pursuant to which NRG will provide certain management services to ShopRunner or RueLaLa, as applicable, in exchange for an annual management fee of $2.5 million and reimbursement of NRG’s out-of-pocket expenses in providing such services;

•
NRG will enter into a stockholders agreement with each of ShopRunner and eBay, and RueLaLa and eBay, each of which will to become effective upon the closing of the merger, which include customary corporate governance-related provisions, provisions restricting the sale and transfer of securities of ShopRunner or Rue La La, registration rights of stockholders holding a certain minimum percentage interest in RueLaLa or ShopRunner and certain other customary matters; and

•
Mr. Rubin entered into a noncompetition and non-solicitation agreement with eBay that prohibits Mr. Rubin from engaging in certain activities competitive with GSI and its subsidiaries (other than the purchased entities), for a period of 30 months after the effective date of the merger.

Concurrently with the negotiations of the purchase agreement, Mr. Rubin had preliminary discussions with Mr. Menell concerning the potential employment of Mr. Menell by NRG.  As a result of such discussions, Mr. Menell recused himself from the Board of Directors’ deliberations and review of, and vote for, the merger agreement and the transactions contemplated thereby.  Subsequent to the announcement of the entry into the merger agreement by GSI, Mr. Menell resigned from the Board of Directors in order to accept a position with NRG and thereafter accepted a position with NRG.

Cash-Out and Conversion of Equity Awards

Stock Options

The merger agreement provides that, prior to the effective time of the merger, each option to acquire shares of our common stock, to the extent vested immediately prior to the effective time of the merger (including any option that vests contingent upon the completion of the merger or upon a termination of service at or immediately prior to the effective time), will be cancelled as of the effective time and converted into the right to receive an amount in cash (subject to any applicable withholding taxes) equal to: (i) the number of shares of GSI common stock underlying such option, immediately prior to the effective time of the merger, multiplied by (ii) the difference between (A) $29.25, and (B) the exercise price per share of such option.  Each outstanding stock option of GSI, to the extent unvested immediately prior to the effective time of the merger, will be converted into an option to purchase eBay common stock in an amount equal to: (i) the number of shares of our common stock underlying such option immediately prior to the effective time of the merger, multiplied by (ii) a “conversion ratio” equal to (A) $29.25, divided by (B) the average of the closing sale prices of a share of eBay common stock as reported on NASDAQ for each of the ten consecutive trading days immediately preceding the closing date of the merger, rounding the resulting number down to the nearest whole number of shares of eBay common stock.  The per share exercise price for the eBay common stock issuable upon exercise of each such unvested GSI stock option converted into an option to purchase eBay common stock shall equal: (i) the per share exercise price of the GSI common stock subject to such unvested option, as in effect immediately prior to the effective time of the merger, divided by (ii) the conversion ratio, rounding up to the nearest whole cent.

The following table provides information, for each of our directors and executive officers, regarding the aggregate number of shares of common stock underlying outstanding vested GSI options as of April 11, 2011, the weighted average exercise price of such options and the value of the vested options.  None of our directors and executives have any unvested options as of April 11, 2011. The information in the table assumes that all options will remain outstanding through the effective time of the merger.

Name	Number of Shares Underlying Vested Options	Weighted Average Exercise Price of Vested Options	Value of Vested Options(1)
Non-Executive Directors
M. Jeffrey Branman	35,000	$15.3126	$487,810
Michael J. Donahue	-	-	-
Ronald D. Fisher	28,750	12.898	470,110
John A. Hunter	25,000	15.010	356,000
Josh Kopelman	-
Jeffrey F. Rayport	35,500	12.718	586,885
David Rosenblatt	-	-	-
Lawrence S. Smith	-	-	-
Andrea M. Weiss	-	-	-

Executive Officers
Michael G. Rubin	350,000	11.236	6,305,000
Michael R. Conn	120,000	11.298	2,154,300
Christopher Saridakis	-	-	-
Damon Mintzer	35,000	13.460	552,650
J. Scott Hardy	-	-	-
James Flanagan	45,000	13.460	710,550

(1)
Represents the amount payable to the individual following the effective time of the merger with respect to vested options held by the individual. Calculated for each individual by multiplying (i) the aggregate number of shares subject to vested options by (ii) the difference between (A) $29.25, and (B) the weighted average exercise price of the vested options.

Restricted Stock Units

The merger agreement provides that, prior to the effective time of the merger, each restricted stock unit of GSI, to the extent vested immediately prior to the effective time of the merger (including those that become vested as a result of the completion of the merger), will be converted into the right to receive an amount in cash (subject to any applicable withholding taxes) equal to: (i) the number of shares of GSI common stock underlying the restricted stock unit, multiplied by (ii) $29.25.  Each restricted stock unit that is outstanding and unvested immediately prior to the effective time of the merger will be converted into a restricted stock unit representing the right to receive the number of shares of eBay common stock equal to: (i) the number of shares of GSI common stock subject to such restricted stock unit immediately prior to the effective time of the merger, multiplied by (ii) the conversion ratio, rounding the resulting number down to the nearest whole number of shares.

On March 25, 2011, as part of its review of annual equity grants, GSI’s Board of Directors granted to Mr. Conn a restricted stock unit award of 200,000 shares.  100,000 shares underlying the restricted unit award will vest immediately in full in the event of a change in control (including the merger), provided that Mr. Conn remains in “continuous service” (as defined in the 2010 Equity Incentive Plan) through the date of such change in control.  The remaining 100,000 shares underlying the March 25, 2011 restricted stock unit award will vest 25% on March 25 of each of 2012, 2013, 2014 and 2015 and will be converted as described below.

On March 25, 2011, GSI’s Board of Directors granted to Mr. Rubin a restricted stock unit award under the Plan to acquire 27,000 shares of GSI common stock in satisfaction of GSI’s obligation pursuant to Mr. Rubin’s employment agreement to issue to Mr. Rubin an annual restricted stock unit award of a number of shares with a fair market value equal to $675,000.  The restricted stock unit award to acquire 27,000 shares of GSI common stock was based on a per share value of $25.00.   The March 25, 2011 restricted stock unit award will vest as to 25% of the total number of shares subject to the award on March 25 of each of 2012, 2013, 2014 and 2015. Such vesting will be subject to Mr. Rubin’s continuous service (as defined in the 2010 Equity Incentive Plan) to GSI and to acceleration in certain circumstances following a change in control.  Notwithstanding the foregoing, pursuant to the purchase agreement, the vesting of these restricted stock units will accelerate in full upon consummation of the merger.

On March 25, 2011, as part of GSI’s regular annual process for granting equity awards, GSI’s Board of Directors granted to each of Messrs. Flanagan, Hardy, Mintzer and Saridakis, a restricted stock unit award under the Plan to acquire 20,000 shares of GSI common stock.  The March 25, 2011 restricted stock unit award will vest as to 25% of the total number of shares subject to the award on March 25 of each of 2012, 2013, 2014 and 2015.

The unvested March 25, 2011 grants to Messrs. Conn, Flanagan, Hardy, Mintzer and Saridakis will be converted into a restricted stock unit representing the right to receive the number of shares of eBay common stock pursuant to the terms of the merger agreement as discussed above.

Performance-Based Restricted Stock Units

The Board of Directors approved the grant of  performance-based restricted stock units to Mr. Rubin on March 25, 2011, which were also granted in satisfaction of GSI’s obligations under Mr. Rubin’s employment agreement.  At closing, the applicable performance criteria for this award will be deemed met and so the entire 72,239 units granted will be earned.  The Board of Directors also approved the full vesting of the time-based vesting requirements of the performance-based restricted stock unit so that these 72,239 units will be vested and Mr. Rubin will receive an amount equal to the per share merger consideration for each unit in accordance with the merger agreement.

Because the performance criteria established for a standalone public company will no longer be applicable following closing of the merger, the Board of Directors also determined, with respect to the outstanding and unvested performance restricted stock units granted to each of Messrs. Conn, Mintzer, Hardy and Flanagan on March 31, 2010 (each for 5,411 units), that the applicable performance criteria would be deemed met at the target level of performance, but the grants will remain subject to time-based vesting through the applicable vesting date as set forth in the award agreement, which is January 2, 2013.

The following table provides information, for each of our current directors, regarding the approximate cash value as of April 11, 2011, of outstanding unvested restricted stock units held by such directors.  Such unvested restricted stock units will vest immediately prior to the effective time of the merger, under the terms of their award agreements due to termination of their service, and will be converted into the right to receive the same per share merger consideration as a holder of our outstanding common stock:

Name	Number of Restricted Stock Units	Value of Restricted Stock Unit Awards(1)
Non-Executive Directors
M. Jeffrey Branman	1,775	$51,919
Michael J. Donahue	1,775	51,919
Ronald D. Fisher	1,775	51,919
John A. Hunter	1,775	51,919
Josh Kopelman	5,617	164,297
Jeffrey F. Rayport	1,775	51,919
David Rosenblatt	5,020	146,835
Lawrence S. Smith	3,620	105,885
Andrea M. Weiss	1,775	51,919

(1)
Represents the value of unvested restricted stock units held by the individual which will vest immediately prior to the effective time of the merger.  Calculated for each individual based on the number of unvested restricted stock units and the per share merger consideration of $29.25 per share.

The following table provides information, for each of our executive officers, regarding the approximate cash value as of April 11, 2011, of outstanding unvested restricted stock units (including performance awards at the deemed target levels as described above) held by such executive officers that would be converted or assumed upon the merger, assuming that the effective time of the merger occurred on April 11, 2011 and a conversion ratio of .9339.

Name	Number of Unvested Restricted Stock Units	Value of Unvested Restricted Stock Unit Awards(1)
Executive Officers
Michael G. Rubin(2)	268,464	$7,819,910
Michael R. Conn(3)	183,710	5,351,167
Christopher Saridakis	109,126	3,178,659
Damon Mintzer	65,760	1,915,479
J. Scott Hardy	90,351	2,631,774
James Flanagan	65,760	1,915,479

(1)
Represents the value of unvested restricted stock units held by the individual. Calculated for each individual based on the number of unvested restricted stock units, assuming a conversion ratio of .9339 based on the effective time of the merger occurring on April 11, 2011 and a closing stock price of eBay’s common stock of  $31.19 per share on such date.

(2)
Pursuant to the terms of the purchase agreement which governs the divestiture of certain assets to NRG discussed herein, the vesting of all outstanding equity awards held by Mr. Rubin, including all restricted stock units and all performance-based restricted stock units, will accelerate in full upon consummation of the merger.  These amounts do not include 72,239 performance-based restricted stock units that were granted to Mr. Rubin on March 25, 2011 and will vest immediately in full in connection with the merger as set forth above.  The approximate cash value of such performance-based restricted stock units that will vest immediately prior to the effective time of the merger, calculated based on the per share merger consideration of $29.25 per share, is $2.1 million.

(3)
These amounts do not include 100,000 restricted stock units that will vest immediately in full in connection with the proposed merger and that were part of the restricted stock unit award for 200,000 shares granted to Mr. Conn on March 25, 2011.  The approximate cash value of such restricted stock units that will vest immediately prior to the effective time of the merger, calculated based on the per share merger consideration of $29.25 per share, is $2.9 million.

Payments and Benefits Under Change in Control Agreements, Employment Agreements and Transaction Incentive Agreements

Consummation of the merger will constitute a change in control under employment agreements between GSI and Messrs. Rubin and Saridakis, under change in control agreements between GSI and its other executive officers, and under transaction incentive agreements between GSI and certain executive officers.

Change in Control Agreements

GSI previously entered into change in control agreements with its executive officers (other than Messrs. Rubin, Saridakis and Mintzer), and certain other executives.  Specifically, the change in control agreements with Messrs. Conn and Flanagan were entered into on August 8, 2006 and the agreement with Mr. Hardy was entered into on March 21, 2007.

Each change in control agreement with Messrs. Conn, Flanagan and Hardy provides that if the employee resigns for “good reason” (as defined in the change in control agreement) or is terminated without “cause” (as defined in the change in control agreement) within 90 days before or two years following a change in control, then:

•
all equity awards held by the employee will immediately become fully vested and exercisable and all restrictions set forth in these equity awards related to the passage of time and/or continued employment will immediately lapse; and

•	the employee will have continued exercisability of each stock option and stock appreciation right held by the employee, if any, for the remaining term of each such equity award.

If any payment the employee would receive under the change in control agreement or otherwise constitutes a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payment will be reduced to an amount that yields the largest net payment to the employee (after taking into account all applicable federal, state, and local employment taxes, income taxes and the excise tax, all computed at the highest applicable rate).  The change in control agreements do not provide the employees with a gross-up payment to make the employees whole if any excise tax under Section 4999 of the Internal Revenue Code is imposed on the employees as a result of the payment.

GSI has offered Mr. Mintzer the opportunity to enter into a change in control agreement, but Mr. Mintzer has not executed the change of control agreement as of the date hereof.

Rubin Employment Agreement

Under Mr. Rubin’s employment agreement dated August 23, 2006, (as amended December 2008), if during the period 183 days before or 183 days after a change in control, Mr. Rubin is terminated by GSI without cause (as defined in the employment agreement), GSI issues a notice of non-renewal of the term of the agreement or Mr. Rubin terminates his employment because his base salary is reduced or because Mr. Rubin’s principal place of employment is moved to a location that is more than 50 miles from the current location (unless such new location is closer to Mr. Rubin’s principal residence), he will be paid $2,525,000 over a period of 24 months following the date of termination or resignation.  Upon any such termination or resignation, any time-based vesting condition in Mr. Rubin’s restricted stock units and performance restricted stock units will accelerate.

Upon the termination of Mr. Rubin’s employment under any of the circumstances described above, Mr. Rubin will also be entitled to continuation of his medical benefits for a period of 24 months following the date of termination or resignation, or until he obtains substantially comparable medical coverage, whichever is shorter.

Mr. Rubin has also been granted a right to resign for any reason during a period of 30 days beginning 183 days following a change in control.  If Mr. Rubin exercises this right, he will be entitled to continuation of his medical benefits for the period described in the above sentence.  Additionally, any time-based vesting condition in Mr. Rubin’s restricted stock units and performance restricted stock units will accelerate; however, if Mr. Rubin is terminated or resigns following a change in control, any performance restricted stock units that were granted for the performance period in which such termination or resignation occurs will immediately terminate.

Notwithstanding the foregoing, pursuant to the purchase agreement regarding the divestiture of certain assets to NRG, all outstanding equity awards held by Mr. Rubin will accelerate in full (including performance awards assuming that performance has been achieved) upon consummation of the merger.

Under the terms of the employment agreement, if any payment Mr. Rubin would receive under the employment agreement or otherwise constitutes a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payment will be reduced to an amount that yields the largest net payment to Mr. Rubin (after taking into account all applicable federal, state, and local employment taxes, income taxes and the excise tax, all computed at the highest applicable rate).  The employment agreement does not provide Mr. Rubin with a gross-up payment to make Mr. Rubin whole if any excise tax under Section 4999 of the Internal Revenue Code is imposed on Mr. Rubin as a result of the payment.

Saridakis Employment Agreement

Under Mr. Saridakis’ employment agreement dated March 23, 2010, if during the period 90 days before or 730 days after a change in control Mr. Saridakis is terminated by GSI without “cause” (as defined in the employment agreement), or Mr. Saridakis resigns for “good reason” (as defined in the employment agreement), he will be paid (i) his base salary over a period of 24 months (or 12 months if termination occurs after the first 24 months of the term of the employment agreement), (ii) a pro-rated portion of his annual bonus, if any, for the year in which termination occurs, (iii) the portion of any stock awards (other than performance based awards) that are vested as of the date of termination, and (iv) the portion of any performance based awards that have vested due to satisfaction of applicable performance goals.  He also shall be entitled to continue to receive health and dental benefits under GSI’s health and dental plans for a period of 18 months following the date of termination at the level in effect immediately prior to the date of his termination, payment of any earned but unpaid portion of his base salary and any other benefits accrued by him pursuant to the benefit plans and programs of GSI up to the date of his termination, and any benefits which are to be continued or paid after the date of termination in accordance with the terms of the benefit plans or programs of GSI.  In addition, all equity awards held by Mr. Saridakis shall immediately become fully vested, all restrictions set forth in such equity awards related to the passage of time and/or continued employment shall immediately lapse, all option shares and other rights exercisable under such equity awards shall immediately become fully exercisable, and Mr. Saridakis shall have continued exercisability of each stock option and stock appreciation right held by him (if any) for the remaining term of each such equity award.

Under the terms of the employment agreement, if any payment Mr. Saridakis would receive under the employment agreement or otherwise constitutes a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payment will be reduced to an amount that yields the largest net payment to Mr. Saridakis (after taking into account all applicable federal, state, and local employment taxes, income taxes and the excise tax, all computed at the highest applicable rate).  The employment agreement does not provide Mr. Saridakis with a gross-up payment to make Mr. Saridakis whole if any excise tax under Section 4999 of the Internal Revenue Code is imposed on Mr. Rubin as a result of the payment.

Transaction Incentive Agreements

Consummation of the merger will constitute a sale of GSI under transaction incentive agreements between GSI and each of Messrs. Conn, Mintzer, Hardy, Saradakis and Flanagan (the “Incentive Agreements”).  The form of the Incentive Agreements and the amounts payable thereunder were approved by the Board of Directors concurrently with the approval of the merger agreement.

Under the Incentive Agreements, Messrs. Conn, Mintzer, Hardy, Saradakis and Flanagan will each receive a lump sum incentive payment or series of incentive payments as a result of the merger in the amounts set forth in the table below.  Except as provided below, each of these officers must be employed with GSI through the applicable payment date(s) in order to receive his incentive payment(s).

If, prior to the merger, any of these officers ceases to be an employee of GSI in good standing, then he will forfeit his right to payment under his Incentive Agreement.  If, prior to the applicable payment date, any such officer’s employment is terminated by GSI without “cause” (as defined in the Incentive Agreement) or any such officer terminates his employment for “good reason”, subject to execution and non-revocation of a release, GSI will pay to such officer, within ten days following his date of termination, an amount of his incentive payment which would otherwise have become payable under the terms of the Incentive Agreement as if such officer was employed through the applicable payment date.  If, prior to the applicable payment date, any such officer dies or terminates employment by reason of his disability, GSI will pay to such officer (or his estate in the event of death), within ten days following his termination, an amount equal to the aggregate amount of his incentive payment multiplied by a fraction, the numerator of which is the number of days that elapsed between the date of the Incentive Agreement and the date of such officer’s death or disability, and the denominator of which is the number of days that elapsed between the date of the Incentive Agreement and the consummation of the sale of GSI.

Under the Incentive Agreements, the officers and GSI may mutually agree, in writing, prior to the applicable payment date(s), that GSI will pay the incentive payment(s) upon circumstances other than those expressly set forth in the Incentive Agreements.  If an incentive payment received by Messrs. Conn, Mintzer, Hardy, Saridakis and Flanagan under their Incentive Agreements constitutes a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payment will be reduced to an amount that yields the largest net payment to the officer (after taking into account all applicable federal, state, and local employment taxes, income taxes and the excise tax, all computed at the highest applicable rate).  The Incentive Agreements do not provide the officers with a gross-up payment to make them whole if any excise tax under Section 4999 of the Internal Revenue Code is imposed on the officers as a result of the incentive payment(s).

Under the Incentive Agreements, “good reason” means:

•
a material reduction in the officer’s duties, positions, titles, offices, authority or responsibilities relative to those in effect immediately prior to a sale of GSI; the assignment to the officer of any duties or responsibilities that are substantially inconsistent with those in effect immediately before such assignment; or removal of the officer from or failure to reappoint or reelect the officer to any of such positions, titles or offices; except that if such event occurs solely from the fact that GSI is no longer a publicly traded and listed company, it will not by itself constitute good reason;

•	a reduction in the greater of the officer’s: (i) base salary as in effect immediately prior to the sale of GSI, or (ii) base salary at such higher level as may be determined following a sale of GSI;

•
a reduction in the greater of the officer’s: (i) bonus or other cash incentive compensation opportunity as in effect immediately prior to the sale of GSI, or (ii) bonus or other compensation opportunity at such higher level as may be determined following a sale of GSI; a reduction or negative change in the officer’s equity award, other long-term non-cash incentive opportunities or the officer’s benefits other than base salary, bonus or other cash and non cash incentive compensation as in effect immediately prior to the sale of GSI, except if after a sale of GSI, GSI offers the officer a range of cash and non-cash bonus and incentive opportunities and other benefits which, taken as a whole, are comparable to the cash and non-cash bonus and incentive opportunities and other benefits provided to the officer immediately prior to the sale of GSI;

•	GSI’s failure to timely pay or provide to the officer any portion of the officer’s compensation or benefits then due to the officer;

•
a relocation of the officer’s principal place of employment that will result in an increase of more than thirty (30) miles in the officer’s one-way commute as compared to the officer’s one-way commute prior to the change in control;

•	GSI’s material breach of the Incentive Agreement or any other material agreement with the officer; or

•
GSI’s failure to obtain, before a sale of GSI occurs, an agreement in writing from any successors and assigns to assume and agree to perform the Incentive Agreement unless otherwise assumed by such successors and assigns by operation of law.

The following table provides information regarding approximate cash amounts payable, or the approximate value of benefits to be provided, under the Incentive Agreements to the executive officers other than Mr. Rubin (who has not entered into an Incentive Agreement), as a result of the merger.

Name	Total Incentive Payment	Payment on Sale of Company	Payment on 6-month Anniversary of Sale of Company	Payment on First Year Anniversary of Sale of Company	Payment on Third Year Anniversary of Sale of Company
Michael R. Conn	$5,000,000	$3,000,000	$2,000,000	-	-
Damon Mintzer	5,000,000	-	-	-	$5,000,000
J. Scott Hardy	2,000,000	-	-	-	2,000,000
Christopher Saridakis	5,000,000	-	-	-	5,000,000
James Flanagan	2,000,000	1,000,000	-	$1,000,000	-

The following table provides information regarding approximate cash amounts payable, or the approximate value of benefits to be provided, to the executive officers, other than pursuant to the cash-out and conversion of equity awards and the Incentive Agreements as previously set forth above, in connection with a termination of employment as a result of the merger.

Executive	Cash Severance		Value of Continued Health and Welfare Benefits		Total Cash Payments
Michael G. Rubin	$2,525,000	(1)	$20,475	(2)	$2,545,475
Christopher Saridakis	1,200,000	(3)	15,356	(4)	1,215,356
James Flanagan	200,000	(5)	-		200,000

(1)	Represents amount payable under Mr. Rubin’s employment agreement, payable in 24 monthly installments following termination of employment.
(2)	Represents the estimated cost to continue Mr. Rubin’s medical benefits for a period of 24 months following termination of employment, assuming no increases in premiums.
(3)
Represents amount payable under Mr. Saridakis’s employment agreement, payable in 24 monthly installments following termination of employment.  This amount does not include the prorated bonus Mr. Saridakis would be entitled to pursuant to the terms of his employment agreement.

(4)	Represents the estimated cost to continue Mr. Saridakis’s medical benefits for a period of 18 months following termination of employment, assuming no increases in premiums.
(5)
Represents 6 months of base salary payable under Mr. Flanagan’s offer letter, which is payable in 6 monthly installments following termination of employment.  The offer letter does not provide for any other severance or change in control benefits.

Indemnification of Officers and Directors

The merger agreement contains provisions relating to the indemnification of GSI’s directors and officers.  Under the merger agreement, for six years after the effective time of the merger, eBay will cause GSI to indemnify and hold harmless GSI’s directors and officers (as of the date of the merger agreement) for acts or omissions occurring prior to the effective time of the merger to the extent provided under (i) applicable law, (ii) GSI’s certificate of incorporation or bylaws, or (iii) any indemnification agreements between GSI and GSI’s directors and officers (in the case of (ii) and (iii), as in effect as of the date of the merger agreement), subject to any limitation imposed under applicable law.

Directors’ and Officers’ Insurance

Under the merger agreement, eBay has agreed that prior to the effective time of the merger, eBay (or at eBay’s option, GSI) will purchase a prepaid, non-cancelable “tail” policy on GSI’s current officers’ and directors’ liability insurance policy (on terms and conditions no less favorable than as provided in GSI’s current policies as of the date of the merger agreement), for a claims reporting or discovery period of at least six years from the effective time of the merger.

The merger agreement provides that if eBay or GSI: (i) consolidates with or merges into any other person and is not the continuing or the surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of eBay or GSI, as the case may be, will assume the foregoing obligations.

The foregoing summary of the indemnification of directors and officers, and directors’ and officers’ insurance, is not complete and is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Appendix A.

Special Committee Compensation

In consideration of the expected time and effort that would be required of the members of the special committee in evaluating the merger, including negotiating the terms and conditions of the merger agreement, the Board determined that each member of the special committee shall receive a monthly fee equal to $15,000 and a per meeting fee equal to $1,000 and that M. Jeffrey Branman, Michael J. Donahue and Jeffrey F. Rayport shall receive $70,000, $40,000 and $11,000, respectively, in each case for such member’s service on the special committee and for the time such member may be required to spend as a result of any litigation that may result from such member’s service on the special committee or the merger or an alternative transaction.  No other meeting fees or other compensation (other than reimbursement for out-of-pocket expenses in connection with attending special committee meetings) will be paid to the members of the special committee in connection with their service on the special committee.

Regulatory Matters

U.S. Antitrust Authorities and Foreign Governmental Regulation

The Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations promulgated thereunder required eBay and GSI to file notification and report forms with respect to the merger and related transactions with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission. GSI filed its required notification and report form on April 7, 2011, and eBay filed its required form on April 7, 2011. The waiting period relating to these filings is scheduled to expire on May 9, 2011 at 11:59 p.m. Eastern time, or sooner if the request for early termination of the waiting period is granted.

Nevertheless, at any time before or after the completion of the merger, the Antitrust Division of the U.S. Department of Justice or the Federal Trade Commission or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, to rescind the merger or to seek divestiture of particular assets by either party in connection with the merger. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. Although there is no assurance that they will not do so, we do not expect any regulatory authority, state or private party to take legal action under any antitrust laws.

Although we do not expect these regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that we will obtain all required regulatory approvals, or that those approvals will not include terms, conditions or restrictions that may have an adverse effect on GSI or, after the completion of the transaction, on eBay.

The merger may be subject to certain regulatory requirements of other municipal, state, federal and foreign governmental and self-regulatory agencies and authorities, including those relating to the offer and sale of securities. Together with eBay, we are currently working to evaluate and comply in all material respects with these requirements, as appropriate, and do not currently anticipate that they will hinder, delay or restrict completion of the merger. If any approval or action is needed, however, we may not be able to obtain it or any of the other necessary approvals. Even if we could obtain all necessary approvals, and the merger agreement is adopted by our stockholders, conditions may be placed on the merger that could cause us to abandon it.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the merger to certain holders of our common stock. This summary is based on the Internal Revenue Code of 1986, as amended, referred to as the “Code” in this proxy statement, regulations promulgated under the Code, administrative rulings and pronouncements issued by the Internal Revenue Service and court decisions now in effect. All of these authorities are subject to change, possibly with retroactive effect so as to result in tax consequences different from those described below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to statements made and conclusions reached in this discussion, and the statements and conclusions in this proxy are not binding on the IRS or any court.  We can provide no assurances that the tax consequences described below will not be challenged by the IRS or will be sustained by a court if so challenged.

This summary does not address all of the U.S. federal income tax consequences that may be applicable to a particular holder of our common stock.  In addition, this summary does not address the U.S. federal income tax consequences of the merger to holders of our common stock who are subject to special treatment under U.S. federal income tax laws, including, for example, banks and other financial institutions, insurance companies, tax-exempt investors, S corporations, U.S. expatriates, dealers in securities, traders in securities who elect the mark-to-market method of accounting for their securities, regulated investment companies, holders who hold their common stock as part of a hedge, straddle or conversion transaction, holders whose functional currency is not the U.S. dollar, holders who acquired our common stock through the exercise of employee stock options or other compensatory arrangements, holders who receive cash pursuant to the exercise of appraisal rights, holders who are subject to the alternative minimum tax provisions of the Code and holders who do not hold their shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, for investment).

This discussion does not address the U.S. federal income tax consequences to any holder of our common stock who or which, for U.S. federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust.  In addition, this discussion does not address U.S. federal estate or gift tax consequences of the merger, or the tax consequences of the merger under state, local, or foreign tax laws.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner of our common stock that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the merger.

This summary is provided for general information purposes only and is not intended as a substitute for individual tax advice. Each holder of GSI common stock should consult the holder’s individual tax advisors as to the particular tax consequences of the merger to such holder, including the application and effect of any state, local, foreign or other tax laws and the possible effect of changes to such laws.

Exchange of Common Stock for Cash. Generally, the merger will be taxable to the holders of our common stock for U.S. federal income tax purposes.  A holder of our common stock receiving cash in the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received and the holder’s adjusted tax basis in our common stock surrendered.  Any such gain or loss generally will be capital gain or loss.  Any capital gain or loss will be taxed as long-term capital gain or loss if the holder has held our common stock for more than one year prior to the effective time of the merger. If the holder has held our common stock for one year or less prior to the effective time of the merger, any capital gain or loss will be taxed as short-term capital gain or loss. Currently, most long-term capital gains for non-corporate taxpayers are taxed at a maximum federal tax rate of 15%. The deductibility of capital losses is subject to certain limitations. If a holder acquired different blocks of GSI common stock at different times and different prices, such holder must determine the adjusted tax basis and holding period separately with respect to each such block of GSI common stock.

Dissenting Stockholders. Each holder of GSI common stock who perfects appraisal rights with respect to the merger, as discussed under “— Dissenters’ Rights of Appraisal” beginning on page 59 of this proxy statement and who receives cash in respect of their shares of our common stock should consult the holder’s individual tax advisor as to the tax consequences of the receipt of cash as a result of exercising appraisal rights.

Information Reporting and Backup Withholding. Generally, holders of GSI common stock will be subject to information reporting on the cash received in the merger unless such a holder is an exempt recipient.  In addition, under the U.S. federal backup withholding tax rules, the exchange agent will generally be required to withhold 28% of all cash payments to which a holder of GSI common stock is entitled in connection with the merger unless such holder provides under penalties of perjury on a Form W-9 (or appropriate substitute form) a tax identification number, certifies that such holder is a U.S. person and that tax identification number is correct and that no backup withholding is otherwise required, and otherwise complies with such backup withholding rules, or such holder otherwise establishes an exemption.  In general, each holder of GSI common stock should complete and sign the Form W-9 (or appropriate substitute form) included as part of the letter of transmittal and return it to the exchange agent, in order to certify that the holder is exempt from backup withholding or to provide the necessary information to avoid backup withholding.  Backup withholding is not an additional tax. Any amount withheld from a payment to a holder of GSI common stock under these rules will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

HOLDERS OF GSI COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

Litigation Related to the Merger

Following the announcement of the proposed merger, five putative stockholder class action complaints challenging the transaction (one of which also purports to be brought derivatively on behalf of GSI) were filed in the Court of Chancery of the State of Delaware (the “Delaware Court”) against various combinations of eBay, Merger Sub, NRG, us, the individual members of our board of directors, and certain of our non-director officers.  Additional similar lawsuits may be filed in the future.

The complaints generally allege, among other things, that the members of our board of directors breached their fiduciary duties owed to our public stockholders by entering into the merger agreement, approving the proposed merger, and failing to take steps to maximize our value to our public stockholders; that Mr. Rubin breached his fiduciary duties owed to our public stockholders by engaging in a transaction pursuant to which eBay agreed to sell certain subsidiaries of GSI to NRG after the completion of the merger; and that various combinations of eBay, Merger Sub, NRG, and us aided and abetted such breaches of fiduciary duties.  In addition, the complaints allege that the transactions improperly favor eBay and Mr. Rubin and unjustly enriches certain of the defendants; and that certain provisions of the merger agreement unduly restrict our ability to negotiate with other potential bidders.  In one of these actions, the plaintiff also purports to bring derivative claims on behalf of GSI, alleging that the individual members of the board of directors and certain non-director officers are wasting corporate assets, unjustly enriching themselves, and breaching their fiduciary duties, and that eBay and Merger Sub are aiding and abetting such breaches of fiduciary duties.  The complaints generally seek, among other things, declaratory and injunctive relief concerning the alleged fiduciary breaches, injunctive relief prohibiting the defendants from consummating the proposed merger, and other forms of equitable relief.

Beginning on April 5, 2011, various plaintiffs in these lawsuits filed motions to consolidate the suits, to expedite the proceedings, to appoint lead plaintiff and lead counsel, and for preliminary injunction.  These motions are currently pending before the Delaware Court.

One of the conditions to the closing of the merger is that no restraining order, injunction, or ruling by a court or other governmental entity shall be in effect that prevents the consummation of the merger or that makes the consummation of the merger illegal. As such, while the defendants believe the actions described above are without merit and intend to defend against them vigorously, if the plaintiffs in any of the actions are successful in obtaining an injunction prohibiting the defendants from completing the merger on the agreed-upon terms, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected timeframe.

Dissenters’ Rights of Appraisal

Under Delaware law, you have the right to dissent from the merger and to receive payment in cash for the fair value of your GSI common stock, as determined by the Court of Chancery of the State of Delaware (the “Chancery Court”), together with interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. Any of our stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation Law in order to perfect their rights. We will require strict compliance with the statutory procedures. A copy of Section 262 is attached to this proxy statement as Appendix C.

The following is a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect the stockholder’s appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your right to appraisal under Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Appendix C because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law. Section 262 requires that stockholders be notified not less than 20 days before the special meeting to vote on the adoption of the merger agreement that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•
You must deliver to us, as set forth below, a written demand for appraisal of your shares before the stockholder vote is taken with respect to the merger at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against adoption of the merger agreement. Voting against or failing to vote for adoption of the merger agreement does not constitute a demand for appraisal under Section 262.

•
You must not vote in favor of adoption of the merger agreement. A vote in favor of adoption of the merger agreement, by proxy, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement.  Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement.

•	You must hold of record the shares of GSI common stock on the date the written demand for appraisal is made and continue to hold the shares of record through the completion of the merger.

If you fail to comply with any of these conditions, and the merger is completed, you will be entitled to receive the cash payment for your shares of GSI common stock as provided for in the merger agreement, but will have no appraisal rights with respect to your shares of GSI common stock.

All demands for appraisal should be addressed to GSI Commerce, Inc., Attn: Corporate Secretary, 935 First Avenue, King of Prussia, PA 19406, should be delivered before the vote on adoption of the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of GSI common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of GSI common stock must be made by, or in the name of, such record stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s) and cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the record owner submit the required demand in respect of such shares.

If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, dealer, commercial bank, trust company or other nominee, who holds shares as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

If you hold your shares of GSI common stock in a brokerage or bank account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker, dealer, commercial bank, trust company or such other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee. Within ten days after the effective date of the merger, the surviving entity must give written notice of the date the merger became effective to each GSI stockholder who has properly filed a written demand for appraisal and who did not vote in favor of adoption of the merger agreement. Within 120 days after the effective date of the merger, either the surviving entity or any stockholder who has complied with the requirements of Section 262 may file a petition in the Chancery Court demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving entity has no obligation to file such a petition in the event there are dissenting stockholders and has no intention of doing so. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify such stockholder’s previous written demand for appraisal.

At any time within 60 days after the effective date of the merger, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of GSI common stock. Any attempt to withdraw an appraisal demand more than 60 days after the effective date of the merger will require the written approval of the surviving entity. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 will be entitled, upon written request, to receive a statement setting forth the aggregate number of shares of GSI common stock not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within ten days after a written request has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to dissenting stockholders who demanded appraisal of their shares, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Chancery Court may dismiss the proceedings as to such stockholder.

After determination of the stockholders entitled to appraisal of their shares of GSI common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. When the value is determined the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares.

In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more, the same or less than the value that you are entitled to receive pursuant to the merger agreement. You should be aware that investment banking opinions as to the fairness, from a financial point of view, of the consideration payable in a merger are not opinions as to fair value under Section 262. Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective date of the merger, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares (other than with respect to payment as of a record date prior to the effective date); however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the cash payment for shares of his or her GSI common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective date.

In view of the complexity of Section 262, any of our stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors. Failure to take any required step in connection with exercising appraisal rights may result in the termination or waiver of such rights.

TERMS OF THE MERGER AGREEMENT

The following is a summary of the material terms of the merger agreement and is qualified by reference to the complete merger agreement which is attached as Appendix A to this proxy statement. We urge to you to read the merger agreement carefully and in its entirety because it, and not this proxy statement, is the legal document that governs the merger and the agreement among the Company, eBay and Merger Sub with respect to the merger.

The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement.  Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement and described in this summary. The merger agreement contains representations and warranties that the Company, eBay and Merger Sub made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligation to complete the merger and allocating risk between the parties to the merger agreement, rather than establishing matters as facts.  The representations and warranties may also be subject to important limitations and qualifications as set forth (i) therein, including a contractual standard of materiality different from that generally applicable to stockholders or generally applicable under federal securities laws, and (ii) in the disclosure schedule delivered by the Company in connection with the merger agreement.  Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

General; The Merger

Upon the terms and subject to the satisfaction or waiver of the conditions of the merger agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub will merge with and into the Company and the separate corporate existence of Merger Sub will cease.  The Company will be the surviving corporation in the merger and will continue to be a Delaware corporation after the merger, wholly-owned by eBay. Unless eBay determines otherwise prior to the effective time of the merger, the certificate of incorporation and bylaws of Merger Sub in effect immediately prior to the merger will be the certificate of incorporation and bylaws of the surviving corporation immediately after the merger, except that the surviving corporation’s certificate of incorporation shall provide that the name of the corporation shall be “GSI Commerce, Inc.”

The directors and officers of Merger Sub immediately prior to the effective time of the merger will, immediately after the effective time of the merger, be the directors and officers of the Company, as the surviving corporation.

When the Merger Becomes Effective

The merger agreement provides that the merger of Merger Sub and the Company will occur on a date designated by eBay, which shall be no later than the fifth business day after the satisfaction or waiver of all the closing conditions to the merger (other than those conditions that by their nature are to be satisfied at the closing), unless the Company and eBay agree to another date.  Subject to the provisions of the merger agreement, the Company and Merger Sub will file a certificate of merger with the Secretary of State of the State of Delaware on the date designated by eBay, and the merger shall become effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware or at such other later date and time as specified in the certificate of merger, with the consent of eBay.  If the Company’s stockholders adopt the merger agreement, the Company and eBay intend to complete the merger as soon as practicable thereafter.

Consideration to be Received Pursuant to the Merger; Treatment of Stock Options, Restricted Shares and Restricted Stock Unit Awards

Common Stock

The merger agreement provides that:

•
each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the merger (other than shares held by the Company (as treasury stock or otherwise), eBay or Merger Sub or any of subsidiaries and shares held by stockholders who validly perfect their appraisal rights under Delaware law) will be converted (together with any associated rights (the “Rights”) issued pursuant to the Rights Agreement dated as of April 3, 2006, between the Company and American Stock Transfer and Trust Company, as Rights Agent (the “Rights Agreement”)) into the right to receive $29.25 per share in cash, without interest and less any applicable withholding taxes, at the effective time of the merger;

•
each share of the Company’s common stock owned by the Company (as treasury stock or otherwise), eBay or Merger Sub or any of their subsidiaries will automatically be cancelled and retired and will cease to exist, together with any associated Rights, and no consideration will be paid in exchange for it; and

•	each share of common stock of Merger Sub will be converted into and become one share of common stock of the Company, as the surviving corporation.

The merger agreement also provides that to the extent that any outstanding shares of the Company’s common stock are unvested or subject to a repurchase option, risk of forfeiture or other condition as of the effective time of the merger, each such share will be converted into a right to receive $29.25 per share in cash, without interest and less any applicable withholding taxes, at the effective time of the merger, which right will remain unvested and subject to the same repurchase option, risk of forfeiture or other condition previously applicable to the respective shares, and need not be paid until such time as such repurchase option, risk of forfeiture or other condition lapses or otherwise terminates.

Options

The merger agreement provides that:

•
each outstanding stock option of the Company, to the extent vested immediately prior to the effective time of the merger, will be converted into the right to receive an amount in cash (subject to any applicable withholding taxes) equal to (i) the number of shares of Company common stock underlying the option multiplied by (ii) the difference between (A) $29.25 per share in cash, without interest and less any applicable withholding taxes, and (B) the exercise price per share of such option;

•
each outstanding stock option of the Company, to the extent unvested immediately prior to the effective time of the merger, will be converted into an option to purchase eBay common stock in an amount equal to (i) the number of shares of Company common stock underlying such option immediately prior to the effective time of the merger, multiplied by (ii) a “conversion ratio” equal to (A) $29.25 per share in cash, without interest and less any applicable withholding taxes, divided by (B) the average of the closing sale prices of a share of eBay common stock as reported on NASDAQ for each of the ten consecutive trading days immediately preceding the closing date of the merger, rounding the resulting number down to the nearest whole number of shares of eBay common stock.  The per share exercise price for the eBay common stock issuable upon exercise of each such unvested Company stock option converted into an option to purchase eBay common stock will be equal (i) the per share exercise price of the Company common stock subject to such unvested Company option, as in effect immediately prior to the effective time of the merger, divided by (ii) the conversion ratio, rounding up to the nearest whole cent.

Restricted Stock Units

The merger agreement provides that:

•
each restricted stock unit of the Company, to the extent outstanding and vested immediately prior to the effective time of the merger, will be converted into the right to receive an amount in cash (subject to any applicable withholding taxes) equal to (i) the number of shares of Company common stock underlying the restricted stock unit multiplied by (ii) $29.25 per share in cash, without interest and less any applicable withholding taxes; and

•
each restricted stock unit of the Company, to the extent outstanding but unvested immediately prior to the effective time of the merger, will be converted into a restricted stock unit representing the right to receive the number of shares of eBay common stock equal to (i) the number of shares of Company common stock subject to such restricted stock unit immediately prior to the effective time of the merger multiplied by (ii) the conversion ratio, and rounding the resulting number down to the nearest whole number of shares of eBay common stock.

Payment for Company Common Stock in the Merger

eBay will appoint a paying agent for the payment of the applicable merger consideration in exchange for shares of common stock in the merger. After the effective time of the merger, there will be no further transfers in the records of the Company or its transfer agent of certificates representing the Company’s common stock and, if any certificates are presented to eBay, the Company or the paying agent for transfer, they will be cancelled against payment of the merger consideration. After the effective time of the merger, subject to the right to surrender your certificate in exchange for payment of the amount due to you under the merger agreement, you will cease to have any rights as a stockholder of the Company.

Promptly after the effective time of the merger, the paying agent will mail to each record holder of the Company’s common stock immediately prior to the effective time of the merger a letter of transmittal and instructions for use in effecting the surrender of their common stock certificates in exchange for such holder’s applicable portion of the merger consideration.

You should not send in your Company common stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.  The letter of transmittal and instructions will tell you what to do if you have lost a certificate, or if it has been stolen or destroyed. You will have to provide an affidavit to that fact and, if required by eBay or the paying agent, deliver a bond in a reasonable amount as indemnity against any claim that may be made against the paying agent, eBay, Merger Sub or the Company as the surviving corporation with respect to such certificate.

The paying agent will pay you your merger consideration after you have surrendered your certificates to the paying agent and provided to the paying agent any other items specified by the letter of transmittal and instructions. The surrendered certificates will be cancelled upon delivery to the paying agent. The Company (as the surviving corporation), eBay or the paying agent may reduce the amount of any merger consideration paid to you by any applicable withholding taxes as required under federal, state, local or foreign tax law.  Any sum that is withheld will be deemed to have been paid to the person with regard to whom it is withheld.  No interest will be paid or accrued on the cash payable as the per share merger consideration, as provided above.

If payment is to be made to a person other than the person in whose name the Company’s common stock certificate surrendered is registered, it will be a condition of payment that the certificate so surrendered be properly endorsed and otherwise in proper form for transfer and that the person requesting such payment pay any fiduciary or surety bonds and any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered of the amount due under the merger agreement, or that such person establish to the satisfaction of the paying agent that such bonds and taxes have been paid or are not applicable.

Any portion of the merger consideration made available to the paying agent that remains undistributed to the Company’s stockholders 180 days after the effective time of the merger will be delivered to eBay upon demand and any stockholders who have not properly surrendered their stock certificates will thereafter look only to eBay for payment of the merger consideration in the amount due to them under the merger agreement.  If any portion of the merger consideration has not been paid pursuant to proper claims under the procedures summarized above upon the earlier of (i) the fifth anniversary of the effective time of the merger or (ii) the date immediately prior to the date such amount would otherwise escheat to or become the property of any governmental body, then, to the extent permitted by applicable legal requirements, such amount will become the property of the surviving corporation, free and clear of any claim or interest of any person previously entitled thereto.  None of eBay, the surviving corporation or the paying agent will be liable to any former stockholder of the Company for any merger consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

Representations and Warranties

The merger agreement contains a number of representations and warranties made by each of the Company, eBay and Merger Sub that relate to, among other things:

•	valid corporate existence, good standing and qualification or power to conduct business as currently conducted and to enter into and perform obligations under the merger agreement;

•	due authorization, execution, delivery, validity and binding nature and enforceability of the merger agreement and to complete the merger;

•	required consents and approvals of governmental bodies necessary to complete the merger;

•
contravention, violation or breach of, or conflict with, organizational documents, applicable laws or orders, or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

•
any consent, approval, order or authorization or, or registration, declaration or filing with, any government body required by such party in connection with the merger agreement or the consummation of the merger;

•	legal proceedings pending, threatened against or affecting the applicable party;

•	finders’ fees and fees payable to financial advisors in connection with the merger; and

•
the accuracy of statements of materials facts for, or the absence of omissions to state any material facts required to be stated in, any proxy statement disclosure in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

Additionally, the representations and warranties made by the Company to eBay and Merger Sub in the merger agreement include representations and warranties relating to, among other things:

•	the Company’s subsidiaries;

•	the Company’s certificate of incorporation and bylaws;

•	contravention, violation or breach of, or conflict with, governmental authorization, as a result of entering into the merger agreement and the consummation of the merger;

•
creation of liens upon or with respect to any asset owned or used by the Company and its subsidiaries (except for certain permitted liens) as a result of entering into the merger agreement and the consummation of the merger;

•	the Company’s capital structure;

•	SEC filings, the absence of material misstatements or omissions from such filings and the Sarbanes-Oxley Act;

•	the Company’s financial statements;

•	the absence of changes and actions since January 1, 2011;

•	title to the Company’s assets;

•	the Company’s business that involves ownership of inventory;

•	intellectual property;

•	the Company’s material contracts and performance obligations thereunder;

•	the absence of material undisclosed liabilities;

•	compliance with applicable laws and possession of all material governmental authorizations necessary to enable the Company and its subsidiaries to conduct their respective businesses;

•	the Company’s business practices;

•	tax matters;

•	the Company’s employees and employee benefit plans;

•	environmental matters;

•	transactions with affiliates;

•	the inapplicability of state anti-takeover statutes to the merger agreement and the merger;

•	the stockholder vote required for adoption of the merger agreement and approval of the merger;

•	the receipt of a fairness opinion from the Company’s financial advisor; and

•	the Company’s Rights Agreement.

In addition to those summarized above in the paragraph describing representations made by the Company, eBay and Merger Sub, eBay also made representations and warranties to the Company that (i) as of the effective time of the merger, eBay will have sufficient cash, available lines of credit or other sources of readily available funds to enable it to pay all amounts required to be paid in the merger and (ii) no vote of eBay’s stockholders is required to authorize the merger.

Many of the Company’s representations and warranties are qualified as to “materiality” or “material adverse effect.”  For purposes of the merger agreement, “material adverse effect” means, with respect to the Company, a material adverse effect on (i) the condition (financial or otherwise), business, assets, operations or financial performance of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the merger, in each case other than any effect resulting from:

•
changes in the financial or securities markets or general economic or political conditions in the United States that have arisen after the date of the merger agreement and do not have a disproportionate impact on the Company and its subsidiaries;

•
changes in generally accepted accounting principles in the United States or changes in the regulatory accounting requirements applicable to any industry in which the Company operates that have arisen after the date of the merger agreement and do not have a disproportionate impact on the Company and its subsidiaries, taken as a whole;

•
changes (including changes in applicable legal requirements) or conditions arising after the date of the merger agreement generally affecting the industry in which the Company operates and that do not have a disproportionate effect on the Company and its subsidiaries, taken as a whole;

•
acts of war, sabotage or terrorism or natural disasters involving the United States of America occurring after the date of the merger agreement that do not have a disproportionate impact on the Company and its subsidiaries, taken as a whole;

•
the announcement or consummation of the merger, including any loss or adverse change in relationships with customers, suppliers, partners or employees or the initiation of litigation by any party in respect of the merger agreement;

•
any failure by the Company to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (except that the circumstances giving rise to any such failure may be taken into account in determining whether a material adverse effect has occurred or may occur); or

•
any failure to take any action expressly prohibited by provisions of the merger agreement for which the Company requests consent in writing and eBay denies such consent, or the taking of any specific action by the Company that eBay expressly requests in writing.

Certain of eBay’s representations and warranties are qualified as to “materiality” or as to “material adverse effect” on eBay’s ability to consummate the merger.

The representations and warranties of the Company, eBay and Merger Sub will expire upon the effective time of the merger or upon termination of the merger agreement in accordance with its terms.

Conduct of Business Pending the Merger

The Company has agreed to restrictions on the Company and its subsidiaries until the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms. In general, the Company has agreed to conduct its business in the ordinary course consistent and in accordance with past practices and to use commercially reasonable efforts to preserve intact its current business organization, keep available the services of current officers, other employees and agents, and maintain relations and goodwill with all suppliers, distributors, customers, landlords, creditors, licensors, licensees, employees, other parties having business relationships with the Company or its subsidiaries, and with all governmental entities.

Subject to certain exceptions set forth in the merger agreement and the disclosure schedule the Company delivered in connection with the merger agreement, unless eBay consents in writing, the Company and its subsidiaries are restricted from, among other things:

•	declaring, accruing, setting aside, or paying dividends or distributions;

•	repurchasing, redeeming or reacquiring securities;

•
selling, issuing, granting or authorizing securities or derivatives thereof, except for issuance of shares upon (i) the exercise or vesting of outstanding company equity awards and (ii) certain grants to new employees below the level of Senior Vice President in the ordinary course of business and consistent with past practices of up to 300,000 shares of common stock in the aggregate (to the extent that such grants do not contain any vesting acceleration provisions and shall not be subject to acceleration as a result of the merger whether alone or in combination with any termination of employment or other event);

•
amending or waiving any material rights, or accelerating vesting under, any material provision of a company equity plan, company equity award, or restricted stock purchase agreement or otherwise modifying any material term of any outstanding equity award, except as may be required by applicable legal requirements;

•	amending, terminating or granting any material waiver under the Rights Agreement;

•	amending the Company’s or its subsidiaries’ organizational documents;

•	acquiring any material equity interests in other entities, forming subsidiaries, or engaging in acquisition transactions;

•	splitting, recapitalizing, or reclassifying the Company’s capital stock;

•	making unbudgeted capital expenditures in excess of $2.5 million individually or $10 million in the aggregate;

•
entering into, amending, or terminating certain significant contracts or cancelling, modifying or waiving material debts, in each case in excess of $7.5 million, other than in the ordinary course of business and consistent with past practices;

•
acquiring, leasing or licensing any right or other asset from any entity, or selling or otherwise disposing of, leasing or licensing any right or other asset to any entity, except in the ordinary course of business and consistent with past practices;

•
making any pledge of any material assets or permitting any material assets to become subject to any encumbrances, except for encumbrances that do not materially detract from the value of such assets or materially impair the operations of the Company or any of its subsidiaries;

•	making any loans, advances, capital contributions or investments, other than in the ordinary course of business;

•	incurring or guaranteeing any indebtedness, except in the ordinary course of business and consistent with past practices;

•
establishing, adopting, entering into or amending any benefit plan or employee agreement, or modifying compensation packages or paying bonuses, except for (i) salary increases or bonuses paid in the ordinary course of business and consistent with past practices and (ii) amendments to plans as required by law or in connection with the integration of certain employees;

•
promoting employees to the level of Senior Vice President or above or changing any employee’s title to Senior Vice President or above, except in order to fill a position vacated after the date of the merger agreement;

•	hiring any employee with an annual base salary in excess of $300,000;

•	changing accounting methods or practices in material respects, except as required by changes in law or generally accepted accounting principals;

•	making any material tax election;

•	commencing any material legal proceeding, except with respect to routine collection matters in the ordinary course of business and consistent with past practices;

•
settling any material legal proceeding or other material claim, except pursuant to a settlement that does not involve any liability or obligation on the part of the Company or its subsidiaries or involves only the payment of monies by the Company or its subsidiaries of not more than $10 million in the aggregate for all such settlements;

•
entering into contracts with employees, consultants, contractors and directors or making any payments to such persons that will or would be likely to be characterized as “parachute payments” giving rise to tax consequences or lack of deductibility;

•	taking any action or omitting to take any action that is reasonably likely to result in any of the conditions to the closing of the merger not being satisfied;

•
contributing any cash, making any payment or otherwise transferring any amount to any of the Company’s businesses to be divested by eBay following the merger, other than intercompany loans, payables/receivables or contributions of cash in an amount sufficient to fund working capital during the period prior to the closing of the merger in the ordinary course of business and consistent with past practices; or

•	agreeing or committing to take any of the above actions.

Solicitation of Acquisition Proposals

“Go-Shop” Period

The merger agreement provides that until 11:59 p.m. California time on May 6, 2011, the Company and its representatives are permitted to:

•
solicit, initiate, encourage, assist, induce or facilitate the submission, announcement or making of any acquisition proposals or inquires with respect to an acquisition proposal or take any action that could reasonably be expected to have such effect;

•
furnish and provide access to information to any entity in connection with or in response to a proposal or inquiry relating to an alternative transaction so long as such entity has entered into a confidentiality agreement with the Company that is at least as favorable to the Company as the confidentiality agreement between the Company and eBay and that does not prohibit the Company from making certain disclosures to eBay (an “acceptable confidentiality agreement”); and

•	engage in discussions or negotiations with any entity with respect to a proposal or inquiry relating to an alternative transaction.

The merger agreement provides that within 48 hours after the expiration of the “go-shop” period, the Company must deliver to eBay written notice setting forth the identity of each excluded party (as defined below) as well as any entity that, to the Company’s knowledge, has, or is expected to have, a material equity interest in each excluded party or is expected to participate in the transaction proposed by each excluded party.  The merger agreement also provides that the Company must also deliver to eBay within 48 hours after the expiration of the “go-shop” period the material terms and conditions (including the per share price) of each excluded party’s acquisition proposal as well as copies of all proposed definitive documents received by the Company from any excluded party relating to any acquisition proposal.

For purposes of the merger agreement, an “excluded party” is any entity from which the Company receives a written acquisition proposal during the “go-shop” period that remains pending upon the expiration of the “go-shop” period, so long as the Board of Directors, acting upon the recommendation of the special committee of the Board of Directors and after consultation with its financial advisor and outside legal counsel, reasonably determines in good faith that such entity’s acquisition proposal constitutes or is reasonably likely to constitute a superior offer when compared with eBay’s agreement to acquire the Company.  Excluded parties shall cease being an excluded party for purposes of the merger agreement upon the earliest of: (i) 11:59 p.m. on May 31, 2011 the date 25 days after the expiration of the “go-shop” period; or (ii) the withdrawal, termination or expiration of such acquisition proposal; or (iii) the time as of which such acquisition proposal no longer constitutes, or is not reasonably likely to result in, a superior offer; or (iv) in the case of a financial buyer, any change of greater than 20% of the actual or proposed equity ownership of such excluded party.

For purposes of the merger agreement, an “acquisition proposal” is any offer or proposal (other than an offer or proposal made or submitted by eBay or any of its subsidiaries) relating to:

•
any transaction in which an entity or “group” (as defined in the securities laws) of entities directly or indirectly acquires ownership of securities representing 20% or more of the outstanding securities of any class (or instruments convertible into or exercisable or exchangeable for 20% or more of any such class) of the Company’s common stock or in which the Company issues securities representing 20% or more of the outstanding securities of the Company (or instruments convertible into or exercisable or exchangeable for 20% or more of any such class);

•
any acquisition or disposition of the equity securities of any business or businesses that constitute or account for 20% or more of the consolidated net revenues, consolidated net income or consolidated assets of the Company;

•
any sale, lease, exchange, transfer, license, sublicense, acquisition or disposition of the assets of any business or businesses that constitute or account for 20% or more of the consolidated net revenues, consolidated net income or consolidated assets of the Company; or

•	any liquidation or dissolution of the Company.

Solicitation after the “Go-Shop” Period

The merger agreement provides that after 11:59 p.m. California time on May 6, 2011, the Company and its representatives are required to immediately cease the activities permitted during the “go-shop” period summarized above under “Go-Shop Period” on page 68, except as may relate to excluded parties. Following the expiration of the “go-shop” period, the Company and its representatives must not (except as may be required with respect to an excluded party): (i) solicit, initiate, encourage, assist, induce or facilitate the submission, announcement or making of any acquisition proposals or inquires with respect to an acquisition proposal or take any action that could reasonably be expected to have such effect; (ii) furnish or provide access to information to any entity in connection with or in response to a proposal or inquiry relating to an alternative transaction, and (iii) engage in discussions or negotiations with any entity with respect to a proposal or inquiry relating to an alternative transaction.

Notwithstanding the restrictions described above, at any time before the adoption of the merger agreement by the Company’s stockholders, the Company may provide information to and engage in discussions with third parties from whom the Company has received acquisition proposal that was not solicited in violation of the merger agreement, so long as the Board of Directors, acting upon the recommendation of the special committee and after consultation with its financial advisor and outside legal counsel, reasonably determines in good faith that such proposal constitutes or is reasonably likely to constitute a superior offer when compared with eBay’s agreement to acquire the Company.  Such third parties must execute an acceptable confidentiality agreement with the Company prior to receiving any confidential information from the Company or its representatives, and the Company must also provide eBay with access to any non-public information furnished to any third party or any excluded party prior to furnishing such information to such third party or excluded party.

In addition, the merger agreement provides that after 11:59 p.m. California time on May 6, 2011, the Company must promptly, and in no event later than 24 hours following occurrence of any of the following:

•
provide written notice to eBay of any proposals, inquiries or requests for non-public information in connection with a potential alternative acquisition, as well as the material terms and conditions thereof, excluding the identity of the entity making such proposal, inquiry or request;

•
provide eBay with redacted copies of all proposed definitive documents received by the Company or any of its representatives from any entity or its representatives relating to any acquisition proposal; and

•
keep eBay fully informed with respect to the status of any proposals or inquiries related to an alternative acquisition and any modification or proposed modification thereto, and promptly (and in no event later than 24 hours after obtaining knowledge thereof) notify eBay of any material change or development with respect to any such proposal.

In addition to the foregoing, the Company has agreed in the merger agreement that, except to the extent necessary to enable parties to make acquisition proposals to the Company during the “go-shop” period, (i) the Company will not, nor will it permit its subsidiaries to, release any entity from, amend or waive any “standstill” or similar agreement under which the Company or any of its subsidiaries is a party or has any rights and (ii) the Company will use best efforts to enforce such agreements at eBay’s request.

Board of Directors’ Recommendation and Actions; Special Meeting of the Company’s Stockholders and Company Actions

The merger agreement provides that this proxy statement shall include a statement to the effect that each of the special committee and the Board of Directors: (i) has unanimously determined and believes that the merger is advisable and fair to and in the best interests of the Company and its stockholders, (ii) unanimously recommends that the Company’s stockholders vote to adopt the merger agreement at the special meeting; and (iii) the Board of Directors, acting upon the recommendation of the special committee, has unanimously adopted the merger agreement, in accordance with the requirements of the DGCL. Unless the merger agreement is terminated, the Company has agreed in the merger agreement to take all action necessary under applicable legal requirements to convene a meeting of the Company’s stockholders for the purpose of obtaining the stockholders’ approval of the merger and to use reasonable best efforts to ensure that all proxies solicited in connection with such meeting are solicited in compliance with all applicable legal requirements.

Except as expressly permitted by the terms of the merger agreement, the Company has agreed in the merger agreement that neither the Board of Directors nor any committee of the Board of Directors will take, or resolve, agree or publicly propose to take, any of the following actions:

•	withdraw or modify in a manner adverse to eBay, or permit the withdrawal or modification in a manner adverse to eBay of the Board of Directors’ recommendation in favor of the merger;

•	recommend the approval, acceptance or adoption of, or approve, endorse, accept or adopt any acquisition proposal;

•
approve, recommend, or cause or permit the Company or any of its subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar contract constituting, relating to, contemplating or that is intended or could reasonably be expected to result in an alternative acquisition with a third party, except for an acceptable confidentiality agreement; or

•
resolve, agree or publicly propose to, or permit the Company or its subsidiaries or any representative of the Company or its subsidiaries to agree or publicly propose to, take any of the aforementioned actions.

Despite the foregoing, the merger agreement provides that at any time before the adoption of the merger agreement by the Company’s stockholders, the Board of Directors may withdraw or modify its recommendation in favor of the merger if either:

•
the Company receives a bona fide, written acquisition proposal (that is not withdrawn), which did not result from a material breach of the merger agreement, and following the receipt of such proposal, the Board of Directors reasonably determines in good faith (upon the recommendation of the special committee and after consultation with its financial advisor and outside legal counsel) that the proposal constitutes a superior offer when compared with eBay’s agreement to acquire the Company and that, in light of such superior offer, the Board of Directors’ fiduciary obligations to the Company’s stockholders require the Board of Directors to withdraw or modify its recommendation in favor of the merger, and following such determination the Board of Directors provides written notice to eBay no less than 24 hours prior to withdrawing or modifying its recommendation in favor of the merger, which describes the circumstances, identifies the party that made the superior offer and the terms and conditions of the offer, and attaches a draft of the definitive documentation relating to the superior offer; or

•
the Board of Directors reasonably determines in good faith (upon the recommendation of the special committee and after consultation with its financial advisor and outside legal counsel) that in light of a change in circumstances, the Board of Directors’ fiduciary obligations to the Company’s stockholders require the Board of Directors to withdraw or modify its recommendation in favor of the merger, so long as the Board of Directors provides eBay with at least 72 hours notice prior to any Board of Directors meeting to consider and determine whether such change in circumstances requires the Board of Directors to withdraw or modify its recommendation in favor of the merger, and if eBay requests, the Company negotiates with eBay to amend the merger agreement in a manner that would result in the Board of Directors not needing to make such withdrawal or modification of its recommendation in favor of the merger.

As described below under “Termination of the Merger Agreement,” if our Board of Directors (acting upon the recommendation of the special committee) determines that a proposal made by a third party constitutes a superior offer, the Company may terminate the merger agreement and enter into an agreement concerning such superior offer, so long as the Company gives eBay written notice of its intention to terminate the agreement, provides eBay a period of four days during which eBay may make an offer at least as favorable to the stockholders of the Company and pays the termination fee provided in the merger agreement to eBay.

Conditions to the Completion of the Merger

Mutual Closing Conditions

The merger agreement provides that the obligations of the Company, eBay and Merger Sub to consummate the merger are subject to the satisfaction at or before the effective time of the merger of the following conditions:

•	the adoption of the merger agreement by the Company’s stockholders;

•
the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the “HSR Act”), any applicable foreign antitrust or competition law or regulation and any other foreign legal requirement;

•	the obtaining of any governmental authorization or other material consent required under any legal requirement; and

•
the absence of any temporary restraining order, injunction or other order preventing the consummation of the merger, and any legal requirement enacted or deemed applicable to the merger that makes consummation of the merger illegal.

Additional Closing Conditions for the Benefit of eBay and Merger Sub

The merger agreement provides that the obligations of eBay and Merger Sub to complete the merger are subject to the satisfaction at or before the effective time of the merger of the following additional conditions:

•	the Company shall have performed in all material respects its covenants and obligations required to be performed by it according to the merger agreement at or before the effective time of the merger;

•
the Company’s representations and warranties relating to its certificate of incorporation and bylaws, capitalization, authority to enter into and the binding nature of the merger agreement, the inapplicability of state anti-takeover statutes, the vote required to consummate the merger, the fairness opinion to be provided to the Board of Directors and the amendment to the Rights Agreement must be true and correct in all material respects as of the closing date of the merger (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate as of such earlier date), except that for purposes of determining the accuracy of such representations and warranties at such time, all materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded;

•
the Company’s other representations and warranties must be true and correct as of the closing date of the merger (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate as of such earlier date), provided that this condition will be deemed to have been satisfied even if any such representations and warranties are not true and correct unless the failure of such representations and warranties to be true and correct, collectively, has a material adverse effect on the Company, except that for purposes of determining the accuracy of such representations and warranties at such time, all materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded;

•
no material adverse effect on the Company shall have occurred, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have or result in a material adverse effect on the Company; and

•
there shall be no action or proceeding by any governmental authority pending or threatened, and neither eBay nor the Company shall have received any communication from any governmental authority in which such governmental authority indicates a material likelihood of commencing any such action or proceeding or taking any other action, that could materially and adversely affect the right or ability of eBay or the Company to own the assets or operate the business of the Company or which seeks to:

•	challenge, restrain or prohibit the merger;

•	obtain from eBay or the Company damages or other relief that may be material to eBay or the Company;

•
prohibit or limit in any material respect eBay’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the surviving corporation;

•	compel eBay or the Company to dispose of or hold separate any material assets as a result of the merger; or

•
impose (or that could result in the imposition of) any criminal sanctions or liability on the Company or any of its subsidiaries or any of the officers or directors thereof in their capacities as such.

Additional Closing Conditions for the Benefit of the Company

The merger agreement provides that the obligation of the Company to complete the merger is subject to the satisfaction or waiver at or before the effective time of the merger of the following additional conditions:

•	eBay and Merger Sub shall have performed in all material respects their respective covenants and obligations required to be performed by them at or prior to the effective time of the merger; and

•
the representations and warranties of eBay and Merger Sub shall be true and correct when made and as of the closing date of the merger (other than any representation and warranty made as of a specific earlier date, which shall have been accurate as of such earlier date), unless such failures to be true and correct would not reasonably be expected to have a material adverse effect on the ability of eBay to consummate the Merger.

Termination of the Merger Agreement

The merger agreement may be terminated by mutual written consent of eBay and the Company at any time before the effective time of the merger.

The merger agreement may also be terminated by either eBay or the Company at any time before the effective time of the merger if:

•
the merger has not been consummated by December 31, 2011, except that neither eBay nor the Company may terminate the merger agreement for this reason if the failure to consummate the merger by such date is attributable to a failure on the part of such party to perform any covenant or obligation required by the merger agreement at or prior to the effective time of the merger;

•	there is a permanent legal prohibition to completing the merger; or

•
the Company’s stockholders fail to adopt the merger agreement, except that neither eBay nor the Company may terminate the merger agreement for this reason if the failure of the Company’s stockholders to adopt the merger agreement is attributable to a failure on the part of such party to perform any covenant or obligation required by the merger agreement at or prior to the effective time of the merger;

The merger agreement may also be terminated by eBay at any time before the adoption of the merger agreement by the Company’s stockholders if:

•	a Triggering Event (as defined below) occurs; or

•
(i) any of the Company’s representations and warranties are inaccurate as of the date of the merger agreement or a subsequent date (other than any such representation and warranty made as of a specific earlier date) or (ii) the Company breaches any of its covenants or obligations, in each case such that a condition to closing would not be satisfied as of the effective time of the merger and, with respect to those inaccuracies and breaches that are curable prior to December 31, 2011, the Company fails to cure such inaccuracies and breaches upon 30 days notice, unless eBay is in material breach of the merger agreement in which case eBay may not terminate the merger agreement for the reasons stated in this subsection.

For purposes of the merger agreement, a “Triggering Event” is deemed to have occurred if:

•
the Board of Directors or any committee thereof withdraws or modifies (in a manner adverse to eBay) its recommendation in favor of the merger or takes, authorizes or publicly proposes specified actions related to acquisition proposals or transactions with respect to the Company;

•	the Board of Directors fails to reaffirm, unanimously and publicly, its recommendation in favor of the merger within five business days after eBay reasonably requests, in writing, such reaffirmation;

•
a tender or exchange offer relating to shares of Company common stock is commenced and the Company fails to issue to its security holders a statement to the effect that the Company recommends rejection of such tender or exchange offer and reaffirming the Board of Directors’ recommendation in favor of the merger within ten business days after the commencement of such tender or exchange offer; or

•
the Company or its Subsidiaries or any director or executive officer of the Company shall have breached in any material respect or taken any action materially inconsistent with certain provisions of the merger agreement relating to the “go-shop” period or acquisition proposals.

The merger agreement may also be terminated by the Company at any time before the adoption of the merger agreement by the Company’s stockholders:

•
in certain circumstances related to superior offers with respect to acquisition proposals, such circumstances including, among other things, that our Board of Directors (acting upon the recommendation of the special committee) authorizes the Company to enter into an agreement concerning a superior offer and the Company (i) gives eBay written notice of its intention to terminate the agreement and provides eBay with four days to make an offer at least as favorable to the stockholders of the Company (during which time we have undertaken to make our representatives reasonably available for further negotiations), and eBay does not make such an offer, and (ii) pays the applicable termination fee; or

•
if (i) any of eBay’s representations and warranties are inaccurate as of the date of the merger agreement or (ii) eBay breaches any of its covenants or obligations, in each case such that a condition to closing would not be satisfied as of the effective time of the merger and, with respect to those inaccuracies and breaches that are curable prior to December 31, 2011, eBay fails to cure such inaccuracies and breaches upon 30 days notice, unless the Company is in material breach of the merger agreement in which case the Company may not terminate the merger agreement for the reasons stated in this subsection.

If the merger agreement is validly terminated, the merger agreement will be of no force or effect, except that (i) such termination will not relieve any party from any liability for any inaccuracy in or breach of any representation or warranty, or any willful breach of any covenant, obligation or other provision, contained in the merger agreement and (ii) the provisions of the merger agreement relating to termination fees and expenses, governing law, jurisdiction and waiver of jury trial, the Company’s disclosure schedule, attorneys’ fees, assignability, notices, cooperation, severability, remedies and construction will continue in full force and effect.  In addition, the confidentiality agreement between the Company and eBay, as amended, will remain in full force and effect upon termination of the merger agreement.

Termination Fees Payable by the Company

The Company has agreed in the merger agreement to pay eBay a fee of $74 million if any of the following payment events occur:

•	eBay or the Company validly terminates the merger agreement after December 31, 2011 or the Company’s stockholders fail to adopt the merger agreement and, in each case:

•	at or prior to the time of termination of the merger agreement an acquisition proposal shall have been disclosed, announced, commenced, submitted or otherwise made;

•	certain specified triggering events have not occurred between the date of the merger agreement and the date of termination of the merger agreement; and

•	within 12 months after the date of any such termination, the Company consummates or enters into definitive documentation with respect to an alternative proposal by a third party;

•	eBay or the Company validly terminates the merger agreement after the occurrence of any Triggering Event;

•
the Company validly terminates the merger agreement in order to accept a superior offer and enter into definitive documentation in connection with such superior offer, except in connection with the entry by the Company into a definitive agreement with respect to a superior offer either during the “go-shop” period or within 25 days of the expiration of the “go-shop” period with an excluded party.

The Company has agreed in the merger agreement to pay eBay a reduced fee of $24 million if the Company validly terminates the merger agreement in order to accept a superior offer and enter into definitive documentation in connection with such superior offer in connection with the entry by the Company into a definitive agreement with respect to a superior offer either during the “go-shop” period or within 25 days of the expiration of the “go-shop” period with an excluded party and the Board of Directors has made specified determinations as to the superiority of such superior offer.

If the Company fails to pay any of the termination fees described above when such fees are due, the Company has agreed to pay any costs and expenses (including attorneys’ fees) incurred by eBay in connection with the collection of such overdue amount and the enforcement of eBay’s right to receive payment of such fees.  In addition, the Company has agreed that the unpaid termination fee will accrue interest at a rate per annum equal to 3% over the prime rate in effect on the date such payment should have been made.

Expenses

Except for termination fees discussed above under “— Termination Fees Payable by the Company” on page 73, whether or not the merger is consummated, all fees and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring such fees expenses, except that eBay and the Company agreed to share equally all fees and expenses, other than attorneys’ fees, incurred in connection with the filing of the premerger notification and report forms relating to the merger under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust or competition law or regulation.

Remedies

The Company and eBay agreed that irreparable damage would occur in the event that any provision of the merger agreement was not performed in accordance with its specific terms or was otherwise breached, and that in such instance monetary damages, even if available, may not be adequate remedy to compensate the non-breaching party.  Therefore, in the event of any breach or threatened breach by any party of any covenant or obligation in the merger agreement, eBay and the Company will be entitled, without having to prove actual damages, to an injunction to prevent breaches or threatened breaches of the merger agreement and to a decree or order of specific performance of the terms and provisions of the merger agreement.

Other Covenants

Employee Matters

The merger agreement provides that if eBay elects not to maintain the surviving corporation’s health, vacation or 401(k) plans after the effective time of the merger, then, subject to the provisions of such plans, contractual requirements or legal requirements:

•
all employees of the Company or its subsidiaries who continue employment with eBay or any of its subsidiaries following the merger, which employees are referred to herein as “continuing employees,” will be eligible to participate in eBay’s employee benefits plans, to substantially the same extent as similarly situated employees of eBay;

•
for purposes of determining a continuing employee’s eligibility to participate in such plans, each continuing employee will receive credit under such plans for prior years of continuous service with the Company or its subsidiaries prior to the merger, except with respect to eBay’s sabbatical programs; and

•	the surviving corporation will assume and perform obligations under the terms of any Company employee agreement providing change in control benefits.

In addition, unless otherwise requested by eBay, the Company will terminate its 401(k) plans effective no later than the day prior to the effective time of the merger, and eBay’s 401(k) plan will accept rollovers from each terminated Company 401(k) plan.  The Company and eBay will cooperate to ensure compliance, prior to the effective time of the merger, with any employee notification or consultation requirements imposed by applicable law with respect to the merger.

For a more detailed description of other employee-related matters, see “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger,” beginning on page 46 of this proxy statement.

Indemnification and Insurance

The merger agreement provides that all rights to indemnification by the Company existing in favor of those persons who are directors and officers of the Company as of the date of the merger agreement for their acts and omissions as directors and officers occurring prior to the effective time of the merger as provided (i) by applicable legal requirements, (ii) in the Company’s certificate of incorporation or bylaws (as in effect as of the date of the merger agreement) or (iii) in any indemnification agreements between the Company and such persons (as in effect as of the date of the merger agreement), shall survive the merger and shall continue in full force and effect for a period of six years from the date on which the merger becomes effective.  In addition, eBay has agreed to cause the surviving corporation’s certificate of incorporation and bylaws to contain provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in the Company’s certificate of incorporation and bylaws as of the date of the merger agreement for a period of six years following the merger.

Under the merger agreement, eBay has agreed it will purchase (or, at eBay’s option, the Company will purchase) a prepaid, non-cancelable “tail” coverage insurance policy under the Company’s existing officers’ and directors’ liability insurance policy (providing coverage not less favorable than currently provided by such insurance), which “tail” policy will be for a claims reporting or discovery period of at least six years from the effective time of the merger in respect of acts or omission occurring prior to the effective time of the merger.

In addition, the merger agreement provides that if eBay or the surviving corporation (i) consolidates with or merges into any other person and is not the continuing or the surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of eBay or the surviving corporation, as the case may be, will assume the obligations described above.

Reasonable Best Efforts Covenant

The Company and eBay have agreed in the merger agreement to use their reasonable best efforts to take, or cause to be taken, all actions necessary or advisable under applicable laws and regulations to complete the merger. Without limitation, the Company and eBay have agreed to make appropriate filings pursuant to any applicable competition laws, including notification and report forms pursuant to the HSR Act as promptly as reasonably practicable.

Access

The merger agreement provides that subject to certain exceptions, the Company will afford eBay and its representatives reasonable access during normal business hours to the Company’s officers, employees, agents, properties, books, contracts and records and will furnish eBay with copies of documents and information concerning its business, personnel, assets, liabilities and properties as eBay may reasonably request.

Certain Other Covenants

The merger agreement contains additional mutual covenants, including covenants relating to (i) cooperation regarding the execution and delivery of such further documents, certificates, agreements and instruments and the taking of such other actions as may be reasonably requested by the other parties to evidence or reflect the merger and to carry out the intent and purposes of the merger agreement, (ii) cooperation of the parties in the delisting of the Company from NASDAQ and (iii) mutual notification of particular events, including with respect to stockholder litigation.

Amendments; Waivers

The merger agreement provides that any provision of the merger agreement may be amended with the approval of the respective boards of directors of the Company and Merger Sub or waived before the effective time of the merger if the amendment or waiver is in writing and signed, in the case of an amendment, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, except that following adoption of the merger agreement by the Company’s stockholders, any amendments to the merger agreement that under Delaware law require approval of stockholders may only be made with the approval of such amendments by the Company’s stockholders.

VOTING AND SUPPORT AGREEMENTS

The following description summarizes the material provisions of the Support Agreements (as defined below) and is qualified in its entirety by reference to the complete text of the Support Agreements. The Support Agreements included in this proxy statement as Appendices D and E contain the complete terms of those agreements and stockholders should read them carefully and in their entirety.

Voting Arrangements and Related Provisions

In connection with the merger agreement, eBay entered into a Voting and Support Agreement, dated as of March 27, 2011, with Michael G. Rubin (the “Rubin Support Agreement”) and Voting and Support Agreements, dated as of March 27, 2011, with each of the other directors and certain officers of GSI (the “D&O Support Agreements” and together with the Rubin Support Agreement, the “Support Agreements”).  The shares of GSI common stock outstanding that are beneficially owned by Mr. Rubin and such directors and officers and that are subject to the Support Agreements represent, in the aggregate, approximately 6.18% of the outstanding shares of GSI’s common stock as of March 25, 2011, the last trading day prior to the execution of the merger agreement.

Under the terms of the Support Agreements, each stockholder party to such agreements, among other things, has agreed to vote, and has irrevocably appointed eBay as its proxy to vote to the fullest extent permitted by applicable law, all shares of GSI’s common stock held by such stockholder at any meeting of (or action by written consent taken by) stockholders of GSI: (i) in favor of the merger and the adoption of the merger agreement and each of the other actions contemplated by the merger agreement; (ii) against any action or agreement that would (in the case of the D&O Support Agreements, to such party’s knowledge) result in a breach of any representation, warranty, covenant or other obligation of GSI under the merger agreement; and (iii) against certain other transactions (other than the merger and any of the other transactions or actions contemplated by the merger agreement), including, among others, (a) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving GSI or any of its subsidiaries, (b) any reorganization, recapitalization, dissolution or liquidation of GSI or any of its subsidiaries, (c) any sale, lease, license or other transfer of a material portion of the rights or assets of GSI or any of its subsidiaries, (d) any change in a majority of the Board of Directors of GSI, (e) any amendment to GSI’s certificate of incorporation or bylaws, (f) any material change in GSI’s capitalization or corporate structure or (g) any other action that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the merger or any of the other transactions or actions contemplated by the merger agreement.

The stockholders party to the Support Agreements have also agreed, among other things, (i) not to transfer or otherwise dispose of (subject to certain customary exceptions), tender, grant a proxy or enter into a voting agreement with respect to their shares of GSI’s common stock; and (ii) to waive, in connection with the merger, any dissenters’, appraisal or other similar rights they may have with respect to their shares of GSI’s common stock.

Termination

The Rubin Support Agreement will terminate upon the earliest to occur of the date on which (i) the merger agreement is validly terminated; (ii) the merger becomes effective; or (iii) the merger agreement is amended in a manner (a) that would reduce the amount of consideration payable to stockholders of GSI pursuant to the merger or (b) that is intended, or would reasonably be expected, to impede, interfere with, discourage or adversely affect in any material respect any of the transactions contemplated by the purchase agreement.

The D&O Support Agreements will terminate upon the earlier to occur of the date on which (i) the merger agreement is validly terminated or (ii) the merger becomes effective.

Except for its deemed beneficial ownership of GSI common stock as a result of the Support Agreements, based on a Schedule 13D filed by eBay with the SEC on April 6, 2011, eBay does not own any shares of our common stock.

PROJECTED FINANCIAL INFORMATION AND SENSITIVITY ANALYSIS

We do not, as a matter of course, make public forecasts or projections as to future performance or financial data beyond the current fiscal year and are especially wary of making projections for extended earnings periods due to the inherent unpredictability of the underlying assumptions and estimates. However, in connection with eBay’s interest in pursuing the merger, our management provided certain projections to eBay and to Morgan Stanley, which projections were based on our management’s estimate of the Company’s future financial performance as of the date they were provided. We have included below the material portions of these projections to give our stockholders access to certain nonpublic information prepared for purposes of considering and evaluating the merger. The inclusion of this information should not be regarded as an indication that we, our Board of Directors, Morgan Stanley or eBay considered, or now considers, this information to be a reliable prediction of actual future results, and such data should not be relied upon as such. Neither we nor any of our affiliates or representatives has made or makes any representations to any person regarding the ultimate performance of GSI compared to the information contained in the projections, and none of them intends to provide any update or revision thereof.

Projected Financial Information

Management prepared two scenarios of projected financial data, which we refer to as the “Projected Financial Information.”

“Management Case 2”, prepared by the Company's management, reflected the impact of certain operational and financial targets considered to be potentially achievable and demonstrating the Company’s upside potential, including potential future cost savings arising from the Company’s investments in its IT platform, and potential improvements in performance of recently acquired businesses.  Management Case 2 was based on assumptions addressing, among other things, the completion and rapid adoption of a new technology platform in 2011, and strong cross-selling and new customer growth of GSI’s marketing services offerings resulting in higher revenue growth, gross margin improvement, and increased cost efficiencies.

“Management Case 1”, developed by the Company's management, with assistance from Morgan Stanley, and approved by the Company's management, was based on assumptions addressing, among other things, completion and positive, although less rapid as compared to Management Case 2, adoption of a new technology platform in 2011, less revenue growth (as compared to Management Case 2) due in part to the potential for continuing impacts from the NFL labor dispute and a potential NBA work stoppage, the NFL’s April 2012 change in jersey manufacturer, modest cross-selling between GSI’s business units, and modest margin expansion from the integration of recently acquired businesses and other cost efficiencies.

Management Case 2 and Management Case 1 were utilized by Morgan Stanley in connection with its analysis of the merger consideration and were presented to and discussed with our Board of Directors in connection with its consideration of the merger transaction with eBay.

(in thousands)	2011	2012	2013	2014
Revenue
Management Case 2	1,774,933	2,042,774	2,432,164	2,850,065
Management Case 1	1,774,933	1,956,816	2,235,681	2,521,138

NGIO (1)
Management Case 2	195,373	270,371	369,336	489,890
Management Case 1	195,373	236,328	288,028	349,326

(1)
NGIO is Non-GAAP income from operations. We define non-GAAP income from operations as income from operations excluding stock-based compensation, depreciation and amortization expenses, and the following expenses relating to acquisitions: transaction expenses, due diligence expenses, integration expenses, non-cash inventory valuation adjustments, the cash portion of any deferred acquisition payments recorded as compensation expense, changes in fair value of deferred acquisition payments, and beginning with goodwill and intangible asset impairment charges.

Cautionary Statement Regarding Projected Financial Information

The Projected Financial Information described above was not prepared with a view towards public disclosure or compliance with generally accepted accounting principles or with published guidelines of SEC or the guidelines established by the American Institute of Certified Public Accountants regarding forecasts or projections. Our independent registered public accounting firm, Deloitte & Touche LLP, has neither examined nor compiled the projections or analysis and, accordingly, Deloitte & Touche LLP  does not express an opinion or any other form of assurance with respect thereto. The Deloitte & Touche LLP report included in documents that are incorporated by reference in this proxy statement relates to our historical financial information. It does not extend to these projections or analysis and should not be read to do so. Our internal financial forecasts (upon which the projections and analysis were based in part) are, in general, prepared solely for internal use and capital budgeting and other management decisions and are subjective in many respects and thus susceptible to interpretation and periodic revision based on actual experience and business developments. The Projected Financial Information also reflects numerous assumptions made by our management with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond our control. Accordingly, we cannot assure you that the projected results will be realized or that actual results will not be significantly higher or lower than projected. In addition, the projections and analysis do not consider the effect of the merger or any future combination of our business with the businesses conducted by eBay.

Readers of this proxy statement are cautioned not to rely on the Projected Financial Information. These projections and analyses are forward-looking statements and are based on expectations and assumptions at the time they were prepared by management. The Projected Financial Information are not guarantees of future performance and involve risks and uncertainties that may cause future financial results and stockholder value of GSI to materially differ from those expressed in the Projected Financial Information. Accordingly, we cannot assure you that the Projected Financial Information will be realized or that the Company’s future financial results will not materially vary from the Projected Financial Information. The Projected Financial Information does not take into account the merger. We do not intend to update or revise the Projected Financial Information. For a discussion of the risks and uncertainties that may be relevant to GSI’s results, see “Cautionary Statement Regarding Forward-Looking Statements” on page 14.

PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS

Except as described under “The Merger — Background of the Merger” beginning on page 20 of this proxy statement, there have not been any negotiations, transactions or material contacts during the past two years concerning any merger, consolidation, acquisition, tender offer or other acquisition of any class of GSI’s securities, election of GSI’s directors or sale or other transfer of a material amount of GSI’s assets (i) between GSI or any of its affiliates, on the one hand, and GSI, eBay, Merger Sub, their respective executive officers, directors, members or controlling persons, on the other hand, (ii) between any affiliates of GSI or (iii) between GSI and its affiliates, on the one hand, and any person not affiliated with GSI who would have a direct interest in such matters, on the other hand.

MARKETS AND MARKET PRICE

Our common stock trades on the NASDAQ Global Select Market under the symbol “GSIC.” As of the record date, there were             shares of common stock outstanding, held by approximately         stockholders of record.

The following table sets forth the high and low reported closing sale prices for our common stock for the periods shown as reported on the NASDAQ Global Select Market.

	High	Low

Fiscal Year Ended January 2, 2010

First Quarter	$13.77	$7.35

Second Quarter	15.59	12.29

Third Quarter	19.75	14.09

Fourth Quarter	26.00	18.09

Fiscal Year Ended January 1, 2011

First Quarter	28.49	22.53

Second Quarter	31.35	24.26

Third Quarter	29.99	20.87

Fourth Quarter	26.45	21.74

Fiscal Year Ended December 31, 2011

First Quarter	29.34	18.40

Second Quarter (through , 2011)

On March 25, 2011, the last trading day before GSI publicly announced the execution of the merger agreement, the high and low sale prices for GSI common stock as reported on the NASDAQ Global Select Market were $19.55 and $19.14 per share, respectively, and the closing sale price on that date was $19.38. On                 , 2011, the last trading day before this proxy statement was printed, the closing price for our common stock on the NASDAQ Global Select Market was $    .

Stockholders should obtain a current market quotation for GSI common stock before making any decision with respect to the merger.

Pursuant to the terms of our secured credit agreement entered into on February 9, 2011, we are restricted from paying dividends on our common stock.  In addition, under the merger agreement, we have agreed not to pay any cash dividends on our common stock before the completion of the merger. After the merger, GSI will be a privately-held subsidiary of eBay.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of GSI common stock as of April 11. 2011 (or as of such other dates as are indicated in footnotes 17 through 21 to such table) by (i) each stockholder we believe to own beneficially more than five percent of outstanding GSI common stock, (ii) each director, (iii) each of our Named Executive Officers, and (iv) all our directors and executive officers as a group.  Except as indicated in the footnotes to the table, the stockholders who are directors and named executive officers share voting and investment power with respect to shares owned by each of them with eBay pursuant to the terms of the support agreements. In addition, we understand that the “5% Stockholders” listed in the table have sole voting and investment power with respect to the shares owned by them, except as otherwise indicated in the footnotes to the table. The number of shares in the table below includes shares issuable upon the exercise of outstanding stock options and the vesting of outstanding restricted stock units to the extent that such options or restricted stock units, respectively, vest on or within 60 days after April 11, 2011. In the case of our directors and executive officers, the information below has been provided by such persons at our request.

Name, Position and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Named Executive Officers and Directors
Michael G. Rubin (1) Chairman, President and Chief Executive Officer	4,677,099	6.42
Michael R. Conn (2) Executive Vice President, Finance and Chief Financial Officer	194,719	*
J. Scott Hardy (3) Executive Vice President, Business Management	43,806	*
Damon Mintzer (4) Executive Vice President, Strategic Business Development.	51,743	*
Christopher Saridakis (5) Chief Executive Officer, Global Marketing Services	17,826	*
Stephen J. Gold (6) Former Executive Vice President, Chief Information Officer and Corporate Chief Technology Officer	4,167	*
M. Jeffrey Branman (7) Director	94,063	*
Ronald D. Fisher (8) Director	30,525	*
John A. Hunter (9) Director	26,775	*
Josh Kopelman (10) Director	0	-
Jeffrey F. Rayport (11) Director	49,563	*
Michael J. Donahue (12) Director	15,084	*
David Rosenblatt (13) Director	0	-

Name, Position and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Lawrence S. Smith (14) Director	43,890	*
Andrea M. Weiss (15) Director	19,301	*
All executive officers and directors as a group (15 persons)(16)	5,319,502	7.26
5% Stockholders
Fred Alger Management, Inc. (17) Alger Associates, Incorporated 111 Fifth Avenue New York, NY 10003	5,238,948	7.24
Wells Fargo and Company (18) Wells Capital Management Incorporated Wells Fargo Bank, National Association Wells Fargo Advisors, LLC Wells Fargo Funds Management, LLC 420 Montgomery Street San Francisco, CA 94163	5,415,226	7.48
Artisan Partners Holdings LP (19) Artisan Investment Corporation Artisan Partners Limited Partnership Artisan Investments GP LLC ZFIC, Inc. Andrew A. Ziegler Carlene M. Ziegler Artisan Funds, Inc. 875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202	6,669,200	9.21
BlackRock, Inc. (20) BlackRock Institutional Trust Company, N.A. BlackRock Fund Advisors BlackRock Asset Management Australia Limited BlackRock Advisors, LLC BlackRock Capital Management, Inc. BlackRock Investment Management, LLC BlackRock International Limited State Street Research & Management Company 40 East 52nd Street New York, NY 10022	4,410,616	6.09
eBay Inc. (21) 2145 Hamilton Avenue, San Jose, California 95125	4,467,545	6.10

*	Less than one percent.

(1)
Includes 440,709 shares issuable upon exercise of options that are currently exercisable or which are issuable upon the vesting of outstanding restricted stock units within 60 days of April 11, 2011. These amounts do not include 72,239 performance-based restricted stock units that will vest immediately in full in connection with the proposed merger.

(2)
Includes 139,752 shares issuable upon exercise of options that are currently exercisable or which are issuable upon the vesting of outstanding restricted stock units within 60 days of April 11, 2011. These amounts do not include 100,000 restricted stock units that will vest immediately in full in connection with the proposed merger.

(3)	Includes 22,091 shares issuable upon the vesting of outstanding restricted stock units within 60 days of April 11, 2011.

(4)	Includes 45,108 shares issuable upon exercise of options that are currently exercisable or which are issuable upon the vesting of outstanding restricted stock units within 60 days of April 11, 2011.

(5)	Includes 17,826 shares issuable upon the vesting of outstanding restricted stock units within 60 days of April 11, 2011.

(6)	Effective May 28, 2010, Mr. Gold resigned from his position as Executive Vice President, Chief Information Officer and Corporate Chief Technology Officer of GSI.

(7)	Includes 36,775 shares issuable upon exercise of options that are currently exercisable or which are issuable upon the vesting of outstanding restricted stock units within 60 days of April 11, 2011.

(8)	Includes 30,525 shares issuable upon exercise of options that are currently exercisable or which are issuable upon the vesting of outstanding restricted stock units within 60 days of April 11, 2011.

(9)	Includes 26,775 shares issuable upon exercise of options that are currently exercisable or which are issuable upon the vesting of outstanding restricted stock units within 60 days of April 11, 2011.

(10)	5,617 restricted stock units that will vest immediately in full in connection with the proposed merger are not included in the total for Mr. Kopelman.

(11)	Includes 37,275 shares issuable upon exercise of options that are currently exercisable or which are issuable upon the vesting of outstanding restricted stock units within 60 days of April 11, 2011.

(12)	Includes 1,775 shares issuable upon the vesting of outstanding restricted stock units within 60 days of April 11, 2011.

(13)	These amounts do not include 5,020 restricted stock units that will vest immediately in full in connection with the proposed merger.

(14)
Includes 18,800 shares owned in an individual retirement investment account, 600 shares owned by a family partnership, the general partner of which is controlled by Mr. Smith, 4,796 shares owned in irrevocable trusts and 3,000 shares owned by a family charitable foundation of which Mr. Smith’s wife is a trustee. Mr. Smith has pledged a total of 17,919 shares of common stock held by him as security for a margin loan.  These amounts do not include 1,845 restricted stock units that will vest immediately in full in connection with the proposed merger.

(15)	Includes 1,775 shares issuable upon the vesting of outstanding restricted stock units within 60 days of April 11, 2011.

(16)
Includes (i) 4,985,193 shares of common stock beneficially owned in the aggregate by the Named Officers (other than Mr. Gold who resigned effective May 28, 2010) as set forth in this table (of which 665,486 are issuable upon exercise of options that are currently exercisable or which are issuable upon the vesting of outstanding restricted stock units within 60 days of April 11, 2011); (ii) 279,201 shares of common stock beneficially owned in the aggregate by the directors (other than Mr. Rubin) as set forth in this table (of which 136,675 are issuable upon exercise of options that are currently exercisable or which are issuable upon the vesting of outstanding restricted stock units within 60 days of April 11, 2011); and (iii) 55,108 shares of common stock beneficially owned in the aggregate by executive officers (other than Named Officers) (of which 55,108 are issuable upon exercise of options that are currently exercisable or which are issuable upon the vesting of outstanding restricted stock units within 60 days of April 11, 2011).  These amounts do not include 184,721 performance-based restricted stock units and restricted stock units that will vest immediately in full in connection with the proposed merger.

(17)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2011. By virtue of the Alger family’s ownership of controlling interest in Alger Associates, Incorporated, which indirectly owns Fred Alger Management, Inc., ownership of the shares of common stock may be imputed to the Alger family.

(18)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on April 11, 2011.

(19)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2011.

(20)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 4, 2011.

(21)
As a result of the Support Agreements, Ebay may be deemed to be the beneficial owner of the shares listed in the table, which includes 680,750 shares underlying currently exercisable options and 184,794 shares underlying restricted unit awards that will vest with 60 days of April 11, 2011. However, eBay disclaims beneficial ownership of the shares listed in the table. The information in this footnote is derived from a Schedule 13D filed by eBay with the Securities and Exchange Commission on April 6, 2011.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, there will be no public participation in any future meetings of GSI stockholders. If the merger is not completed, however, stockholders will continue to be entitled to attend and participate in meetings of GSI stockholders. If the merger is not completed, GSI will inform its stockholders, by press release or other means determined reasonable by GSI, of the date by which stockholder proposals must be received by GSI for inclusion in the proxy materials relating to GSI’s 2011 annual meeting, which proposals must comply with the rules and regulations of the SEC then in effect.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

GSI files annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. These reports, proxy statements and other information contain additional information about GSI and will be made available for inspection and copying at GSI’s executive offices during regular business hours by any stockholder or a representative of a stockholder as so designated in writing.

Stockholders may read and copy any reports, statements or other information filed by GSI at the SEC’s public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC at Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. GSI’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website located at http://www.sec.gov.

A list of stockholders will be available for inspection by stockholders of record during business hours at GSI’s corporate headquarters at 935 First Avenue, King of Prussia, Pennsylvania 19406, for ten days prior to the date of the special meeting and continuing to the date of the special meeting and will also be available for review at the special meeting or any reconvenings thereof.  The opinion of Morgan Stanley, a copy of which is attached to this proxy statement as Appendix B, will also available for inspection and copying at the same address, upon written request by, and at the expense of, the interested stockholder.

The SEC allows GSI to “incorporate by reference” information that it files with the SEC in other documents into this proxy statement. This means that GSI may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that GSI files later with the SEC may update and supersede the information incorporated by reference. Similarly, the information that GSI later files with the SEC may update and supersede the information in this proxy statement. Such updated and superseded information will not, except as so modified or superseded, constitute part of this proxy statement.

GSI incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this proxy statement and before the special meeting, except for the documents, or portions thereof, that are “furnished” rather than filed. GSI also incorporates by reference in this proxy statement the following documents filed by it with the SEC under the Exchange Act:

•	GSI’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011; and

•
GSI’s Current Reports on Form 8-K filed with the SEC on February 9, 2011 at 5:02 p.m., February 10, 2011 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01, as amended by Form 8-K/A filed with the SEC on February 15, 2011), February 18, 2011, March 15, 2011 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), March 28, 2011 (excluding Item 7.01 and Exhibit 99.3 of Item 9.01), March 30, 2011, and April 5, 2011.

GSI undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the following address and telephone number:

GSI Commerce, Inc.
935 First Avenue
King of Prussia, PA 19406
Telephone number: (610) 491-7000

You may also obtain documents incorporated by reference by requesting them by telephone from Georgeson Inc., our proxy solicitor, toll free at (866) 628-6021. Documents should be requested by                   , 2011 in order to receive them before the special meeting. You should be sure to include your complete name and address in your request.

eBay and Merger Sub have supplied, and GSI has not independently verified, the information in this proxy statement relating to eBay and Merger Sub.

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such a proxy solicitation in such jurisdiction.

Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. GSI has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated                   , 2011. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, GSI will, where relevant and if required by applicable law, update such information through a supplement to this proxy statement.

APPENDIX A

AGREEMENT AND PLAN OF MERGER

among:

EBAY INC.,
a Delaware corporation;

GIBRALTAR ACQUISITION CORP.,
a Delaware corporation; and

GSI COMMERCE, INC.,
a Delaware corporation

___________________________

Dated as of March 27, 2011

___________________________

i

(CONTINUED)

ii

(CONTINUED)

iii

EXHIBITS

Exhibit A   -   Certain Definitions

SCHEDULES

COMPANY DISCLOSURE SCHEDULE

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of March 27, 2011, by and among: EBAY INC., a Delaware corporation (“Parent”); GIBRALTAR ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”); and GSI COMMERCE, INC., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A.  Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the “Merger”) in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

B.  The board of directors of the Company (the “Company Board”) has formed a special committee of the Company Board (the “Special Committee”) for the purpose of, among other things, evaluating and making a recommendation to the Company Board with respect to what actions should be taken regarding any business combination, including with respect to this Agreement and the Merger.

C.  The Company Board has, acting upon the unanimous recommendation of the Special Committee, and on the terms and subject to the conditions set forth herein, unanimously: (a) approved this Agreement and the Merger; (b) determined that the Merger is fair to and in the best interests of the Company and its stockholders; (c) approved and declared advisable this Agreement and the Merger; and (d) resolved to recommend that the Company’s stockholders adopt this Agreement. As used in this Agreement, the term “unanimous” shall refer to the vote of all members of the Company Board, with the exception of the two directors who have recused themselves from voting on the Merger.

D.  The respective boards of directors of Parent and Merger Sub have approved this Agreement and the Merger.

E.   In order to induce Parent to enter into this Agreement and cause the Merger to be consummated, certain stockholders of the Company are executing voting and support agreements in favor of Parent concurrently with the execution and delivery of this Agreement (the “Support Agreements”).

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

Section 1.          DESCRIPTION OF TRANSACTION

1.1.  Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

1.2.  Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

1.3.  Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Dewey & LeBoeuf LLP, 1950 University

Avenue, Suite 500, East Palo Alto, California, at 8:00 a.m. (California time) on a date to be designated by Parent, which shall be no later than the fifth business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than the conditions set forth in Sections 6.4 and 7.3, which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions). The date on which the Closing actually takes place is referred to as the “Closing Date.” Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL shall be duly executed by the Company in connection with the Closing and, concurrently with or as soon as practicable following the Closing, filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such certificate of merger with the consent of Parent (the time as of which the Merger becomes effective being referred to as the “Effective Time”).

1.4.     Certificate of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time:

(a)       the Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety pursuant to the Merger at the Effective Time or immediately thereafter to conform to the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “GSI COMMERCE, INC.”;

(b)       the Bylaws of the Surviving Corporation shall be amended and restated at the Effective Time or immediately thereafter to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

(c)       the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

1.5.     Conversion of Shares.

(a)       At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

(i)         any shares of Company Common Stock held by the Company or any wholly-owned Subsidiary of the Company (or held in the Company’s treasury) (together with any associated Rights, as defined in Section 2.3(c)) immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii)        any shares of Company Common Stock held by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent immediately prior to the Effective Time (together with any associated Rights) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iii)       except as provided in clauses “(i)” and “(ii)” of this Section 1.5(a) and subject to Sections 1.5(b), 1.5(c), 1.7 and 1.8, each share of Company Common Stock outstanding immediately prior to the Effective Time (together with any associated Rights) shall be converted into the right to receive $29.25 in cash (the “Per Share Merger Consideration”), without interest; and

2

(iv)       each share of the common stock, $0.001 par value per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

(b)       If, during the period commencing on the date of this Agreement and ending at the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a stock dividend is declared by the Company during such period, or a record date with respect to any such event shall occur during such period, then the consideration to be delivered in respect of shares of Company Common Stock pursuant to Section 1.5(a)(iii) shall be adjusted to the extent appropriate.

(c)       If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other Contract with the Company or under which the Company has any rights, then (except to the extent provided in any binding agreement between the Company and the holder thereof and except to the extent Parent otherwise elects), the Merger Consideration delivered in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition and need not be paid until such time as such repurchase option, risk of forfeiture or other condition lapses or otherwise terminates (whether under the Company award agreement or Company Employee Agreement). The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other Contract.

1.6.     Closing of the Company’s Transfer Books. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock outstanding immediately prior to the Effective Time (a “Company Stock Certificate”) is presented to the Paying Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

1.7.      Exchange of Certificates.

(a)       On or prior to the Closing Date, Parent shall select a reputable bank or trust company to act as paying agent in the Merger (the “Paying Agent”). Promptly after the Effective Time, Parent shall cause to be deposited with the Paying Agent cash sufficient to make payments of the cash consideration payable pursuant to Section 1.5 (the “Payment Fund”). The Payment Fund shall be invested by the Payment Agent as directed by Parent.

(b)       Promptly after the Effective Time, the Paying Agent will mail to the Persons who were record holders of Company Stock Certificates immediately prior to the Effective Time: (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to

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the Paying Agent or, in the case of Book Entry Shares, upon adherence to the procedures set forth in the letter of transmittal); and (ii) instructions for use in effecting the surrender of Company Stock Certificates and Book Entry Shares in exchange for Merger Consideration. Exchange of any Book Entry Shares shall be effected in accordance with the Paying Agent’s customary procedures with respect to securities represented by book entry. Upon surrender of a Company Stock Certificate or Book Entry Share to the Paying Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Paying Agent or Parent: (A) the holder of such Company Stock Certificate or Book Entry Share shall be entitled to receive in exchange therefor the cash consideration that such holder has the right to receive pursuant to the provisions of Section 1.5, in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Company Stock Certificate; and (B) the Company Stock Certificate or Book Entry Share so surrendered shall be canceled. In the event of a transfer of ownership of any shares of Company Common Stock which are not registered in the transfer records of the Company, payment of Merger Consideration may be made to a Person other than the holder in whose name the Company Stock Certificate or Book Entry Share formerly representing such shares is registered if (1) any such Company Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer and (2) such holder shall have paid any fiduciary or surety bonds and any transfer or other similar Taxes required by reason of the payment of such Merger Consideration to a Person other than such holder (or shall have established to the reasonable satisfaction of Parent that such bonds and Taxes have been paid or are not applicable). Until surrendered as contemplated by this Section 1.7(b), each Company Stock Certificate or Book Entry Share shall be deemed, from and after the Effective Time, to represent only the right to receive Merger Consideration as contemplated by Section 1.5. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent or the Paying Agent may, in its discretion and as a condition precedent to the delivery of any Merger Consideration with respect to the shares of Company Common Stock previously represented by such Company Stock Certificate, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent or the Paying Agent may direct) as indemnity against any claim that may be made against the Paying Agent, Parent, Merger Sub or the Surviving Corporation with respect to such Company Stock Certificate. No interest shall be paid or will accrue on any cash payable to holders of Company Stock Certificates or Book Entry Shares pursuant to the provisions of this Section 1.7.

(c)       Any portion of the Payment Fund that remains undistributed to holders of Company Stock Certificates as of the date that is 180 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates or Book Entry Shares who have not theretofore surrendered their Company Stock Certificates or Book Entry Shares in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Merger Consideration.

(d)       Each of the Paying Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock or a Company Equity Award such amounts as may be required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(e)       If any Company Stock Certificate or Book Entry Share has not been surrendered by the earlier of: (i) the fifth anniversary of the date on which the Merger becomes effective; or (ii) the date immediately prior to the date on which the cash amount that such Company Stock Certificate or Book Entry Share represents the right to receive would otherwise escheat to or become the property of any Governmental Body, then such cash amount shall, to the extent permitted by applicable Legal

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Requirements, become the property of the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto.

(f)       None of Parent, the Surviving Corporation and the Paying Agent shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any Merger Consideration delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

1.8.     Dissenting Shares.

(a)      Notwithstanding anything to the contrary contained in this Agreement, shares of Company Common Stock held by a holder who has made a proper demand for appraisal of such shares of Company Common Stock in accordance with Section 262 of the DGCL and who has otherwise complied with all applicable provisions of Section 262 of the DGCL (any such shares being referred to as “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under Section 262 of the DGCL with respect to such shares) shall not be converted into or represent the right to receive Merger Consideration in accordance with Section 1.5, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares.

(b)       If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then such shares shall be deemed automatically to have been converted into, as of the Effective Time, and to represent only, the right to receive Merger Consideration in accordance with Section 1.5, without interest thereon, upon surrender of the Company Stock Certificate representing such shares.

(c)       The Company shall give Parent: (i) prompt notice of any demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL, any withdrawal or attempted withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL; and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not voluntarily make any payment or settlement offer or settle any such demands or approve any withdrawal of such demands prior to the Effective Time with respect to any such demand, notice or instrument unless Parent shall have given its prior written consent to such payment, settlement offer, settlement or withdrawal.

1.9.     Further Action. If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

Section 2.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub as follows (it being understood that each representation and warranty contained in this Section 2 is subject to: (a) subject to Section 9.6, the exceptions and disclosures set forth in the Company Disclosure Schedule and (b) disclosure in any Company SEC Document filed before the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and predictive or forward-looking in nature)):

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2.1.     Subsidiaries; Due Organization; Qualification to do Business.

(a)      The Company has no Subsidiaries, except for the corporations identified in Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the year ended January 1, 2011 (the “Company Subsidiaries”); and neither the Company nor any of the Company Subsidiaries: (i) owns any share capital of, or any equity interest of any nature in, any other Entity, other than the Company Subsidiaries or (ii) has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any material future investment in or material capital contribution to any other Entity.

(b)       Each of the Acquired Corporations is duly organized, validly existing and is in good standing (or equivalent status) under the laws of the jurisdiction of its formation and has all requisite power and authority to: (i) conduct its business in the manner in which its business is currently being conducted and (ii) own and use its assets in the manner in which its assets are currently owned and used, except, in the case of clauses “(i)” and “(ii)” of this sentence, as would not have and would not reasonably be expected to have or result, individually or in the aggregate, in a Company Material Adverse Effect.

(c)       Each of the Acquired Corporations (in jurisdictions that recognize the following concepts) is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified or in good standing would not have and would not reasonably be expected to have or result, individually or in the aggregate, in a Company Material Adverse Effect.

2.2.     Certificate of Incorporation and Bylaws.

(a)      The Company has Made Available to Parent accurate and complete copies of the Certificate of Incorporation and Bylaws of the Company.

(b)      The Company has Made Available to Parent accurate and complete copies of the organizational documents of each other Acquired Corporation, including all amendments thereto. The Company has Made Available to Parent accurate and complete copies of: (i) the charters of all committees of the Company Board; and (ii) any code of conduct, investment policy, whistleblower policy, disclosure committee policy or similar policy adopted by any of the Acquired Corporations or by the board of directors (or similar body), or any committee of the board of directors (or similar body), of any of the Acquired Corporations.

2.3.     Capitalization; Rights to Acquire Stock.

(a)      The authorized share capital of the Company consists of: (i) 180,000,000 shares of Company Common Stock, par value $0.01 per share, of which 72,208,579 shares have been issued and were outstanding as of March 25, 2011; and (ii) 5,000,000 shares of Company Preferred Stock, par value $0.01, of which no shares were issued or are outstanding. No shares of Company Common Stock have been issued by the Company during the period commencing on March 25, 2011 and ending on the date of this Agreement. The Company holds 8,922 shares of its capital stock in its treasury as of the date of this Agreement. As of March 25, 2011: (A) 1,410,376 shares of Company Common Stock were subject to issuance pursuant to Company Options; (B) 4,276,885 shares of Company Common Stock are reserved for future issuance pursuant to Company Stock-Based Awards; (C) 6,156,495 shares of Company Common Stock are reserved for future issuance pursuant to the Convertible Debt; and (D) 12,500 shares of Company Common Stock are reserved for future issuance pursuant to the Warrant.

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(b)      All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in Part 2.3(b)(i) of the Company Disclosure Schedule, none of the Acquired Corporations holds any Company Common Stock or any rights to acquire Company Common Stock, other than the Company Common Stock held in the Company’s treasury. None of the outstanding shares of Company Common Stock are entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right. None of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of any of the Acquired Corporations. Except as set forth in Part 2.3(b)(ii) of the Company Disclosure Schedule, there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Company Common Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other equity securities.

(c)      As of the date of this Agreement, 5,000 shares of Company Preferred Stock, designated as Series A Junior Participating Preferred Stock, are reserved for future issuance upon exercise of the rights (the “Rights”) issued pursuant to the Rights Agreement dated as of April 3, 2006, between the Company and American Stock Transfer and Trust Company, as Rights Agent (the “Company Rights Agreement”). As of the date of this Agreement, 2,870,121 shares of Company Common Stock are reserved for future issuance pursuant to equity awards not yet granted under the Company Equity Plans. Part 2.3(c) of the Company Disclosure Schedule accurately sets forth the following information with respect to each Company Equity Award outstanding as of the date of this Agreement: (i) the particular Company Equity Plan (if any) pursuant to which such Company Equity Award was granted; (ii) the name of the holder of such Company Equity Award; (iii) the number of shares of Company Common Stock subject to such Company Equity Award; (iv) the exercise price (if any) of such Company Equity Award; (v) the date on which such Company Equity Award was granted; (vi) the date on which such Company Equity Award expires; (vii) if such Company Equity Award is a Company Option, whether it is an “incentive stock option” (as defined in the Code) or a non-qualified stock option; (viii) if such Company Equity Award is a Company Stock-Based Award, whether such Company Stock-Based Award is a restricted stock unit or a restricted stock award; (ix) if such Company Equity Award is a Company Stock-Based Award in the form of restricted stock units, the dates on which shares of Company Common Stock are scheduled to be delivered, if different from the applicable vesting schedule; and (x) whether the vesting of such Company Equity Award would be accelerated, in whole or in part, as a result of the Merger, alone or in combination with any termination of employment or other event relating to employment and resulting from the Merger. The Company has Made Available to Parent accurate and complete copies of: (A) each Company Equity Plan; (B) each other equity plan pursuant to which any of the Acquired Corporations has ever granted stock options, restricted stock units or restricted stock awards to the extent that any such equity awards remain outstanding thereunder; (C) each equity plan under which any Entity has granted stock options, restricted stock units or restricted stock awards that were ever assumed by any of the Acquired Corporations to the extent that any equity awards remain outstanding thereunder; and (D) the current Company forms of all stock option, restricted stock unit or restricted stock award agreements evidencing such stock options, restricted stock units or restricted stock awards that may be granted under the Company’s 2010 Equity Incentive Plan. All shares of Company Common Stock subject to issuance under each Company Equity Plan, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Since January 1, 2009, no Company Options have been granted with an exercise price that is less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Company Option. All grants of Company Equity Awards were recorded on the Company’s financial statements (including, any related notes thereto) contained in the Company SEC Documents, in accordance with GAAP to the extent that such Company Equity Awards were granted

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prior to the date of such financial statements. With respect to each Company Equity Award outstanding as of the date of this Agreement, the applicable vesting schedule has been Made Available to Parent.

(d)       Except for the Convertible Debt, there are no bonds, debentures, notes or other indebtedness of the Company issued and outstanding having the right to vote (or convertible or exercisable or exchangeable for securities having the right to vote) on any matters on which stockholders of the Company may vote.

(e)       Except as set forth in Part 2.3(c) or Part 2.3(e) of the Company Disclosure Schedule (with respect to the aggregate data therein) and except for the Warrant, as of the date of this Agreement, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any share capital or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any share capital or other securities of any of the Acquired Corporations; or (iii) stockholder rights plan (or similar plan commonly referred to as a “ poison pill”) or Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any share capital or any other securities, except for the Company Rights Agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights or equity based awards with respect to any of the Acquired Corporations other than as set forth in Part 2.3(e) of the Company Disclosure Schedule.

(f)       All outstanding shares of Company Common Stock, all outstanding Company Equity Awards and all outstanding shares of capital stock and other securities of the Acquired Corporations have been issued and granted in compliance in all material respects with all applicable securities laws and other applicable Legal Requirements and with all material requirements set forth in applicable Contracts.

(g)      All of the outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights and are owned beneficially and of record by the Company, free and clear of any Encumbrances, other than restrictions on transfer imposed by applicable securities laws, or as set forth in Part 2.3(g) of the Company Disclosure Schedule.

2.4.     SEC Filings; Financial Statements.

(a)      The Company has Made Available to Parent accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with, and all Company Certifications (as defined below) filed or furnished by the Company with or to, the SEC since January 1, 2007, including all amendments thereto (collectively, the “Company SEC Documents ”). Since January 1, 2007, all statements, reports, schedules, forms and other documents required to have been filed or furnished by the Company with or to the SEC have been so filed or furnished on a timely basis. None of the Company’s Subsidiaries is required to file or furnish any documents with or to the SEC. As of the time it was filed with or furnished to the SEC (or, if amended prior to the date of this Agreement, as of the date of such amendment): (i) each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act (as the case may be) and any rules and regulations promulgated thereunder applicable to the company SEC Documents; and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the certifications and statements relating to the Company SEC Documents required by: (A) Rule 13a-14 or 15d-15 of the Exchange Act or

8

(B) Section 302 or 906 of the Sarbanes- Oxley Act) (collectively, the “Company Certifications”) is accurate and complete. Except as set forth in Part 2.4(a) of the Company Disclosure Schedule, neither the Company nor, to the knowledge of the Company, any of its executive officers has received written notice from any Governmental Body challenging or questioning the accuracy, completeness, form or manner of filing of any Company Certifications.

(b)        Except as set forth in Part 2.4(b) of the Company Disclosure Schedule, (i) the Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act and (ii) such disclosure controls and procedures are effective to ensure that all material information concerning the Company required to be disclosed in the reports that it is required to file, submit or furnish under the Exchange Act is recorded, processed, summarized and reported on a timely basis to the individuals responsible for the preparation of such reports. The Company has Made Available to Parent accurate and complete copies of all minutes from the meetings of the disclosure committee of the Company Board from January 1, 2007 through the date of this Agreement.

(c)        The consolidated financial statements (including any related notes) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q or any successor form under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations, retained earnings (loss), changes in financial position and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby. No financial statements of any Person other than the Acquired Corporations are required by GAAP to be included in the consolidated financial statements of the Company.

(d)        The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended January 1, 2011, and such assessment concluded that such controls were effective and the Company’s independent registered accountant has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal control over financial reporting as of January 1, 2011.

(e)        Except as set forth in Part 2.4(e)(i) of the Company Disclosure Schedule, since January 1, 2007, the Company’s principal executive officer and its principal financial officer (each as defined in the Sarbanes- Oxley Act) have disclosed to the Company’s auditors and the audit committee of the Company Board: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information of the Acquired Corporations on a consolidated basis; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Acquired Corporations’ internal controls. Except as set

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forth in Part 2.4(e)(ii) of the Company Disclosure Schedule, since the enactment of the Sarbanes-Oxley Act, the Company has not made or permitted to remain outstanding any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Acquired Corporations.

(f)       None of the Acquired Corporations has effected, entered into or created any securitization transaction or “off-balance sheet arrangement” (as defined in Item 303(c) of Regulation S-K under the Exchange Act).

(g)      Except as set forth in Part 2.4(g) of the Company Disclosure Schedule, as of the date of this Agreement, there are no unresolved comments issued by the staff of the SEC with respect to any of the Company SEC Documents.

(h)      The Company is in compliance in all material respects with (i) the applicable rules and regulations of the NASDAQ Stock Market LLC, and (ii) the applicable listing requirements of the NASDAQ Global Select Market, and has not since January 1, 2007 received any notice asserting any material non-compliance with the rules and regulations of the NASDAQ Stock Market LLC or the listing requirements of the NASDAQ Global Select Market.

2.5.      Absence of Changes. Except as set forth in Part 2.5 of the Company Disclosure Schedule, between January 1, 2011 and the date of this Agreement:

(a)      there has not been any Company Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, has had or would reasonably be expected to have or result in a Company Material Adverse Effect;

(b)      there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the material assets or property leased, owned or otherwise used by any of the Acquired Corporations (whether or not covered by insurance) that are material to the Acquired Corporations, taken as a whole (it being understood that the representations and warranties contained in this Section 2.5(b) do not apply to Intellectual Property Rights or privacy law matters, which matters are addressed in the representations and warranties set forth in Section 2.9);

(c)      none of the Acquired Corporations has: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock or other securities except for dividends or distributions paid by a Subsidiary to the Company; or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

(d)      none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of: (i) any shares of capital stock or other security (except for Company Common Stock issued upon the valid exercise or vesting of outstanding Company Equity Awards or issued in connection with the acquisition of the Recently Acquired Entities); (ii) any option, warrant or right to acquire any shares of capital stock or any other security (except for Company Equity Awards identified in Part 2.3(c) of the Company Disclosure Schedule); or (iii) any instrument convertible into or exchangeable for any share capital or other security;

(e)      the Company has not amended or waived any of its material rights or obligations under, or permitted the acceleration of vesting under: (i) any material provision of any of the Company Equity Plan; (ii) any provision of any Contract evidencing any outstanding Company Equity Award; (iii) any material restricted stock agreement; or (iv) any other material Contract evidencing or relating to any equity award (whether payable in cash or stock);

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(f)       there has been no amendment to the Certificate of Incorporation or Bylaws of the Company, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split, issuance of bonus shares or similar transaction except for transactions relating to the acquisition of the Recently Acquired Entities;

(g)      except for activities associated with the integration of employees of Acquired Corporations (other than the Company) into the Company Employee Plans, none of the Acquired Corporations has: (i) adopted, established or entered into any Company Employee Plan or Company Employee Agreement other than in the ordinary course of business; (ii) except as set forth in Part 2.5(g)(ii) of the Company Disclosure Schedule, caused or permitted any Company Employee Plan to be amended in a manner that would result in a material increase in the benefits to be paid or provided thereunder; or (iii) materially increased the amount of compensation or remuneration payable to any of its directors, officers or other employees at the level of Executive Vice President or above;

(h)      none of the Acquired Corporations has waived any “standstill” provision;

(i)       none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any material respect, except as required by concurrent changes in GAAP or SEC rules and regulations;

(j)       none of the Acquired Corporations has made any material Tax election or asked for or received any ruling in respect of any material Tax from a Governmental Body, or entered into any Contract with any Governmental Body with respect to any material Tax;

(k)      none of the Acquired Corporations has commenced or settled any material Legal Proceeding; and

(l)       none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses “(c)” through “(k)” above.

2.6.     Title to Assets. Except as would not have and would not reasonably be expected to have or result, individually or in the aggregate, in a Company Material Adverse Effect, the Acquired Corporations own, and have good and valid title to, all material assets purported to be owned by them, including all material assets reflected on the Audited Balance Sheet (except for assets sold or otherwise disposed of since the date of the Audited Balance Sheet) (it being understood that the representations and warranties contained in this Section 2.6 do not apply to ownership of, or Encumbrances with respect to, Intellectual Property Rights, which matters are addressed in the representations and warranties set forth in Section 2.9). To the Knowledge of the Company, all of said material assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for: (i) any lien for taxes, assessments or similar charges that are not yet due and payable or that are being contested in good faith; (ii) liens for which an adequate reserve for payment has been established on the Audited Balance Sheet; (iii) liens that have arisen in the ordinary course of business and that do not materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations; and (iv) liens described in Part 2.6(a) of the Company Disclosure Schedule. Except as set forth in Part 2.6(b) of the Company Disclosure Schedule, the Acquired Corporations are the lessees of, and, except as would not have and would not reasonably be expected to have a Company Material Adverse Effect, hold valid leasehold interests in, all material assets purported to have been leased by them, including all material assets reflected as leased on the Audited Balance Sheet (it being understood that the representations and warranties contained in this sentence do not apply to Intellectual Property Rights, which matters are

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addressed in the representations and warranties set forth in Section 2.9). There are no outstanding options or rights of first refusal to purchase any real property owned by the Acquired Corporations.

2.7.     Inventory. Except as set forth in Part 2.7 of the Company Disclosure Schedule, no Acquired Corporation owns, possesses or conducts any business that involves the ownership or possession of any inventory, or has any commitments to purchase any inventory, except for the inventory that is owned or possessed by, or that is used in the conduct of the businesses of, the Divested Businesses and commitments of such Divested Businesses.

2.8.     [Reserved].

2.9.      Intellectual Property.

(a)      Part 2.9(a) of the Company Disclosure Schedule accurately identifies:

(i)         in Part 2.9(a)(i) of the Company Disclosure Schedule: all patent and patent applications owned by or registered or filed in the name of any Acquired Corporation and all other material Company Registered IP (including the jurisdiction (where applicable) in which such Company Registered IP has been registered or filed); and

(ii)        in Part 2.9(a)(ii) of the Company Disclosure Schedule: all Company Contracts pursuant to which an Acquired Corporation obtains a license or right to use (as a result of a covenant not to sue or not to assert infringement claims, or otherwise) any material Intellectual Property Rights used in the Company E-Commerce Platform (other than software license agreements for any third-party software that is generally available to the public at a cost of less than U.S. $100,000 and that is not a material part of the Company E-Commerce Platform).

(b)      The Company has Made Available to Parent an accurate and complete copy of each standard form of the following material Contracts currently used by any Acquired Corporation that are material to the Acquired Corporations taken as a whole: (i) Contracts pursuant to which any merchant, consumer or other Person uses Company Services; (ii) employee agreement containing any assignment or license of Intellectual Property Rights; (iii) consulting or independent contractor agreement containing any assignment or license of Intellectual Property Rights; and (iv) confidentiality or nondisclosure agreement.

(c)      Except as set forth on Part 2.9(c) of the Company Disclosure Schedule, the Acquired Corporations solely own all right, title and interest to and in all material Company Owned IP free and clear of any Encumbrances (other than: (i) non- exclusive licenses granted by any Acquired Corporation in connection with the provision of Company Services in the ordinary course of business; and (ii) as would not, and would not reasonably be expected to, individually or in the aggregate, materially interfere with the use of such Company Owned IP in providing any Company Services). Without limiting the foregoing:

(i)         except as would not have, and would not reasonably be expected to have or result in, individually or in the aggregate, a Company Material Adverse Effect, the Acquired Corporations have secured from each Company Associate who is or was involved in the creation or development of any Company Owned IP, Company Service or Company Service Software a valid and enforceable agreement containing (A) an assignment of the Intellectual Property Rights created or developed by such Company Associate during the period of time that the Company Associate is or was a Company Associate; and (B) confidentiality provisions protecting such

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Intellectual Property Rights to the extent the Acquired Corporations elect to maintain such Intellectual Property Rights as confidential;

(ii)        except as would not have, and would not reasonably be expected to have or result in, individually or in the aggregate, a Company Material Adverse Effect, no Company Associate has any claim, right (whether or not currently exercisable) or interest to or in any Company Owned IP or any Company Service Software;

(iii)       except as would not have, and would not reasonably be expected to have or result in, individually or in the aggregate, a Company Material Adverse Effect, no Acquired Corporation has assigned, sold, or otherwise transferred an ownership interest in, or title to, any Intellectual Property Right embodied in or necessary for the Company E-Commerce Platform or any Company Service that is material to the Acquired Corporations taken as a whole, to any Person (other than another Acquired Corporation); and

(iv)       to the Knowledge of the Company, the Acquired Corporations own or otherwise have a valid right to use, and immediately after the Closing the Surviving Corporation will continue to own or otherwise have a valid right to use, all Intellectual Property Rights that are material to the provision of any Company Service by the Acquired Corporations as currently provided, except as would not have, and would not reasonably be expected to have or result in, individually or in the aggregate, a Company Material Adverse Effect.

(d)       Each Acquired Corporation has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all Trade Secrets included in the Company Owned IP (including (i) obtaining an appropriate non-disclosure agreement prior to disclosing any such Trade Secrets to a third party and (ii) imposing restrictions on unauthorized copying, unauthorized sale or transfer, recompilation, disassembly or reverse- engineering and other customary or industry-standard restrictions on use prior to providing a third party with access to such Trade Secrets), except as would not have and would not reasonably be expected to have or result in, individually or in the aggregate, a Company Material Adverse Effect.

(e)      All material Company Registered IP (other than pending applications) is subsisting and, to the Knowledge of the Company, is valid and enforceable, except as would not have, and would not reasonably be expected to have or result in, individually or in the aggregate, a Company Material Adverse Effect. All filings, payments and other actions required to be made or taken by an Acquired Corporation to maintain each item of material Company Registered IP in full force and effect have been properly made and taken (except where the applicable Acquired Corporation has reasonably decided to cease prosecution or maintenance or to otherwise abandon such Company Registered IP), except as would not have, and would not reasonably be expected to have or result in, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, no interference, opposition, reissue, reexamination, cancellation or other Legal Proceeding of any nature is pending or threatened, in which the scope, validity or enforceability of any material Company Registered IP is contested or challenged.

(f)       To the Knowledge of the Company, neither the execution, delivery or performance of this Agreement nor the consummation of any related transactions, or could reasonably be expected to, with or without notice or the lapse of time, and as a result of any Company Contract, result in or give any other Person the right or option to cause, create, impose or declare: (i) a loss of, or Encumbrance on, any Company Owned IP; or (ii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Company Owned IP, except, in each case,

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as would not have and would not reasonably be expected to have or result in, individually or in the aggregate, a Company Material Adverse Effect.

(g)      (i) To the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Company Owned IP and (ii) none of the Acquired Corporations is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Right of any other Person, except, in the case of clauses “(i)” and “(ii)” above, as would not have and would not reasonably be expected to have or result in, individually or in the aggregate, a Company Material Adverse Effect.

(h)      Except as set forth in Part 2.9(h) of the Company Disclosure Schedule, no claim or Legal Proceeding with respect to infringement, misappropriation or violation of any Intellectual Property Right is pending or, to the Knowledge of the Company, threatened against any Acquired Corporation or, to the Knowledge of the Company, against any other Person who is, or has asserted or could reasonably be expected to assert that it is, entitled to be indemnified, defended, held harmless or reimbursed by any Acquired Corporation with respect to such claim or Legal Proceeding and none of the Acquired Corporations has received any written requests or notices from any third party currently alleging that the Company or any other Acquired Corporation is obligated to indemnify, defend, or hold them harmless with respect to any such pending or threatened claim or Legal Proceeding, except with respect to this Section 2.9(h) as would not have and would not reasonably be expected to have or result in, individually or in the aggregate, a Company Material Adverse Effect.

(i)       Except as set forth in Part 2.9(i) of the Company Disclosure Schedule, to the Knowledge of the Company, since January 1, 2009 none of the Acquired Corporations has received any written notice or other written communication relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property Right of another Person by any of the Acquired Corporations, the Company Services or the Company Service Software, except as would not have, and would not reasonably be expected to have or result in, individually or in the aggregate, a Company Material Adverse Effect.

(j)       To the Knowledge of the Company, none of the material Company Service Software contains any bug, defect or error that materially and adversely affects the use, functionality or performance of such Company Service Software or the provision of any Company Service using, containing or including such Company Service Software, except as would not have and would not reasonably be expected to have or result, individually or in the aggregate, in a Company Material Adverse Effect.

(k)      Part 2.9(k) of the Company Disclosure Schedule accurately identifies each item of Open Source Code (along with the applicable license) that, to the Knowledge of the Company, is contained in, distributed with or used in the development of any material Company Source Code that is owned by any of the Acquired Corporations and that is included in the Company E-Commerce Platform. To the Knowledge of the Company, each Acquired Corporation’s use, marketing, distribution, licensing, and sale of the Company Source Code in connection with the Company Service Software does not violate any license terms applicable to any item of Open Source Code included in such Company Source Code in a manner which has had or would have, or would reasonably be expected to have, a Company Material Adverse Effect. No Acquired Corporation has used or distributed any Open Source Code in a manner which would impose or could impose a requirement or condition that any Company Source Code owned by any of the Acquired Corporations: (i) be disclosed or distributed in source code form; (ii) be licensed for the purpose of making modifications or derivative works; or (iii) be redistributable at no charge, except, in the case of clauses “(i)” through “(iii)” above, as would not have and would not reasonably be expected to have or result, individually or in the aggregate, in a Company Material Adverse Effect.

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(l)       To the Knowledge of the Company and except as would not have, and would not reasonably be expected to have or result in, individually or in the aggregate, a Company Material Adverse Effect: (i) no material Company Source Code owned by the Acquired Corporations has been delivered, licensed or made available to any escrow agent or other Person (other than employees of the Acquired Corporations); and (ii) none of the Acquired Corporations has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available any material Company Source Code to any escrow agent or other Person.

(m)     (i) The Company IT Systems are in good working condition to effectively perform all information technology operations necessary to conduct the business of the Acquired Corporations as currently conducted and (ii) the Acquired Corporations maintain and are in compliance with policies and procedures regarding data security, back-up, disaster recovery and privacy that are commercially reasonable; except, in the case of clauses “(i)” and “(ii)” above, as would not have, and would not reasonably be expected to have or result in, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, no Acquired Corporation has had a material problem or non-conformity identified in any audit (whether internal or external) of the Company IT Systems. To the Knowledge of the Company, since January 1, 2009, there have been no (x) failures of computer services or other information technology assets that have caused material disruptions to the business of any Acquired Corporation, or (y) material security breaches relating to, or material violations of any security policy regarding, any data used in the business of any Acquired Corporation, except, in the case of clauses “(x)” and “(y)” above, as would not have, and would not reasonably be expected to have or result in, individually or in the aggregate, a Company Material Adverse Effect.

(n)      To the Knowledge of the Company, the use and dissemination of any and all data and information concerning individuals by the Acquired Corporations, have complied at all times with the privacy policies and terms of use of the Acquired Corporations and with all applicable Legal Requirements relating to the collection, use, storage, dissemination or transfer of any such data or information, except as would not have, and would not reasonably be expected to have or result in, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, neither the execution, delivery or performance of this Agreement or any of the other agreements, documents or instruments referred to in this Agreement, nor the consummation of any of the related transactions, will result in any violation of any privacy policy or terms of use of any Acquired Corporation or any Legal Requirement related to privacy or data security, except as would not have, and would not reasonably be expected to have or result in, individually or in the aggregate, a Company Material Adverse Effect. No claim or Legal Proceeding relating to the use or dissemination of any and all data and information concerning individuals by the Acquired Corporations is pending or, to the Knowledge of the Company, threatened against any Acquired Corporation or, to the Knowledge of the Company, against any other Person who is, or has asserted or would reasonably be expected to assert that it is, entitled to be indemnified, defended, held harmless or reimbursed by any Acquired Corporation with respect to such claim or Legal Proceeding, and, since January 1, 2009, none of the Acquired Corporations has received any written requests or notices from any third party alleging that the Company or any other Acquired Corporation is obligated to indemnify, defend, or hold them harmless with respect to any such claim or Legal Proceeding, except as would not have, and would not reasonably be expected to have or result in, individually or in the aggregate, a Company Material Adverse Effect.

2.10.   Contracts.

(a)      For purposes of this Agreement, each of the following shall be deemed to constitute a “Significant Contract”:

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(i)         any Contract that would be required to be filed by the Company as an exhibit to any Company SEC Document pursuant to Item 601(b)(4) or 601(b)(10) of Regulation S-K under the Securities Act;

(ii)        any Contract (other than Company Employment Agreements) relating to the provision of services to the Acquired Corporations, which services are material to the operations of the Acquired Corporations, taken as a whole;

(iii)       any material Contract relating to the lease or sublease by any of the Acquired Corporations of any real property;

(iv)       any Contract with the Acquired Corporations’ top 20 customers;

(v)        any Contract that would reasonably be expected to have a material effect on the ability of the Company to perform any of its obligations under this Agreement, or to consummate the Merger or any of the other Contemplated Transactions;

(vi)       any Contract: (A) pursuant to which any Acquired Corporation will acquire any real property; or (B) for the acquisition or disposition of any business containing any profit sharing arrangements or “earn-out” arrangements, indemnification obligations of any Acquired Corporation or other contingent payment obligations;

(vii)      any Contract that is material to the Acquired Corporations taken as a whole;

(viii)     any other Contract identified in Part 2.10 of the Company Disclosure Schedule (which shall include each Contract imposing any restriction on the right or ability of any Acquired Corporation: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (D) to perform services for any other Person; or (E) to transact business with any other Person, in each case, which is material to the Acquired Corporations taken as a whole);

(ix)       any Contract that evidences or is the primary document under which there arises indebtedness of the Company or any Company Subsidiary (other than agreements with or among direct or indirect wholly owned Company Subsidiaries) in excess of $20,000,000; and

(x)        any  Contract  listed  in  Part  2.9(a)(ii)  of  the  Company  Disclosure Schedule.

The Company has Made Available to Parent an accurate and complete copy of each Company Contract that constitutes a Significant Contract, other than those specified in Section 2.10(a)(x).

(b)       Each Company Contract that constitutes a Significant Contract is: (i) valid and in full force and effect; and (ii) is enforceable in accordance with its terms, subject to: (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (B) rules of law governing specific performance, injunctive relief and other equitable remedies, except, in the case of clauses “(i)” and “(ii)” of this sentence, as would not have and would not reasonably be expected to have or result, individually or in the aggregate, in a Company Material Adverse Effect.

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(c)       Except as set forth in Part 2.10(c) of the Company Disclosure Schedule: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Company Contract; (ii) to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Significant Contract; (iii) to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to: (A) result in a violation or breach of any of the provisions of any Significant Contract; (B) give any Person the right to declare a default under any Significant Contract; (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Significant Contract; (D) give any Person the right to accelerate the maturity or performance of any Significant Contract; or (E) give any Person the right to cancel, terminate or modify any Significant Contract; and (iv) since January 1, 2010, none of the Acquired Corporations has received any written notice or other communication regarding any actual or possible violation or breach of, or default under, any Significant Contract except, in the case of clauses “(i)” through “(iv)” of this sentence, as would not have and would not reasonably be expected to have or result, individually or in the aggregate, in a Company Material Adverse Effect.

2.11.   Liabilities. None of the Acquired Corporations has any material accrued, contingent or other Liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such, or reserved against, in the Audited Balance Sheet; (b) liabilities that have been incurred by the Acquired Corporations since the date of the Audited Balance Sheet in the ordinary course of business and consistent with past practices; (c) liabilities for performance of obligations of the Acquired Corporations pursuant to the express terms of Company Contracts; (d) liabilities to pay legal, investment banking and other professional advisory fees incurred by the Acquired Corporations in connection with the Merger; (e) liabilities or obligations incurred directly as a result of this Agreement; (f) liabilities described in Part 2.11 of the Company Disclosure Schedule; and (g) liabilities or obligations that would not reasonably be expected to have or result, individually or in the aggregate, in a Company Material Adverse Effect.

2.12.   Compliance with Legal Requirements. Except as set forth in Part 2.12 of the Company Disclosure Schedule, each of the Acquired Corporations is, and has at all times since January 1, 2007 been, in compliance in all material respects with all applicable Legal Requirements, including applicable Legal Requirements relating to employment, commercial email, exportation of goods and services, and securities law matters, except as would not have and would not reasonably be expected to have or result, individually or in the aggregate, in a Company Material Adverse Effect (it being understood that the representations and warranties contained in this Section 2.12 do not apply to privacy law matters, which matters are addressed in the representations and warranties set forth in Section 2.9). Except as set forth in Part 2.12 of the Company Disclosure Schedule, since January 1, 2007, none of the Acquired Corporations has received any written notice from any Governmental Body regarding any actual or possible violation in any material respect of, or failure to comply in any material respect with, any Legal Requirement.

2.13.   Certain Business Practices. Except as set forth in Part 2.13 of the Company Disclosure Schedule, except as would not have and would not reasonably be expected to have or result, individually or in the aggregate, in a Company Material Adverse Effect, none of the Acquired Corporations, and to the Knowledge of the Company, no Representative of any of the Acquired Corporations on behalf of the Acquired Corporations, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns; or (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations hereunder, or any comparable foreign law or statute.

2.14.   Governmental Authorizations. The Acquired Corporations hold all material Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective

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businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect, except as would not have and would not reasonably be expected to have or result, individually or in the aggregate, in a Company Material Adverse Effect. Each Acquired Corporation is, and at all times since January 1, 2007 has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Since January 1, 2007, none of the Acquired Corporations has received any written notice from any Governmental Body regarding: (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization; or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization, except as would not have and would not reasonably be expected to have or result, individually or in the aggregate, in a Company Material Adverse Effect.

2.15.   Tax Matters.

(a)      Each of the material Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body (the “Acquired Corporation Returns”): (i) has been filed on or before the applicable due date (including any extensions of such due date); and (ii) has been prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown as due and payable on the Acquired Corporation Returns that have been filed have been paid.

(b)      The Acquired Corporations have established an adequate accrual on the Audited Balance Sheet in accordance with GAAP for all material Taxes through January 1, 2011.

(c)      No Acquired Corporation and no Acquired Corporation Return is currently subject to an audit by any Governmental Body in respect of any material Tax. No extension or waiver of the limitation period applicable to any material Acquired Corporation Return has been granted (by any Acquired Corporation), which period (after giving effect to such extension or waiver) has not yet expired.

(d)      No claim or Legal Proceeding is pending or, to the Knowledge of the Company, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes with respect to any notice of deficiency or similar document received by any Acquired Corporation (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established in accordance with GAAP on the Unaudited Interim Balance Sheet). There are no liens or other Encumbrances for material Taxes upon any of the assets of any of the Acquired Corporations except liens for Taxes not yet due and payable and liens for which adequate reserves for payment have been established on the Unaudited Interim Balance Sheet. None of the Acquired Corporations will be required to include any material adjustment in taxable income for any tax period (or portion thereof) ending after the Closing Date pursuant to Section 481(c) of the Code (or any comparable provision of U.S. state or local or non-U.S. Tax Legal Requirements) as a result of a change in accounting methods prior to the Closing.

(e)      No written notice has ever been delivered by any Governmental Body to an Acquired Corporation in a jurisdiction where an Acquired Corporation does not file a Tax Return that claims that such Acquired Corporation is or may be subject to taxation by that jurisdiction which could reasonably be expected to result in an obligation to pay material Taxes.

(f)       There are no Contracts relating to allocating or sharing of material Taxes to which any Acquired Corporation is a party, except for (i) any Contracts between Acquired Corporations

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and (ii) any Contract the primary purpose of which is not the allocation of liabilities with respect to Taxes, but that provides tangentially for an allocation or apportionment of liabilities with respect to Taxes generated or related to such Contract. None of the Acquired Corporations is liable for Taxes of any Person (other than an Acquired Corporation) pursuant to Treasury Regulation Section 1.1502-6 or any similar U.S. state or local or non-U.S. Legal Requirement).

(g)      No Acquired Corporation has constituted either a “ distributing corporation ” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code within the past two years. No Acquired Corporation is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(h)      No Acquired Corporation has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar Legal Requirement to which an Acquired Corporation may be subject, other than the affiliated group of which an Acquired Corporation is the common parent.

(i)       No Acquired Corporation has participated in, or is currently participating in, a “Listed Transaction” or a “Reportable Transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or similar transaction under any corresponding or similar Legal Requirement.

(j)       Each of the Acquired Corporations has withheld from each payment or deemed payment made to Company Associates or to its past or present suppliers, creditors, stockholders or other third parties all material Taxes required to be withheld and has, within the time and in the manner required by applicable Legal Requirements, paid such withheld amounts to the proper Governmental Bodies.

2.16.   Employee and Labor Matters; Benefit Plans.

(a)      Except as set forth in Part 2.16(a) of the Company Disclosure Schedule, as of the date of this Agreement, none of the Acquired Corporations is a party to, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization or works council representing any of its employees and there are no labor organizations or works councils representing, purporting to represent or, to the Knowledge of the Company, seeking to represent any employees of any of the Acquired Corporations. To the Knowledge of the Company, there has not been any strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, union organizing activity, or any threat thereof, or any similar activity or dispute, affecting any of the Acquired Corporations or any of their employees. There is not now pending, and, to the Knowledge of the Company, no Person has threatened to commence, any such strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute or union organizing activity or any similar activity or dispute. To the Knowledge of the Company, there is no material claim or material grievance pending or threatened relating to any employment Contract, wages and hours, plant closing notification, employment statute or regulation, privacy right, labor dispute, workers’ compensation policy or long-term disability policy, safety, retaliation, immigration or discrimination matters involving any Company Associate, including charges of unfair labor practices or harassment complaints.

(b)      To the Knowledge of the Company, none of the current independent contractors, consultants, temporary workers, outsourced workers, leased employee or other non-employee service provider of any of the Acquired Corporations could be reclassified as an employee, except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect.

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(c)      The Company has Made Available to Parent an accurate and complete list of each material Company Employee Plan and each employment agreement with a current employee of the Company. Except for activities associated with the integration of certain employees of certain Acquired Corporations (other than the Company) into the Company Employee Plans, none of the Acquired Corporations has committed to establish or enter into any new Company Employee Plan or Company Employee Agreement, or to modify any Company Employee Plan or Company Employee Agreement (except to conform or seek the approval of any such Company Employee Plan or Company Employee Agreement to satisfy applicable Legal Requirements).

(d)      The Company has Made Available to Parent accurate and complete copies of: (i) all material documents setting forth the terms of each material Company Employee Plan and each employment agreement with a current employee of the Company, including all amendments thereto and all related trust documents; (ii) the most recent annual report (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under applicable Legal Requirements in connection with each Company Employee Plan; (iii) if the Company Employee Plan is subject to the minimum funding standards of Section 302 of ERISA, the most recent annual and periodic accounting of Company Employee Plan assets, if any; (iv) the most recent summary plan description required under ERISA or any similar Legal Requirement with respect to each Company Employee Plan; (v) all material correspondence since January 1, 2010 to or from any Governmental Body relating to any Company Employee Plan; and (vi) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan intended to be qualified under Section 401(a) of the Code.

(e)      Except for such matters that would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect, each of the Acquired Corporations and Company Affiliates has performed in all respects all obligations required to be performed by it under each Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and with all applicable provisions of ERISA, the Code and other Legal Requirements. To the Knowledge of the Company, any Company Employee Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code. To the Knowledge of the Company, all Company Pension Plans required to have been approved by any non-U.S. Governmental Body have been so approved, no such approval has been revoked (or, to the Knowledge of the Company, has revocation been threatened) and, to the Knowledge of the Company, no event has occurred since the date of the most recent approval or application therefor relating to any such Company Pension Plan that would reasonably be expected to materially affect any such approval relating thereto or materially increase the costs relating thereto. Each Company Employee Plan intended to be tax qualified under applicable Legal Requirements is, to the Knowledge of the Company, so tax qualified, and, to the Knowledge of the Company, no event has occurred and no circumstance or condition exists that could reasonably be expected to result in the disqualification of any such Company Employee Plan. Except for such matters that would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect, no “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan, except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect. To the Knowledge of the Company, there are no audits or inquiries pending or threatened by the IRS, the United States Department of Labor or any other Governmental Body with respect to any Company Employee Plan. None of the Acquired Corporations, and no Company Affiliate, has ever incurred: (i) any material penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code; or (ii) any material penalty or Tax under applicable Legal Requirements.

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(f)       None of the Acquired Corporations, and no Company Affiliate, has ever maintained, established, sponsored, participated in or contributed to any: (i) Company Pension Plan subject to Title IV of ERISA; (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA; or (iii) plan described in Section 413 of the Code. No Company Employee Plan is or has been funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code. None of the Acquired Corporations, and no Company Affiliate, has ever maintained, established, sponsored, participated in or contributed to any Company Pension Plan in which stock of any of the Acquired Corporations or any Company Affiliate is or was held as a plan asset. Except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect, the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations, with respect to all current and former participants in such Foreign Plan according to the reasonable actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Plan, and the Merger will not cause any such assets or insurance obligations to be less than such benefit obligations.

(g)      Except as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of the Merger could reasonably be expected to (either alone or upon the occurrence of termination of employment) constitute an event under any Company Employee Plan, Company Employee Agreement, trust or loan that may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Associate.

(h)      Except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect, each of the Acquired Corporations and Company Affiliates: (i) is, and at all times has been, in compliance with any Order or arbitration award of any court, arbitrator or any Governmental Body respecting employment, employment practices, terms and conditions of employment, wages, hours or other labor related matters; and (ii) has withheld and reported all amounts required by applicable Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to Company Associates. To the Knowledge of the Company, no Acquired Corporation or Company Affiliate: (A) is liable for any arrears of wages or any taxes or any interest or penalty for failure to comply with the Legal Requirements applicable of the foregoing; or (B) is liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security, social charges or other benefits or obligations for Company Associates (other than routine payments to be made in the normal course of business and consistent with past practice), except for such liability that would not have a material financial impact on the Company.

(i)       Except as set forth in Part 2.16(i) of the Company Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any director or officer or other employee of an Acquired Corporation, and no payments have been made or will be made to any director or officer or other employee of an Acquired Corporation, that, considered individually or considered collectively with any other such Contracts or payments, will be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code or give rise directly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code. No Acquired Corporation is a party to or has any obligation under any Contract to compensate any Person for excise taxes payable pursuant to Section 4999 of the Code or any taxes required by Section 409A of the Code.

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(j)       Except as set forth in Part 2.16(j) of the Company Disclosure Schedule, since January 1, 2011, none of the Acquired Corporations has effectuated a “plant closing,” partial “plant closing,” “relocation”, “mass layoff” or “termination” (as defined in the Worker Adjustment and Retraining Notification Act or any similar Legal Requirement) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Acquired Corporations. Since January 1, 2007, the Acquired Corporations have complied in all material respects with the Worker Adjustment and Retraining Notification Act of 1998 and similar state Legal Requirements.

(k)      Each Company Employee Plan that is subject to Section 409A of the Code has been operated and administered in all material respects with Section 409A of the Code.

2.17.   Environmental Matters.

(a)      Since January 1, 2007, none of the Acquired Corporations has received any written notice or other written communication from any Governmental Body or any written notice from any citizens group, Company Associate or otherwise, that alleges that any of the Acquired Corporations is not or might not be in compliance with any Environmental Law (as defined in Section 2.17(d)), except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect.

(b)      To the Knowledge of the Company and except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect: (i) all Company Real Property and any other property that is or was controlled or used by any of the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any amount of any Materials of Environmental Concern (as defined in Section 2.17(d)) or environmental contamination of any nature; (ii) none of the Company Real Property or any other property that is or was controlled or used by any of the Acquired Corporations contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells; and (iii) none of the Company Real Property or any other property that is or was controlled or used by any of the Acquired Corporations contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been Released (as defined in Section 2.17(d)).

(c)      Except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect, no Acquired Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law: (i) has been placed on the “National Priorities List” of hazardous waste sites or any similar U.S. state or local or non-U.S. list; (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity; or (iii) is subject to a Legal Requirement to take “removal” or “remedial” action as defined in any applicable Environmental Law.

(d)      For purposes of this Agreement: (i) “Environmental Law” means any Legal Requirement relating to pollution or protection of human health (as it relates to exposure to Materials of Environmental Concern only) or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; (ii) “Materials of Environmental Concern” include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any environmental law; and (iii) “Release” means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the environment,

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whether intentional or unintentional. Except as set forth in this Section 2.17, no representations or warranties are being made with respect to matters arising under or relating to environmental matters.

2.18.  Transactions with Affiliates. Except as set forth in the Company SEC Documents filed with the SEC prior to the date of this Agreement, during the period commencing on the date of the Company’s last proxy statement filed with the SEC through the date of this Agreement, no event has occurred and no circumstance has existed that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

2.19.   Legal Proceedings; Orders.

(a)      Except as set forth in Part 2.19(a) of the Company Disclosure Schedule and except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect: (i) there is no pending Legal Proceeding; and (ii) to the Knowledge of the Company: (A) no Governmental Body has threatened in writing to commence any Legal Proceeding; and (B) no other Person has threatened in writing to commence any Legal Proceeding, in the case of clauses (i) and (ii) of this sentence, that (1) involves: (x) any of the Acquired Corporations (including any Legal Proceeding in which (I) any Person has demanded that any Acquired Corporation indemnify such Person in connection with therewith or (II) any Acquired Corporation has agreed to defend such Person); (y) any securities of any of the Acquired Corporations; or (z) any alleged action or omission on the part of any director or officer of any Acquired Corporation in his or her capacity as such; or (2) challenges, or that may have the effect of materially preventing, delaying, making illegal or otherwise interfering with, the Merger.

(b)      There is no Order to which any of the Acquired Corporations is subject, except as would not have and would not reasonably be expected to have or result, individually or in the aggregate, in a Company Material Adverse Effect. To the knowledge of the Company, no officer or other key employee of any of the Acquired Corporations is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations as it is currently conducted, except as would not have and would not reasonably be expected to have or result, individually or in the aggregate, in a Company Material Adverse Effect.

2.20.  Authority; Binding Nature of Agreement. The Company has all requisite corporate right, power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject only to adoption of this Agreement by the Requisite Stockholder Approval (as defined in Section 2.22). Each of the Company Board and the Special Committee (at meetings duly called and held) as of the date of this Agreement has unanimously: (a) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders; and (b) declared this Agreement and the Merger advisable. The Company Board (at a meeting duly called and held), acting upon the unanimous recommendation of the Special Committee, as of the date of this Agreement has unanimously: (i) authorized and approved the execution, delivery and performance of this Agreement by the Company and approved this Agreement and the Merger; (ii) recommended the adoption of this Agreement and the approval of the Merger by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company’s stockholders at the Company Stockholders’ Meeting (as defined in Section 5.2(a)); and (iii) authorized and approved the execution and delivery of the Rights Agreement Amendment (as defined in Section 2.26). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (A) laws of general application relating to bankruptcy, insolvency and the relief of

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debtors; and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.21.   Inapplicability of Anti-takeover Statutes. The Company Board has taken, or during the Pre-Closing Period (as defined in Section 4.1) the Company Board will take, all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are not, and will not be, applicable to the execution, delivery or performance of this Agreement, the Support Agreements or the Rights Agreement Amendment or to the consummation of the Merger. The Company Board has taken such actions and votes as are necessary to render the provision of any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover Legal Requirements or any anti-takeover provision in the Company’s certificate of incorporation or Bylaws inapplicable to the Merger, the Rights Agreement Amendment, the Support Agreements or this Agreement.

2.22.  Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders’ Meeting (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement or approve the Merger.

2.23.   Non-Contravention; Consents.

(a)      Assuming compliance with (and receipt of all required approvals under) the applicable provisions of the HSR Act, any non-U.S. antitrust or competition law and the rules and regulations of NASDAQ, neither (1) the execution or delivery of this Agreement nor (2) the consummation of the Merger, will or would reasonably be expected to (with or without notice or lapse of time or both):

(i)         contravene, conflict with or result in a violation of: (A) any of the provisions of the Certificate of Incorporation or Bylaws of the Company; or (B) any resolution adopted by the stockholders, the board of directors (or similar body) or any committee of the board of directors (or similar body) of the Company;

(ii)        contravene, conflict with or result in a violation of any applicable Legal Requirement or any Order to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

(iii)       contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations as currently conducted or to any of the assets owned or used by any of the Acquired Corporations;

(iv)      contravene, conflict with or result in a violation or breach of, or result in a termination (or right of termination) or default under, any provision of any Significant Contract, or give any Person the right to: (A) declare a default or exercise any remedy under any Significant Contract; (B) accelerate the maturity or performance of any Significant Contract; or (C) cancel, terminate or modify any right, benefit, obligation or other term of any Significant Contract; or

(v)       result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for liens that will

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not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations);

except, in the case of clauses “(i)” through “(v)” of this sentence, as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect (it being understood that the representations and warranties contained in this Section 2.23 do not apply to Intellectual Property Rights, which matters are addressed in the representations and warranties set forth in Section 2.9).

(b)      Except for: (1) disclosure and the filing of proxy materials required under the rules and regulations of the SEC or NASDAQ (as they relate to the Proxy Statement); (2) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities in other jurisdictions in which the Company does business; (3) as may be required under the HSR Act or any applicable foreign antitrust or competition laws; and (4) any actions or filings in the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Acquired Corporation will be required to make any registration, declaration or filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (x) the execution, delivery or performance of this Agreement; or (y) the consummation of the Merger.

2.24.  Fairness Opinion. The Company Board has received the opinion of Morgan Stanley & Co. Incorporated, which the Special Committee has retained as its financial advisor in connection with the Merger (the “Financial Advisor”), to the effect that, as of the date of this Agreement, the consideration to be received by the holders of Company Common Stock in the Merger is fair, from a financial point of view, to such holders (other than the holders referenced in such opinion). A copy of such opinion has been delivered to Parent for informational purposes only. Such opinion has not been withdrawn or revoked or otherwise modified in any material respect, and the Company has received the consent of Morgan Stanley & Co. Incorporated to include such opinion in the Proxy Statement.

2.25.  No Brokers. Except for the Financial Advisor, a copy of whose engagement agreement has been furnished to Parent, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or the other transactions contemplated in this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations.

2.26.  Company Rights Agreement. The Company has amended the Company Rights Agreement to provide that neither Parent nor Merger Sub, nor any affiliate or associate of Parent or Merger Sub, shall be deemed to be an Acquiring Person (as defined in the Company Rights Agreement), that neither a Stock Acquisition Date (as defined in the Company Rights Agreement) nor a Distribution Date (as defined in the Company Rights Agreement) shall be deemed to occur and that the Rights will not separate from the Company Common Stock as a result of the execution, delivery or performance of this Agreement or the Support Agreements or the consummation of the Merger, and that none of the Company, Parent, Merger Sub or the Surviving Corporation, nor any of their respective affiliates, shall have any obligations under the Company Rights Agreement to any holder (or former holder) of Rights as of or following the Effective Time (such amendment to the Company Rights Agreement being referred to as the “Rights Agreement Amendment”).

2.27.  Proxy Statement. None of the information supplied by any of the Acquired Corporations for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to stockholders of the Company or at the time of the Company Stockholders’ Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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Section 3.           REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

3.1.     Due Organization; Etc. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement. Immediately prior to the Effective Time, Parent will own, directly or indirectly, all outstanding stock of Merger Sub.

3.2.     Authority; Non-contravention.

(a)      Subject to obtaining the vote of Parent or an Affiliate of Parent, as the case may be, as the sole stockholder of Merger Sub with respect to the Merger, each of Parent and Merger Sub has all requisite corporate right, power and authority to enter into, deliver and to perform its respective obligations under this Agreement. The execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. The board of directors of Merger Sub has determined: (i) that the Merger is fair to, and in the best interests of, Merger Sub and its stockholder; and (ii) to recommend that Parent or an Affiliate of Parent, as the case may be, as the sole stockholder of Merger Sub, adopt this Agreement and approve the Merger.

(b)      Assuming compliance with (and receipt of all required approvals under) the applicable provisions of the HSR Act, any non-U.S. antitrust or competition law and the rules and regulations of NASDAQ (as they related to the Proxy Statement), and the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State, neither (1) the execution or delivery of this Agreement nor (2) the consummation of the Merger, will or would reasonably be expected to (with or without notice or lapse of time or both):

(i)         contravene, conflict with or result in a violation of any of the provisions of the certificate of incorporation or Bylaws of Parent or the certificate of incorporation or bylaws of Merger Sub;

(ii)        contravene, conflict with or result in a violation of any Legal Requirement or any Order to which Parent or Merger Sub is subject;

(iii)       contravene, conflict with or result in a violation or breach of, or result in a termination (or right of termination) or default under, any provision of any Contract, or give any Person the right to: (A) declare a default or exercise any remedy under any Contract; (B) accelerate the maturity or performance of any Contract; or (C) cancel, terminate or modify any right, benefit, obligation or other term of any Contract;

except, in the case of clauses “(i)” through “(iii)” of this sentence, as would not have a material adverse effect on Parent’s ability to consummate the Merger.

(c)      Except for: (i) disclosure required under the rules and regulations of the SEC or NASDAQ (as they relate to the Proxy Statement); (ii) as may be required under the HSR Act or any applicable foreign antitrust or competition laws; and (iii) as would not have a material adverse effect on Parent’s ability to consummate the Merger, no consent, approval, order or authorization of, or

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registration, declaration or filing with, any Governmental Body is required by Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the Merger.

3.3.    Binding Nature of Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.4.     No Vote Required. No vote of the holders of Parent Common Stock is required to authorize the Merger.

3.5.     Litigation. As of the date hereof, there is no Legal Proceeding pending against or, to the knowledge of Parent, threatened against or affecting, Parent or any of its Subsidiaries that would reasonably be expected to prevent, delay or materially impair Parent’s or Merger Sub’s ability to consummate the Merger. Neither Parent nor any of its Subsidiaries is subject to any Order that would, individually or in the aggregate, reasonably be expected to prevent, delay or materially impair Parent’s or Merger Sub’s ability to consummate the Merger.

3.6.     Financing. As of the Effective Time Parent will have, sufficient cash, available lines of credit or other sources of readily available funds to enable it to pay all amounts required to be paid as Merger Consideration in the Merger.

3.7.     Disclosure. None of the information to be supplied by or on behalf of Parent to the Company specifically for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders’ Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

3.8.     No Brokers. Except for Goldman, Sachs & Co. and Peter J. Solomon Company, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or the other transactions contemplated in this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 4.           CERTAIN COVENANTS OF THE COMPANY

4.1.     Access and Investigation. During the period from the date of this Agreement through the Effective Time (the “Pre- Closing Period”), subject to applicable Legal Requirements and the Confidentiality Agreement, the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent’s Representatives with reasonable access to the Acquired Corporations’ Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (b) promptly furnish Parent and Parent’s Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request. During the Pre-Closing Period, the Company shall, and shall cause the Representatives of each of the Acquired Corporations to, permit Parent’s senior officers to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers of the Company responsible for the Company’s financial statements and the internal controls of

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the Acquired Corporations to discuss such matters as Parent may deem necessary or appropriate in order to enable Parent to satisfy its obligations under the Sarbanes-Oxley Act and all other applicable Legal Requirements. Notwithstanding the foregoing, any such access, investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Acquired Corporations or otherwise result in any significant interference with the prompt and timely discharge of the normal duties of the Acquired Corporations. None of the Acquired Corporations shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its clients, jeopardize the attorney- client privilege of any of the Acquired Corporations or contravene any Legal Requirement or binding agreement entered into prior to the date of this Agreement. The parties hereto will use commercially reasonable efforts to make appropriate substitute arrangements under circumstances in which the restrictions of the preceding sentence apply.

4.2.     Operation of the Company’s Business.

(a)      During the Pre-Closing Period, except for actions required to consummate the Merger: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations in the ordinary course and in accordance with past practices (including with respect to closing the Company’s books at the end of each calendar month); (ii) the Company shall use commercially reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers, other employees and agents and maintains its relations and goodwill with all suppliers, distributors, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations and with all Governmental Bodies; (iii) the Company shall comply with the notice requirement contained in Section 3.05 of the indenture pursuant to which the Convertible Debt is outstanding; and (iv) the Company shall take the actions set forth on Part 4.2(a) of the Company Disclosure Schedule.

(b)      Without limiting the generality of the foregoing, during the Pre-Closing Period, except for actions required to consummate the Merger or as set forth on Part 4.2(b) of the Company Disclosure Schedule, the Company shall not (without the prior written consent of Parent), and the Company shall ensure that each of the other Acquired Corporations does not (without the prior written consent of Parent):

(i)         declare, accrue, set aside or pay any dividend or make any other distribution payable in cash, stock, property or otherwise, in respect of any share capital, or repurchase, redeem or otherwise reacquire any share capital or other securities, other than to repurchase, in full compliance with applicable Legal Requirements, restricted shares of Company Common Stock held by an employee upon the termination of such employee’s employment or enter into any agreement with respect to the voting of its capital stock;

(ii)        sell, issue, grant or authorize the sale, issuance or grant of: (A) any share of capital stock or other security; (B) any option, call, warrant or right to acquire any share of capital stock or other security; or (C) any instrument convertible into or exchangeable for any share of capital stock or other security (except that: (1) the Company may issue shares of Company Common Stock upon the valid exercise or vesting of Company Equity Awards that were outstanding as of the date of this Agreement; and (2) the Company may, in the ordinary course of business and consistent with past practices, grant Company Stock-Based Awards to purchase no more than 300,000 shares of Company Common Stock in the aggregate to newly hired employees of the Company below the level of Senior Vice President, provided that such Company Stock-Based Awards: (x) shall not contain any “single-trigger,” “double-trigger” or other vesting acceleration provisions and shall not be subject to acceleration (in whole or in part)

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as a result of the Merger (whether alone or in combination with any termination of employment or other event);

(iii)       amend or waive any of its material rights under, or accelerate the vesting under, any material provision of the Company Equity Plan or any material provision of any Contract evidencing any outstanding Company Equity Award or any material restricted stock purchase agreement, or otherwise modify any of the material terms of any outstanding option, warrant or other security or any related Contract, except as may be required by applicable Legal Requirements;

(iv)       amend, terminate or grant any material waiver under the Company Rights Agreement;

(v)       amend or permit the adoption of any amendment to the certificate of incorporation, bylaws or other organizational documents any of the Acquired Corporations;

(vi)      (A) acquire any material equity interest or other interest in any other Entity; (B) form any Subsidiary; or (C) effect or become a party to any merger, consolidation, plan of arrangement, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, issuance of bonus shares, division or subdivision of shares, consolidation of shares or similar transaction;

(vii)     except for capital expenditures specifically set forth in the capital budgets set forth in Part 4.2(b)(vii) of the Company Disclosure Schedule made in a manner consistent therewith, make or authorize any individual capital expenditure that exceeds $2,500,000 or that, when added to all other capital expenditures made on behalf of the Acquired Corporations since the date of this Agreement, exceeds $10,000,000;

(viii)    except as set forth in Part 4.2(b)(viii) of the Company Disclosure Schedule: (A) other than in the ordinary course of business consistent with past practice, enter into any contract that would have been a Significant Contract had it been entered into prior to this Agreement; or (B) other than in the ordinary course of business consistent with past practice (1) amend, modify or terminate any material provision of any Significant Contract, or (2) cancel, modify or waive any material debts or claims held by it or waive any material rights having in each case a value in excess of $7,500,000;

(ix)       acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license any right or other asset to any other Person (except, in each case, for assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices);

(x)        make any pledge of any of its material assets or permit any of its material assets to become subject to any Encumbrances, except for Encumbrances that do not materially detract from the value of such assets or materially impair the operations of any of the Acquired Corporations;

(xi)       make any loans, advances or capital contributions to or investments in any Person (other than in the ordinary course of business), or, except in the ordinary course of business and consistent with past practices, incur or guarantee any indebtedness;

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(xii)      establish, adopt, enter into or amend any Company Employee Plan or Company Employee Agreement, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to, any of its directors or any of its officers or other employees (except that the Company: (A) may provide routine salary increases to employees in the ordinary course of business and in accordance with past practices in connection with the Company’s customary employee review process; (B) may amend the Company Employee Plans to the extent required by applicable Legal Requirements and for activities associated with the integration of certain employees of certain Acquired Corporations (other than employees of the Company or any Divested Businesses) into the Company Employee Plans; and (C) may make customary bonus payments and profit-sharing payments consistent with past practices in accordance with bonus and profit-sharing plans existing as of the date of this Agreement));

(xiii)     promote any employee to the level of Senior Vice President or above or change any employee’s title to Senior Vice President or above, except in order to fill a position vacated after the date of this Agreement; or hire any employee with an annual base salary in excess of $300,000;

(xiv)     other than as required by concurrent changes in GAAP or SEC rules and regulations, change any of its methods of accounting or accounting practices in any material respect;

(xv)      make any material Tax election;

(xvi)     commence any material Legal Proceeding, except with respect to routine collection matters in the ordinary course of business and consistent with past practices;

(xvii)    settle any material Legal Proceeding or other material claim, except pursuant to a settlement that does not involve any liability or obligation on the part of any Acquired Corporation or involves only the payment of monies by the Acquired Corporations of not more than $10,000,000 in the aggregate for all such settlements;

(xviii)   enter into any material Contract covering any Company Associate, or, other than payments pursuant to contracts identified in Part 2.16(i) of the Company Disclosure Schedule, make any payment to any Company Associate, that, considered individually or considered collectively with any other such Contracts or payments, will, or would reasonably be expected to, be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under U.S. state or local or non-U.S. Tax Legal Requirements);

(xix)      take any action or omit to take any action that is reasonably likely to result in any of the conditions to the merger set forth in Section 6 not being satisfied;

(xx)       contribute any cash, make any payment or otherwise transfer any amount to any of the Divested Businesses, other than intercompany loans, payables/receivables or contributions of cash in an amount sufficient to fund working capital during the Pre-Closing Period in the ordinary course of business consistent with past practices; or

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(xxi)      agree or commit to take any of the actions described in clauses “(i)” through “(xx)” of this Section 4.2(b).

4.3.     Go-Shop; Acquisition Proposals.

(a)       Subject to the other provisions of this Agreement, during the period commencing on the date of this Agreement and ending at 11:59 p.m. California time on the 40th day following the date of this Agreement (the “Go-Shop Period”), the Acquired Corporations and their respective Representatives shall be permitted (and may resolve or publicly propose) to, directly or indirectly: (i) solicit, initiate, encourage, assist, induce or facilitate the submission, announcement or making of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) subject to Section 4.3(e), furnish or otherwise provide access to any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry, but only if such Person has executed and delivered to the Company an Acceptable Confidentiality Agreement; or (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry.

(b)       Immediately upon the expiration of the Go-Shop Period: (i) the Company shall, and shall cause the other Acquired Corporations and each director and executive officer of the Company to, and shall use its reasonable best efforts to instruct and cause the other Representatives of the Acquired Corporations to, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Person (other than Persons that are then Excluded Parties) relating to any Acquisition Proposal or Acquisition Inquiry; and (ii) the Company shall request, and shall thereafter use reasonable efforts to cause, each Person (other than a Person that is then an Excluded Party) that has previously executed a confidentiality or similar agreement in connection with such Person’s consideration of an Acquisition Proposal or investment in any Acquired Corporation to return to the Company or destroy any non-public information previously furnished to such Person or to any of such Person’s Representatives by or on behalf of any of the Acquired Corporations.

(c)       Within 48 hours after the expiration of the Go- Shop Period: (i) the Company shall deliver to Parent a written notice setting forth: (A) the identity of each Excluded Party and each other Person that to the Knowledge of the Company has (or is expected to have) a material equity interest in, or is expected to participate in the Acquisition Transaction proposed by, such Excluded Party; and (B) the material terms and conditions of the pending Acquisition Proposal made by such Excluded Party (it being understood that price per share shall be considered a material term of any such pending Acquisition Proposal); and (ii) the Company shall deliver to Parent copies of all proposed definitive documents received by the Company or any of its Representatives from any such Excluded Party or its Representatives relating to any Acquisition Proposal.

(d)       Immediately upon the expiration of the Go-Shop Period, except as provided in Section 4.3(a), the Company shall not (and shall not resolve or publicly propose to), directly or indirectly, and shall cause the Acquired Corporations and the directors and executive officers of the Company not to (and not to resolve or publicly propose to), directly or indirectly, and shall use its reasonable best efforts to ensure that the other Representatives of any of the Acquired Corporations do not (and do not resolve or publicly propose to) directly or indirectly: (i) solicit, initiate, encourage, assist, induce or facilitate the submission, announcement or making of any Acquisition Proposal or Acquisition Inquiry by any Person (other than a Person that is then an Excluded Party), or take any action that could reasonably be expected to lead a Person (other than a Person that is then an Excluded Party) to disclose, announce, commence, submit or otherwise make an Acquisition Proposal or Acquisition Inquiry; (ii) furnish or otherwise provide access to any information regarding any of the Acquired Corporations to any Person (other than a

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Person that is then an Excluded Party) in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; or (iii) engage in discussions or negotiations with any Person (other than a Person that is then an Excluded Party) with respect to any Acquisition Proposal or Acquisition Inquiry; provided, however, that, subject to Section 4.3(e) and the other provisions of this Agreement, prior to the adoption of this Agreement by the Requisite Stockholder Approval, the Company may, without being deemed to violate this Section 4.3(d), furnish non-public information regarding the Acquired Corporations to, and enter into discussions or negotiations with, any Person in response to an unsolicited, bona fide, written Acquisition Proposal that is submitted to the Company by such Person (and not withdrawn), but only if: (A)  such Acquisition Proposal did not result from a breach in any material respect of this Agreement; B) the Company Board, acting upon the recommendation of the Special Committee, reasonably determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the advice of the Company’s outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Offer; and (C) prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such Person, the Company receives from such Person an executed Acceptable Confidentiality Agreement.

(e)      Prior to furnishing or otherwise permitting the transmittal of any non-public information to any Excluded Party or other Person pursuant to Section 4.3(a) or the proviso to Section 4.3(d), the Company shall (as a condition to furnishing or otherwise permitting the transmittal of such non-public information to such Person) furnish such non-public information to Parent (to the extent such non-public information has not been previously furnished or Made Available by the Company to Parent).

(f)       If the Company, any other Acquired Corporation or any Representative of any Acquired Corporation receives (from an Excluded Party or from any other Person) an Acquisition Proposal or Acquisition Inquiry or any request for non-public information at any time following the expiration of the Go -Shop Period, then the Company shall promptly (and in no event later than 24 hours after receipt of such Acquisition Proposal, Acquisition Inquiry or request) advise Parent in writing of such Acquisition Proposal, Acquisition Inquiry or request and the material terms and conditions thereof (excluding the identity of the Person making or submitting such Acquisition Proposal, Acquisition Inquiry or request). Following the expiration of the Go-Shop Period: (i) the Company shall promptly (and in no event later than 24 hours after receipt) provide Parent with redacted copies of all proposed definitive documents received by the Company or any of its Representatives from any such Person or its Representatives relating to any Acquisition Proposal; and (ii) the Company shall keep Parent fully informed with respect to the status of any such Acquisition Proposal, Acquisition Inquiry or request and any modification or proposed modification thereto, and shall promptly (and in no event later than 24 hours after obtaining knowledge thereof) notify Parent of any material change or development with respect to such Acquisition Proposal.

(g)      The Company: (i) agrees that it will not, and shall ensure that each other Acquired Corporation will not, at any time (whether during or after the Go-Shop Period), release or permit the release of any Person from, or amend, waive or permit the amendment or waiver of any provision of, any “standstill” or similar agreement or provision to which any of the Acquired Corporations is or becomes a party or under which any of the Acquired Corporations has or acquires any rights; and (ii) will use its best efforts to enforce or cause to be enforced each such agreement or provision at the request of Parent; provided, however, that the Company may waive its rights under any such “standstill” or similar agreement or provision to the extent necessary to enable the parties subject thereto to make Acquisition Proposals to the Company during the Go-Shop Period.

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Section 5.           ADDITIONAL COVENANTS OF THE PARTIES

5.1.     Proxy Statement. As promptly as reasonably practicable following the date hereof, the Company shall prepare and cause to be filed with the SEC the Proxy Statement. The Company shall provide Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement and any amendments or supplements thereto (and to review and comment on any comments of the SEC or its staff on the Proxy Statement or any amendments or supplements thereto), and shall reasonably consider all comments made by Parent, prior to the filing thereof. Each of the Company and Parent shall use its reasonable best efforts to cause the Proxy Statement to comply in all material respects with the applicable rules and regulations of the SEC and other applicable Legal Requirements. The Company shall promptly provide Parent and its legal counsel with a copy or a description of any comments received by the Company or its legal counsel from the SEC or its staff with respect to the Proxy Statement or any amendment or supplement thereto, and shall respond promptly to any such comments. The Company shall cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the earlier of: (i) receiving notification that the SEC or its staff is not reviewing the Proxy Statement; or (ii) receiving notification of final resolution of any comments received from the SEC or its staff concerning the Proxy Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to cause the Proxy Statement to be mailed to the Company’s stockholders, prior to the later of (A) the termination of the Go-Shop Period or (B) the time as of which no Acquisition Proposal from an Excluded Party is pending which constitutes, or is reasonably likely to constitute, a Superior Offer. If any event relating to any of the Acquired Corporations occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then the Company shall promptly inform Parent thereof and shall promptly file such amendment or supplement with the SEC and, if appropriate, mail such amendment or supplement to the stockholders of the Company.

5.2.      Company Stockholders’ Meeting.

(a)      The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock (the “Company Stockholders’ Meeting”) for the purpose of obtaining the Requisite Stockholder Approval. The Company Stockholders’ Meeting shall be held (on a date selected by the Company and Parent) as promptly as practicable after the commencement of the mailing of the Proxy Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to call, give notice of or hold the Company Stockholders’ Meeting prior to the termination of the Go-Shop Period. The Company shall use reasonable best efforts to ensure that all proxies solicited in connection with the Company Stockholders’ Meeting are solicited in compliance with all applicable Legal Requirements.

(b)      Subject to Section 5.2(d), the Proxy Statement shall include a statement to the effect that: (i) each of the Special Committee and the Company Board: (i) has unanimously determined and believes that the Merger is advisable and fair to and in the best interests of the Company and its stockholders; and (ii) unanimously recommends that the Company’s stockholders vote to adopt this Agreement at the Company Stockholders’ Meeting; and (B) the Company Board, acting upon the recommendation of the Special Committee, has unanimously approved and adopted this Agreement and unanimously approved the Merger, in accordance with the requirements of the DGCL. (The unanimous determination by the Special Committee and the Company Board that the Merger is advisable and fair to and in the best interests of the Company and its stockholders and the unanimous recommendation of the Special Committee and the Company Board that the Company’s stockholders vote to adopt this Agreement are collectively referred to as the “Company Board Recommendation.”) The Company

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shall ensure that the Proxy Statement includes the opinion of the financial advisor referred to in Section 2.24.

(c)      Neither the Company Board nor any committee thereof shall: (i) except as provided in Section 5.2(d), withdraw or modify in a manner adverse to Parent or Merger Sub, or permit the withdrawal or modification in a manner adverse to Parent or Merger Sub of, the Company Board Recommendation (it being understood and agreed that the Company Board Recommendation shall be deemed to have been modified by the Company Board or any committee thereof in a manner adverse to Parent and Merger Sub if the Company Board Recommendation shall no longer be unanimous); (ii) recommend the approval, acceptance or adoption of, or approve, endorse, accept or adopt, any Acquisition Proposal; (iii) approve or recommend, or cause or permit any Acquired Corporation to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar document or Contract constituting or relating directly or indirectly to, or that contemplates or is intended or could reasonably be expected to result directly or indirectly in, an Acquisition Transaction, other than an Acceptable Confidentiality Agreement entered into pursuant to Section 4.3(a) or Section 4.3(d); or (iv) resolve, agree or publicly propose to, or permit any Acquired Corporation or any Representative of any Acquired Corporation to agree or publicly propose to, take any of the actions referred to in this Section 5.2(c).

(d)      Notwithstanding anything to the contrary contained in clause “(i)” of Section 5.2(c), at any time prior to the adoption of this Agreement by the Requisite Stockholder Approval, the Company Board may withdraw or modify the Company Board Recommendation:

(i)         if: (A) a bona fide, written Acquisition Proposal is made to the Company and is not withdrawn; (B) such Acquisition Proposal did not result from a breach in a material respect of this Agreement; (C) the Company Board, acting upon the recommendation of the Special Committee, reasonably determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the advice of the Company’s outside legal counsel, that such Acquisition Proposal constitutes a Superior Offer and that, in light of such Superior Offer, the Company Board is required to withdraw or modify the Company Board Recommendation in order for the Company Board to comply with its fiduciary obligations to the Company’s stockholders under applicable Delaware law; and (D) no less than 24 hours prior to withdrawing or modifying the Company Board Recommendation, the Company Board delivers to Parent a written notice: (1) stating that the Company has received a Superior Offer that did not result from a breach in a material respect of this Agreement; (2) stating that the Company Board intends to withdraw or modify the Company Board Recommendation as a result of such Superior Offer and describing any intended modification of the Company Board Recommendation; (3) specifying the identity of the party submitting a Superior Offer and the terms and conditions of such Superior Offer; and (4) attaching copies of the most current and complete draft of any Contract relating to such Superior Offer; or

(ii)        if: (A) there shall arise after the date of this Agreement any change in circumstances affecting the Acquired Corporations that does not relate to any Acquisition Proposal and that leads the Company Board to consider withdrawing or modifying the Company Board Recommendation (any such change in circumstances unrelated to an Acquisition Proposal being referred to as a “Change in Circumstances”); (B) the Company provides Parent, at least 72 hours prior to any meeting of the Company Board at which the Company Board will consider and determine whether such Change in Circumstances requires the Company Board to withdraw or modify the Company Board Recommendation, with a written notice specifying the date and time of such meeting, the reasons for holding such meeting and a reasonably detailed description

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of such Change in Circumstances; (C) the Company Board, acting upon the recommendation of the Special Committee, reasonably determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the advice of the Company’s outside legal counsel, that, in light of such Change in Circumstances, the withdrawal or modification of the Company Board Recommendation is required in order for the Company Board to comply with its fiduciary obligations to the Company’s stockholders under applicable Delaware law; (D) no less than 72 hours prior to withdrawing or modifying the Company Board Recommendation, the Company Board delivers to Parent a written notice: (1) stating that a Change in Circumstances has arisen; (2) stating that it intends to withdraw or modify the Company Board Recommendation in light of such Change in Circumstances and describing any intended modification of the Company Board Recommendation; and (3) containing a reasonably detailed description of such Change in Circumstances; (E) throughout the period between the delivery of such notice and any withdrawal or modification of the Company Board Recommendation, the Company engages (to the extent requested by Parent) in good faith negotiations with Parent to amend this Agreement in such a manner that no withdrawal or modification of the Company Board Recommendation would be legally required as a result of such Change in Circumstances; and (F) at the time of withdrawing or modifying the Company Board Recommendation, the failure to withdraw or modify the Company Board Recommendation would constitute a breach of the fiduciary obligations of the Company Board to the Company’s stockholders under applicable Delaware law in light of such Change in Circumstances (after taking into account any changes to the terms of this Agreement proposed by Parent as a result of the negotiations required by clause “(D)” above or otherwise).

(e)      The Company shall ensure that any withdrawal or modification of the Company Board Recommendation: (i) does not change or otherwise affect the approval of this Agreement by the Company Board or any other approval of the Company Board; and (ii) does not have the effect of causing any corporate takeover statute or other similar statute (including any “moratorium,” “control share acquisition,” “business combination” or “fair price” statute) of the State of Delaware or any other state to be applicable to this Agreement, any of the Support Agreements or the Merger.

5.3.     Company Equity Awards.

(a)      Prior to the Effective Time, the Company shall cause each Company Option and Company RSU that is vested, outstanding and unexercised immediately prior to the Effective Time (including all Options and Company RSUs that vest contingent on the Merger or upon termination of service at or immediately prior to the Effective Time) (each, an “Outstanding Vested Company Award ”) to be cancelled, terminated and extinguished as of the Effective Time, and upon the cancellation thereof the holder of each such Outstanding Vested Company Award shall be granted the right to receive, in respect of each share of Company Common Stock subject to such Outstanding Vested Company Award immediately prior to such cancellation, an amount (subject to any applicable withholding Tax) in cash equal to: (i) the Per Share Merger Consideration; minus (ii) with respect to a Company Option, the exercise price per share of Company Common Stock subject to such Company Option (it being understood that, if the exercise price payable in respect of a share of Company Common Stock subject to any such Company Option equals or exceeds the Per Share Merger Consideration, then the amount payable under this Section 5.3(a) with respect to such Company Option shall be zero). Each holder of an Outstanding Vested Company Award cancelled as provided in this Section 5.3(a) shall cease to have any rights with respect thereto, except the right to receive the cash consideration (if any) specified in this Section 5.3(a), without interest. Parent shall cause the cash payments described in this Section 5.3(a) to be paid promptly following the Effective Time.

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(b)       At the Effective Time, each Company Option that is outstanding and unvested immediately prior to the Effective Time (each, an “Outstanding Unvested Company Option”), shall be converted into and become an option to purchase Parent Common Stock, with such conversion effected through Parent: (i) assuming such Outstanding Unvested Company Option; or (ii) replacing such Outstanding Unvested Company Option by issuing a reasonably equivalent replacement stock option to purchase Parent Common Stock in substitution therefor, in either case in accordance with the terms (as in effect as of the date of this Agreement) of the applicable Company Equity Plan and the terms of the stock option agreement or an applicable Company Employee Agreement by which such Outstanding Unvested Company Option is evidenced. All rights with respect to Company Common Stock under Outstanding Unvested Company Options assumed or replaced by Parent shall thereupon be converted into options with respect to Parent Common Stock. Accordingly, from and after the Effective Time: (A) each Outstanding Unvested Company Option assumed or replaced by Parent may be exercised solely for shares of Parent Common Stock; (B) the number of shares of Parent Common Stock subject to each Outstanding Unvested Company Option assumed or replaced by Parent shall be determined by multiplying the number of shares of Company Common Stock that were subject to such Outstanding Unvested Company Option immediately prior to the Effective Time by the Conversion Ratio (as defined below), and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; (C) the per share exercise price for the Parent Common Stock issuable upon exercise of each Outstanding Unvested Company Option assumed or replaced by Parent shall be determined by dividing the per share exercise price of Company Common Stock subject to such Outstanding Unvested Company Option, as in effect immediately prior to the Effective Time, by the Conversion Ratio, and rounding the resulting exercise price up to the nearest whole cent; and (D) subject to the terms of the stock option agreement by which such Outstanding Unvested Company Option is evidenced or an applicable Company Employee Agreement, any restriction on the exercise of any Outstanding Unvested Company Option assumed or replaced by Parent shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Outstanding Unvested Company Option shall otherwise remain unchanged as a result of the assumption or replacement of such Outstanding Unvested Company Option; provided, however, that Parent’s board of directors or a committee thereof shall succeed to the authority and responsibility of the Company Board or any committee thereof with respect to each Outstanding Unvested Company Option assumed or replaced by Parent. The “Conversion Ratio” shall be equal to the fraction having a numerator equal to the Per Share Merger Consideration and having a denominator equal to the average of the closing sale prices of a share of Parent Common Stock as reported on NASDAQ for each of the ten consecutive trading days immediately preceding the Closing Date (the “Average Parent Stock Price”); provided, however, that if, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or a record date with respect to any such event shall occur during such period, then the Conversion Ratio shall be adjusted accordingly.

(c)       At the Effective Time, each Company RSU that is outstanding and unvested immediately prior to the Effective Time shall be converted into and become a right to be issued Parent Common Stock, with such conversion effected through Parent, at Parent’s option, either: (i) assuming such Company RSU; or (ii) replacing such Company RSU by issuing a reasonably equivalent replacement right to be issued Parent Common Stock in substitution therefor, in either case in accordance with the terms (as in effect as of the date of this Agreement) of the applicable Company Equity Plan and the terms of the award agreement or an applicable Company Employee Agreement by which such Company RSU is evidenced. All rights with respect to Company Common Stock under Company RSUs assumed or replaced by Parent shall thereupon be converted into rights to be issued Parent Common Stock upon settlement of such assumed or replaced Company RSUs. Accordingly, from and after the Effective Time: (A) each Company RSU assumed or replaced by Parent will represent a right to be issued

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solely shares of Parent Common Stock upon settlement thereof; (B) the number of shares of Parent Common Stock subject to each Company RSU assumed or replaced by Parent shall be determined by multiplying the number of shares of Company Common Stock that were subject to such Company RSU immediately prior to the Effective Time by the Conversion Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; and (C) subject to the terms of the award agreement by which such Company RSU is evidenced or an applicable Company Employee Agreement, any restriction on the issuance of shares under any Company RSU assumed or replaced by Parent shall continue in full force and effect and the term, vesting schedule and other provisions of such Company RSU shall otherwise remain unchanged as a result of the assumption or replacement of such Company RSU; provided, however, that Parent’s board of directors or a committee thereof shall succeed to the authority and responsibility of the Company Board or any committee thereof with respect to each Company RSU assumed or replaced by Parent.

(d)      Parent shall file with the SEC, no later than 15 business days after the Effective Time, a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the assumed and replaced Outstanding Unvested Company Options and outstanding unvested Company RSUs, in each case to the extent that such shares of Parent Common Stock can be registered on a Form S-8.

(e)      At the Effective Time, if Parent so elects, Parent may assume any or all of the Company Equity Plans or merge any such Company Equity Plan into any equity incentive plan of Parent. If Parent elects to so assume or merge any Company Equity Plan, then, under such Company Equity Plan, Parent shall be entitled to grant stock awards, to the extent permissible under applicable Legal Requirements, using the share reserves of such Company Equity Plan as of the Effective Time (including any shares returned to such share reserves as a result of the termination of Outstanding Unvested Company Options that are assumed or replaced by Parent pursuant to Section 5.3(b)), except that: (i) stock covered by such awards shall be shares of Parent Common Stock; (ii) all references in such Company Equity Plan to a number of shares of Company Common Stock shall be deemed amended to refer instead to a number of shares of Parent Common Stock determined by multiplying the number of referenced shares of Company Common Stock by the Conversion Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; and (iii) Parent’s board of directors or a committee thereof shall succeed to the authority and responsibility of the Company Board or any committee thereof with respect to the administration of such Company Equity Plan.

(f)       Prior to the Effective Time, the Company shall take all action that may be necessary (under the Company Equity Plans and otherwise) to effectuate the provisions of this Section 5.3 and to ensure that, from and after the Effective Time, holders of Company Equity Awards have no rights with respect thereto other than those specifically provided in this Section 5.3.

5.4.     Employee Benefits.

(a)       If Parent elects not to maintain the Surviving Corporation’s health, vacation or 401(k) plans after the Effective Time, then, subject to any necessary transition period and subject to any applicable Parent plan provisions, contractual requirements or Legal Requirements: (i) all employees of the Acquired Corporations who continue employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time (“Continuing Employees”) shall be eligible to participate in Parent’s health, vacation and 401(k) plans, to substantially the same extent as similarly situated employees of Parent; and (ii) for purposes of determining a Continuing Employee’s eligibility to participate in such plans (other than any sabbatical program), such Continuing Employee shall receive credit under such plans (other than any sabbatical program) for his or her years of continuous service with the Acquired Corporations prior to the Effective Time.

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(b)      Parent will cause the Surviving Corporation to assume and perform its obligations under the terms of any Company Employee Agreement providing change in control benefits. Nothing in this Section 5.4 or elsewhere in this Agreement shall be construed to create a right in any Company Associate to employment with Parent, the Surviving Corporation or any other Subsidiary of Parent. Except for Indemnified Persons to the extent of their rights pursuant to Section 5.5, no Company Associate, and no Continuing Employee, shall be deemed to be a third-party beneficiary of this Agreement. Nothing in this Section 5.4(b) shall limit the effect of Section 9.8.

(c)      Unless otherwise requested by Parent in writing at least two business days prior to the Closing Date, the Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day prior to the date on which the Merger becomes effective, any Company Employee Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a “Company 401(k) Plan”). If the Company is required to terminate any Company 401(k) Plan, then the Company shall provide to Parent prior to the Closing Date written evidence of the adoption by the Company Board of resolutions authorizing the termination of such Company 401(k) Plan (the form and substance of which shall be subject to the prior review and approval of Parent). The Company also shall take such other actions in furtherance of terminating such Company 401(k) Plan as Parent may reasonably request.

(d)      Parent agrees to take all actions reasonably required to provide that its employee pension benefit plan that is intended to include a Section 401(k) of the Code arrangement shall accept rollovers from each Company 401(k) Plan, including with respect to plan loans which are outstanding at the Closing Date. If Parent seeks a favorable determination letter from the IRS in connection with the termination of the each Company 401(k) Plan, Parent agrees to permit hardship distributions in accordance with the terms of each Company 401(k) Plan between the date of such plan termination and the date distributions of assets from the trust of any Company 401(k) Plan.

(e)      To the extent any employee notification or consultation requirements are imposed by applicable Legal Requirements with respect to the Merger, the Company and Parent shall consult to ensure that such notification or consultation requirements are complied with prior to the Effective Time. Prior to the Effective Time, the Company shall consult and cooperate with Parent regarding, provide Parent with the opportunity to review and comment on, and reasonably consider all comments made by Parent on, communications with Continuing Employees regarding post-Closing employment matters, including post-Closing employee benefits and compensation.

5.5.     Indemnification of Officers and Directors.

(a)      All rights to indemnification by the Company existing in favor of those Persons who are directors and officers of the Company as of the date of this Agreement (the “Indemnified Persons”) for their acts and omissions as directors and officers occurring prior to the Effective Time as provided (i) by applicable Legal Requirements, (ii) in the Company’s certificate of incorporation or Bylaws (as in effect as of the date of this Agreement) or (iii) in any indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement), shall survive the Merger and shall continue in full force and effect for a period of six years from the date on which the Merger becomes effective.

(b)      Prior to the Effective Time, Parent (or, at Parent’s option, the Company) shall purchase a prepaid, non- cancellable “tail” policy on the existing policy of directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement (“D&O Insurance”) for a claims reporting or discovery period of at least six years from the Effective Time and otherwise on terms and

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conditions that are no less favorable than as provided in the Company’s existing policies as of the date hereof.

(c)      For a period of six years from the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Corporation’s certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement.

(d)      If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.5.

(e)      The rights of each Indemnified Person under this Section 5.5 shall be in addition to any rights such Person may have under the certificate of incorporation or Bylaws of the Company or any of its Subsidiaries, or under Delaware law or any other applicable Legal Requirement or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

5.6.     Regulatory Approvals and Related Matters.

(a)      Each party shall use reasonable best efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall prepare and file: (i) the notification and report forms required to be filed under the HSR Act as promptly as reasonably practicable; and (ii) any notification or other document required to be filed in connection with the Merger under any applicable foreign Legal Requirement relating to antitrust or competition matters. The Company and Parent shall respond as promptly as reasonably practicable to: (A) any inquiries or requests received from the Federal Trade Commission (the “FTC”) or the Department of Justice (the “DOJ ”) for additional information or documentation; and (B) any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other Governmental Body in connection with antitrust or competition matters.

(b)      Subject to Section 5.6(c), Parent and the Company shall use reasonable best efforts to take, or cause to be taken, all actions necessary or advisable to consummate the Merger as soon as practicable after the date of this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.6(c), each party to this Agreement: (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party or any of its Subsidiaries in connection with the Merger; (ii) shall use reasonable best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party or any of its Subsidiaries in connection with the Merger; and (iii) shall use reasonable best efforts to lift any restraint, injunction or other legal bar to the Merger. Each of the parties hereto shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Body in connection with the Merger and in connection with any investigation or other inquiry by or before a Governmental Body relating to the Merger, including any proceeding initiated by a

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private Person, (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, the FTC, the Antitrust Division of the DOJ or any other Governmental Body and of any material communication received or given in connection with any proceeding by a private party, in each case regarding the Merger, (iii) subject to applicable Legal Requirements relating to the exchange of information, and to the extent reasonably practicable, consult with the other party with respect to information relating to the other parties and their respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third Person and/or any Governmental Body in connection with the Merger, other than “4(c) documents” as that term is used in the rules and regulations under the HSR Act, and (iv) to the extent permitted by the FTC, the DOJ or such other applicable Governmental Body or other person, give the other party the opportunity to attend and participate in such meetings and conferences.

(c)      Notwithstanding anything to the contrary contained in Section 5.6 or elsewhere in this Agreement, neither Parent nor the Company shall have any obligation under this Agreement: (i) to dispose of or transfer or cause any of its Subsidiaries or the Acquired Corporations to dispose of or transfer any assets, or to commit to cause any of its Subsidiaries or the Acquired Corporations to dispose of or transfer any assets; (ii) to discontinue or cause any of its Subsidiaries or the Acquired Corporations to discontinue offering any product or service, or to commit to cause any of its Subsidiaries or the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries or the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Intellectual Property, or to commit to cause any of its Subsidiaries or the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Intellectual Property; (iv) to hold separate or cause any of its Subsidiaries or the Acquired Corporations to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of its Subsidiaries or the Acquired Corporations to hold separate any assets or operations; (v) to make or cause any of its Subsidiaries or the Acquired Corporations to make any commitment, or to commit to cause any of its Subsidiaries or the Acquired Corporations to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations; or (vi) to contest any Legal Proceeding or any order, writ, injunction or decree relating to the Merger.

5.7.     Stock Exchange Delisting. Prior to the Closing Date, the Company shall cooperate with Parent and use commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things reasonably necessary, proper or advisable on its part under applicable Legal Requirements and the rules and policies of NASDAQ to enable the delisting by the Surviving Corporation of the Company Common Stock from NASDAQ and the deregistration of the Company Common Stock under the Exchange Act as promptly as reasonably practicable after the Effective Time. The Surviving Corporation shall use commercially reasonable efforts to cause the Company Common Stock to no longer be quoted on the NASDAQ and deregistered under the Exchange Act as soon as practicable following the Effective Time.

5.8.     Notice of Certain Events. During the Pre-Closing Period, each party hereto shall promptly notify the other in writing of:

(a)      any notice or other communication received by such party or any of its Subsidiaries from any Person alleging that the consent of such party is or may be required in connection with the transactions contemplated by this Agreement;

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(b)      any notice or other communication received by such party or any of its Subsidiaries from any Governmental Body in connection with the transactions contemplated by this Agreement; and

(c)      any Legal Proceeding commenced or asserted or to its Knowledge, threatened against, related to or involving or otherwise affecting any of the Acquired Corporations or Parent or any of its Subsidiaries, as the case may be, that if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the transactions contemplated by this Agreement;

provided that no notification given by any party pursuant to this Section 5.8 shall limit or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement.

5.9.     Resignation of Officers and Directors. The Company shall use commercially reasonable efforts to obtain and deliver to Parent at or prior to the Effective Time the resignation, effective as of the Effective Time or, at the option of Parent, at a later date, of each officer and director (or similar office) of each of the Acquired Corporations (which shall not be considered a voluntary resignation for purposes of any non-employee director’s equity award agreement or any Company Employment Agreement) (it being understood that no resignation required to be obtained pursuant to this Section 5.9 shall constitute a termination of any Person’s employment, either voluntarily or involuntarily). The Company shall use commercially reasonable efforts to obtain and deliver at or prior to the Effective Time, the resignation, effective as of the Effective Time, of the Company’s Chief Executive Officer from the supervisory board (or similar body) of Intershop Communications AG.

5.10.  Disclosure. Parent and the Company shall consult with each other before issuing any press release, having any communication with the press (whether or not for attribution), posting any information to any website that is generally available to the public, making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the Merger and, except in respect of any public statement or press release as may be required by applicable Legal Requirements or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release or make any such other public statement or schedule any such press conference or conference call before such consultation. Parent and the Company agree that the press release announcing the execution and delivery of this Agreement shall be a joint release of Parent and the Company. Notwithstanding the foregoing, nothing in this Section 5.10 shall limit the Company’s or the Company Board's rights under Section 4.3.

5.11.  Section 16 Matters. Prior to the Effective Time, the Company and Parent shall take such reasonable steps as are required to cause the disposition or acquisition of Company Common Stock and Company Options in connection with the Merger, by each officer or director of the Company who is or will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or Parent, respectively, to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.

5.12.  Stockholder Litigation. The Company shall as promptly as reasonably practicable (and in any event within two business days) notify Parent in writing of, and shall give Parent the opportunity to participate fully and actively in the defense and settlement of, any Stockholder Litigation. No compromise or full or partial settlement of any Stockholder Litigation shall be agreed to by the Company without Parent’s prior written consent.

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Section 6.           CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

6.1.      Accuracy of Representations.

(a)      Each of the representations and warranties of the Company contained in this Agreement, other than the Specified Representations, shall be accurate as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate as of such earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected to have or result in a Company Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates: (i) all Company Material Adverse Effect, materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

(b)      Each of the Specified Representations shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (other than any Specified Representation made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date); provided, however, that, for purposes of determining the accuracy of the Specified Representations as of the foregoing dates: (i) all Company Material Adverse Effect, materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

6.2.     Performance of Covenants. All of the covenants and obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

6.3.     Stockholder Approval. This Agreement shall have been duly adopted by the Requisite Stockholder Approval in accordance with Delaware law.

6.4.     Closing Certificate. Parent shall have received a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company confirming that the conditions set forth in Sections 6.1, 6.2, 6.5 and 6.8, have been duly satisfied.

6.5.     No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have or result in a Company Material Adverse Effect.

6.6.      Regulatory Matters.

(a)      The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

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(b)      Any waiting period applicable to the consummation of the Merger under any applicable foreign antitrust or competition law or regulation or under any other foreign Legal Requirement shall have expired or been terminated.

(c)      Any Governmental Authorization or other material Consent required to be obtained under any applicable antitrust or competition law or regulation or under any other Legal Requirement shall have been obtained and shall remain in full force and effect.

6.7.    No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

6.8.    No Governmental Litigation. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is, or is threatened to, become a party or is otherwise involved, and neither Parent nor the Company shall have received any communication from any Governmental Body in which such Governmental Body indicates a material likelihood of commencing any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger; (b) relating to the Merger and seeking to obtain from Parent or Acquired Corporations whose aggregate business represents a material portion of all of the Acquired Corporations’ business taken as a whole any damages or other relief that may be material to Parent or such Acquired Corporations; (c) seeking to prohibit or limit in any material respect Parent’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (d) that could materially and adversely affect the right or ability of Parent or Acquired Corporations whose aggregate business represents a material portion of all of the Acquired Corporations’ business taken as a whole to own the assets or operate the business of the Acquired Corporations; (e) seeking to compel Parent or Acquired Corporations whose aggregate business represents a material portion of all of the Acquired Corporations’ business taken as a whole to dispose of or hold separate any material assets as a result of the Merger; or (f) seeking to impose (or that could result in the imposition of) any criminal sanctions or liability on any of the Acquired Corporations or any of the officers or directors of any of the Acquired Corporations in his or her capacity as such.

Section 7.           CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of the following conditions:

7.1.     Accuracy of Representations. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than any representation and warranty made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date), except where the failure of the representations and warranties of Parent and Merger Sub to be accurate would not reasonably be expected to have a material adverse effect on the ability of Parent to consummate the Merger; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates, all materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded.

7.2.     Performance of Covenants. All of the covenants and obligations in this Agreement that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

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7.3.     Closing Certificate. The Company shall have received a certificate executed by an officer of Parent confirming that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.

7.4.     Stockholder Approval. This Agreement shall have been duly adopted by the Requisite Stockholder Approval in accordance with Delaware law.

7.5.      Regulatory Matters.

(a)      The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

(b)      Any waiting period applicable to the consummation of the Merger under any applicable foreign antitrust or competition law or regulation or under any other foreign Legal Requirement shall have expired or been terminated.

(c)      Any Governmental Authorization or other material Consent required to be obtained under any applicable antitrust or competition law or regulation or under any other Legal Requirement shall have been obtained and shall remain in full force and effect.

7.6.     No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

Section 8.           TERMINATION

8.1.     Termination. This Agreement may be terminated prior to the Effective Time (whether before or after the adoption of this Agreement by the Requisite Stockholder Approval) by written notice of the terminating party (acting through such party’s board of directors or its designee) to the other parties:

(a)      by mutual written consent of Parent and the Company;

(b)      by Parent or the Company if the Merger shall not have been consummated by December 31, 2011 (the “End Date”); provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by the End Date is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time;

(c)      by Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

(d)      by Parent or the Company if: (i) the Company Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s stockholders shall have taken a final vote on a proposal to adopt this Agreement; and (ii) this Agreement shall not have been adopted at the Company Stockholders’ Meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Requisite Stockholder Approval; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to have this Agreement adopted by the Requisite Stockholder Approval is attributable to a failure on the

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part of such party to perform any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time;

(e)      by Parent (at any time prior to the adoption of this Agreement by the Requisite Stockholder Approval) if a Triggering Event shall have occurred;

(f)       by the Company (at any time prior to the adoption of this Agreement by the Requisite Stockholder Approval), in order to accept a Superior Offer and enter into a Specified Definitive Acquisition Agreement (as defined below) relating to such Superior Offer, if: (i) such Superior Offer shall not have resulted from a breach in any material respect of this Agreement; (ii) the Company Board, acting upon the recommendation of the Special Committee, shall have authorized the Company to enter into a binding, written, definitive acquisition agreement providing for the consummation of the transaction contemplated by such Superior Offer (the “Specified Definitive Acquisition Agreement”); (iii) the Company shall have delivered to Parent a written notice, specifying the identity of the party submitting a Superior Offer and the terms and conditions of such Superior Offer, including as an attachment a copy of the Specified Definitive Acquisition Agreement in substantially final form (it being understood that all economic and other material terms shall have been agreed to by the parties) containing the Company’s representation and warranty: (A) that the Company Board, acting upon the recommendation of the Special Committee, has authorized the execution and delivery of the Specified Definitive Acquisition Agreement on behalf of the Company and the termination of this Agreement pursuant to this Section 8.1(f); and (B) that the Company intends to enter into the Specified Definitive Acquisition Agreement contemporaneously with the termination of this Agreement pursuant to this Section 8.1(f); (iv) a period of at least four days shall have elapsed since the receipt by Parent of such notice, and the Company shall have made its Representatives reasonably available throughout such period for the purpose of engaging in negotiations with Parent regarding a possible amendment to this Agreement or a possible alternative transaction; (v) any proposal by Parent to amend this Agreement or enter into an alternative transaction shall have been considered by each of the Special Committee and the Company Board in good faith, and the Company Board, acting upon the recommendation of the Special Committee, shall have reasonably determined in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation, that the terms of the Specified Definitive Acquisition Agreement constitute a Superior Offer to the terms of this Agreement, as modified by such proposed amendment to this Agreement (or, if applicable, to the terms of any other alternative transaction); and (vi) the Company shall have paid to Parent the fee required to be paid to Parent pursuant to Section 8.3(c);

(g)      by Parent if: (i) any of the Company’s representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement as if made on such subsequent date (other than any such representation and warranty made as of a specific earlier date) such that the condition set forth in Section 6.1(a) or Section 6.1(b) would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations or warranties as of the date of this Agreement or as of any subsequent date: (A) all materiality and similar qualifications limiting the scope of such representations or warranties shall be disregarded; and (B) any update of or modification to the Company Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded); (ii) any of the Company’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; provided, however, that if an inaccuracy in any of the Company’s representations or warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by the Company is curable by the Company prior to the End Date and the Company (or such other applicable party) is continuing to exercise commercially reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that Parent gives the Company notice of such inaccuracy or

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breach; provided, further, that, Parent may not terminate this Agreement under this Section 8.1(g) if it is then in breach in any material respect of this Agreement; or

(h)      by the Company if: (i) any of Parent’s representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement such that the condition set forth in Section 7.1 would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations or warranties as of the date of this Agreement or as of any subsequent date, all materiality qualifications limiting the scope of such representations or warranties shall be disregarded); or (ii) any of Parent’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that if an inaccuracy in any of Parent’s representations or warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by Parent is curable by Parent by the End Date and Parent is continuing to exercise commercially reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(h) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that the Company gives Parent notice of such inaccuracy or breach; provided, further, that, the Company may not terminate this Agreement under this Section 8.1(h) if it is then in breach in any material respect of this Agreement.

For purposes of Section 8.1(f), any change in the form or amount of consideration payable pursuant to a Specified Definitive Acquisition Agreement, and any other material change to the terms of any such Specified Definitive Acquisition Agreement, shall be deemed to result in a new Specified Definitive Acquisition Agreement requiring a new notice from the Company pursuant to clause “(iii)” of Section 8.1(f) and a new two business day period pursuant to clause “(iv)” of Section 8.1(f). Notwithstanding anything to the contrary contained in this Section 8.1, this Agreement may not be terminated by the Company unless any fee required to be paid by the Company at or prior to the time of such termination pursuant to Section 8.3 shall have been paid and made in full.

8.2.     Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1 this Agreement shall be of no further force or effect; provided, however, that: (i) this Section 8.2, Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect; (ii) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms; and (iii) the termination of this Agreement shall not relieve any party from any liability for any inaccuracy in or breach of any representation or warranty, or any willful breach of any covenant, obligation or other provision, contained in this Agreement.

8.3.      Expenses; Termination Fees.

(a)      Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys’ fees, incurred in connection with the filing by the parties hereto of the premerger notification and report forms relating to the Merger under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust or competition law or regulation.

(b)      If: (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) or Section 8.1(d); (ii) at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or otherwise made; (iii) no Triggering Event shall have occurred between the date of this Agreement and the time of the termination

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of this Agreement; and (iv) within 12 months after the date of any such termination, an Acquisition Transaction (whether or not relating to such Acquisition Proposal) is consummated or a definitive agreement contemplating an Acquisition Transaction (whether or not relating to such Acquisition Proposal) is executed, then the Company shall pay to Parent, in cash, a non-refundable fee in an amount equal to the Designated Amount (as defined in Section 8.3(d) below).

(c)      If: (i) this Agreement is terminated by Parent pursuant to Section 8.1(e), or by Parent or the Company pursuant to any other provision of Section 8.1 at any time after the occurrence of a Triggering Event; or (ii) this Agreement is terminated by the Company pursuant to Section 8.1(f), then the Company shall pay to Parent, in cash, a non-refundable fee in an amount equal to the Designated Amount.

(d)      For purposes of this Section 8.3, the “Designated Amount” shall be $74,000,000; provided, however, that (i) if this Agreement is terminated pursuant to Section 8.1(f) in connection with the execution by the Company of a Specified Definitive Acquisition Agreement with a Person that is then an Excluded Party, or (ii) if this Agreement is terminated pursuant to Section 8.1(f) during the Go Shop Period, then, in the case of clauses “(i)” and “(ii),” the Designated Amount shall be $24,000,000.

(e)      Any fee required to be paid to Parent pursuant to Section 8.3(b) shall be paid by the Company contemporaneously with the consummation of the Acquisition Transaction contemplated by Section 8.3(b). Any fee required to be paid to Parent pursuant to Section 8.3(c) shall be paid by the Company: (i) in the case of a termination of this Agreement by the Company, at or prior to the time of such termination; or (ii) in the case of a termination of this Agreement by Parent, within two business days after such termination.

(f)       The Company acknowledges and agrees that the covenants and obligations contained in this Section 8.3 are an integral part of the Merger, and that, without these covenants and obligations, Parent would not have entered into this Agreement.

(g)      If the Company fails to pay when due any amount payable under this Section 8.3, then: (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 8.3; and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum 300 basis points over the “prime rate” (as announced by Bank of America, N.A. or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

Section 9.           MISCELLANEOUS PROVISIONS

9.1.     Amendment. This Agreement may be amended with the approval of the respective boards of directors of the Company and Merger Sub at any time (whether before or after the adoption of this Agreement by the Company’s stockholders); provided, however, that after any such adoption of this Agreement by the Company’s stockholders, no amendment shall be made, which by law requires further approval of the stockholders of the Company, without such further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and delivered by duly authorized officers of the respective parties.

9.2.      Extension; Waiver.

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(a)      Subject to Sections 9.2(b) and 9.2(c), at any time prior to the Effective Time, any party hereto may: (i) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement; (ii) waive any inaccuracy in or breach of any representation, warranty, covenant or obligation of the other party in this Agreement or in any document delivered pursuant to this Agreement; and (iii) waive compliance with any covenant, obligation or condition for the benefit of such party contained in this Agreement.

(b)      No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(c)      No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.3.     No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement shall survive the Merger.

9.4.     Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery.

This Agreement (including all Exhibits and Schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof; provided, however, the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms (it being understood that during the Pre-Closing Period, the Confidentiality Agreement Amendment shall not preclude (i) Parent from exercising its rights under this Agreement or taking any action in furtherance of or to facilitate the consummation of the Merger or (ii) planning activities performed by or consented to, or other action taken by, Parent or any of its Representatives in preparation for the Closing). This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery shall be sufficient to bind the parties to the terms of this Agreement.

9.5.     Applicable Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the Merger, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties irrevocably and unconditionally consents and submits to the jurisdiction of the United States District Court for the District of Delaware); (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (c) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties agrees that it will not bring such action in any court other than the United States District Court for the District of Delaware). Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 9.9 shall be effective service of process for any such action. EACH

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PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

9.6.    Company Disclosure Schedule. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 2, and shall not be deemed to relate to or to qualify any other representation or warranty, except where it is reasonably apparent on its face from the substance of the matter disclosed that such information is intended to qualify another representation or warranty.

9.7.     Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

9.8.     Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the parties’ rights, interests or obligations hereunder may be assigned or delegated, in whole or in part, by operation of law or otherwise, without the prior written consent of the other parties, and any attempted assignment or delegation of this Agreement or any of such rights, interests or obligations by any party without the other parties’ prior written consent shall be void and of no effect. Except as specifically provided in Section 5.5, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature. The parties hereto further agree that the rights of the Indemnified Persons under Section 5.5 shall not arise unless and until the Effective Time occurs.

9.9.     Notices. Each notice, request, demand or other communication under this Agreement shall be in writing and shall be deemed to have been duly given, delivered or made as follows: (a) if delivered by hand, when delivered; (b) if sent on a business day by email before 5:00 p.m. (California Time) on the day sent by email and receipt is confirmed, when transmitted; (c) if sent by email on a day other than a business day and receipt is confirmed, or if sent by email after 5:00 p.m. (California Time) on the day sent by email and receipt is confirmed, on the business day following the date on which receipt is confirmed; (d) if sent by registered, certified or first-class mail, the third business day after being sent; and (e) if sent by overnight delivery via a national courier service, two business days after being delivered to such courier, in each case to the address or email set forth beneath the name of such party below (or to such other address or email as such party shall have specified in a written notice given to the other parties hereto):

if to Parent or Merger Sub:

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eBay Inc.
2145 Hamilton Avenue
San Jose, California 95125
Attention: Michael R. Jacobson
Email:

with a copy (which shall not constitute notice) to:

Dewey & LeBoeuf LLP
1950 University Avenue, Suite 500
East Palo Alto, CA 94303
Attention: Keith Flaum and Jane Ross
Facsimile: (650) 845-7333

if to the Company:

GSI Commerce, Inc.
935 First Avenue
King of Prussia, Pennsylvania
Attention: Michael R. Conn
Email: ConnM@gsicommerce.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
1600 El Camino Real
Menlo Park, CA 94025
United States of America
Attention: Daniel G. Kelly, Jr. and Julia K. Cowles
Facsimile: (650) 752-2007

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP
1701 Market St.
Philadelphia, PA 19103-2921
United States of America
Attention: Richard B. Aldridge
Facsimile: (215) 963-5001

9.10.   Cooperation. The parties agree to cooperate fully with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other parties to evidence or reflect the Merger and to carry out the intent and purposes of this Agreement.

9.11.   Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action.

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9.12.   Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction or Governmental Body to be invalid, void or unenforceable in any situation in any jurisdiction, such holding shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability or application of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a suitable and equitable term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

9.13.   Remedies. The Company and Parent acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement required to be performed by any of the parties were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, may not be an adequate remedy therefor. Accordingly, in the event of any breach or threatened breach by any party of any covenant or obligation contained in this Agreement, the Company or Parent shall be entitled to obtain, without proof of actual damages (and in addition to any other remedy to which such party may be entitled at law or in equity): (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. The Company and Parent hereby waive any requirement for the securing or posting of any bond in connection with any such remedy.

9.14.   Construction.

(a)      For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)      The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(c)      As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)      Unless otherwise indicated or the context otherwise requires: (i) any definition of or reference to any agreement, instrument or other document or any Legal Requirement in this Agreement shall be construed as referring to such agreement, instrument or other document or Legal Requirement as from time to time amended, supplemented or otherwise modified; (ii) any reference in this Agreement to any Person shall be construed to include such Person’s successors and assigns; (iii) any reference herein to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement; and (iv) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

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(e)      The table of contents and headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement, shall not be deemed to limit or otherwise affect any provisions hereof and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

EBAY INC.,
a Delaware corporation

By:
Name:	Robert H. Swan
Title:	Senior Vice President and Chief Financial Officer

GIBRALTAR ACQUISITION CORP., a Delaware corporation

By:
Name:	Brian Levey
Title:	Vice President

GSI COMMERCE, INC., a Delaware corporation

By:
Name:	Michael R. Conn
Title:	CFO, Executive Vice President - Finance

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of this Agreement (including this Exhibit A):

Acceptable Confidentiality Agreement. “Acceptable Confidentiality Agreement” shall mean a confidentiality agreement that: (a) does not contain any provision prohibiting or otherwise restricting the Company from making any of the disclosures required to be made by Section 4.3(c), Section 4.3(f) or any other provision of the Agreement; and (b) contains (x) employee and customer non-solicitation provisions and standstill provisions that are at least as favorable to the Company as the provisions of the Confidentiality Agreement and (y) other provisions that are at least as favorable in all material respects to the Company as the provisions of the Confidentiality Agreement.

Acquired Corporations. “Acquired Corporations” shall mean, collectively, the Company and the Company’s Subsidiaries.

Acquisition Inquiry. “Acquisition Inquiry” shall mean an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Parent or any of its Subsidiaries) that could reasonably be expected to lead to an Acquisition Proposal.

Acquisition Proposal. “Acquisition Proposal” shall mean any offer or proposal (other than an offer or proposal made or submitted by Parent or any of its Subsidiaries) contemplating or otherwise relating to any Acquisition Transaction.

Acquisition Transaction. “Acquisition Transaction” shall mean any transaction or series of transactions (other than the Merger) involving:

(a)         any merger, consolidation, amalgamation, share exchange, business combination, joint venture, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a Person or “group” (as defined in the Exchange Act and the rules thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing 20% or more of the outstanding securities of any class (or instruments convertible into or exercisable or exchangeable for 20% or more of any such class) of the Company Common Stock; or (ii) in which the Company issues securities representing 20% or more of the outstanding securities of the Company (or instruments convertible into or exercisable or exchangeable for 20% or more of any such class);

(b)    any sale, exchange, transfer, acquisition or disposition of the equity securities of any business or businesses that constitute or account for 20% or more of the consolidated net revenues, consolidated net income or consolidated assets of the Company;

(c)         any sale, lease, exchange, transfer, license, sublicense, acquisition or disposition of the assets of any business or businesses that constitute or account for 20% or more of the consolidated net revenues, consolidated net income or consolidated assets of the Company; or

(d)         any liquidation or dissolution of the Company.

Affiliate. “Affiliate” of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

Agreement. “Agreement” shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

Audited Balance Sheet. “Audited Balance Sheet” shall mean the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as of January 1, 2011, included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011, as filed with the SEC prior to the date of the Agreement, including the notes thereto.

Book Entry Shares. “Book Entry Shares” shall mean uncertificated shares of Company Common Stock represented by a book entry.

business day. “business day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

Company Affiliate. “Company Affiliate” shall mean any Person under common control with any of the Acquired Corporations within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code, and the regulations issued thereunder.

Company Associate. “Company Associate” shall mean any current or former employee, independent contractor, consultant or director of or to any of the Acquired Corporations or any Affiliate of the Company.

Company Common Stock. “Company Common Stock” shall mean the Common Stock, $0.01 par value per share, of the Company.

Company Contract. “Company Contract” shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

Company Disclosure Schedule. “Company Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.

Company E-Commerce Platform. “Company E-Commerce Platform” shall mean the Software, hardware, and other technology that comprises the new platform currently being developed by or on behalf of GSI Commerce Solutions, Inc. (which is referred to internally by the Company as the “v 11 platform”) to provide its e-commerce products and services (including webstore, mobile webstore, commerce exchange and multi-channel, order and inventory management and processing, payment processing, and website development and operation) that enable its customers to operate e-commerce businesses and/or to integrate such e-commerce businesses with their other retail offerings.

Company  Employee  Agreement.   “Company  Employee  Agreement”  shall  mean  any management,  employment, severance, retention,  transaction bonus, change in control, consulting,

relocation, repatriation or expatriation agreement or other similar Contract between: (a) any of the Acquired Corporations; and (b) any Company Associate, other than any such Contract that is terminable “at will” without any obligation on the part of any Acquired Corporation or any Company Affiliate to make any severance, termination, change in control or similar payment or to provide any benefit, other than severance payments required to be made by any Acquired Corporation under applicable non-U.S. law.

Company Employee Plan. “Company Employee Plan” shall mean any plan, program, policy, practice or Contract providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits, retirement benefits or other benefits or remuneration of any kind, whether or not in writing and whether or not funded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan): (a) that is maintained or contributed to, or required to be maintained or contributed to, by any of the Acquired Corporations or any Company Affiliate for the benefit of any Company Associate; or (b) with respect to which any of the Acquired Corporations or any Company Affiliate may incur or become subject to any material liability or obligation; provided, however, that a Company Employee Agreement shall not be considered a Company Employee Plan.

Company Equity Award. “Company Equity Award” shall mean any Company Option or any Company Stock-Based Award.

Company Equity Plans. “Company Equity Plans” shall mean (i) the Company’s 2010 Equity Incentive Plan; and (ii) the Company’s 2005 Equity Incentive Plan, amended; (iii) the Company’s 1996 Equity Incentive Plan, as amended and restated as of March 5, 2008; and (iv) the Football Fanatics, Inc. 2008 Equity Incentive Plan.

Company IT Systems. “Company IT Systems” shall mean all information technology and computer systems (including Company Service Software, information technology and telecommunication hardware and other equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data or information, whether or not in electronic format, used in or necessary to the conduct of the business of the Acquired Corporations.

Company Material Adverse Effect. “Company Material Adverse Effect” shall mean a material adverse effect on (a) the business, condition (financial or otherwise), assets, operations or financial performance of the Acquired Corporations, taken as a whole; or (b) the ability of the Company to consummate the Merger, excluding, in each case, any effect resulting from: (i) changes in the financial or securities markets or general economic or political conditions in the United States that have arisen after the date of the Agreement and do not have a disproportionate impact on the Acquired Corporations; (ii) changes in GAAP or changes in the regulatory accounting requirements applicable to any industry in which the Company operates that have arisen after the date of the Agreement and do not have a disproportionate impact on the Acquired Corporations, taken as a whole; (iii) changes (including changes in applicable Legal Requirements) or conditions arising after the date of the Agreement generally affecting the industry in which the Company operates and that do not have a disproportionate effect on the Acquired Corporations, taken as a whole; (iv) acts of war, sabotage or terrorism or natural disasters involving the United States of America occurring after the date of the Agreement that do not have a disproportionate impact on the Acquired Corporations, taken as a whole; (v) the announcement or consummation of the Merger, including any loss or adverse change in relationships with customers, suppliers, partners or employees or the initiation of litigation by any party in respect of this Agreement; (vi) any failure by the Company to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood, however, that the circumstances giving rise to any such failure may be taken into account in determining whether a Company Material

Adverse Effect has occurred or may occur); or (vii) any failure to take any action expressly prohibited by Section 4.2 for which the Company requests consent in writing and Parent denies such consent, or the taking of any specific action by the Company that Parent expressly requests in writing.

Company Option. “Company Option” shall mean each option to purchase shares of Company Common Stock from the Company, whether granted by the Company pursuant to a Company Equity Plan, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested.

Company Owned IP. “Company Owned IP” shall mean all Intellectual Property Rights owned or purported to be owned by any of the Acquired Corporations, including all issued Patents, registered Copyrights, registered Trademarks, Patent applications and Trademark applications listed in Part 2.9(a)(i) of the Company Disclosure Schedule.

Company Preferred Stock. “Company Preferred Stock” shall mean the Preferred Stock, $0.01 par value per share, of the Company.

Company Registered IP. “Company Registered IP” shall mean all Company Owned IP that is registered, filed or issued under the authority of, with or by any Governmental Body, including all issued Patents, registered Copyrights, registered Trademarks and all applications for any of the foregoing.

Company RSU. “Company RSU” shall mean each restricted stock unit representing the right to vest in and be issued shares of Company Common Stock by the Company, whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested.

Company Service. “Company Service” shall mean any service, product, system, technology, search engine or platform: (a) developed, marketed, provided, licensed or made available, directly or indirectly, by or on behalf of any Acquired Corporation; or (b) currently under development by or for any Acquired Corporation (whether or not in collaboration with another Person).

Company Service Software. “Company Service Software” shall mean any Software (regardless of whether such Software is owned by an Acquired Corporation or licensed to an Acquired Corporation by a third party) contained or included in (or that is needed for or used in the operation of) any Company Service.

Company Source Code. “Company Source Code” shall mean any source code, or any portion, aspect or segment of any source code owned by or licensed to any of the Acquired Corporations and included in any Company Service Software.

Company Stock-Based Award. “Company Stock-Based Award” shall mean any restricted stock unit or restricted stock award relating to Company Common Stock, whether granted under any of the Company Equity Plan or otherwise and whether vested or unvested.

Confidentiality Agreement. “Confidentiality Agreement” shall mean the Original Confidentiality Agreement, as amended by the Confidentiality Agreement Amendment.

Confidentiality Agreement Amendment.  “Confidentiality Agreement Amendment” shall mean that certain Amendment to Mutual Nondisclosure Agreement dated as of March 18, 2011 between the Company and Parent.

Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Contemplated Transactions. “Contemplated Transactions” shall mean the Merger and all actions and transactions contemplated by the Support Agreements and the Rights Agreement Amendment.

Contract. “Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, arrangement, settlement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, whether express or implied.

Convertible Debt. “Convertible Debt” shall mean those certain 2.5% convertible notes of the Company due 2027.

DGCL. “DGCL” shall mean the General Corporation Law of the State of Delaware.

Divested Businesses. “Divested Businesses” shall mean those businesses of the Acquired Corporations to be divested pursuant to the Divestiture Agreement.

Divestiture Agreement. “Divestiture Agreement” shall mean that certain Stock Purchase Agreement, dated as of the date hereof, by and between eBay Inc. and NRG Commerce LLC, as such agreements may be amended or supplemented with the written consent of Parent.

Domain Name. “Domain Name” shall mean the any or all of the following and all worldwide rights in, arising out of, or associated therewith; domain names, uniform resource locators and other names and locators associated with the Internet.

Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, easement, encroachment, imperfection of title, title exception, title defect, right of possession, lease, tenancy license, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), except for title exceptions, defects, and other Encumbrances, whether or not of record, which in the aggregate do not materially affect the continued use of the property for the purposes for which the property is currently being used by the Acquired Corporations.

Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Excluded Party. “Excluded Party” shall mean any Person from which the Company received during the Go-Shop Period a written Acquisition Proposal that: (a) remains pending as of, and shall not have been withdrawn prior to, the expiration of the Go-Shop Period; and (b) the Company Board, acting upon the recommendation of the Special Committee, reasonably determines in good faith during the 48-hour period commencing upon the expiration of the Go-Shop Period, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the advice of the Company’s outside legal counsel, constitutes or is reasonably likely to result in a Superior Offer; provided, however, that a Person that is an Excluded Party shall cease to be an Excluded Party upon the earliest of: (i) 11:59 p.m. on the date 25 days after the expiration of the Go-Shop Period; (ii) the withdrawal, termination or expiration of such Acquisition Proposal; or (iii) the time as of which such Acquisition Proposal no longer constitutes, or is not reasonably likely to result in, a Superior Offer; or (iv) in the case of a financial buyer, any change of greater than 20% of the actual or proposed equity ownership of such Excluded Party.

Executive Vice President. “Executive Vice President” shall mean any employee of an Acquired Corporation with an annual base salary as of the date of this Agreement of $350,000 or more.

Foreign Plan. “Foreign Plan” shall mean any: (a) plan, program, policy, practice, Contract or other arrangement of any Acquired Corporation mandated by a Governmental Body outside the United States; (b) Company Employee Plan that is subject to any of the Legal Requirements of any jurisdiction outside the United States; or (c) Company Employee Plan that covers or has covered any Company Associate whose services are or have been performed primarily outside the United States.

GAAP. “GAAP” shall mean generally accepted accounting principles in the United States.

Governmental Authorization. “Governmental Authorization” shall mean (a) any permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) any right under any Contract with any Governmental Body, and shall also include the expiration of the waiting period under the HSR Act and any required approval or clearance of any Governmental Body pursuant to any applicable foreign Legal Requirement relating to antitrust or competition matters.

Governmental Body. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); or (d) self-regulatory organization, including the New York Stock Exchange, NASDAQ, and the Financial Industry Regulatory Authority (FINRA).

HSR Act. “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Intellectual Property Rights. “Intellectual Property Rights” shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, certificates of invention and statutory invention registrations, continued prosecution applications, requests for continued examination, reexaminations, continuations and continuations-in-part thereof (“Patents”); (ii) copyrights, and registrations and applications therefor, mask works, whether registered or not, works of authorship and all other rights corresponding thereto throughout the world including moral and economic rights of authors and inventors, however denominated (“Copyrights”); (iii) industrial designs and any registrations and applications therefor; (iv) trade names, trade dress, slogans, all identifiers of source, fictitious business names (D/B/As), Domain Names, logos, trademarks and service marks, including all goodwill therein, and any and all common law rights, registrations and applications therefor (“Trademarks”); (v) trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law), business, technical and know-how information, non-public information, and confidential information, including all source code, documentation, processes, technology, formulae, customer lists, business and marketing plans, inventions (whether or not patentable) and marketing information and rights to limit the use or disclosure thereof by any Person; including databases and data collections and all rights therein (“Trade Secrets”); and (vi) any similar or equivalent rights to any of the foregoing (as applicable).

International Employee. “International Employee” shall mean any employee of any Acquired Corporation who performs services to any Acquired Corporation as an employee primarily outside of the United States.

IRS. “IRS” shall mean the United States Internal Revenue Service.

Knowledge. An Entity shall be deemed to have “Knowledge” of a fact or other matter if any executive officer of such entity has actual knowledge of such fact or other matter after reasonable inquiry.

Legal Proceeding. “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, claim, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

Legal Requirement. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, judgment, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

Liability. “Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

Made Available to Parent. Any statement in Section 2 of the Agreement to the effect that any information, document or other material has been “Made Available to Parent” shall mean that such information, document or material was: (a) publicly available on the SEC EDGAR database by the Company in un-redacted form; (b) delivered to Parent or Parent’s Representatives via electronic mail or in hard copy form at least 72 hours prior to the execution of the Agreement; or (c) made available for review by Parent or Parent’s Representatives prior to the execution of the Agreement in the virtual data room maintained by the Company with Intralinks in connection with the Merger, (d) in the case of customer contracts, made available for review by Parent or Parent’s Representatives at the offices of the Company’s outside counsel from March 19, 2011 to March 24, 2011 or (e) in the case of corporate records, made available for review by Parent or Parent’s Representatives at the Company’s headquarters from March 19, 2011 to March 24, 2011.

Merger Consideration. “Merger Consideration” shall mean the cash consideration that a holder of shares of Company Common Stock who does not perfect his or its appraisal rights under the DGCL is entitled to receive in exchange for such shares of Company Common Stock pursuant to Section 1.5.

NASDAQ. “NASDAQ” shall mean the NASDAQ Global Select Market.

Open Source Code. “Open Source Code” shall mean any software code that is distributed as “free software” or “open source software” or is otherwise distributed publicly in source code form under terms that permit modification and redistribution of such software. Open Source Code includes software code that is licensed under the GNU General Public License, GNU Lesser General Public License, Mozilla License, Common Public License, Apache License, BSD License, Artistic License or Sun Community Source License.

Order. “Order” shall mean any order, writ, injunction, judgment or decree.

Original Confidentiality Agreement. “Original Confidentiality Agreement” shall mean that certain Mutual Nondisclosure Agreement dated as of November 27, 2007 between the Company and Parent.

Parent Common Stock. “Parent Common Stock” shall mean the Common Stock, $.01 par value per share, of Parent.

Person. “Person” shall mean any individual, Entity or Governmental Body.

Proxy Statement. “Proxy Statement” shall mean the proxy statement to be sent to the Company’s stockholders in connection with the Company Stockholders’ Meeting.

Representatives. “Representatives” shall mean directors, officers, other employees, agents, attorneys, accountants, advisors and representatives.

Sarbanes-Oxley Act. “Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

SEC. “SEC” shall mean the United States Securities and Exchange Commission.

Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.

Software. “Software” shall mean source code or object code, whether embodied in software, firmware or otherwise, and any programming and user documentation related thereto.

Specified Representations. “Specified Representations” shall mean the representations and warranties of the Company contained in Sections 2.2(a) (Certificate of Incorporation and Bylaws), 2.3(a) (Capitalization; Rights to Acquire Stock), 2.20 (Authority; Binding Nature of Agreement), 2.21 (Inapplicability of Anti-takeover Statutes), 2.22 (Vote Required), 2.24 (Fairness Opinion) and 2.26 (Company Rights Agreement) of the Agreement.

Stockholder Litigation. “Stockholder Litigation” shall mean any claim or Legal Proceeding (including any class action or derivative litigation) asserted or commenced by, on behalf of or in the name of, against or otherwise involving the Company, the Company Board, the Special Committee and/or any of the Company’s directors or officers relating directly or indirectly to the Agreement, the Merger or any related transaction (including any such claim or Legal Proceeding based on allegations that the Company’s entry into the Agreement or the terms and conditions of the Agreement or any related transaction constituted a breach of the fiduciary duties of any member of the Special Committee, any member of the board of directors of any Acquired Corporation or any officer of any Acquired Corporation).

Subsidiary. An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity, voting or financial interests in such Entity.

Superior Offer. “Superior Offer” shall mean a bona fide, written offer by a third party to purchase, in exchange for consideration consisting exclusively of cash or publicly traded equity securities or a combination thereof, at least a majority of the outstanding shares of Company Common Stock or all or substantially all of the consolidated assets of the Acquired Corporations, that did not result from a result of a breach of the Agreement and is on terms and conditions that the Company Board reasonably determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the advice of the Company’s outside counsel, after having taken into account the likelihood and timing of consummation of the purchase transaction contemplated by such offer, to be more favorable from a financial point of view to the Company’s stockholders than the Merger.

Tax. “Tax” shall mean any federal, state, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body. For purposes of the Agreement, “Tax” also includes any Liability for taxes as a transferee or successor.

Triggering Event. A “Triggering Event” shall be deemed to have occurred if: (a) the Company Board or any committee thereof shall have (i) withdrawn the Company Board Recommendation; (ii) modified the Company Board Recommendation in a manner adverse to Parent; or (iii) taken, authorized or publicly proposed any of the actions referred to in Section 5.2(c) of the Agreement; (b) the Company shall have failed to include the Company Board Recommendation in the Proxy Statement; (c) the Company Board shall have failed to reaffirm, unanimously and publicly, the Company Board Recommendation within five business days after Parent reasonably requests, in writing, that the Company Board Recommendation be reaffirmed publicly (it being understood that a request by Parent that the Company Board Recommendation be reaffirmed publicly shall be deemed reasonable if such request is made after the public announcement of an Acquisition Proposal or Acquisition Inquiry); (d) a tender or exchange offer relating to shares of Company Common Stock shall have been commenced and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer and reaffirming the Company Board Recommendation; or (e) any Acquired Corporation or any director or executive officer of the Company shall have breached in any material respect or taken any action materially inconsistent with any of the provisions set forth in Section 4.3.

Warrant. “Warrant” shall mean that certain Stock Warrant Agreement, made and entered into on May 23, 1996, by and between the Company and Hockerson-Halberstadt, Inc.

APPENDIX B

MORGAN STANLEY OPINION

March 27, 2011

Board of Directors
GSI Commerce, Inc.
935 First Avenue
King of Prussia, PA 19406

Members of the Board:

We understand that GSI Commerce, Inc. (the “Company”), eBay Inc. (the “Buyer”) and Gibraltar Acquisition Corp., a wholly owned subsidiary of the Buyer (“Acquisition Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated March 27, 2011 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Acquisition Sub with and into the Company.  Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), other than shares (i) held by the Company or any wholly-owned subsidiary of the Company, (ii) held in treasury, (iii) held by the Buyer, Acquisition Sub or any wholly-owned subsidiary of the Buyer or (iv) as to which appraisal rights have been perfected (collectively, the “Excluded Shares”), will be converted into the right to receive $29.25 per share in cash.  The terms and conditions of the Merger are more fully set forth in the Merger Agreement.  Concurrently with the execution of the Merger Agreement and as an inducement to the Buyer and Acquisition Sub’s willingness to enter into the Merger Agreement, certain stockholders of the Company holding shares constituting approximately 6.18% of the total issued and outstanding shares of the Company Common Stock will enter into Support Agreements (as defined in the Merger Agreement) (each, a “Support Agreement”), pursuant to which they agree, subject to certain conditions and limitations, to vote all of their shares of the Company Common Stock as provided in the Support Agreements.

You have asked for our opinion as to whether the consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders.

For purposes of the opinion set forth herein, we have:

•	Reviewed certain publicly available financial statements and other business and financial information of the Company;

•	Reviewed certain internal financial statements and other financial and operating data concerning the Company;

•	Reviewed certain financial projections prepared by the management of the Company;

•	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

•	Reviewed the reported prices and trading activity for the Company Common Stock;

•
Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company, and their securities;

•	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	Participated in discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

•	Reviewed the Merger Agreement and certain related documents; and

•	Performed such other analyses and reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, with your consent and without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion.  With respect to the financial projections, we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company.  In addition, we have assumed, with your consent, that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us.  Morgan Stanley has assumed, with your consent, that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger.  We are not legal, tax or regulatory advisors.  We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters.  We express no view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into in connection with the Merger, including, without limitation, any Support Agreement, or the fairness of the transactions contemplated thereby to or any consideration received in connection therewith by, the holders of any class of securities or instruments, creditors or other constituencies of the Company.  We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of the Company Common Stock in the Merger.  Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available.  We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals.  Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.  Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.  In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving the Company, nor did we negotiate with any of the parties, other than the Buyer, which expressed interest to Morgan Stanley in the possible acquisition of the Company.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger.  In addition, the Company has agreed to indemnify us and certain related parties for certain liabilities and other items arising out of or related to our engagement.  In the two years prior to the date hereof, we have provided financial advisory and financing services for the Buyer and the Company and have received fees in connection with such services.  Morgan Stanley may also seek to provide such services to the Buyer and the Company in the future and expects to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses.  Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services.  Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice.  This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that a copy of this

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opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law.  In addition, Morgan Stanley expresses no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

By:
Thomas Whayne
Managing Director

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APPENDIX C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights

(a)  Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)  Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)  Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)  Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.  Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.  Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d.  Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3)  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)  Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)  Appraisal rights shall be perfected as follows:

(1)  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within ten days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)  If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within ten days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within ten days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than ten days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)  Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within ten days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within ten days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this

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section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f)  Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)  At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)  After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)  The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)  The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)  From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after

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the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)  The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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APPENDIX D

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (“Agreement”) is entered into as of March 27, 2011, by and between EBAY INC., a Delaware corporation (“Parent”), and MICHAEL G. RUBIN (“Stockholder”).

RECITALS

A.  Stockholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of certain shares of common stock of GSI Commerce, Inc., a Delaware corporation (the “Company”).

B.  Parent, Gibraltar Acquisition Corp., a Delaware corporation (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the “Merger”).

C.  In the Merger, each outstanding share of common stock of the Company is to be converted into the right to receive the cash consideration provided in the Merger Agreement.

D.  Stockholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement and cause the Merger to be consummated.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

For purposes of this Agreement:

(a)      Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

(b)     “Expiration Date” shall mean the earliest of: (i) the date on which the Merger Agreement is validly terminated; (ii) the date upon which the Merger becomes effective; or (iii) the date on which the Merger Agreement is amended in a manner (A) that would reduce the amount of consideration payable to stockholders of the Company pursuant to the Merger or (B) that is intended, or would reasonably be expected, to impede, interfere with, discourage or adversely affect in any material respect any of the transactions contemplated by the Stock Purchase Agreement, dated as of the date hereof, by and between Parent and NRG Commerce, LLC.

(c)  Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(d)  “Subject Securities” shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, restricted stock units, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, restricted stock units, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the Voting Period.

(e)  A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent; or (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security.

(f)  “Voting Period” shall mean the period commencing on (and including) the date of this Agreement and ending on (and including) the Expiration Date.

SECTION 2. TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1  Restriction on Transfer of Subject Securities. Subject to Section 2.3, during the Voting Period, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected. For the avoidance of doubt, nothing herein shall prohibit or restrict the exercise by Stockholder of the right to acquire Common Stock or other Subject Securities upon the exercise of options, restricted stock units, warrants or other rights to acquire shares of Company Common Stock or other Subject Securities. Without limiting the generality of the foregoing, during the Voting Period, Stockholder shall not tender, agree to tender or permit to be tendered any of the Subject Securities in response to or otherwise in connection with any tender or exchange offer.

2.2  Restriction on Transfer of Voting Rights. During the Voting Period, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b), other than any proxy required to be granted under this Agreement, no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

2.3  Permitted Transfers. Section 2.1 shall not prohibit a transfer of Subject Securities by Stockholder: (a) if Stockholder is an individual (i) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or (ii) upon the death of Stockholder; (b) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder; provided, however, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement or (c) as a bona fide pledge to a financial institution as security for a loan to Stockholder.

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SECTION 3. VOTING OF SHARES

3.1     Voting Covenant. Stockholder hereby agrees that, during the Voting Period, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall cause the Subject Securities (to the extent the Subject Securities have voting rights with respect to the relevant matter) to be voted:

(a)      in favor of (i) the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, (ii) each of the other actions contemplated by the Merger Agreement and (iii) any action in furtherance of any of the foregoing;

(b)      against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c)      against the following actions (other than the Merger and the Contemplated Transactions): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving any Acquired Corporation; (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of any Acquired Corporation; (iii) any reorganization, recapitalization, dissolution or liquidation of any Acquired Corporation; (iv) any change in a majority of the board of directors of the Company; (v) any amendment to the Company’s certificate of incorporation or bylaws; (vi) any material change in the capitalization of the Company or the Company’s corporate structure; and (vii) any other action which is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other Contemplated Transactions.

3.2  Other Voting Agreements. During the Voting Period, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause “(a),” clause “(b)” or clause “(c)” of Section 3.1.

3.3       Proxy; Further Assurances.

(a)      Contemporaneously with the execution of this Agreement: (i) Stockholder shall deliver to Parent a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law (at all times during the Voting Period) with respect to the shares referred to therein (the “Proxy”); and (ii) Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act), but not of record, by Stockholder.

(b)      Stockholder shall, at Stockholder’s own expense, perform such further acts and execute such further proxies and other documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Agreement.

(c)      Stockholder shall not enter into any tender, voting or other such agreement, or grant a proxy or power of attorney, with respect to any of the Subject Securities that is inconsistent with this Agreement or otherwise take any other action with respect to any of the Subject Securities that would in any way restrict, limit or interfere with the performance of any of Stockholder’s obligations hereunder or any of the actions contemplated hereby.

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SECTION 4. WAIVER OF APPRAISAL RIGHTS

Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of, or with respect to, any shares of Company Common Stock Owned by Stockholder.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to Parent as follows:

5.1  Authorization, etc. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform Stockholder’s obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. If Stockholder is a corporation, then Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If Stockholder is a general or limited partnership, then Stockholder is a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If Stockholder is a limited liability company, then Stockholder is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. Stockholder and its Representatives have reviewed and understand the terms of this Agreement, and Stockholder has consulted and relied upon Stockholder’s counsel in connection with this Agreement.

5.2       No Conflicts or Consents.

(a)      The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any Legal Requirement or Order applicable to Stockholder or by which Stockholder or any of Stockholder’s properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Encumbrance on any of the Subject Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s affiliates or properties is or may be bound or affected.

(b)      The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not, require any Consent of any Person. The execution and delivery of any additional proxy pursuant to Section 3.3(a)(ii) with respect to any shares of Company Common Stock that are owned beneficially but not of record by Stockholder do not, and the performance of any such additional proxy will not, require any Consent of any Person.

5.3      Title to Securities. As of the date of this Agreement: (a) Stockholder holds of record (free and clear of any Encumbrances) the number of outstanding shares of Company Common Stock set forth under the heading “Shares Held of Record” on the signature page hereof; (b) Stockholder holds (free and clear of any Encumbrances) the options, restricted stock units, warrants and other rights to acquire

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shares of Company Common Stock set forth under the heading “Options, RSUs and Other Rights” on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading “Additional Securities Beneficially Owned” on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, restricted stock unit, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

5.4      Accuracy of Representations. The representations and warranties contained in this Agreement are accurate and complete in all respects as of the date of this Agreement.

SECTION 6. MISCELLANEOUS

6.1  Stockholder Information. Stockholder hereby agrees to permit Parent and Merger Sub to publish and disclose in the Proxy Statement Stockholder’s identity and ownership of shares of Company Common Stock and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement.

6.2  Fiduciary Duties. Stockholder is entering into this Agreement solely in Stockholder’s capacity as an Owner of Subject Securities, and Stockholder shall not be deemed to be making any agreement in this Agreement in Stockholder’s capacity as, or that would limit Stockholder’s ability to take, or refrain from taking, actions as a director or officer of the Company.

6.3  Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made by Stockholder in this Agreement, and Parent’s rights and remedies with respect thereto, shall survive the Expiration Date.

6.4  Further Assurances. From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

6.5  Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

6.6  Notices. Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if delivered by hand, when delivered; (b) if sent on a business day by email before 2:00 p.m. (California Time) on the day sent by email and receipt is confirmed, when transmitted; (c) if sent by email on a day other than a business day and receipt is confirmed, or if sent by email after 2:00 p.m. (California Time) on the day sent by email and receipt is confirmed, on the business day following the date on which receipt is confirmed; (d) if sent by registered, certified or first class mail, the third business day after being sent; and (e) if sent by overnight delivery via a national courier service, two business days after being delivered to such courier, in each case to the address or email set forth beneath the name of such party below (or to such other address or email as such party shall have specified in a written notice given to the other parties hereto):

if to Stockholder:

at the address set forth on the signature page hereof

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with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
1870 Embarcadero Road
Palo Alto, CA 94303
Attention: John L Savva
Facsimile: (650) 461-5700

and

if to Parent:

eBay Inc.
2145 Hamilton Avenue
San Jose, CA 95125
Attn: General Counsel’s Office
Facsimile: (408) 376-7517

with a copy (which shall not constitute notice) to:

Dewey & LeBoeuf LLP
1950 University Avenue, Suite 500
East Palo Alto, CA 94303
Attention: Keith Flaum and Jane Ross
Facsimile: (650) 845-7333

6.7  Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

6.8  Entire Agreement. This Agreement, the Proxy, the Merger Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

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6.9         Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Stockholder.

6.10  Assignment; Binding Effect; No Third Party Rights. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and Stockholder’s heirs, estate, executors and personal representatives and Stockholder’s successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2, Section 3 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred, except that this Agreement shall not be binding upon a transferee pursuant to a foreclosure or public or private sale following default on an obligation secured by a pledge permitted by Section 2.3(c). Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

6.11  Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, Parent shall be entitled, without any proof of actual damage (and in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.11, and Stockholder irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

6.12  Non-Exclusivity. The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable Legal Requirements.

6.13  Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties irrevocably and unconditionally consents and submits to the jurisdiction of the United States District Court for the District of Delaware); (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (c) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties agrees that it will not bring such action in any court other than the United States

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District Court for the District of Delaware). Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 6.6 shall be effective service of process for any such action. EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.13.

6.14  Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery shall be sufficient to bind the parties to the terms of this Agreement.

6.15  Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

6.16  Attorneys’ Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

6.17  Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

6.18  Independence of Obligations. The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other Contract between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder. Nothing in this Agreement shall limit any of the rights or remedies of Parent under the Merger Agreement, or any of the rights or remedies of Parent or any of the obligations of Stockholder under any agreement between Stockholder and Parent or any certificate or instrument executed by Stockholder in favor of Parent; and nothing in the Merger Agreement or in any

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other such agreement, certificate or instrument, shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under this Agreement.

6.19       Construction.

(a)   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)   The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)   As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)   Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement; and (ii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

EBAY INC.
By:

Name

Title
STOCKHOLDER

Signature

Printed Name
Address:

Facsimile:

Shares Held of Record	Options, RSUs and Other Rights	Additional Securities Beneficially Owned

Signature Page to Voting and Support Agreement

EXHIBIT A

FORM OF IRREVOCABLE PROXY

Proxy

IRREVOCABLE PROXY

The undersigned stockholder (the “Stockholder”) of GSI COMMERCE, INC., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes JOHN J. DONAHOE, ROBERT H. SWAN, MICHAEL R. J ACOBSON and EBAY INC., a Delaware corporation (“Parent”), and each of them, the attorneys and proxies of the Stockholder, with full power of substitution and resubstitution, to the full extent of the Stockholder’s rights with respect to (a) the outstanding shares of capital stock of the Company owned of record by the Stockholder as of the date of this proxy, which shares are specified on the final page of this proxy, and (b) any and all other shares of capital stock of the Company which the Stockholder may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses “(a)” and “(b)” of the immediately preceding sentence are collectively referred to as the “Shares.”) Upon the execution of this proxy, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked, and the Stockholder agrees that no subsequent proxies will be given with respect to any of the Shares.

This proxy is irrevocable, is coupled with an interest and is granted in connection with, and as security for, the Voting and Support Agreement, dated as of the date hereof, between Parent and the Stockholder (the “Support Agreement”), and is granted in consideration of Parent entering into the Agreement and Plan of Merger, dated as of the date hereof, among Parent, Gibraltar Acquisition Corp., a wholly-owned subsidiary of Parent, and the Company (the “Merger Agreement”). This proxy will terminate on the Expiration Date (as defined in the Support Agreement).

The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Expiration Date at any meeting of the stockholders of the Company, however called, and in connection with any written action by consent of stockholders of the Company:

(a)      in favor of (i) the merger contemplated by the Merger Agreement (the “Merger”), the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, (ii) each of the other actions contemplated by the Merger Agreement; and (iii) any action in furtherance of any of the foregoing; and

(b)      against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c)      against the following actions (other than the Contemplated Transactions (as defined in the Merger Agreement)): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving any Acquired Corporation (as defined in the Merger Agreement); (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of any Acquired Corporation; (iii) any reorganization, recapitalization, dissolution or liquidation of any Acquired Corporation; (iv) any change in a majority of the board of directors of the Company; (v) any amendment to the Company’s certificate of incorporation or bylaws; (vi) any material change in the capitalization of the Company or the Company’s corporate structure; and (vii) any other action which is intended, or would reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Contemplated Transactions.

The Stockholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

Proxy

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Stockholder agrees that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this proxy shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Dated: March ___, 2011

STOCKHOLDER

Signature

Printed Name

Number of shares of common stock of the Company owned of record as of the date of this proxy:

Proxy

APPENDIX E
VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (“Agreement”) is entered into as of March 27, 2011, by and between EBAY INC., a Delaware corporation (“Parent”), and _____________ (“Stockholder”).

RECITALS

A.  Stockholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of certain shares of common stock of GSI Commerce, Inc., a Delaware corporation (the “Company”).

B.  Parent, Gibraltar Acquisition Corp., a Delaware corporation (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the “Merger”).

C.  In the Merger, each outstanding share of common stock of the Company is to be converted into the right to receive the cash consideration provided in the Merger Agreement.

D.  Stockholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement and cause the Merger to be consummated.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

For purposes of this Agreement:

(a)       Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

(b)  “Expiration Date” shall mean the earlier of: (i) the date on which the Merger Agreement is validly terminated; or (ii) the date upon which the Merger becomes effective.

(c)  Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(d)  “Subject Securities” shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, restricted stock units, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, restricted stock units, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the Voting Period.

(e)  A Person shall be deemed to have a effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent; or (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security.

(f)  “Voting Period” shall mean the period commencing on (and including) the date of this Agreement and ending on (and including) the Expiration Date.

SECTION 2. TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1  Restriction on Transfer of Subject Securities. Subject to Section 2.3, during the Voting Period, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected. Without limiting the generality of the foregoing, during the Voting Period, Stockholder shall not tender, agree to tender or permit to be tendered any of the Subject Securities in response to or otherwise in connection with any tender or exchange offer.

2.2  Restriction on Transfer of Voting Rights. During the Voting Period, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

2.3  Permitted Transfers. Section 2.1 shall not prohibit a transfer of Subject Securities by Stockholder: (a) if Stockholder is an individual (i) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, (ii) upon the death of Stockholder, (iii) upon the exercise of any Company Option to sell Subject Securities in an amount that is sufficient to (x) pay the exercise price of such Company Option and (y) satisfy the payment of any income or other tax liability incurred by Stockholder in connection with such exercise, or (iv) upon the vesting of any Company Stock-Based Award, to sell Subject Securities in an amount that is sufficient to satisfy the payment of any income or other tax liability incurred by Stockholder in connection with such vesting or (b) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder; provided, however, that a transfer referred to in clause (a)(i), (a)(ii) or (b) in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

SECTION 3. VOTING OF SHARES

3.1  Voting Covenant. Stockholder hereby agrees that, during the Voting Period, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, at which the Merger Agreement and other related agreements (or any amended versions thereof) or such other related actions, are submitted for the consideration and vote of the stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall cause the Subject Securities to be voted:

(a)      in favor of (i) the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, (ii) each of the other actions contemplated by the Merger Agreement and (iii) any action in furtherance of any of the foregoing;

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(b)      against any action or agreement that would to Stockholder’s knowledge result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c)      against the following actions (other than the Merger and the Contemplated Transactions): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving any Acquired Corporation; (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of any Acquired Corporation; (iii) any reorganization, recapitalization, dissolution or liquidation of any Acquired Corporation; (iv) any change in a majority of the board of directors of the Company; (v) any amendment to the Company’s certificate of incorporation or bylaws; (vi) any material change in the capitalization of the Company or the Company’s corporate structure; and (vii) any other action which is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other Contemplated Transactions.

3.2  Other Voting Agreements. During the Voting Period, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause “(a),” clause “(b)” or clause “(c)” of Section 3.1.

3.3   Proxy; Further Assurances.

(a)      (i) Contemporaneously with the execution of this Agreement, Stockholder shall deliver to Parent a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law (at all times during the Voting Period) with respect to the shares referred to therein (the “Proxy”); and (ii) as promptly as practicable following the execution of this Agreement, if requested by Parent, Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act), but not of record, by Stockholder.

(b)      Stockholder shall, at Stockholder’s own expense, perform such further acts and execute such further proxies and other documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Agreement.

(c)      Stockholder shall not enter into any tender, voting or other such agreement, or grant a proxy or power of attorney, with respect to any of the Subject Securities that is inconsistent with this Agreement or otherwise take any other action with respect to any of the Subject Securities that would in any way restrict, limit or interfere with the performance of any of Stockholder’s obligations hereunder or any of the actions contemplated hereby.

SECTION 4. WAIVER OF APPRAISAL RIGHTS

Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of, or with respect to, any shares of Company Common Stock Owned by Stockholder.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to Parent as follows:

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5.1  Authorization, etc. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform Stockholder’s obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. If Stockholder is a corporation, then Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If Stockholder is a general or limited partnership, then Stockholder is a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If Stockholder is a limited liability company, then Stockholder is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. Stockholder and its Representatives have reviewed and understand the terms of this Agreement.

5.2       No Conflicts or Consents.

(a)      The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any Legal Requirement or Order applicable to Stockholder or by which Stockholder or any of Stockholder’s properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance on any of the Subject Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s affiliates or properties is or may be bound or affected.

(b)      The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not, require any Consent of any Person. The execution and delivery of any additional proxy pursuant to Section 3.3(a)(ii) with respect to any shares of Company Common Stock that are owned beneficially but not of record by Stockholder do not, and the performance of any such additional proxy will not, require any Consent of any Person.

5.3      Title to Securities. As of the date of this Agreement: (a) Stockholder holds of record (free and clear of any encumbrances) 1 the number of outstanding shares of Company Common Stock set forth under the heading “Shares Held of Record” on the signature page hereof; (b) Stockholder holds (free and clear of any encumbrances) the options, restricted stock units, warrants and other rights to acquire shares of Company Common Stock set forth under the heading “Options, RSUs and Other Rights” on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading “Additional Securities Beneficially Owned” on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, restricted stock unit, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

1 Stockholders to confirm whether any shares are subject to pledge/encumbrance.

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5.4      Accuracy of Representations. The representations and warranties contained in this Agreement are accurate and complete in all respects as of the date of this Agreement, and will be accurate in all respects at all times through and including the Expiration Date as if made as of any such time or date.

SECTION 6. MISCELLANEOUS

6.1  Stockholder Information. Stockholder hereby agrees to permit Parent and Merger Sub to publish and disclose in the Proxy Statement Stockholder’s identity and ownership of shares of Company Common Stock and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement.

6.2  Further Assurances. From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

6.3  Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

6.4  Notices. Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if delivered by hand, when delivered; (b) if sent on a business day by email before 5:00 p.m. (California Time) on the day sent by email and receipt is confirmed, when transmitted; (c) if sent by email on a day other than a business day and receipt is confirmed, or if sent by email after 5:00 p.m. (California Time) on the day sent by email and receipt is confirmed, on the business day following the date on which receipt is confirmed; (d) if sent by registered, certified or first class mail, the third business day after being sent; and (e) if sent by overnight delivery via a national courier service, two business days after being delivered to such courier, in each case to the address or email set forth beneath the name of such party below (or to such other address or email as such party shall have specified in a written notice given to the other parties hereto):

if to Stockholder:

at the address set forth on the signature page hereof; and

if to Parent:

eBay Inc.
2145 Hamilton Avenue
San Jose, CA 95125
Attn: General Counsel’s Office
Facsimile: (408) 376-7517

with a copy (which shall not constitute notice) to:

Dewey & LeBoeuf LLP
1950 University Avenue, Suite 500
East Palo Alto, CA 94303

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Attention: Keith Flaum and Jane Ross
Facsimile: (650) 845-7333

6.5  Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

6.6  Entire Agreement. This Agreement, the Proxy, the Merger Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

6.7  Amendments; Termination. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Stockholder. This Agreement shall terminate on the Expiration Date.

6.8  Assignment; Binding Effect; No Third Party Rights. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and Stockholder’s heirs, estate, executors and personal representatives and Stockholder’s successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2, Section 3 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

6.9  Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, Parent shall be entitled, without any proof of actual damage (and in addition to any other remedy that may be available to it, including monetary damages) to seek: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.9, and Stockholder irrevocably waives any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

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6.10  Non-Exclusivity. The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable Legal Requirements.

6.11  Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties irrevocably and unconditionally consents and submits to the jurisdiction of the United States District Court for the District of Delaware); (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (c) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties agrees that it will not bring such action in any court other than the United States District Court for the District of Delaware). Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 6.4 shall be effective service of process for any such action. EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.11.

6.12  Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery shall be sufficient to bind the parties to the terms of this Agreement.

6.13  Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

6.14  Attorneys’ Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

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6.15  Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

6.16  Action in Stockholder’s Capacity Only. Stockholder does not make any agreement or understanding herein as a director or officer of the Company. Stockholder signs this Agreement solely in his or her capacity as a beneficial owner of the Subject Securities and nothing herein shall limit or affect any actions taken in his or her capacity as an officer or director of the Company, including complying with or exercising such Stockholder’s fiduciary duties as a member of the Board of Directors of the Company.

6.17  No Ownership Interest. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to Stockholder, and Parent shall have no authority to exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise specifically provided herein, or in the performance of Stockholder’s duties or responsibilities as a stockholder of the Company.

6.18  Independence of Obligations. The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other Contract between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder. Nothing in this Agreement shall limit any of the rights or remedies of Parent under the Merger Agreement, or any of the rights or remedies of Parent or any of the obligations of Stockholder under any agreement between Stockholder and Parent or any certificate or instrument executed by Stockholder in favor of Parent; and nothing in the Merger Agreement or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under this Agreement.

6.19      Construction.

(a)      For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)      The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)      As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

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(d)      Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement; and (ii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

EBAY INC.
By:

Name

Title
STOCKHOLDER

Signature

Printed Name
Address:

Facsimile:

Shares Held of Record	Options, RSUs and Other Rights	Additional Securities Beneficially Owned

Signature Page to Voting and Support Agreement

EXHIBIT A

FORM OF IRREVOCABLE PROXY

Proxy

IRREVOCABLE PROXY

The undersigned stockholder (the “Stockholder ”) of GSI COMMERCE, INC., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes JOHN J. DONAHOE, ROBERT H. SWAN, MICHAEL R. J ACOBSON and EBAY INC., a Delaware corporation (“Parent”), and each of them, the attorneys and proxies of the Stockholder, with full power of substitution and resubstitution, to the full extent of the Stockholder’s rights with respect to (a) the outstanding shares of capital stock of the Company owned of record by the Stockholder as of the date of this proxy, which shares are specified on the final page of this proxy, and (b) any and all other shares of capital stock of the Company which the Stockholder may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses “(a)” and “(b)” of the immediately preceding sentence are collectively referred to as the “Shares.”) Upon the execution of this proxy, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked, and the Stockholder agrees that no subsequent proxies will be given with respect to any of the Shares.

This proxy is irrevocable, is coupled with an interest and is granted in connection with, and as security for, the Voting and Support Agreement, dated as of the date hereof, between Parent and the Stockholder (the “Support Agreement”), and is granted in consideration of Parent entering into the Agreement and Plan of Merger, dated as of the date hereof, among Parent, Gibraltar Acquisition Corp., a wholly-owned subsidiary of Parent, and the Company (the “ Merger Agreement”). This proxy will terminate automatically on the Expiration Date (as defined in the Support Agreement).

The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares from the date hereof until the Expiration Date at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, at which the Merger Agreement and other related agreements (or any amended versions thereof) or such other related actions, are submitted for the consideration and vote of the stockholders of the Company:

(a)      in favor of (i) the merger contemplated by the Merger Agreement (the “Merger”), the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, (ii) each of the other actions contemplated by the Merger Agreement; and (iii) any action in furtherance of any of the foregoing;

(b)  against any action or agreement that would to Stockholder’s knowledge result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c)  against the following actions (other than the Merger and the Contemplated Transactions (as defined in the Merger Agreement)): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving any Acquired Corporation (as defined in the Merger Agreement); (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of any Acquired Corporation; (iii) any reorganization, recapitalization, dissolution or liquidation of any Acquired Corporation; (iv) any change in a majority of the board of directors of the Company; (v) any amendment to the Company’s certificate of incorporation or bylaws; (vi) any material change in the capitalization of the Company or the Company’s corporate structure; and (vii) any other action which is intended, or would reasonably be expected, to impede, interfere with, delay,

Proxy

postpone, discourage or adversely affect the   Merger or any of the other Contemplated Transactions.

The Stockholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Stockholder agrees that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this proxy shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Dated: March ___, 2011

STOCKHOLDER

Signature

Printed Name

Number of shares of common stock of the Company owned of record as of the date of this proxy:

Proxy

SPECIAL MEETING OF STOCKHOLDERS OF

[ ], 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
COMPANY NUMBER
ACCOUNT NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.    ----------------

■
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
			FOR	AGAINST	ABSTAIN
	1.	Proposal to adopt the Agreement and Plan of Merger, dated as of March 27, 2011, among GSI Commerce, Inc., eBay Inc., and Gibraltar Acquisition Corp.	☐	☐	☐

	2.	Proposal to adjourn the special meeting, if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the Agreement and Plan of Merger.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

■
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■

SPECIAL MEETING OF STOCKHOLDERS OF

[ ], 2011

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.    ----------------

■
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
			FOR	AGAINST	ABSTAIN
	1.	Proposal to adopt the Agreement and Plan of Merger, dated as of March 27, 2011, among GSI Commerce, Inc., eBay Inc., and Gibraltar Acquisition Corp.	☐	☐	☐

	2.	Proposal to adjourn the special meeting, if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the Agreement and Plan of Merger.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

■
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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■	☐ ■

Special Meeting of Stockholders

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael R. Conn and Ronald D. Fisher, or either of them, to act as attorneys and proxies for the undersigned, each with full powers of substitution, to appear at the Special Meeting of Stockholders of GSI Commerce, Inc. (GSI or the "Company") to be held on the [      ], 2011 at the [           ], located at [                      ] and at any postponement or adjournment thereof (the "Special Meeting"), and to vote all of the shares of the Company that the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as follows:

(Continued and to be signed on the reverse side)

■	14475 ■